UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                               Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LMI AEROSPACE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: common stock, par value $0.02 per share

(2)

Aggregate number of securities to which transaction applies:

As of March 14, 2017, (A) 13,290,658 shares of common stock issued and outstanding, (B) 413,738 shares of common stock underlying outstanding awards of restricted shares, and (C) 28,337 shares of common stock underlying outstanding awards of restricted stock units.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of: (A) 13,290,658 shares of common stock multiplied by $14.00 per share; (B) 413,738 shares of common stock underlying outstanding awards of restricted shares multiplied by $14.00 per share and (C) 28,337 shares of common stock underlying restricted stock units multiplied by $14.00 per share. In accordance with Exchange Act Rule 0-11, as amended, the filing fee was determined by multiplying the sum calculated in the preceding sentence by 0.0001159.

(4)	Proposed maximum aggregate value of transaction: $192,258,262

(5)	Total fee paid: $22,283

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Preliminary Proxy Statement — Subject to Completion, Dated March 15, 2017

LMI AEROSPACE, INC.

[●], 2017

To the Shareholders of LMI Aerospace, Inc.:

You are cordially invited to attend a special meeting of shareholders, which we refer to as the “Special Meeting,” of LMI Aerospace, Inc., a Missouri corporation, which we refer to as “LMI,” the “Company,” “we,” “us,” or “our,” to be held on [●], 2017, at [●], Central time, at our principal executive offices at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” dated as of February 16, 2017, by and among LMI, Sonaca S.A., a limited liability company validly existing under the laws of Belgium, which we refer to as “Sonaca” or “Parent,” Sonaca USA Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent, which we refer to as “Intermediate Co,” and Luminance Merger Sub, Inc., a Missouri corporation and indirect wholly-owned subsidiary of Parent, which we refer to as “Sub,” and approve the Merger (as defined below) and the other transactions contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Sub will merge with and into LMI, which we refer to as the “Merger,” and LMI will be the surviving corporation in the Merger and will become an indirect wholly-owned subsidiary of Parent. At the Special Meeting, you will also be asked to consider and vote on a non-binding, advisory proposal to approve certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $14.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock of LMI that you own (unless you have properly exercised and perfected your appraisal rights), which represents a premium of approximately (i) 52% over LMI’s closing share price on February 16, 2017, the last trading day prior to the date the Merger Agreement was publicly announced, (ii) 63% over LMI’s three-month volume weighted average price up to and including February 16, 2017, and (iii) 78% over LMI’s sixth-month volume weighted average price up to and including February 16, 2017.

The Board of Directors of LMI, which we refer to as the “Board of Directors,” other than Daniel G. Korte, a member of our Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction discussed in more detail in the enclosed proxy statement, after considering the factors more fully described in the enclosed proxy statement, has unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of LMI and its shareholders; (2) approved and declared advisable the Merger Agreement and the consummation by LMI of the Merger and the other transactions contemplated thereby; (3) directed that the Merger Agreement be submitted to the shareholders of LMI for adoption; and (4) resolved to recommend that LMI shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board of Directors, with Mr. Korte abstaining, recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted.

If you hold your shares in “street name,” you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions.

Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby is approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of LMI as of [●], the record date for the Special Meeting. Please note that any abstention or other failure to vote your shares of common stock will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated thereby.

If you have any questions or need assistance voting your shares, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

/s/ Gerald E. Daniels	/s/ Daniel G. Korte

Gerald E. Daniels	Daniel G. Korte
Chairman of the Board	President and Chief Executive Officer

The accompanying proxy statement is dated [●], 2017 and, together with the enclosed form of proxy card, is first being mailed to shareholders of LMI on or about [●], 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

LMI AEROSPACE, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [●], 2017

Notice is hereby given that a special meeting of shareholders, which we refer to as the “Special Meeting,” of LMI Aerospace, Inc., a Missouri corporation, which we refer to as “LMI,” the “Company,” “we,” “us,” or “our,” will be held on [●], 2017, at [●], Central time, at our principal executive offices at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301.

1.       Adoption of the Merger Agreement and approval of the Merger. To consider and vote on the proposal to adopt the Agreement and Plan of Merger, which we refer to as the “Merger Agreement,” dated as of February 16, 2017, by and among LMI, Sonaca S.A., a limited liability company validly existing under the laws of Belgium, which we refer to as “Sonaca” or “Parent,” Sonaca USA Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent, which we refer to as “Intermediate Co,” and Luminance Merger Sub, Inc., a Missouri corporation and indirect wholly-owned subsidiary of Parent, which we refer to as “Sub,” and approve the Merger (as defined below) and the other transactions contemplated by the Merger Agreement. Pursuant to the terms of the Merger Agreement, Sub will merge with and into LMI, which we refer to as the “Merger,” and LMI will be the surviving corporation in the Merger and become an indirect wholly-owned subsidiary of Parent;

2.       Adjournment or Postponement of the Special Meeting. To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting;

3.       Advisory Vote Regarding Merger-Related Compensation. To consider and approve, on a nonbinding, advisory basis, the compensation that will or may become payable to LMI’s named executive officers that is based on or otherwise relates to adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; and

4.       Any Other Business. To transact any other business that may properly come before the Special Meeting or any adjournment, postponement or other delay of the Special Meeting.

Only shareholders of record as of the close of business on [●], 2017 are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.

The Board of Directors of LMI, other than Daniel G. Korte, a member of the Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction discussed in more detail in the enclosed proxy statement, unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

Whether or not you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the internet or by telephone.

If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker, bank, trustee or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions.

By the Order of the Board of Directors,

/s/ Gerald E. Daniels	/s/ Daniel G. Korte

Gerald E. Daniels	Daniel G. Korte
Chairman of the Board	President and Chief Executive Officer

Dated: [●], 2017

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ARE A SHAREHOLDER OF RECORD, YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

If you hold your shares in “street name,” you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions.

If you are a shareholder of record, voting in person by ballot at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank, trustee or other nominee, you must obtain a “legal proxy” in order to vote in person at the Special Meeting.

If you (1) fail to return your proxy card; (2) fail to grant your proxy electronically over the internet or by telephone; or (3) fail to attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, but will have no effect on the other two proposals.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

i

TABLE OF CONTENTS
(continued)

ii

TABLE OF CONTENTS
(continued)

iii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Luminance Merger Sub, Inc., an indirect wholly-owned subsidiary of Sonaca S.A., and a direct wholly-owned subsidiary of Sonaca USA Inc. with and into LMI Aerospace, Inc., with LMI Aerospace, Inc. surviving as the indirect wholly-owned subsidiary of Sonaca S.A., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section of this proxy statement captioned “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “LMI,” the “Company,” “we,” “our,” “us” and similar words refer to LMI Aerospace, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Sonaca S.A. as “Parent” or “Sonaca,” Sonaca USA Inc. as “Intermediate Co,” and Luminance Merger Sub, Inc. as “Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of February 16, 2017, by and among LMI, Parent, Intermediate Co and Sub, as it may be amended from time to time, as the “Merger Agreement.”

Parties Involved in the Merger (Page 34)

LMI Aerospace, Inc.

LMI is a leading supplier of structural assemblies, kits and components, and design engineering services to the aerospace and defense markets. LMI provides a broad array of manufacturing capabilities, as well as engineering and value-added services to the large commercial, corporate and regional, and military aircraft markets. LMI also provides prototyping, testing and design capabilities to customers in support of new product development and in-service aircraft. LMI is a preferred supplier to aircraft original equipment manufacturers and Tier 1 aerospace suppliers. In addition to aerospace products, LMI produces components and assemblies for laser equipment used by semiconductor equipment manufacturers, electronic and electrical wire harnesses, cable assemblies, and mechanical sub-assemblies for the air and rail traffic control, medical equipment, telecommunications, and heavy equipment industries.

Founded in 1948 as a manufacturer of components for the large commercial aircraft market of the aerospace industry, LMI became a publicly-held company in 1998. Historically, its business was primarily dependent on the large commercial aircraft market, specifically with one principal customer. In order to diversify its product and customer base, LMI implemented an acquisition and marketing strategy in the late 1990’s that has broadened the number of industries to which LMI sells its products and services and, within the aerospace industry, diversified its customer base to reduce its dependence on any one principal customer.

1

LMI’s common stock is listed on The NASDAQ Global Market, which we refer to as “NASDAQ,” under the symbol “LMIA.”

LMI’s principal executive office is located at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, and its telephone number is (636) 946-6525.

Sonaca S.A.

Sonaca is a limited liability company validly existing under the laws of Belgium. Sonaca develops, manufactures and assembles advanced structures for civil, military and space markets. In particular, Sonaca is known for its wing movables expertise where it is regarded as one of the world leaders. Sonaca also supplies engineering services, large sheet metal elements, wing panels, composite structures, and machined components. Sonaca is headquartered in Gosselies, Belgium and has production facilities in China, Romania, Canada and Brazil. Sonaca employs over 2,500 people, including 350 engineers. For more information, visit www.sonaca.com.

Sonaca’s principal executive office is located at Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

Sonaca USA Inc.

Intermediate Co is a Delaware corporation and a direct, wholly-owned subsidiary of Sonaca. Intermediate Co was formed in September 2015 by Sonaca as a future platform for Sonaca’s United States operations and for the purpose of potentially serving as an acquisition vehicle, but it does not have, and has never had, any operations.

Intermediate Co’s principal executive office is located at c/o Sonaca S.A. Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

Luminance Merger Sub, Inc.

Sub is a Missouri corporation, an indirect wholly-owned subsidiary of Sonaca and direct wholly-owned subsidiary of Intermediate Co. Sub formed on February 14, 2017 solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Sub has not engaged in any business activities except activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Sub’s principal executive office is located at c/o Sonaca S.A. Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

The Merger and the Merger Consideration (Page 44)

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Sub will merge with and into LMI, and LMI will continue as the surviving corporation and as a wholly-owned indirect subsidiary of the Parent, which we refer to as the “surviving corporation.” Upon completion of the Merger, LMI will cease to be a publicly traded company and each outstanding share of LMI common stock, par value $0.02 per share, that is issued and outstanding immediately prior to the effective time of the Merger (other than (i) any shares held by LMI or its wholly-owned subsidiaries as treasury shares or owned, directly or indirectly, by Parent, Intermediate Co or Sub, which we refer to as “excluded shares,” and (ii) any shares owned by shareholders who are entitled to and who have properly exercised and perfected appraisal rights under The General and Business Corporation Law of Missouri, which we refer to as the “MGBCL”), will be canceled, extinguished and automatically converted into the right to receive $14.00 per share, in cash, without interest and less any applicable withholding taxes, which we refer to as the “Merger Consideration.”

2

Following the completion of the Merger, you will no longer own any shares of the capital stock of the surviving corporation. You will, however, have the right to receive the Merger Consideration, but you will no longer have any other rights as a shareholder of LMI (except that shareholders who have properly exercised and perfected their appraisal rights will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the MGBCL, as described below in the section of this proxy statement captioned “The Merger—Appraisal Rights”).

After the Merger is completed and if your shares of our common stock are held in book-entry form, the paying agent will issue and deliver to you a check or wire transfer for your shares. If you are a shareholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your stock certificate(s) representing your shares of our common stock to the paying agent following consummation of the Merger. The paying agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See the section in this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures” for additional information.

If your shares are held in “street name” by your broker, bank, trustee or other nominee, you will receive instructions from your broker, bank, trust or other nominee as to how to effect the surrender of your shares held in “street name.”

Treatment of Restricted Shares and Restricted Stock Units (Page 85)

As a result of the Merger, the treatment of LMI’s equity awards that are outstanding immediately prior to the time at which the Merger will become effective will be as follows:

Restricted Shares

Each share of restricted common stock of LMI granted under LMI’s equity incentive plans or otherwise (each such share, a “Restricted Share”) that is outstanding immediately prior to the effective time of the Merger will be fully vested and, at the effective time of the Merger, canceled and extinguished and converted into the Merger Consideration.

Restricted Stock Units

Each restricted stock unit awarded pursuant to LMI’s equity incentive plans (each, an “RSU”) that is outstanding immediately prior to the effective time of the Merger will be fully vested and settled in one share of common stock of LMI and, at the effective time of the Merger, canceled and extinguished and converted into the Merger Consideration.

3

Conditions to Completion of the Merger (Page 121)

The obligations of the Company, Parent, Intermediate Co and Sub to consummate the Merger are subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions at or prior to the effective time of the Merger:

●	the Merger Agreement must have been adopted by the holders of at least two-thirds of the outstanding Company common stock entitled to vote upon the Merger Agreement (the “Shareholder Approval”);

●	the waiting period (and any extensions thereof) applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) must have been terminated or must have expired;

●	the Committee on Foreign Investment in the United States (“CFIUS”) must have provided confirmation that the U.S. President will not exercise his authority to interfere with the Merger pursuant to Section 721 of the Defense Production Act;

●	60 days must have passed since LMI notified the Directorate of Defense Trade Controls (the “DDTC”) of the expected consummation of the Merger and the DDTC must not have taken or threatened to take enforcement action against any of the Parent, Intermediate Co or Sub in connection with the consummation of the Merger, or else must have notified the Company or the Parent, Intermediate Co or Sub that it does not intend to take enforcement action against any of Parent, Intermediate Co or Sub in connection with the consummation of the Merger; and

●	there must have been no temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction that is in effect enjoining or otherwise preventing or prohibiting the consummation of the Merger.

The obligations of Parent, Intermediate Co and Sub to consummate the Merger are further subject to the satisfaction or waiver (if permissible under applicable law) of the following conditions on or prior to the effective time of the Merger:

●	the representations and warranties of the Company set forth in the Merger Agreement with regard to (i) the number of shares of the Company’s outstanding capital stock and (ii) the number of the Company’s outstanding Restricted Shares and RSU equity awards were true and correct in all respects as of the date of the Merger Agreement (except to the extent that such representation and warranty expressly relates to a specific date, in which case such representation and warranty shall be true and correct as of such date), other than de minimis exceptions;

4

●	the representations and warranties of the Company set forth in the Merger Agreement with respect to (i) the absence of certain rights to purchase or acquire equity securities of the Company or any of its subsidiaries, (ii) the absence of any convertible securities or other obligations allowing holders the right to receive equity securities of the Company or the right to vote with shareholders of the Company, (iii) the absence of certain indebtedness, (iv) the Company’s corporate power and authority to enter into and perform the Merger Agreement, (v) the payment of fees to brokers, investment bankers, financial advisors or other persons in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, (vi) the receipt of a fairness opinion from Lazard Frères & Co. LLC, which we refer to as “Lazard,” and (vii) the absence of applicable anti-takeover laws, were true and correct in all material respects as of the date of the Merger Agreement and will be true and correct in all material respects as of the effective time of the Merger as though made at the effective time (except to the extent that such representation and warranty expressly relates to a specific date, in which case such representation and warranty shall be true and correct as of such date);

●	the representations and warranties of the Company set forth in the Merger Agreement with respect to the absence of a Company material adverse effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Material Adverse Effect Definition”) were true and correct in all respects as of the date of the Merger Agreement and will be true and correct in all respects as of the effective time of the Merger as though made at the effective time;

●	the other representations and warranties of the Company set forth in the Merger Agreement were true and correct as of the date of the Merger Agreement and will be true and correct as of the effective time of the Merger as though made at the effective time (disregarding all materiality qualifiers contained in such representations and warranties, and except to the extent that such representation and warranty expressly relates to a specific date, in which case such representation and warranty shall be so true and correct as of such date only), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not have a Company material adverse effect;

●	the Company will have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing date of the Merger;

●	since the date of the Merger Agreement, there must not have occurred any change, event, effect, state of facts, development or occurrence that individually or in the aggregate, has had a Company material adverse effect; and

●	the Parent will have received a certificate executed by the chief executive officer or chief financial officer of the Company confirming that the above conditions of the Parent’s, Intermediate Co’s and Sub’s obligations to complete the Merger have been satisfied.

5

The Company’s obligation to complete the Merger is further subject to the satisfaction or waiver (if permissible under applicable law) of the following conditions on or prior to the effective time of the Merger:

●	the representations and warranties of Parent, Intermediate Co and Sub set forth in the Merger Agreement with respect to (i) the Parent’s, Intermediate Co’s and Sub’s corporate power and authority to enter into and perform the Merger Agreement, (ii) the payment of fees to brokers, investment bankers, financial advisors or other persons in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, and (iii) the ownership of Company common stock by the Parent, Intermediate Co, and Sub were true and correct in all material respects as of date of the Merger Agreement and will be true and correct in all material respects as of the effective time of the Merger as though made at the effective time (disregarding all materiality qualifiers contained in such representations and warranties, and except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be so true and correct in all material respects as of such date);

●	the other representations and warranties of Parent, Intermediate Co and Sub set forth in the Merger Agreement will be true and correct as of the effective time of the Merger as though made at the effective time (disregarding all materiality qualifiers contained in such representations and warranties, and except to the extent that such representation and warranty expressly relate to a specific date, in which case such representation and warranty shall be so true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent material adverse effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Material Adverse Effect Definition”);

●	each of Parent, Intermediate Co and Sub will have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing date of the Merger; and

●	the Company will have received a certificate executed by an executive officer of Parent confirming that the above conditions to the Company’s obligation to complete the Merger have been satisfied.

Financing of the Merger (Page 83)

Although obtaining the proceeds of any financing, including financing under the commitment letters described in this section, is not a condition to the completion of the Merger, the failure of Parent or Sub to obtain any portion of certain committed financing described below (or alternative financing) is likely to result in the failure of the Merger to be completed.

Parent has obtained equity financing commitments from SFPI-FPIM in an amount up to €15 million, and from Wespavia SA in an amount up to €85 million. Parent has also obtained debt financing commitments from ING Bank N.V., BNP Paribas Fortis SA/NV and ING Belgium SA/NV in connection with the transactions contemplated by the Merger Agreement consisting of (i) a euro denominated term loan facility in the aggregate principal amount of €50 million, (ii) a U.S. dollar denominated term loan facility in an aggregate principal amount of $270 million, and (iii) a euro (and certain other currencies) denominated revolving credit facility in the aggregate amount of up to €60 million.

6

We believe that the amounts committed under the commitment letters will be sufficient to complete the Merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the financing or if the conditions to such commitments are not met, which conditions include the failure to receive the proceeds of the equity financing, as described further in the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Governmental and Regulatory Approvals (Page 97)

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (“Antitrust Division”) and the Federal Trade Commission (“FTC”) and all statutory waiting period requirements have expired or been terminated. On March 10, 2017, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC.

The Merger is also conditioned on the issuance by CFIUS of a written notification to the parties to the Merger Agreement that it has concluded a review of the notification voluntarily provided pursuant to the Defense Production Act of 1950, as amended (the “DPA”), and determined not to conduct a full investigation of the transactions contemplated by the Merger Agreement or, if a full investigation is deemed to be required, notification that the U.S. government will not take action to prevent the transactions contemplated by the Merger Agreement from being consummated.

The Merger also cannot be completed unless and until (i) 60 days have passed since LMI notified the DDTC of the Merger and the DDTC has not taken or threatened to take enforcement action against Parent in connection with the consummation of the Merger or (ii) the DDTC has notified LMI or Parent that it does not intend to take enforcement action against Parent in connection with the consummation of the Merger.

Recommendation of LMI’s Board of Directors and Reasons for the Merger (Page 63)

After considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” LMI’s Board of Directors, which we refer to as the “Board of Directors,” other than Daniel G. Korte, a member of the Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction as described in the section of the proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger,” unanimously (1) determined that the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby are fair to and in the best interests of LMI and its shareholders; (2) approved and declared advisable the Merger Agreement and consummation by LMI of the Merger and the other transactions contemplated thereby; (3) directed that the Merger Agreement be submitted to the shareholders of LMI for adoption and (4) resolved to recommend that LMI shareholders vote in favor of the adoption of the Merger Agreement and approve the Merger and the other transactions contemplated thereby. The Board of Directors, with Mr. Korte abstaining, unanimously recommends that you vote (1) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

7

Opinion of Lazard, Frères & Co. LLC (Page 68)

In connection with the Merger, on February 16, 2017, the Company’s financial advisor, Lazard, rendered its oral opinion to our Board of Directors, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the per share merger consideration to be paid to holders of Company common stock (other than (i) excluded shares and (ii) shares of Company common stock held by holders who are entitled to and properly demand an appraisal of their shares (such holders, “excluded holders”)), in the Merger was fair, from a financial point of view, to such holders of Company common stock (other than excluded holders).

The full text of Lazard’s written opinion, dated February 16, 2017, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. We encourage you to read Lazard’s opinion, and the section “The Merger—Opinion of Lazard Frères & Co. LLC” carefully and in their entirety. Lazard’s opinion was directed to our Board of Directors for the information and assistance of our Board of Directors in connection with its evaluation of the Merger and only addressed the fairness, from a financial point of view, to the holders of Company common stock (other than excluded holders) of the per share merger consideration to be paid to such holders in the Merger as of the date of Lazard’s opinion. Lazard’s opinion did not address any other aspect of the Merger and was not intended to and does not constitute a recommendation to any holder of Company common stock as to how such holder should vote or act with respect to the Merger or any matter relating thereto. Lazard expressed no view or opinion as to any terms or other aspects (other than the per share Merger Consideration to the extent expressly specified in the opinion) of the Merger, including, without limitation, the form or structure of the Merger or any agreements or arrangements entered into in connection with, or contemplated by, the Merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the per share Merger Consideration or otherwise.

8

Interests of LMI’s Directors and Executive Officers in the Merger (Page 85)

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the Merger and the other transactions contemplated thereby be adopted and approved by shareholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

●	the entitlement of each executive officer and director of the Company to the treatment of Restricted Shares and RSUs described above under “—Treatment of Restricted Shares and Restricted Stock Units.”

●	the entitlement of each executive officer pursuant to his or her current or new employment agreement to receive payments and benefits in connection with an involuntary termination of service within a period of time immediately following the effective time of the Merger, which may include:

○	continued base salary for 2.5 years and a pro-rated annual bonus for the year of termination; and

○	continued health benefits at a reduced premium.

●	continued indemnification and directors’ and officers’ liability insurance.

If the proposal to adopt the Merger Agreement and to approve the Merger and the other transactions contemplated thereby is approved, the shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all other shareholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger.”

Appraisal Rights (Page 91)

Under Section 351.455 of MGBCL, holders of record of our common stock as of the close of business on [●], which we refer to as the “Record Date,” as registered in the records of the Company, who object to the Merger Agreement will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of common stock in lieu of receiving the Merger Consideration if the Merger is completed, but only if they comply with all applicable requirements of the MGBCL. This value could be more than, the same as, or less than the Merger Consideration. Any holder of common stock as registered in the records of the Company, as of the Record Date, intending to exercise appraisal rights, among other things, must (i) file with the Company a written objection to the Merger prior to or at the Special Meeting, (ii) not vote in favor of the proposal to approve the Merger Agreement, (iii) make a written demand on the Company within 20 days after the effective time of the Merger for payment of the fair value of his, her or its shares as of the day before the date on which the vote was taken approving the Merger Agreement and (iv) otherwise strictly comply with all of the procedures required by Missouri law. Section 351.455 of the MGBCL is included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions may result in the waiver of, or inability to exercise, the right of appraisal. Shareholders who vote “FOR” the proposal to approve the Merger Agreement will waive their appraisal rights, unless they revoke their proxies, if revocable, prior to the Special Meeting (as defined in the section of this proxy statement below captioned “—The Special Meeting of LMI Shareholders – Date, Time, and Place”) and otherwise comply with Section 351.455 of the MGBCL.

9

If you currently hold your shares of common stock in “street name” and wish to avoid loss of rights resulting from the registered owner’s failure to follow the mandated procedural steps under Section 351.455, prior to the Record Date you may wish to instruct the registered owner of your shares (i.e. your broker, bank, trustee or other nominee) to transfer your security position in such shares to a direct registration system book entry registered directly in your name on the Company’s books with its transfer agent. Please contact your broker, bank, trustee or other nominee for further information.

Go-Shop; Acquisition Proposals; Change in Recommendation (Page 110)

Go-Shop; Acquisition Proposals

From February 16, 2017 and continuing until 11:59 p.m. (New York time) on March 18, 2017 (which we refer to as the “go-shop period end date”), the Company and its subsidiaries and their respective representatives are permitted to:

●	solicit (whether publicly or otherwise) any inquiry or the making of any proposal or offer that constitutes an acquisition proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—Go-Shop; Acquisition Proposals; Change of Recommendation—Go-Shop; Acquisition Proposals”), including by providing information (including non-public information and data) regarding the Company and its subsidiaries, pursuant to a confidentiality agreement, and

●	participate in any discussions or negotiations with respect to any acquisition proposals and cooperate with or assist with any such discussions or negotiations or any effort or attempt to make any acquisition proposals, including by providing information (including non-public information and data) regarding the Company and its subsidiaries pursuant to a confidentiality agreement.

The Company is required to notify Parent in writing of the identity of any qualified purchaser (as such term is defined in the section of the proxy statement captioned “The Merger Agreement—Go-Shop; Acquisition Proposals; Change of Recommendation—Go-Shop; Acquisition Proposals”) no later than March 23, 2017 (four business days after the go-shop period end date).

10

Except as may relate to any qualified purchaser, after the go-shop period, and subject to certain exceptions described below, the Company and its subsidiaries are prohibited from, directly or indirectly:

●	initiating, soliciting, knowingly encouraging or facilitating (including by way of providing information) the submission or making of any requests, inquiries, proposals or offers that constitute or could reasonably be expected to lead to, any acquisition proposal or engaging in, entering into, continuing or otherwise participating in, any discussions or negotiations with respect thereto, or otherwise cooperating with or assisting or participating in, or facilitating any such requests, proposals, offers, discussions or negotiations, or furnishing to any person or entity any nonpublic information in furtherance of or afford access to the books and records or the directors, officers, employees or other representatives of the Company or any of its subsidiaries to any person with respect to, any proposal or offer that constitutes or could reasonably be expected to result in any acquisition proposal;

●	except as expressly permitted by the Merger Agreement’s customary fiduciary out exceptions, approving, endorsing or recommending, or publicly proposing to approve, endorse or recommend, an acquisition proposal, or entering into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, purchase agreement, option agreement, or other agreement providing for or relating to an acquisition proposal (other than a confidentiality agreement as set forth below) or entering into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder or propose or agree to do any of the foregoing;

●	taking any action to make the provisions of any takeover law inapplicable to any transaction contemplated by an acquisition proposal;

●	terminating, amending, releasing, modifying or failing to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of an acquisition proposal; or

●	publicly proposing to do any of the foregoing.

Except as may relate to any qualified purchaser, after the go-shop period end date, the Company and its subsidiaries are obligated to cease and terminate any solicitation, negotiation or cooperation with any inquiries, proposals, discussions or negotiations with any persons or entities conducted prior to the date of the Merger Agreement with respect to any acquisition proposal.

11

Notwithstanding the restrictions above, if after the go-shop period end date and prior to the date and time on which Shareholder Approval is obtained, (i) the Company receives an unsolicited written acquisition proposal from a third party that our Board of Directors determines in good faith to be bona fide, (ii) such acquisition proposal did not result in any material respect from a breach of the covenant not to solicit such proposals under the Merger Agreement, (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such acquisition proposal constitutes or would be reasonably expected to result in a superior proposal and that the failure to take the action described immediately below with respect to the third party making such an acquisition proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the Company may:

●	enter into a confidentiality agreement (on terms no more favorable to the other party than those in the confidentiality agreement previously entered into between Parent and the Company) with the person or entity making such acquisition proposal and furnish information with respect to the Company and our subsidiaries to that person or entity; and

●	participate in discussions or negotiations with the person or entity making such acquisition proposal.

Except as may relate to a qualified purchaser, following the go-shop period end date, the Company is required to promptly notify Parent if it takes any action described in the previous paragraph and provide a copy of any related acquisition proposal, must keep Parent reasonably informed on a prompt basis of any material developments, discussions or negotiations regarding any acquisition proposals and, upon the reasonable request of Parent, must apprise Parent of the status of those discussions or negotiations.

Change of Recommendation

Until the earlier of the effective time of the Merger or the termination of the Merger Agreement, neither the Board of Directors nor any committee thereof is permitted to effect a Change of Recommendation (as such term is defined in the section of this proxy statement captioned “The Merger Agreement—Go-Shop; Acquisition Proposals; Change of Recommendation—Change of Recommendation”).

Notwithstanding these restrictions, at any time prior to the time the Shareholder Approval has been obtained, if the Board of Directors determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, the Board of Directors may:

●	change its recommendation as a result of an event, development or change in circumstances that first occurred or became known after the date of the Merger Agreement, other than with respect to a superior proposal; or

●	change its recommendation or terminate the Merger Agreement to enter into a definitive alternative acquisition agreement, with respect to a superior proposal.

12

The Board of Directors may not change its recommendation or terminate the Merger Agreement in the two circumstances described in the paragraph above unless the superior proposal did not result in any material respect from a breach by the Company of its obligations not to solicit proposals (in the case of a superior proposal) and:

●	the Company has provided four business days’ prior written notice to the Parent, Intermediate Co and Sub of its intention to make a Change of Recommendation or, in connection with a superior proposal, terminate the Merger Agreement; and

●	prior to changing its recommendation or terminating the Merger Agreement to enter into an agreement with respect to a superior proposal, (i) the Company has negotiated with the Parent in good faith to make adjustments to the terms and conditions of the Merger Agreement, and (ii) the Board of Directors has determined in good faith that the superior proposal still constitutes a superior proposal or it would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to the holders of Company common stock under applicable law to not effect a Change of Recommendation.

In the event of any material revision to the terms of any superior proposal or acquisition proposal that the Board of Directors determines no longer constitutes a superior proposal, including any change in the price terms, the Company must deliver a new written notice to the Parent, Intermediate Co and Sub within two business days.

Termination of the Merger Agreement (Page 124)

The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after receipt of the Shareholder Approval:

●	by mutual written consent of the Company and Parent;

●	by either the Company or Parent:

○	if the Merger has not been consummated on or before August 16, 2017 (which we refer to as the “Outside Date”), provided that either the Company or the Parent may extend the Outside Date until September 29, 2017 if the reason the Merger has not been consummated by the Outside Date is due to the fact that certain regulatory approvals or the Shareholder Approval have not yet been obtained; however, such right of termination is not available to any party if the failure of such party to perform any of its obligations under the Merger Agreement has been a primary cause of the failure of the Merger to be consummated on or before such date;

○	if any temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction enjoining or otherwise preventing or prohibiting the consummation of the Merger is in effect and is final and nonappealable, provided, however, that such right of termination is not available to any party unless such party has complied with its obligations under the Merger Agreement to prevent, oppose or remove such restraint;

13

○	if the Shareholder Approval has not been obtained at the shareholders’ meeting duly convened or at any adjournment or postponement thereof; or

○	if there is any breach or inaccuracy in any of the other party’s representations or warranties set forth in the Merger Agreement or the other party has failed to perform any of its covenants under the Merger Agreement, which inaccuracy, breach or failure to perform (i) would give rise to, if occurring or continuing at the effective time of the Merger, the failure of any of the terminating party’s conditions to closing and (ii) has not been or is not capable of being cured by such other party prior to the earlier of (a) August 16, 2017 and (b) the 30th calendar day after such other party’s receipt of written notice thereof from the terminating party; provided that neither party has such right of termination if it is then in breach of any of its representations, warranties, covenants, or other agreements under the Merger Agreement which breach or failure to perform would give rise to the failure of any of the conditions to closing applicable to the other party (we refer to such termination by the Parent as a “Company Breach Termination”);

●	by Parent, if the Shareholder Approval has not been obtained and (each of which we refer to as a “Change in Recommendation Termination”):

○	if the Board of Directors or any committee thereof effects a Change of Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement—Change of Recommendation”);

○	if the Company failed to include in this proxy statement, when mailed, the Board of Directors’ recommendation that our shareholders adopt the Merger Agreement and a statement of the findings and conclusions of the Board of Directors;

○	if, following the public disclosure or announcement of an acquisition proposal (other than a tender or exchange offer described below), the Board of Directors has failed to reaffirm publicly its recommendation that our shareholders adopt the Merger Agreement within ten business days after Parent requests in writing that such recommendation under such circumstances be reaffirmed publicly; or

○	if a tender or exchange offer relating to securities of the Company has been commenced and the Company has not announced, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

●	by the Company:

○	in order to accept a superior proposal (in compliance with the terms of the Merger Agreement) and enter into an alternative acquisition agreement with respect to such superior proposal, provided, that the Company pays the break-up fee prior to or contemporaneously with such termination (which we refer to as a “Alternative Acquisition Termination”); or

14

○	if (i) all of Parent’s, Intermediate Co’s and Sub’s conditions to their obligation to close the transactions contemplated by the Merger Agreement have been satisfied (other than those that require deliveries or are tested at the time of closing of the Merger, which conditions would have been satisfied if the closing had occurred at the time of such termination), (ii) the Company has irrevocably confirmed by written notice to Parent that (x) all of the Company’s obligations to effect the Merger have been satisfied or have been irrevocably waived in writing and (y) the Company is prepared to consummate the Merger at the closing, and (iii) Parent, Intermediate Co and Sub fail to consummate the Merger within two business days following delivery of such notice.

Break-Up Fees (Page 125)

The Company will pay to or cause to be paid to or as directed by Parent a “break-up fee” (if a break-up fee has not already been paid pursuant to the terms of the Merger Agreement) in the event that:

●	a Change in Recommendation Termination or Alternative Acquisition Termination occurs or

●	a Company Breach Termination occurs or the Merger Agreement is terminated because the Merger has not been consummated by the Outside Date at a time when a Company Breach Termination was available and, in either case, within twelve months following such termination, the Company either (i) consummates an acquisition transaction that results in a change of control or (ii) enters into a letter of intent, memorandum of understanding or other contract with respect to an acquisition transaction that results in a change of control that is ultimately consummated (whether or not such consummation occurs within twelve months following such termination).

The amount of the break-up fee is $10.0 million in the following circumstances:

●	a Change in Recommendation Termination occurs on or prior to the go-shop period end date,

●	an Alternative Acquisition Termination occurs on or prior to the go-shop period end date, or

●	an Alternative Acquisition Termination occurs on or prior to April 17, 2017 in order for the Company to enter into an alternative acquisition agreement with respect to a superior proposal made by a qualified purchaser.

The amount of the break-up fee is $15 million under any other circumstance in which a break-up fee is payable, and not described in the paragraph above.

Fees Payable by LMI (Page 126)

The Company is responsible for paying the filing, printing and mailing fees and expenses associated with this proxy statement.

15

The Parent is required to reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with their cooperation with Parent’s arrangement of the debt financing or alternative financing, and for all documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company in connection with its cooperation pursuant to (i) an offer to purchase and/or consent solicitation with respect to, or a redemption of, the existing notes and (ii) a redemption of the IRBs (as such terms are defined in the section of this proxy statement captioned “The Merger Agreement—Financing”).

The Parent is also responsible for 100% of the filing fees payable to the FTC, the Antitrust Division, CFIUS, or any other governmental entity in connection with the antitrust, competition, or trade regulation matters contemplated by the Merger Agreement.

All other fees and expenses incurred in connection with the Merger Agreement, the Merger, and the transactions contemplated thereby will be paid by the party incurring or required to incur such fees or expenses, except as otherwise provided in this proxy statement.

The Special Meeting of LMI Shareholders (Page 36)

Date, Time and Place

A special meeting of shareholders of LMI, which we refer to as the “Special Meeting,” will be held on [●], 2017, at [●], Central time, at our principal executive offices at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301.

Record Date; Shares Entitled to Vote

You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on [●], 2017, the Record Date. You will have one vote at the Special Meeting for each share of our common stock that you owned at the close of business on the Record Date.

Purpose

At the Special Meeting, we will ask shareholders to vote on proposals to: (i) adopt the Merger Agreement and approve the Merger and the other transactions thereby, (ii) adjourn the Special Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, and (iii) approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

Quorum

As of the Record Date, there were [●] shares of our common stock outstanding and entitled to vote at the Special Meeting. The shareholders of LMI representing a majority of the voting power of the issued and outstanding common stock of LMI, present in person or represented by proxy, shall constitute a quorum at the Special Meeting.

16

Required Vote

The MGBCL requires that two-thirds of the shares of common stock outstanding and entitled to vote at the Special Meeting at the close of business on the Record Date vote in favor of the Merger Agreement in order for the Merger to be consummated. The failure of any shareholder to vote, abstentions, and broker non-votes will have the same effect as a vote by that shareholder “AGAINST” the Merger, the Merger Agreement and the transactions contemplated thereby. Approval of each of the adjournment proposal and the advisory non-binding proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” these proposals but the failure to vote your shares and broker non-votes will have no effect on the outcome of these proposals.

Each share of common stock is entitled to one vote.

Share Ownership of Our Directors and Executive Officers

At the close of business on the Record Date, directors and executive officers of the Company and their subsidiaries were entitled to vote [●] shares of common stock, or approximately [●]% of the shares of common stock issued and outstanding on that date.

Voting and Proxies

Any shareholder of record entitled to vote at the Special Meeting may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the Special Meeting. If you are a beneficial owner and hold your shares of our common stock in “street name” through a broker, bank, trustee or other nominee, you should instruct your broker, bank, trustee or other nominee on how you wish to vote your shares of our common stock using the instructions provided by your broker, bank, trustee or other nominee. Under applicable stock exchange rules, brokers, banks, trustees and other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and brokers, banks, trustees and other nominees cannot vote on these proposals without your instructions. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present, or on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s executive officers in connection with the Merger. Therefore, it is important that you cast your vote or instruct your broker, bank, trustee or other nominee on how you wish to vote your shares.

17

If you are a shareholder of record on the Record Date, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by: (i) signing another proxy card with a later date and returning it to us prior to the Special Meeting; (ii) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy; (iii) delivering a written notice of revocation to our Corporate Secretary; or (iv) attending the Special Meeting and voting in person by ballot.

If you hold your shares of our common stock in “street name,” you should contact your broker, bank, trustee or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your broker, bank, trustee or other nominee.

All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “FOR” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, and “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s executive officers in connection with the Merger.

Shares of our common stock represented at the Special Meeting but not voted, including shares of our common stock for which proxies have been received but for which shareholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, including properly executed proxies that do not contain specific voting instructions, will be counted “FOR” that proposal.

If you abstain from voting, it will have the same effect as a vote “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, “AGAINST” the proposal to adjourn the Special Meeting, whether or not a quorum is present, and “AGAINST” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s executive officers in connection with the Merger.

If you do not execute a proxy card, it will have the same effect as a vote “AGAINST” the proposal regarding adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting, whether or not a quorum is present, or on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s executive officers in connection with the Merger.

18

Effect on LMI if the Merger is Not Completed (Page 44)

If the Merger Agreement is not adopted and the Merger and the other transactions contemplated by the Merger Agreement are not approved by the required vote of LMI shareholders or if the Merger is not completed for any other reason, LMI shareholders will not receive any payment for their shares of our common stock. Instead, LMI will remain an independent public company, our common stock will continue to be listed and traded on NASDAQ and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and we will continue to file periodic and current reports with the Securities and Exchange Commission, which we refer to as the “SEC.” If the Merger is not completed, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement. Under specified circumstances, LMI will be required to pay Sonaca a break-up fee upon the termination of the Merger Agreement. For more details, see the section of this proxy statement captioned “The Merger—Effect on LMI if the Merger is Not Completed.”

Accounting Treatment (Page 93)

It is currently the intent to have the Merger accounted for as a “purchase transaction” for Belgian financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger (Page 94)

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger (computed as if there were no applicable withholding taxes) and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the Merger. Gain or loss realized generally must be calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered pursuant to the Merger.

A Non-U.S. Holder (as defined in this proxy statement in the section captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of our common stock for cash in the Merger, unless such Non-U.S. Holder has certain connections to the United States.

The determination of actual tax consequences of the Merger to a holder of our common stock will depend on the holder’s specific situation. For more information, see the section of this proxy statement captioned “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.” Shareholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction.

19

When the Merger is Expected to be Completed (Page 101)

As of the date of this proxy statement, the Merger is expected to be completed by the second half of 2017. However, there can be no assurances that the Merger will be completed at all or, if completed, that it will be completed by the second half of 2017.

Delisting and Deregistration of LMI Common Stock (Page 91)

When the Merger is completed, the LMI common stock currently listed on the NASDAQ will cease to be quoted on the NASDAQ and will be deregistered under the Securities Act.

Litigation Related to the Merger (Page 99)

To date, there is no outstanding litigation related to the Merger.

Additional Information (Page 136)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available on the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see the section of this proxy statement captioned “Where You Can Find More Information”.

20

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving this proxy statement?

A:	On February 16, 2017, the Company entered into the Merger Agreement providing for the Merger of Sub, an indirect, wholly-owned subsidiary of Parent, with and into the Company, with the Company surviving the Merger as an indirect, wholly-owned subsidiary of Parent. You are receiving this proxy statement and form of proxy card in connection with the solicitation of proxies by the Board of Directors in favor of the proposal to approve the Merger Agreement and the other matters to be voted on at the Special Meeting.

Q:	What is the proposed transaction?

A:	The proposed transaction is the merger of Sub with and into the Company pursuant to the Merger Agreement. Following the effective time of the Merger, the Company would be privately held as an indirect, wholly-owned subsidiary of Parent.

Q:	What will I receive in the Merger?

A:	If the Merger is completed, you will be entitled to receive $14.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock of the Company, you will be entitled to receive $1,400 in cash in exchange for your shares of common stock, without interest and less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q:	What will the holders of LMI restricted shares and restricted stock units receive in the Merger?

A:	Each Restricted Share and each RSU granted under LMI’s equity incentive plans that is outstanding immediately prior to the effective time of the Merger shall be fully vested and, at the effective time of the Merger, canceled and extinguished, and converted into the right to receive an amount in cash equal to the $14.00 per share Merger Consideration, without interest and less any applicable withholding taxes.

21

Q:	How does the Merger Consideration compare to the market price of the common stock?

A:	The relationship of the Merger Consideration to the trading price of our common stock constituted a premium of approximately (i) 52% over LMI’s closing share price on February 16, 2017, the last trading day prior to the date when the Merger Agreement was publicly announced, (ii) 63% over LMI’s three-month volume weighted average price up to and including February 16, 2017, and (iii) 78% over LMI’s six-month volume weighted average price up to and including February 16, 2017.

Q:	Where and when is the Special Meeting?

A:	The Special Meeting will take place on [●], 2017, at [●], Central time, at our principal executive offices at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301.

Q:	Who is entitled to vote at the Special Meeting?

A:	Shareholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. Each holder of shares of our common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of our common stock owned as of the Record Date.

Q:	May I attend the Special Meeting and vote in person?

A:	Yes. All shareholders as of the Record Date may attend the Special Meeting and vote in person. Seating will be limited. Shareholders will need to present proof of ownership of shares of our common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the Special Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Special Meeting, except as administered by the Company.

Even if you plan to attend the Special Meeting in person, to ensure that your shares will be represented at the Special Meeting we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the Special Meeting and vote in person by ballot, your vote will revoke any proxy previously submitted by you with respect to the shares so voted in person.

If you hold your shares in “street name,” you should instruct your broker, bank, trustee or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank, trustee or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, without your instructions. If you hold your shares in “street name,” you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your broker, bank, trustee or other nominee.

22

Q:	What matters will be voted on at the Special Meeting?

A:	You will be asked to consider and vote on the following proposals:

●	to approve the Merger Agreement;

●	to approve the adjournment of the Special Meeting to solicit additional proxies, if necessary or appropriate, if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Merger Agreement;

●	to approve, on an advisory (non-binding) basis, specified compensation that may be payable to the named executive officers of the Company in connection with the Merger; and

●	to act upon other business that may properly come before the Special Meeting or any adjournment or postponement thereof by or at the direction of the Board of Directors.

Q:	What vote of our shareholders is required to approve the Merger Agreement?

A:	Under the MGBCL, shareholders holding at least two-thirds of the shares of common stock outstanding and entitled to vote at the Special Meeting at the close of business on the Record Date must affirmatively vote “FOR” the proposal to approve the Merger Agreement. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. A failure to vote your shares of common stock, an abstention from voting or a broker non-vote will have the same effect as a vote against the proposal to approve the Merger Agreement.

As of the Record Date, there were [●] shares of common stock outstanding.

Q:	What vote is required to approve any proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting and to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger?

A:	Approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the outstanding common stock of the Company present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

Approval, by non-binding, advisory vote, of certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger also requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

23

The failure of any shareholder of record to (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone; or (iii) vote in person by ballot at the Special Meeting will not have any effect on either the proposal to adjourn the Special Meeting, or the proposal to approve certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger. If you hold your shares in “street name,” the failure to instruct your broker, bank, trustee or other nominee how to vote your shares will not have any effect on either of these proposals. However, abstentions will have the same effect as a vote “AGAINST” these proposals.

Q:	How many votes am I entitled to cast for each share of Company common stock that I own?

A:	Each share of common stock is entitled to one vote.

Q:	What is a quorum?

A:	A quorum will be present if holders of a majority of the shares of common stock outstanding and entitled to vote on the Record Date are present in person or represented by proxy at the Special Meeting. If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned or postponed from time to time until a quorum is obtained.

If you submit a proxy but abstain or fail to provide voting instructions on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting.

If your shares are held in “street name” by your broker, bank, trustee or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Special Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors, other than Daniel G. Korte, a member of the Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction as described in the section of the proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger,” unanimously recommends that our shareholders vote “FOR” the proposal to approve the Merger Agreement and the Merger. The Board of Directors, with Mr. Korte abstaining, also unanimously recommends that the shareholders of the Company vote “FOR” the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger and “FOR” the proposal regarding adjournment of the Special Meeting, if necessary or appropriate.

24

Q:	Why is the Board of Directors recommending that I vote “FOR” the Merger?

A:	After careful consideration, the Board of Directors, other than Daniel G. Korte, a member of the Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction as described in the section of the proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger,” unanimously determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company and its shareholders. After such consideration, the Board of Directors, with Mr. Korte abstaining, approved and declared advisable the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement in accordance with the requirements of the MGBCL. In reaching its decision to approve the Merger Agreement and to recommend approval of the proposal to approve the Merger Agreement, the proposal regarding adjournment of the Special Meeting, if necessary or appropriate by our shareholders, and the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger, the Board of Directors consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement. The Board of Directors also considered each of the items set forth under the section of this proxy captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger.”

Q:	What effects will the Merger have on LMI?

A:	Our common stock is currently registered under the Exchange Act and is quoted on the NASDAQ, under the symbol “LMIA.” As a result of the Merger, the Company will cease to be a publicly traded company and will be indirectly wholly-owned by Parent. Following the consummation of the Merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the Merger, our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ.

Q:	What happens if the Merger is not consummated?

A:	If the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are not approved by the Company’s shareholders, or if the Merger is not consummated for any other reason, the Company’s shareholders will not receive any payment for their shares of common stock in connection with the Merger. Instead, the Company will remain an independent public company and shares of our common stock will continue to be listed and traded on the NASDAQ. Furthermore, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement. Under specified circumstances, the Company may be required to pay to Parent a break-up fee of either $10 million or $15 million (and any costs of collection), depending upon the reason for and timing of the termination. See “The Merger Agreement—Break-Up Fees” and “The Merger Agreement—Fees Payable by LMI.”

25

Q:	What will happen if shareholders do not approve the advisory proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger?

A:	The approval of this proposal is not a condition to the completion of the Merger. The vote on this proposal is an advisory vote and will not be binding on the Company or Parent. If the Merger Agreement is approved by the shareholders and the Merger is completed, the Merger-related compensation may be paid to the Company’s named executive officers even if shareholders fail to approve this proposal.

Q:	What do I need to do now? How do I vote my shares of common stock?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents referred to or incorporated by reference in this proxy statement, and to consider how the Merger affects you. Your vote is important. If you are a shareholder of record (that is, if your shares of our common stock are registered in your name with Broadridge Corporate Issuer Solutions, Inc., our transfer agent), there are four ways to vote:

●	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;

●	by visiting the Internet at the address on your proxy card;

●	by calling toll-free (within the U.S. or Canada) the phone number on your proxy card; or

●	by attending the Special Meeting and voting in person by ballot.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of our common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting in person, you are strongly encouraged to vote your shares of our common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of our common stock in person by ballot at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote in person by ballot, your previous vote by proxy will not be counted.

If your shares are held in “street name” through a broker, bank, trustee or other nominee, you may vote through your broker, bank, trustee or other nominee by completing and returning the voting form provided by your broker, bank, trustee or other nominee, or, if such a service is provided by your broker, bank, trustee or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your broker, bank, trustee or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

26

Q:	What happens if I do not vote?

A:	The vote to approve the Merger Agreement is based on the total number of shares of common stock outstanding and entitled to vote at the Special Meeting on the Record Date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:	No. If you hold your shares in your name as a shareholder of record, then shortly after the Merger is completed, you will receive a letter of transmittal from the paying agent for the Merger with detailed written instructions for exchanging your shares of common stock for the Merger Consideration. If your shares of common stock are held in “street name” by your broker, bank, trustee or other nominee, you may receive instructions from your broker, bank, trustee or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration. Do not send in your certificates now.

Q:	I do not know where my stock certificate is—how will I get the Merger Consideration for my shares?

A:	If the Merger is completed, the transmittal materials you will receive after the completion of the Merger will include the procedures that you must follow if you cannot locate your stock certificate. This will include an affidavit that you will need to sign attesting to the loss of your stock certificate. The Company may also require that you provide a customary indemnity agreement to the Company in order to cover any potential loss.

Q:	What happens if I sell my shares of common stock before completion of the Merger?

A:	If you transfer your shares of common stock, you will have transferred your right to receive the Merger Consideration in the Merger. In order to receive the Merger Consideration, you must hold your shares of common stock through completion of the Merger.

The Record Date for shareholders entitled to vote at the Special Meeting is earlier than the consummation of the Merger. If you transfer your shares of common stock after the Record Date but before the closing of the Merger, you will have transferred your right to receive the Merger Consideration in the Merger, but retained the right to vote at the Special Meeting.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares of common stock?

A:	Dissenting shareholders of record, as registered in the records of the Company, who do not vote in favor of the proposal to approve the Merger Agreement and otherwise comply with the requirements of Section 351.455 of the MGBCL are entitled to statutory appraisal rights under Missouri law in connection with the Merger. This means that if you comply with the requirements of Section 351.455 of the MGBCL, you are entitled to have the “fair value” (as defined pursuant to Section 351.455 of the MGBCL) of your shares of common stock determined in accordance with Missouri law and to receive payment based on that valuation instead of receiving the Merger Consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement. Failure to strictly comply with Section 351.455 of the MGBCL may result in your waiver of, or inability to exercise, appraisal rights. See “The Merger—Appraisal Rights” and the text of the Missouri appraisal rights statute, Section 351.455 of the MGBCL, which is reproduced in its entirety as Annex C to this proxy statement. If you vote “FOR” the proposal to approve the Merger Agreement, you will waive your appraisal rights, unless you revoke your proxy, if revocable, prior to the Special Meeting and otherwise comply with Section 351.455 of the MGBCL.

27

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by LMI.

If your shares are held through a broker, bank, trustee or other nominee, you are considered the “beneficial owner” of shares of our common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank, trustee or other nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from your broker, bank, trustee or other nominee.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	No. Your broker, bank, trustee or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your broker, bank, trustee or other nominee how to vote. You should follow the procedures provided by your broker, bank, trustee or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, but will have no effect on the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting, or the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

28

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy at any time before the vote is taken at the Special Meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at 411 Fountain Lakes Boulevard St. Charles, Missouri 63301, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank, trustee or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank, trustee or other nominee to revoke your voting instructions.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.” Renée Skonier, our General Counsel and Corporate Secretary, and Clifford C. Stebe, Jr., our Vice President and Chief Financial Officer, with full power of substitution, are the proxy holders for the Special Meeting.

Q:	If a shareholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to vote, the proxy holders will vote your shares in the way that you indicate. When completing the internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (ii) “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (iii) “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

29

Q:	What should I do if I receive more than one set of voting materials?

A:	Please sign, date and return (or grant your proxy electronically over the Internet or by telephone) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q:	Where can I find the voting results of the Special Meeting?

A:	LMI intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that LMI files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will I have to pay taxes on the Merger Consideration I receive?

A:	The receipt of cash in exchange for shares of common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the Merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable shareholder provides advance notice and follows certain procedures.

In such cases, each shareholder continues to receive a separate notice of the meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

Q:	When do you expect the Merger to be completed?

A:	We are working toward completing the Merger as quickly as reasonably practicable and currently expect to complete the Merger by the second half of 2017. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to Completion of the Merger,” many of which are outside of our control.

30

Q:	If the Merger is completed, how will I receive the cash for my shares?

A:	If the Merger is completed and your shares of our common stock are held in book-entry, the paying agent will issue and deliver to you a check or wire transfer for your shares without any further action on your part. If you are a shareholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of our common stock to the paying agent in connection with the Merger. The paying agent will issue and deliver to you a check or wire transfer for your shares after you comply with these instructions. Please do not send your stock certificates with your proxy card. See the section in this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

If your shares are held in “street name” by your broker, bank, trustee or other nominee, you will receive instructions from your broker, bank, trustee or other nominee as to how to effect the surrender of your shares held in “street name.”

Q:	Do any of LMI’s directors or officers have interests in the Merger that may differ from those of LMI shareholders generally?

A:	In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement be adopted by shareholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger.”

Q:	Are there any other risks to me from the Merger that I should consider?

A:	Yes. There are risks associated with all business combinations, including the Merger. For further detail, see the section of this proxy statement captioned “Forward-Looking Statements.”

Q:	Who can help answer my other questions?

A:	If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree M&A Incorporated, which is acting as the proxy solicitation agent and information agent for the Company in connection with the Merger.

31

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

If your broker, bank, trustee or other nominee holds your shares, you should also call your broker, bank, trustee or other nominee for additional information.

32

FORWARD-LOOKING STATEMENTS

This proxy statement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included or incorporated by reference in this proxy statement, other than statements of historical fact, are forward-looking statements. Shareholders can identify forward-looking statements by the use of words such as “estimate,” “may,” “will,” “could,” “anticipate,” “expect,” “intend,” “believe,” “continue” or the negative of such terms, or other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Actual results may be materially different from any future results expressed or implied by such forward-looking statements. Among other risks and uncertainties, there can be no guarantee that the Merger will be completed, or if it is completed, that it will close within the anticipated time frame. Additional risks and uncertainties relating to the acquisition include: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or conditions to the closing of the Merger may not be satisfied or waived, (2) the failure to obtain the Shareholder Approval or the failure to satisfy the closing conditions, (3) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger, (4) the effect of the announcement of the Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (5) the transaction may involve unexpected costs, liabilities or delays, (6) the Company’s business may suffer as a result of the uncertainty surrounding the transaction, (7) the outcome of any legal proceeding relating to the transaction, (8) the Company may be adversely affected by other economic, business and/or competitive factors, and (9) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. For a discussion of relevant factors, risks and uncertainties that could materially affect the Company’s future results, attention is directed to “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 15, 2017 and incorporated herein by reference. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this filing or to reflect the occurrence of unanticipated events.

33

PARTIES INVOLVED IN THE MERGER

LMI Aerospace, Inc.

LMI is a leading supplier of structural assemblies, kits and components, and design engineering services to the aerospace and defense markets. LMI provides a broad array of manufacturing capabilities, as well as engineering and value-added services to the large commercial, corporate and regional, and military aircraft markets. LMI also provides prototyping, testing and design capabilities to customers in support of new product development and in-service aircraft. LMI is a preferred supplier to aircraft original equipment manufacturers and Tier 1 aerospace suppliers. In addition to aerospace products, LMI produces components and assemblies for laser equipment used by semiconductor equipment manufacturers, electronic and electrical wire harnesses, cable assemblies, and mechanical sub-assemblies for the air and rail traffic control, medical equipment, telecommunications, and heavy equipment industries.

Founded in 1948 as a manufacturer of components for the large commercial aircraft market of the aerospace industry, LMI became a publicly-held company in 1998. Historically, its business was primarily dependent on the large commercial aircraft market, specifically with one principal customer. In order to diversify its product and customer base, LMI implemented an acquisition and marketing strategy in the late 1990’s that has broadened the number of industries to which LMI sells its products and services and, within the aerospace industry, diversified its customer base to reduce its dependence on any one principal customer.

LMI’s common stock is listed on the NASDAQ under the symbol “LMIA.”

LMI’s principal executive office is located at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, and its telephone number is (636) 946-6525.

Sonaca S.A.

Sonaca is a limited liability company validly existing under the laws of Belgium. Sonaca develops, manufactures and assembles advanced structures for civil, military and space markets. In particular, Sonaca is known for its wing movables expertise where it is regarded as one of the world leaders. Sonaca also supplies engineering services, large sheet metal elements, wing panels, composite structures, and machined components. Sonaca is headquartered in Gosselies, Belgium and has production facilities in China, Romania, Canada and Brazil. Sonaca employs over 2,500 people, including 350 engineers. For more information, visit www.sonaca.com.

Sonaca’s principal executive office is located at Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

Sonaca USA Inc.

Intermediate Co is a Delaware corporation and a direct, wholly-owned subsidiary of Sonaca. Intermediate Co was formed in September 2015 by Sonaca as a future platform for Sonaca’s United States operations and for the purpose of potentially serving as an acquisition vehicle, but it does not have, and has never had, any operations.

34

Intermediate Co’s principal executive office is located at c/o Sonaca S.A. Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

Luminance Merger Sub, Inc.

Sub is a Missouri corporation, an indirect wholly-owned subsidiary of Sonaca and direct wholly-owned subsidiary of Intermediate Co. Sub formed on February 14, 2017 solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Sub has not engaged in any business activities except activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Sub’s principal executive office is located at c/o Sonaca S.A. Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

35

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.

Date, Time and Place of the Special Meeting

We will hold the Special Meeting on [●], 2017, at [●], Central time, at our principal executive offices at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301.

Purpose of the Special Meeting

The purpose of the Special Meeting is for our shareholders to consider and vote upon the proposal to approve the Merger Agreement relating to the proposed acquisition of the Company by Parent. Our shareholders must approve the Merger Agreement for the Merger to occur. If our shareholders fail to approve the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A and the material provisions of the Merger Agreement are described under the section of this proxy statement captioned “The Merger Agreement.” Our shareholders are also being asked to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement.

In addition, in accordance with Section 14A of the Exchange Act, the Company is providing its shareholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be payable to its named executive officers in connection with the Merger, the value of which is disclosed in the table in the section of the proxy statement captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.” The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to approve the Merger. Accordingly, a shareholder may vote to approve the executive compensation and vote not to approve the Merger and vice versa. Because the vote is advisory in nature only, it will not be binding on either the Company or Parent. Accordingly, because the Company is contractually obligated to pay the compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger is approved and regardless of the outcome of the advisory vote.

A copy of the Merger Agreement is attached as Annex A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [●], 2017.

Record Date; Shares Entitled to Vote; Quorum

The holders of record of common stock as of the close of business on [●], 2017, the Record Date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. On the Record Date, [●] shares of common stock were outstanding.

36

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding and entitled to vote at the Special Meeting on the Record Date will constitute a quorum, permitting the Company to conduct its business at the Special Meeting. Treasury shares, which are shares owned by the Company itself, are not voted and do not count for this purpose. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting. However, if a new Record Date is set for the adjourned Special Meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting. If less than a majority of the shares of common stock outstanding and entitled to vote at the Special Meeting are represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the Special Meeting from time to time without notice other than announcement at the meeting (unless a new Record Date is set) to any shareholder not present at the Special Meeting, to a specified date not later than ninety (90) days after such adjournment.

Vote Required; Abstentions and Broker Non-Votes

For the Company to complete the Merger, under the MGBCL, shareholders holding at least two-thirds of the shares of common stock outstanding and entitled to vote at the Special Meeting at the close of business on the Record Date must affirmatively vote “FOR” the proposal to approve the Merger Agreement. In addition, under the Merger Agreement, the receipt of such required vote is a condition to the consummation of the Merger. A failure to vote your shares of common stock, an abstention from voting or a broker non-vote will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement.

Approval of each of the adjournment proposal and the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” these proposals but the failure to vote your shares and broker non-votes will have no effect on the outcome of these proposals.

As of the Record Date, there were [●] shares of common stock outstanding.

Shares Held by LMI’s Directors and Executive Officers

At the close of business on the Record Date, directors and executive officers of the Company and their subsidiaries were entitled to vote [●] shares of common stock, or approximately [●]% of the shares of common stock issued and outstanding on that date.

Voting of Proxies

Attendance

All holders of shares of common stock as of the close of business on [●], 2017, the Record Date for voting at the Special Meeting, including shareholders of record and beneficial owners of common stock registered in the “street name” of a broker, bank, trustee or other nominee, are invited to attend the Special Meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name,” you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your broker, bank, trustee or other nominee or other similar evidence of ownership, along with proper identification.

37

Voting in Person

Shareholders of record will be able to vote in person at the Special Meeting. If you are not a shareholder of record, but instead hold your shares in “street name” through a broker, bank, trustee or other nominee, you must provide a proxy executed in your favor from your broker, bank, trustee or other nominee in order to be able to vote in person at the Special Meeting.

Submitting a Proxy or Providing Voting Instructions

To ensure that your shares are voted at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting in person.

Shares Held by Record Holder. If you are a shareholder of record, you may submit a proxy using one of the methods described below:

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares will be voted in the manner directed by you on your proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals to approve the Merger Agreement, the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger, and the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies. If you are a shareholder of record and fail to return your proxy card, unless you are a holder of record on the Record Date and attend the Special Meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the proposal to approve the Merger Agreement, but will not affect the vote regarding the adjournment of the Special Meeting or the advisory (non-binding) proposal to approve specified compensation that may become payable to the named executive officers of the Company in connection with the Merger, if necessary or appropriate, to solicit additional proxies.

Shares Held in “Street Name.” If your shares are held by a broker, bank, trustee or other nominee on your behalf in “street name,” your broker, bank, trustee or other nominee will send you instructions as to how to provide voting instructions for your shares. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by a voting instruction form.

38

In accordance with the rules of the NASDAQ, brokers, banks, trustees or other nominees who hold shares of common stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the proposal to approve the Merger Agreement. Accordingly, if brokers, banks, trustees or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the proposal to approve the Merger Agreement. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement, but will have no effect on the adjournment proposal or the advisory (non-binding) proposal on executive compensation payable to the Company’s named executive officers in connection with the Merger. For shares of common stock held in “street name,” only shares of common stock affirmatively voted “FOR” the proposal to approve the Merger Agreement will be counted as a favorable vote for such proposal.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a shareholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:

●	submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

●	attending the Special Meeting and voting in person; or

●	delivering to the Corporate Secretary of the Company a written notice of revocation c/o LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301.

Please note, however, that only your last-dated proxy will count. Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the Special Meeting.

If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you will need to follow the instructions provided to you by your broker, bank, trustee or other nominee in order to revoke your proxy or submit new voting instructions.

39

Recommendation of LMI’s Board of Directors

The Board of Directors, other than Daniel G. Korte, a member of the Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction as described in the section of the proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger,” unanimously approved the terms of the Merger Agreement, the Merger and the other transactions contemplated thereby. The Board of Directors, with Mr. Korte abstaining, therefore recommends that you vote “FOR” the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, “FOR” the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the shareholders of the Company necessary to approve the proposal to approve the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the Special Meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law.

The Special Meeting may be adjourned by the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special Meeting. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances.

Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Solicitation of Proxies

The Board of Directors is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Innisfree M&A Incorporated, a proxy solicitation firm (“Innisfree”), has been retained to assist it in the solicitation of proxies for the Special Meeting and we will pay Innisfree a fee of approximately $25,000, plus certain costs associated with additional services, if required. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Innisfree or, without additional compensation by certain of the Company’s directors, officers and employees.

Appraisal Rights

Shareholders of the Company are entitled to dissent from the Merger. If a shareholder elects to dissent from the Merger, such shareholder will be entitled to receive the “fair value” of his, her, or its shares of LMI’s common stock if such shareholder complies with the provisions of Section 351.455 of the MGBCL regarding appraisal rights (we refer to such shares as, “appraisal shares”). Attached as Annex C to this proxy statement is a copy of the relevant section of the MGBCL regarding such appraisal rights. Appraisal shares will not be converted into the right to receive Merger Consideration. A summary LMI shareholders’ appraisal rights under the MGBCL is provided under “The Merger—Appraisal Rights.”

40

To assert appraisal rights, a dissenting shareholder must comply with Section 351.455 of the MGBCL, which requires, among other things, that such shareholder give LMI written notice of his, her or its intent to dissent from the Merger prior to the vote of the shareholders at the Special Meeting and that such shareholder not vote his, her or its shares in favor of the Merger Agreement, the Merger and the transactions contemplated thereby. Any shareholder who returns a signed proxy but fails to provide instructions on the manner in which such shareholder’s shares are to be voted will be deemed to have voted “FOR” the Merger. See “The Merger—Appraisal Rights” for additional information.

Other Matters

You should not return your stock certificate or send documents representing common stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the Merger Consideration.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on [●], 2017

A copy of this proxy statement is available, without charge, by written request to LMI Aerospace, Inc., Attn: Corporate Secretary, 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, at www.lmiaerospace.com, or from the SEC website at www.sec.gov.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (888) 750-5834

Banks and Brokers may call collect: (212) 750-5833

41

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY

We are asking you to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of two-thirds of the outstanding shares of our common stock voting in favor of the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your broker, bank, trustee or other nominee, it will have the same effect as a vote against the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby.

The Board of Directors, with Daniel G. Korte abstaining, unanimously recommends that you vote “FOR” this proposal.

42

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

LMI Aerospace, Inc.

LMI is a leading supplier of structural assemblies, kits and components, and design engineering services to the aerospace and defense markets. LMI provides a broad array of manufacturing capabilities, as well as engineering and value-added services to the large commercial, corporate and regional, and military aircraft markets. LMI also provides prototyping, testing and design capabilities to customers in support of new product development and in-service aircraft. LMI is a preferred supplier to aircraft original equipment manufacturers and Tier 1 aerospace suppliers. In addition to aerospace products, LMI produces components and assemblies for laser equipment used by semiconductor equipment manufacturers, electronic and electrical wire harnesses, cable assemblies, and mechanical sub-assemblies for the air and rail traffic control, medical equipment, telecommunications, and heavy equipment industries.

Founded in 1948 as a manufacturer of components for the large commercial aircraft market of the aerospace industry, LMI became a publicly-held company in 1998. Historically, its business was primarily dependent on the large commercial aircraft market, specifically with one principal customer. In order to diversify its product and customer base, LMI implemented an acquisition and marketing strategy in the late 1990’s that has broadened the number of industries to which LMI sells its products and services and, within the aerospace industry, diversified its customer base to reduce its dependence on any one principal customer.

LMI’s common stock is listed on the NASDAQ under the symbol “LMIA.”

LMI’s principal executive office is located at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, and its telephone number is (636) 946-6525.

Sonaca S.A.

Sonaca is a limited liability company validly existing under the laws of Belgium. Sonaca develops, manufactures and assembles advanced structures for civil, military and space markets. In particular, Sonaca is known for its wing movables expertise where it is regarded as one of the world leaders. Sonaca also supplies engineering services, large sheet metal elements, wing panels, composite structures, and machined components. Sonaca is headquartered in Gosselies, Belgium and has production facilities in China, Romania, Canada and Brazil. Sonaca employs over 2,500 people, including 350 engineers. For more information, visit www.sonaca.com.

Sonaca’s principal executive office is located at Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

43

Sonaca USA Inc.

Intermediate Co is a Delaware corporation and a direct, wholly-owned subsidiary of Sonaca. Intermediate Co was formed in September 2015 by Sonaca as a future platform for Sonaca’s United States operations and for the purpose of potentially serving as an acquisition vehicle, but it does not have, and has never had, any operations.

Intermediate Co’s principal executive office is located at c/o Sonaca S.A. Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

Luminance Merger Sub, Inc.

Sub is a Missouri corporation, an indirect wholly-owned subsidiary of Sonaca and direct wholly-owned subsidiary of Intermediate Co. Sub formed on February 14, 2017 solely for the purpose of engaging in the Merger and the other transactions contemplated by the Merger Agreement. Sub has not engaged in any business activities except activities incidental to its formation and in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Sub’s principal executive office is located at c/o Sonaca S.A. Route nationale 5, 6041 Gosselies, Belgium, and its telephone number is +32.71.25.51.11.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, if the Merger is completed, Sub will merge with and into LMI, and LMI will continue as the surviving corporation, and as a wholly-owned indirect subsidiary of Sonaca, and a wholly-owned direct subsidiary of Intermediate Co. As a result of the Merger, LMI common stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic or current reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The effective time of the Merger will occur upon the filing of summary articles of merger with the Secretary of State of Missouri, or at such other time as Sonaca and LMI shall agree and specify in the summary articles of merger.

Effect on LMI if the Merger is Not Completed

If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by shareholders or if the Merger is not completed for any other reason, LMI shareholders will not receive any payment for their shares of our common stock. Instead, LMI will remain an independent public company, and our common stock will continue to be listed and traded on NASDAQ and registered under the Exchange Act and we will continue to file periodic and current reports with the SEC. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, among other things, the nature of the industry on which our business largely depends, and general industry, economic, regulatory and market conditions.

44

Furthermore, if the Merger is not completed, depending on the circumstances that caused the Merger not to be completed, the price of our common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not completed, the Board of Directors will continue to evaluate and review LMI’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not adopted and the Merger and the other transactions contemplated thereby are not approved by shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board of Directors will be offered or that LMI’s business, prospects or results of operation will not be adversely impacted.

If the Merger Agreement is terminated under certain circumstances, we will be obligated to pay Sonaca a break-up fee of either $10 million or $15 million, depending upon the circumstance. For more information, see the section of this proxy statement captioned “The Merger Agreement—Break-Up Fees.”

Merger Consideration

At the effective time of the Merger, each share of our common stock issued and outstanding immediately prior to the effective time of the Merger (including any shares resulting from the settlement of Restricted Shares and RSUs which become vested immediately prior to the effective time of the Merger as a result of the consummation of the Merger, but excluding excluded shares and appraisal shares), will be cancelled and automatically converted into the right to receive $14.00 in cash, without interest, and subject to deduction for any required withholding tax. As of the effective time of the Merger, all shares of our common stock will be cancelled and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with, and subject to, the conditions of the Merger Agreement. At the effective time of the Merger, each share of our common stock held by the Parent, Intermediate Co, or Sub, will be automatically canceled without payment of any consideration. In addition, each share of our common stock held by a shareholder who is entitled to and who properly exercises and perfects appraisal rights under the MGBCL, will not be converted into the right to receive Merger Consideration, unless and until such shareholder fails to perfect or effectively withdraws or loses such shareholder’s right to appraisal under Section 351.455 of the MGBCL, at which time each such share of our common stock will be converted into and will be exchangeable only for the right to receive, as of the later of the effective time of the Merger and the time that such right to appraisal is irrevocably lost, the Merger Consideration. Appraisal shares shall be treated in accordance with Section 351.455, as more fully described in the section of this proxy statement captioned “The Merger—Appraisal Rights.”

45

Background of the Merger

The Board of Directors and management of the Company regularly evaluate the Company’s long-term strategic plan with the goal of maximizing shareholder value. As part of this ongoing process, the Board of Directors and management of the Company have periodically considered a variety of potential strategic alternatives relating to the Company’s business, including the continuation of the Company’s business plan as a standalone enterprise, potential strategic alliances and other commercial arrangements, modifications to the Company’s strategy, prospects for strategic mergers and acquisitions and other business combinations and sales of certain divisions.

On November 4, 2016, and without prior solicitation from the Company or its advisors, a representative of Sonaca’s financial advisor, Credit Suisse AG (“Credit Suisse”), contacted Gregory Summe, a member of the Board of Directors, and verbally indicated that Sonaca was interested in making an offer to acquire 100% of the stock of the Company for cash. Credit Suisse had first attempted to contact Gerald Daniels, Chairman of the Board of Directors, but had been unable to reach him prior to contacting Mr. Summe. Mr. Summe immediately referred the inquiry to Mr. Daniels.

Later that same day, on November 4, 2016, and without prior solicitation from the Company or its advisors, Bernard Delvaux, Chief Executive Officer of Sonaca, submitted a written letter addressed to Mr. Daniels, expressing Sonaca’s interest in a possible business combination transaction with the Company. The letter envisioned a transaction whereby Sonaca would acquire 100% of the stock of the Company for cash and indicated that, based on Sonaca’s review of publicly-available information, it currently assigned a value range to the Company of $11.00 – $12.50 per share of Company common stock. The letter stated that Sonaca was familiar with the Company’s business and described a number of perceived corporate and business synergies between the Company and Sonaca. The letter noted that a potential acquisition of the Company was a strategic priority for Sonaca and that Sonaca was prepared promptly to commit the necessary resources to complete confirmatory due diligence and negotiate a definitive merger agreement. The letter indicated that Sonaca had already retained Credit Suisse as its financial advisor and Kaye Scholer LLP (now known as Arnold & Porter Kaye Scholer) (“APKS”) as its outside legal counsel. The letter requested a 30-day exclusivity period in which to perform additional due diligence, after which Sonaca would be willing to consider increasing the proposed price if its due diligence identified additional value. Enclosed with the letter was a proposed form of exclusivity agreement. On November 4, 2016, the closing price per share of Company common stock on NASDAQ was $7.49.

On November 5, 2016, the Company contacted Lazard and expressed its desire to retain Lazard as the Company’s financial advisor in evaluating and responding to Sonaca’s proposal.

On November 7, 2016, the Board of Directors contacted Gibson, Dunn & Crutcher LLP (“Gibson Dunn”) and expressed its desire to retain Gibson Dunn as its outside legal advisor to advise on matters relating to the Sonaca proposal.

46

On November 7, 2016, the Board of Directors held a telephonic meeting, with members of Company management present, to discuss the particulars of Sonaca’s proposal and the merits and risks of exploring a potential transaction with Sonaca, including preliminary perspectives on the price range indicated in the November 4 letter from Mr. Delvaux. At the request of the Board of Directors, representatives of both Gibson Dunn and Lazard, each of which has extensive experience in transactions of this type, were also present for the meeting. The Board of Directors discussed with representatives of Gibson Dunn and Lazard various alternatives to a transaction with Sonaca and processes for exploring a potential strategic transaction with Sonaca, including an initial discussion about the merits and challenges of proceeding exclusively with Sonaca for a period of time. A representative of Gibson Dunn reviewed the fiduciary duties of the Board of Directors in the context of an acquisition proposal generally and with respect to Sonaca’s proposal specifically.

On November 8, 2016, Mr. Daniels, on behalf of the Board of Directors, delivered a written letter to Mr. Delvaux acknowledging receipt of Sonaca’s letter and explaining that the Board of Directors had met to discuss the proposal and had engaged resources to assist in its investigation of the matter. The letter did not provide any feedback to Mr. Delvaux on either the valuation of Sonaca’s indication of interest or its request for exclusivity.

On November 11, 2016, the Board of Directors entered into an engagement letter to formally retain Gibson Dunn as its outside legal counsel.

On November 12, 2016, the Board of Directors convened a telephonic meeting, with members of Company management and representatives of Lazard and Gibson Dunn present. The Board of Directors discussed certain financial analyses prepared by Lazard at the request of the Board of Directors. The Board of Directors also further discussed the merits and risks of proceeding exclusively with Sonaca and, if the Company were to consider proceeding exclusively with Sonaca for a period of time, the appropriate parameters of any exclusivity period. A representative of Gibson Dunn reviewed the fiduciary duties of the Board of Directors in considering and responding to an acquisition proposal as well as in relation to Sonaca’s request for exclusivity. It was decided that Daniel G. Korte, President and Chief Executive Officer of the Company, would call Mr. Delvaux to suggest a meeting between the Company and Sonaca management teams, and would indicate on that call that the Company was not prepared to grant exclusivity at the time. After further discussion, the Board of Directors established an ad hoc board committee, referred to as the “Sunburst Committee,” consisting of independent directors Mr. Daniels, John Eulich and Mr. Summe; Lawrence Resnick (who was then a special advisor to the Board of Directors on strategic and industry matters) was appointed to advise the Sunburst Committee. Mr. Resnick later became a member of the Sunburst Committee upon joining the Board of Directors effective January 1, 2017. The Sunburst Committee was empowered to evaluate the potential transaction and report back to the full Board of Directors as material developments should arise.

On November 13, 2016, Mr. Korte and Mr. Delvaux spoke by telephone to discuss general perspectives on and Sonaca’s rationale regarding the potential fit and strategic alignment of the Company’s and Sonaca’s respective businesses. Mr. Korte also expressed to Mr. Delvaux that, in light of the Company’s status as a publicly-traded company and its fiduciary duties to shareholders, the Board of Directors could not, without sufficient justification, at the time entertain a grant of exclusivity and would in any event require ample opportunity for a market check either before doing so or affirmatively after signing any definitive agreement that may evolve.

47

On November 14, 2016, Mr. Delvaux sent a written letter to Mr. Korte reiterating Sonaca’s requirement for exclusivity in order to conduct further due diligence for the purpose of determining its ability to increase its previously indicated value range. The letter indicated that, while Sonaca was not prepared to proceed on any basis other than exclusivity, it would be willing to consider a shorter, 21-day exclusivity period and was also prepared to narrow the range of its diligence inquiry to a short list of what it considered to be the most important items based on its prior review of publicly-available information. Mr. Delvaux also acknowledged that Sonaca envisioned that any definitive agreement between the two companies would include a post-signing market check provision.

On November 15, 2016, the Sunburst Committee held a telephonic meeting, with members of Company management and representatives of Lazard also present. The Sunburst Committee discussed the November 14 letter from Mr. Delvaux and, in particular, Sonaca’s expressed willingness to agree to a shorter exclusivity period, agreement in principle to a go-shop provision and the proposed scope of the initial diligence effort. Following discussion of various options with respect to exclusivity, the Sunburst Committee agreed that it was in the best interests of the Company’s shareholders for the Company to negotiate and execute with Sonaca a confidentiality agreement containing a standstill provision and granting exclusivity for a period of ten calendar days, after which time a higher value range would need to be provided in order for the Company to agree to extend exclusivity for an additional 11 calendar days.

On November 17, 2016, the Board of Directors held a telephonic meeting, with Company management present, to discuss the Sunburst Committee’s recommendation that the Company agree to the exclusivity framework previously discussed by the Sunburst Committee. Namely, the Company would provide Sonaca with exclusivity for an initial period of ten calendar days, during which period the Company would furnish Sonaca with a limited set of non-public information (to be agreed upon in advance by the Company and Sonaca) in order to facilitate the submission by Sonaca of a revised non-binding proposal reflecting an increased value range. If the higher value range justified doing so, the Company would agree to extend the exclusivity period for an additional 11 calendar days. After discussion, the Board of Directors agreed that it was in the best interests of the Company’s shareholders to enter into an appropriate confidentiality and standstill agreement with Sonaca, which would contain an exclusivity provision, and to prepare information about the Company that would allow Sonaca to possibly revise upwards the value range it would assign to the Company.

Between November 16, 2016 and November 23, 2016, the Company, Sonaca and their respective counsel negotiated the terms of a confidentiality agreement that included customary standstill and non-solicitation provisions. The Company and Sonaca executed the confidentiality agreement on November 23, 2016. The confidentiality agreement provided Sonaca exclusivity with respect to a potential acquisition of the Company until December 6, 2016, longer than the originally proposed ten calendar day period in part because of the upcoming Thanksgiving holiday weekend. The confidentiality agreement also provided for the possibility of an exclusivity extension for an additional 11 calendar days if, on or before December 6, 2016, Sonaca submitted to the Company an updated written indication of interest with a per share purchase price range reflecting the results of Sonaca’s due diligence findings, and such per share purchase price range represented a range which the Board of Directors determined warranted a continuation of discussions. Under the confidentiality agreement, the initial exclusivity end date of December 6, 2016 would extend on a daily basis until the Company provided to Sonaca substantially all of the items enumerated in an agreed-upon due diligence request list that was negotiated in parallel with the confidentiality agreement.

48

Also on November 23, 2016, the Company executed a formal engagement letter with Lazard in connection with the potential sale of the Company.

On November 24, 2016, the Company provided substantially all of the due diligence materials enumerated in the initial due diligence request list, such that the initial exclusivity period would expire on December 7, 2016 unless extended by the Board of Directors in its discretion pursuant to the confidentiality agreement. These initial due diligence materials provided by the Company to Sonaca included the Company’s August 2016 Plan, which had been previously approved by the Board of Directors in August 2016 and is defined and described in the section captioned “—Management Projections.”

On November 29, 2016, the Board of Directors convened a brief telephonic meeting, with members of Company management present. Mr. Korte updated the Board of Directors on the Company’s execution of a confidentiality agreement with Sonaca just prior to the Thanksgiving holiday weekend, the key terms of the agreement and the status of the initial diligence production.

On the evening of December 1, 2016, Mr. Korte, Clifford C. Stebe, Jr., the Company’s Chief Financial Officer, and Lawrence E. (Ed) Dickinson, principal at Aerospace Consulting, LLC, the former chief financial officer of the Company and currently a strategic consultant to the Company, met over dinner in New York City with Mr. Delvaux, Pierre Sonveaux, Chairman and President of Sonaca, and Erik van Ockenburg, Chief Financial Officer and Strategy Officer of Sonaca. Messrs. Korte, Stebe, Dickinson, Delvaux, Sonveaux and van Ockenburg were also accompanied by representatives of Lazard and Credit Suisse. The dinner was primarily of a social and introductory nature in advance of the next day’s scheduled diligence session.

On December 2, 2016, representatives of the Company and Sonaca, including Messrs. Korte, Stebe, Dickinson, Delvaux, Sonveaux and van Ockenburg, along with additional Sonaca executives and accompanied by representatives of Lazard, Credit Suisse and Deloitte (Sonaca’s accounting and tax advisor), held an in-person meeting at Lazard’s New York office to review the initial due diligence materials that the Company had provided on November 24, 2016. The discussion covered aspects of the Company’s operations, content programs and financial performance.

On December 5, 2016, Mr. Delvaux submitted a written letter addressed to Messrs. Daniels and Korte revising Sonaca’s non-binding indication of interest to acquire 100% of the Company’s stock for cash at an increased value range of $12.50 – $13.75 per share. The closing price per share of Company common stock on NASDAQ on December 5, 2016 was $9.03. In light of the increased value range stated in Sonaca’s revised proposal, the letter requested (in accordance with the confidentiality agreement) an 11 calendar day extension to the original December 7, 2016 exclusivity termination date, in order to provide Sonaca an opportunity to review additional due diligence materials to be set forth in an expanded due diligence request list for the purpose of enabling Sonaca to formalize an offer by the expiration of such 11-day period.

49

The next day, on December 6, 2016, the Sunburst Committee convened a telephonic meeting to consider Sonaca’s revised indication of interest and request for extension of exclusivity, with members of Company management and representatives of Lazard and Gibson Dunn present. Members of Company management and representatives of Lazard recounted meetings and discussions with Sonaca and Credit Suisse to date. The Sunburst Committee instructed Lazard to update certain financial analyses on the basis of Sonaca’s most recent offer for presentation to the Sunburst Committee at another meeting scheduled for the next day, at which the Sunburst Committee would decide on a response to Sonaca’s December 5 proposal.

On December 7, 2016, the Sunburst Committee convened a telephonic meeting, with members of Company management and representatives of Lazard present. After discussing with Lazard certain of its updated financial analyses and deliberating further, the Sunburst Committee determined that Sonaca’s December 5, 2016 revised indication of interest offered inadequate value for the Company’s shareholders and did not warrant a continuation of discussions with Sonaca nor an extension of exclusivity.

On December 7, 2016, the Company sent a written letter to Mr. Delvaux informing him that, after careful consideration of Sonaca’s December 5, 2016 revised indication of interest, including consultations with its financial and legal advisors, the Board of Directors had determined a continuation of discussions with Sonaca was not warranted and that, consequently, the exclusivity period contemplated in the confidentiality agreement had expired.

Following delivery of the December 7, 2016 letter to Sonaca until December 16, 2016, there was no further contact between the Company and Sonaca.

On December 8, 2016, Mr. Daniels held an informal telephone conference with two other members of the Board of Directors (who were not serving on the Sunburst Committee) to update them on developments to date.

On December 16, 2016, Mr. Delvaux submitted a written letter to Mr. Daniels, which included a revised non-binding indication of interest to acquire 100% of the stock of the Company for cash at a value range of $13.00 – $16.00 per share. The letter indicated that the increased value range was predicated on fulfillment of certain additional due diligence requests and further discussions and meetings with Company management in order to confirm Sonaca’s revised assumptions. The letter also stated that Sonaca would seek, as part of a transaction, an agreement in principle on the terms of an employment agreement with Mr. Korte until at least December 31, 2019. The letter requested a new exclusivity period ending at 11:59 p.m. Eastern time on January 22, 2017, assuming receipt of the specified further due diligence information on or before 11:59 p.m. Eastern time on January 2, 2017.

50

Later in the afternoon on December 16, 2016, the Sunburst Committee, with Company management and representatives of Lazard and Gibson Dunn present, convened a telephonic meeting to discuss the revised indication of interest from Sonaca and the merits and risks of entering into a new exclusivity period with Sonaca until January 22, 2017. The Sunburst Committee sought input from Company management on the feasibility of the outlined process. A representative of Gibson Dunn reviewed again the fiduciary duties of the Board of Directors and recommended inclusion of a go-shop provision in a definitive acquisition agreement, should one be executed. After discussion, the Sunburst Committee instructed Gibson Dunn to prepare an addendum to the existing confidentiality agreement with Sonaca that would provide Sonaca with exclusivity as outlined in its December 16, 2016 letter, but subject to a “drop-dead” exclusivity termination date of January 31, 2017 at 11:59 p.m. Eastern time regardless of whether the Company had delivered substantially all of the requested additional due diligence information by 11:59 p.m. Eastern time on January 2, 2017 or thereafter. Based on the facts then known to it and to the Board of Directors, the Sunburst Committee also instructed Lazard to verbally communicate to Credit Suisse that Sonaca’s next revised proposal would need to fall at the higher end of the indicated value range in order for the Board of Directors to view it as compelling at such time.

On December 19, 2016, the Company and Sonaca entered into an addendum to the November 23, 2016 confidentiality agreement. Under this addendum, the Company endeavored to provide certain requested additional due diligence information to Sonaca regarding the Company’s businesses and products and agreed to provide Sonaca with exclusivity from December 19, 2016 until 11:59 p.m. Eastern time on January 22, 2017. The exclusivity period would extend on a daily basis if the Company did not provide substantially all of the agreed-upon additional due diligence information by 11:59 p.m. Eastern time on January 2, 2017 but would in any event terminate on January 31, 2017 at 11:59 p.m. Eastern time. The addendum reiterated the Company’s expectation that if a definitive agreement were to be executed, such definitive agreement would include a post-signing market check provision.

On January 2, 2017, in accordance with the confidentiality agreement (as amended by the December 19, 2016 addendum), Lazard, on behalf of the Company, delivered the agreed-upon additional due diligence materials to Credit Suisse, on behalf of Sonaca. The Company concurrently notified Sonaca in writing that such delivery constituted substantially all of the requested information, and that, in accordance with the terms of the confidentiality agreement (as amended by the December 19, 2016 addendum), exclusivity would terminate on January 22, 2017.

On January 4, 2017, Messrs. Korte, Stebe and Dickinson held a financial diligence call with representatives of the Sonaca management team, including Paul Costanzo, Chief Financial Officer of Sonaca Montreal.

On January 6, 2017, Mr. Stebe and other members of the Company’s management team, accompanied by the Company’s independent auditor, held two due diligence calls with Mr. Costanzo and other representatives of the Sonaca management team covering tax and audit diligence matters, respectively.

In response to Sonaca’s legal and confirmatory due diligence requests, the Company established an online data room that was populated with certain non-public information regarding the Company’s organization, business and operations, properties and employees, as well as tax, legal and miscellaneous matters, in response to Sonaca’s specific legal diligence requests. On January 9, 2017, Lazard provided access to these due diligence materials to Sonaca through the online data room in order to facilitate the completion of Sonaca’s confirmatory due diligence.

51

Also on January 9, 2017, and from time to time thereafter through the execution of the Merger Agreement (including on January 17, 2017, January 23, 2017 and February 6, 2017), members of the Company’s in-house legal team held telephone calls and exchanged e-mails with representatives of APKS regarding legal diligence requests.

On January 9-10, 2017, Mr. Korte accompanied Sonaca operations executives on facility site visits to the Company’s facilities located in Vista, California; Fredonia, Kansas; Tulsa, Oklahoma; Cottonwood, Kansas; Washington, Missouri; and St. Charles, Missouri.

On January 11-12, 2017, representatives of the Company, including Messrs. Korte, Stebe, Dickinson, and Ms. Renée Skonier, General Counsel and Chief Compliance Officer of the Company, and representatives of Sonaca, including Messrs. Delvaux, van Ockenburg, Costanzo and other Sonaca executives, accompanied by representatives of Lazard and Credit Suisse, conducted in-person meetings in St. Louis, Missouri to review ongoing due diligence requests.

Also on the evening of January 11, 2017, Messrs. Korte and Delvaux met in St. Louis, Missouri, over dinner and held general discussions regarding the employment arrangements envisioned for Mr. Korte and potentially certain other executives of the Company if a transaction were to occur, the negotiation of which arrangements was being directed and overseen by the Compensation Committee of the Board of Directors (which is comprised solely of independent directors). Messrs. Korte and Delvaux also further discussed their views on the potential strategic alignment of the Company’s and Sonaca’s respective businesses.

On January 12, 2017, Messrs. Stebe and Dickinson held a telephone conference with financial executives of Sonaca regarding various financial diligence matters.

On January 13, 2017, Messrs. Stebe and Costanzo spoke again by telephone regarding certain follow-up financial diligence matters.

On January 16, 2017, Messrs. Korte, Stebe and Dickinson held a call with representatives of Sonaca to discuss the diligence process and address particular follow-up diligence inquiries.

Between January 18-27, 2017 Messrs. Korte and Delvaux spoke from time to time by telephone about potential compensation structures for the Company leadership team following a transaction, if a transaction should occur, the negotiation of which was being directed and overseen by the Compensation Committee of the Board of Directors (which is comprised solely of independent directors).

On January 18, 2017, Messrs. Stebe and Costanzo spoke by telephone regarding certain follow-up financial diligence matters.

On January 19, 2017, Mr. Delvaux submitted a written letter to Mr. Korte, expressing Sonaca’s continued interest in a potential transaction and requesting an extension of the exclusivity period from 11:59 p.m. Eastern time on January 22, 2017 until 5:00 p.m. Eastern time on January 27, 2017, in order to give Sonaca additional time to evaluate recently received due diligence information in order to be able to make a final price per share proposal. The letter transmitted a preliminary draft Merger Agreement for the Company’s review.

52

On January 20, 2017 (and again on February 7, 2017), Mr. Stebe e-mailed Mr. Costanzo in response to particular follow-up financial diligence inquiries.

On January 21, 2017, Mr. Korte sent a written letter to Mr. Delvaux agreeing to extend the exclusivity period until 5:00 p.m. Eastern time on January 27, 2017 in light of Sonaca’s need to complete its review of the diligence materials provided and obtain required approvals of its final price per share proposal.

On January 23, 2017, the Sunburst Committee held a telephonic meeting, with representatives of Lazard and Gibson Dunn present, to review key terms of the preliminary draft Merger Agreement prepared by APKS. The draft Merger Agreement provided for the acquisition of the Company pursuant to a reverse triangular merger of an indirect, wholly-owned subsidiary of Sonaca with and into the Company, with the Company surviving the Merger as an indirect wholly-owned subsidiary of Sonaca. The draft also provided for the full acceleration of outstanding equity awards of the Company and a 21-day “go-shop” period during which the Company could actively solicit alternative proposals from other parties, followed by a “no-shop” period during which the Company could only pursue certain unsolicited alternative proposals (in addition to continuing to pursue certain qualifying proposals received during the “go-shop” period). The draft provided for Sonaca to obtain a combination of debt and equity financing to fund the merger consideration, and included a break-up fee payable by the Company to Sonaca as Sonaca’s sole remedy in certain specified circumstances and a reverse break-up fee payable by Sonaca to the Company as the Company’s sole remedy in certain specified circumstances (including in the event of Sonaca’s failure to obtain financing). The Sunburst Committee discussed with the representatives of Gibson Dunn and Lazard the potential implications of various key provisions in the draft Merger Agreement, including in particular the potential risks that the proposed financing structure and reverse break-up fee construct could pose to deal certainty.

Later that same day, on January 23, 2017, representatives of Gibson Dunn called representatives of APKS to provide initial feedback on material issues raised by the draft Merger Agreement, including the Company’s requirement for greater deal certainty and comfort regarding Sonaca’s financing arrangements (specifically, a right to full specific performance and uncapped damages for breach, including in a circumstance where Sonaca was unable to perform due to a financing failure, and removal of the reverse break-up fee concept), a longer “go-shop” period, and a more flexible standard under which the Board of Directors could exercise its “fiduciary out.”

On January 27, 2017, a representative of Credit Suisse called a representative of Lazard to verbally indicate a revised proposal with a value of $14.00 per share of Company common stock. On January 27, 2017, the closing price per share of Company common stock on NASDAQ was $8.90.

53

On January 27, 2017, the Compensation Committee of the Board of Directors held a telephonic meeting, with members of Company management and representatives of the Compensation Committee’s outside compensation consultant also present. The Compensation Committee discussed the potential impact of a transaction with Sonaca on executive employment agreements and incentives and sought input from its consultant on certain matters, including the proposed treatment of outstanding equity awards in the transaction, insight into current market practices and the consultant’s in-process analysis of certain tax-related considerations under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

The next morning, on January 28, 2017, the Sunburst Committee convened a telephonic meeting to consider Sonaca’s revised proposal of $14.00 per share. Also in attendance were members of Company management and representatives of Gibson Dunn and Lazard. In addition to discussing the price terms of the latest offer, the Sunburst Committee also discussed certain other terms of the proposal including Sonaca’s request for a commitment on new employment contracts with four to six members of the Company management team and the scheduling of introductory telephone calls with Messrs. Korte and Delvaux and the Company’s three largest customers. After deliberating on the merits and risks of possible alternative responses to Sonaca’s current proposal, the Sunburst Committee decided to instruct Lazard to counter Sonaca’s $14.00 per share proposal with a price of $15.00 per share. In addition, the Sunburst Committee instructed Lazard to request removal of the reverse break-up fee and to offer employment agreements for Messrs. Korte and Stebe only (with no associated closing condition) and calls with only two of the Company’s largest customers. A representative of management then discussed the Company’s ongoing work to update management’s financial forecasts.

Shortly following the conclusion of the Sunburst Committee meeting on January 28, 2017, based on the instructions of the Sunburst Committee, a representative of Lazard called Credit Suisse and indicated that the Company was only willing to proceed on the basis of a price per share of at least $15.00 and on the other terms discussed by the Sunburst Committee.

The next morning, on January 29, 2017, the full Board of Directors held a telephonic meeting, with members of the Company management team and representatives of Lazard and Gibson Dunn present, at which the Sunburst Committee briefed the other directors on the Sunburst Committee’s decision to reject the $14.00 per share offer and counter at a price per share of $15.00. A representative of Lazard reported that he had delivered this message to a representative of Credit Suisse, and had also communicated the Company’s position that the reverse break-up fee concept must be deleted, that Mr. Korte and Mr. Stebe would agree to post-closing employment arrangements with Sonaca but that there could be no associated closing condition or requirement for any other executive to enter into an employment agreement, and that the Company would not facilitate more than two confirmatory customer calls. A representative of Gibson Dunn reviewed the fiduciary duties of the Board in considering and responding to an acquisition proposal as well certain legal terms of Sonaca’s proposal and answered questions. The Board of Directors also discussed its assessment of certain risks relating to certainty of closing a transaction with Sonaca.

54

On January 31, 2017, the Board of Directors held a telephonic meeting, with members of Company management and representatives of Lazard and Gibson Dunn present. The meeting began with a representative of Lazard reporting that he had not yet received a response from Credit Suisse to the Company’s $15.00 counter-proposal delivered on January 28, 2017. Members of the Company management team and the Compensation Committee of the Board of Directors (which is comprised solely of independent directors) then updated the Board of Directors on the Compensation Committee’s consideration, direction and oversight of various compensation matters relating to the potential transaction with Sonaca, including the contemplated acceleration of equity awards and certain analyses being performed by the Compensation Committee’s outside compensation consultant. Mr. Stebe updated the Board of Directors on preliminary financial results for the fourth quarter and fiscal year ended December 31, 2016, which indicated an earnings shortfall and higher net debt balance relative to expectations. With respect to net debt, Mr. Stebe informed the Board of Directors that preliminary results indicated an actual net debt balance of $240.8 million at December 31, 2016, approximately $10 million higher than management’s expected net balance of $231.052 million that had been communicated to Sonaca on November 24, 2016 together with the August 2016 Plan. Mr. Stebe also discussed the bridge from the August 2016 Plan to management’s updated January 2017 Plan and to its Risk-Adjusted January 2017 Plan, which are defined and described further in the section of this proxy statement captioned “—Management Projections,” noting adjustments made relative to the August 2016 Plan to account for market conditions, rate changes, the Company’s 2017 budget and delays in implementation of the Company’s enterprise resource planning system. Discussion ensued, addressing major drivers to sales and profit number reductions reflected in the updated forecasts, and Mr. Stebe answered questions. The Board of Directors and the members of management present discussed at length these results and management’s rationale for the revised forecasts, notably management’s belief that the Risk-Adjusted January 2017 Plan reflected its most up-to-date and balanced forecasts, reflecting in particular completion of the 2017 budget, learnings from the Company’s preliminary 2016 full year financial results, anticipated reductions in certain platform build rate outlooks, management changes, potential challenges in winning new opportunities and potential execution risks on new programs that were not included in the August 2016 Plan and the January 2017 Plan. Representatives of Lazard then reviewed with the Board of Directors certain preliminary valuation analyses and performance statistics of the Company and answered questions.

On February 2, 2017, a representative of Credit Suisse called Lazard to verbally indicate a final revised proposal with a value of $14.50 per share of Company common stock.

That afternoon, on February 2, 2017, the Sunburst Committee convened a telephonic meeting, which was also attended by members of Company management and representatives of Lazard and Gibson Dunn. A representative of Lazard began by updating the Sunburst Committee on his conversation with Credit Suisse regarding Sonaca’s counter proposal of $14.50 per share. Credit Suisse had characterized the offer as Sonaca’s absolute “best and final” offer and explained that Sonaca’s delay in responding had been due to its need to seek formal approvals from its shareholders, all of which approvals had now been obtained according to Credit Suisse. Credit Suisse had also conveyed that Sonaca had agreed to most of the other terms of the Company’s January 28 counter-proposal, namely that it would require only two confirmatory customer calls, it had agreed to delete the concept of a reverse break-up fee as a limitation on the Company’s damages and to delete all other financing contingency-like provisions from the draft Merger Agreement, would request the delivery at signing of conditional employment agreements only with Messrs. Korte and Stebe with no associated closing condition and would agree to a physical inspection of certain other due diligence items at a location specified by the Company. The Sunburst Committee discussed Sonaca’s proposal and asked questions of Lazard, noting that the mathematical difference between a purchase price of $15.00 versus $14.50 per share represented a relatively small percentage of enterprise and equity value and also a small difference in EBITDA multiples. After further deliberation, the Sunburst Committee directed Lazard to communicate to Credit Suisse that the Company would move forward with negotiating the definitive Merger Agreement on the basis of a $14.50 price per share, while emphasizing that this price remained subject to approval of the full Board of Directors and that the Company continued to seek a longer, 35 calendar day “go-shop” period in lieu of Sonaca’s proposed 21 days. After a review of market data regarding break-up fees involving similarly leveraged transactions presented by representatives of Lazard, and following a discussion with a representative of Gibson Dunn on the legal implications of the break-up fee amount, the Sunburst Committee instructed Lazard to propose to Credit Suisse a single break-up fee of $7.5 million, equal to approximately 3.7% of equity value and 1.7% of enterprise value. The Sunburst Committee authorized Gibson Dunn to reflect this proposal in its revised draft of the Merger Agreement.

55

On February 2, 2017, shortly following the telephonic meeting of the Sunburst Committee, Lazard called Credit Suisse to communicate the Company’s desire to move forward on the basis of a value of $14.50 per share subject to successful negotiation of a mutually acceptable Merger Agreement and final approval of the full Board of Directors. On this call, Lazard also communicated the Company’s counter-proposal regarding certain terms of the Merger Agreement, including the length of the “go-shop” period and size of the break-up fee.

On the morning of February 3, 2017, Gibson Dunn sent to APKS a revised draft of the Merger Agreement reflecting the Company’s previously articulated positions, including with respect to the length of the “go-shop” period and the amount of the break-up fee.

Later in the afternoon on February 3, 2017, the Board of Directors held a telephonic meeting, with members of Company management and representatives of Lazard and Gibson Dunn present. During the meeting, members of the Company management team reviewed with the Board of Directors the content of management’s January 2017 Plan and Risk-Adjusted January 2017 Plan, incorporating the most current market and Company operating performance data and management’s updated forecast for 2017, 2018, 2019, and 2020 financial performance provided to the Board of Directors in advance of the meeting. The presentation reviewed certain assumptions of management underlying the January 2017 Plan and Risk-Adjusted January 2017 Plan, as well as differences in the updated plans as compared to the August 2016 Plan that had been previously approved by the Board of Directors in August 2016 and provided to Sonaca on November 24, 2016. Following discussion, the Board of Directors approved the January 2017 Plan and Risk-Adjusted January 2017 Plan and authorized Lazard to provide both of these forecasts, together with management’s update on preliminary financial results for the fourth quarter and fiscal year ended December 31, 2016, to Credit Suisse as soon as possible. The Board of Directors also formally instructed Lazard to rely on the Risk-Adjusted January 2017 Plan for the purpose of rendering its Fairness Opinion to be presented to the Board of Directors at a subsequent meeting, based on its conclusion that the Risk-Adjusted January 2017 Plan represented the most realistic and appropriate basis for Lazard’s analysis. Representatives of Gibson Dunn then reviewed in detail the key terms of the draft Merger Agreement, with a focus on the proposed deal protections and closing conditions. A discussion then ensued regarding the course of negotiations of the deal protections, including the break-up fee, the go-shop and no-shop provisions in the draft Merger Agreement, and the absence of a financing contingency. The Board of Directors asked questions about the extent of operating flexibility afforded by the interim negative covenants and a discussion ensued.

56

On the evening of February 3, 2017 following the Board of Directors telephonic meeting, Lazard, on behalf of the Company, provided to Sonaca and Credit Suisse an update on preliminary financial results for the fourth quarter and fiscal year ended December 31, 2016, which indicated an earnings shortfall and higher net debt balance relative to expectations. Lazard also provided to Credit Suisse Company management’s revised forecasts as reflected in the January 2017 Plan and Risk-Adjusted January 2017 Plan.

Also on February 3, 2017 and February 4, 2017, Messrs. Korte and Delvaux had further discussions regarding the terms of the employment agreements expected to be executed by Messrs. Korte and Stebe concurrently with the execution of a definitive Merger Agreement, which were being directed and overseen and would be subject to review and approval by the Compensation Committee of the Board of Directors (which is comprised solely of independent directors). Messrs. Korte and Delvaux also discussed procedures for the two upcoming planned introductory calls with customers of the Company.

On February 5, 2017, Messrs. Korte and Stebe and representatives of Lazard held a conference call with members of Sonaca’s management team and representatives of Credit Suisse to discuss the preliminary financial results of the fourth quarter and fiscal year ended December 31, 2016 and the revised financial forecasts that had been provided to Credit Suisse on February 3, 2017.

On the morning of February 6, 2017, the Board of Directors convened a telephonic meeting with members of the Board of Directors, members of Company management and representatives of Gibson Dunn. A representative of the management team updated the Board of Directors on the conversation that had taken place the day before with Sonaca and Credit Suisse regarding the preliminary financial results of the fourth quarter and fiscal year ended December 31, 2016 and Company management’s revised financial forecasts. Following that conversation, Sonaca had communicated both to Mr. Korte and via Credit Suisse to representatives of Lazard that Sonaca believed the updated financial information (and in particular the higher than expected net debt balance) necessitated a decrease in Sonaca’s offer of between $0.75 to $1.00 per share. A member of the management team also then informed the Board of Directors that the Company had received certain letters from a major customer with respect to the Company’s performance under the contract with that customer, and provided information on the Company’s recovery plan regarding such matters. The Board of Directors then reviewed with members of Company management and representatives of Gibson Dunn certain share price projections that had been included in a presentation to the Company in August 2016 by a financial advisor other than Lazard (and which other financial advisor was neither engaged by, involved in nor advising the Company or the Board of Directors with respect to a potential transaction). The Board of Directors discussed and agreed that the assumptions on EBITDA and net debt underlying such projections were invalid and, therefore, that the projections were not useful. Accordingly, the Board of Directors gave no weight to such projections in its consideration of matters relating to a potential transaction with Sonaca. Representatives of Lazard joined the meeting and recounted for the Board of Directors their conversations with Sonaca management and Credit Suisse, during which the Sonaca and Credit Suisse representatives had reiterated that a $0.75 to $1.00 reduction in Sonaca’s offer price was likely forthcoming. After further discussion, the Board of Directors, with the concurrence of Lazard, instructed the Company management team to present an overall business update to Sonaca as soon as possible and prior to receiving a revised offer.

57

On February 8, 2017, members of the Company management team and representatives of Lazard held a conference call with members of the Sonaca management team and representatives of Credit Suisse to discuss additional business updates, including various opportunities in the Company’s business pipeline that were not reflected in the Company’s 2016 year-end financial results. During that call, a member of the Company management team also disclosed to the representatives of the Sonaca management team that certain performance issues had recently been brought to the Company’s attention by one of its customers, but that such issues were already in the process of being addressed and that, based on subsequent discussions with and new orders subsequently received from that same customer, Company management believed that the ongoing customer relationship remained sound. The members of the Company management also communicated their belief that the identified performance issues did not impact any of the financial forecasts that had been provided to Sonaca and that the Company was willing to facilitate an introductory call with Sonaca and the relevant customer in addition to the two introductory calls with other customers the Company had already agreed to facilitate.

On February 9, 2017, a representative of Credit Suisse called a representative of Lazard to verbally indicate a revised proposal with a value of $13.75 per share, which represented a $0.75 reduction from the previously agreed-upon price of $14.50 per share. Credit Suisse communicated that this revised value incorporated the preliminary 2016 fourth quarter financial results, Company management’s revised financial forecasts and the Company’s higher-than-expected net debt balance.

The same afternoon, on February 9, 2017, the Sunburst Committee convened a telephonic meeting to consider Sonaca’s revised proposal. Members of the Company management team and representatives of Lazard and Gibson Dunn were also present. After deliberation, the Sunburst Committee instructed Lazard to counter Sonaca’s offer with a value of $14.25 per share.

Immediately after the Sunburst Committee meeting on February 9, 2017, a representative of Lazard called a representative of Credit Suisse to counter Sonaca’s offer with a value of $14.25 per share of Company common stock.

On February 10, 2017, a representative of Credit Suisse called a representative of Lazard to verbally indicate a final revised proposal with a value of $14.00 per share of Company common stock.

The same afternoon, on February 10, 2017, the Sunburst Committee convened a telephonic meeting, with members of the Company management team and representatives of Lazard and Gibson Dunn present, to consider whether to move forward on the basis of Sonaca’s final offer of $14.00 per share. After deliberation, the Sunburst Committee instructed Lazard to communicate to Credit Suisse that the Company would be willing to move forward on the basis of a $14.00 per share price, subject to successful negotiation of a mutually acceptable Merger Agreement and final approval by the full Board of Directors. A representative of Lazard then called a representative of Credit Suisse to communicate the Company’s interest in moving forward.

58

In the late afternoon on February 10, 2017, representatives of Gibson Dunn and APKS held a conference call to discuss open issues in the revised draft of the Merger Agreement APKS was preparing to send to Gibson Dunn. Shortly after that call, APKS sent to Gibson Dunn a revised draft of the Merger Agreement. Although this draft reflected a resolution of a number of issues in the agreement, some material open issues remained, in particular the length of the go-shop period (Sonaca proposed 25 calendar days versus the Company’s desired 35 calendar days), the amount of the break-up fee (Sonaca proposed $15.4 million versus the Company’s desired $7.5 million), certain of the interim operating covenants and Sonaca’s proposed inclusion of an additional termination right for Sonaca based on an interim revenue test in the event of certain adverse changes in relations with customers or suppliers.

On Saturday morning, February 11, 2017, Messrs. Korte and Delvaux held the first of three introductory calls with customers of the Company. The second and third such calls were held on February 13, 2017 and February 15, 2017, respectively.

Also on February 11, 2017, representatives of Company management and representatives of Sonaca management, accompanied by representatives of Lazard and Credit Suisse, held a telephone conference regarding certain aspects of Sonaca’s proposed financing structure for the transaction.

On February 13, 2017, representatives of Gibson Dunn and APKS held an in-person negotiating session in New York City concerning the Merger Agreement, during which additional issues were resolved but key remaining business issues, including the length of the go-shop period, the outside date for satisfaction of closing conditions, an additional termination right for Sonaca based on an interim revenue test in the event of certain adverse changes in relations with customers or suppliers, the amount of the break-up fee, and the scope of certain interim operating covenants, were deferred to resolution among the business principals.

Also on February 13, 2017, Messrs. Korte and Delvaux discussed by telephone the post-closing compensation structure currently contemplated for the Company leadership team following a transaction. Messrs. Korte and Delvaux also discussed logistics for an upcoming customer introductory call.

On February 14, 2017, the Compensation Committee of the Board of Directors convened a telephonic meeting to discuss compensation and employee-related matters in the draft Merger Agreement, including the terms of Messrs. Korte’s and Stebe’s contemplated post-closing employment arrangements, the treatment of long-term incentive plan awards under the Merger Agreement and various analyses by the Compensation Committee’s external compensation consultant.

On February 14, 2017, Gibson Dunn sent to APKS a revised draft of the Merger Agreement, which proposed a compromise of 30 calendar days for the length of the go-shop period and also reflected the Company’s compromise proposal for a two-tiered break-up fee, which would remain relatively lower ($7.5 million) if triggered by a termination (i) within the 30-day “go-shop” period in order to enter into a superior proposal, or (ii) within 60 days after signing and relating to an acquisition proposal received during or as a result of the go-shop period, but would be relatively higher ($11 million) if triggered by a termination under any other circumstance.

59

Later on February 14, 2017, representatives of Gibson Dunn and APKS discussed the latest revised draft of the Merger Agreement and further narrowed the list of open issues, the resolution of which was deferred to an all-hands call including business principals scheduled for the next day.

On February 15, 2017, members of the Company management team and Sonaca management teams, including Messrs. Korte and Delvaux, along with representatives of Gibson Dunn and APKS, convened an all-hands telephone conference with the intent of resolving all remaining open issues in the draft Merger Agreement. During this call, Sonaca agreed to a 30-day go-shop period, the Company agreed to a final outside date of September 29, 2017, the business principals agreed on the scope of interim operating covenants, and, on the issue of the break-up fee, Sonaca countered with a fee of $10 million if triggered by a termination within the first 60 days and relating to an acquisition proposal received during or as a result of the go-shop period and $15 million otherwise. Members of the Sonaca management team indicated they would consider withdrawing their request for the additional revenue test and termination right based on adverse changes in customer or supplier relations as part of an overall resolution of issues.

Later that same afternoon, on February 15, 2017, the Board of Directors convened a telephonic meeting, with members of the Company management team and representatives of Lazard and Gibson Dunn present. A representative of Gibson Dunn updated the Board of Directors on the current status of negotiations regarding the Merger Agreement and material issues that had been resolved since the last Board of Directors meeting, including the length of the go-shop period, as well as remaining open issues, including the amount of the break-up fee and Sonaca’s proposed addition of a revenue test and termination right based on adverse changes in customer or supplier relations. The representative of Gibson Dunn also reviewed with the Board of Directors certain details of Sonaca’s equity and debt financing commitments based on Gibson Dunn’s recent review of such documents and summarized Sonaca’s current proposal regarding the amount of the two-tiered break-up fee. The Board of Directors also discussed with the representatives of Gibson Dunn and Lazard the perceived likelihood of a topping bid and how the proposed break-up fee structure would be expected to affect the ability and willingness of a topping bidder to emerge. After further discussion, the Board of Directors concluded it would be willing to accept Sonaca’s proposed break-up fee structure as part of a package resolution conditioned on the removal of Sonaca’s additional termination right that had been introduced in the last draft circulated by APKS.

Later on February 15, 2017 and throughout the day on February 16, 2017, representatives of Gibson Dunn and APKS exchanged multiple drafts of and negotiated the final open issues in the Merger Agreement, ultimately agreeing to the break-up fee construct Sonaca had last proposed and the deletion of the additional termination right that had been requested by Sonaca and the related interim notice covenant and revenue test.

60

Also on February 15-16, 2017, Messrs. Stebe and van Ockenburg exchanged e-mails and telephone calls to discuss certain technical details in the Merger Agreement as well as the Company’s and Sonaca’s respective views on a communications plan for announcement of the transaction once the Merger Agreement was executed, which was expected to occur sometime in the evening on February 16, 2017.

In the early evening on February 16, 2017, the Board of Directors held a telephonic meeting with members of Company management and representatives of Gibson Dunn and Lazard present. A representative of Gibson Dunn reviewed with the Board of Directors its fiduciary duties as well as the proposed final terms of the Merger Agreement and described the material changes to the Merger Agreement from the prior version that had been presented to the Board of Directors. A member of the Compensation Committee of the Board of Directors presented a report on that committee’s independent evaluation of the compensation arrangements involved in the transaction, including the employment agreements to be entered into by Messrs. Korte and Stebe and potentially certain other executives. The Compensation Committee had specifically considered whether such compensation arrangements were of a nature or magnitude that would have diverted value from the Company’s shareholders and determined they were not. The Compensation Committee member reported that the committee’s outside compensation consultant had previously advised that the compensation levels under the proposed employment agreements would bring the executives’ overall compensation closer to the market norm. Representatives of Lazard then reviewed their financial analyses of the merger consideration. The Board of Directors discussed these financial analyses in detail and again reviewed the reasons why the Risk-Adjusted January 2017 Plan was the most appropriate forecast for Lazard to use in its discounted cash flow analysis, namely because the Risk-Adjusted January 2017 Plan incorporated management's most current market and Company operating performance data, and best accounted for the execution risk and challenges facing the Company. The Board of Directors also discussed the possibility that, given uncertainties in the credit markets, rising interest rates and the Company's recent earnings shortfall, the Company's cost of capital in a future refinancing could potentially be higher than originally forecasted and may have posed an additional risk to the Company's operating plan. Following this discussion, a representative of Lazard rendered to the Board of Directors Lazard’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 16, 2017, to the effect that, based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its written opinion, as of February 16, 2017, the per share merger consideration to be paid to the holders of Company common stock (other than excluded holders) in the Merger was fair, from a financial point of view, to such holders of the Company common stock (other than excluded holders), as of the date of Lazard’s opinion. For a detailed discussion of Lazard’s opinion, please see below under the caption “—Opinion of Lazard Frères & Co. LLC.” After further deliberation and discussion, each member of the Board of Directors (other than Mr. Korte, who abstained out of an abundance of caution due to his current and prospective employment with the Company, among other interests in the transaction) (i) authorized and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, (ii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, (iii) declared that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, were fair to and in the best interests of the shareholders of the Company, (iv) directed that the approval and adoption of the Merger Agreement be submitted to a vote at a meeting of the shareholders of the Company and (v) recommended that the shareholders of the Company approve and adopt the Merger Agreement.

61

Later in the evening on February 16, 2017, several hours after the market close, the Company, Sonaca, Intermediate Co. and Sub delivered signatures and entered into the Merger Agreement. The closing price per share of Company common stock on NASDAQ on February 16, 2017 was $9.19.

The transaction was announced pursuant to a joint press release issued by the Company and Sonaca shortly after the Merger Agreement was entered into on the evening of February 16, 2017. The press release disclosed the fact that the Company would be soliciting alternative proposals as part of a go-shop process. The Company also separately announced in parallel its preliminary unaudited financial results for the fourth quarter and fiscal year ended December 31, 2016. Immediately following issuance of the press releases, Mr. Korte sent a Company-wide email to all employees of the Company announcing the transaction.

Prior to the market open on February 17, 2017, the Company filed a Current Report on Form 8-K, which attached (and filed as solicitation material under Rule 14a-12 under the Exchange Act) the Merger Agreement, forms of employment agreements to be entered into by Messrs. Korte and Stebe at the closing of the Merger, the press releases, Mr. Korte’s email to employees and certain other communications issued concurrently with the announcement of the transaction.

The “Go-Shop” Period

Beginning on February 17, 2017 representatives of Lazard reached out to representatives of 52 parties with likely strategic interest in the Company and financial capability to complete an acquisition to invite such companies to consider the acquisition of the Company and to provide a form confidentiality agreement in compliance with the terms of the Merger Agreement to interested companies.

On February 20, 2017, Company A executed the form confidentiality agreement without proposing any changes to it.

On February 21, 2017, Lazard transmitted a process letter to Company A’s financial advisor and provided Company A and its financial advisor with access to diligence materials via an online data room, including the January 2017 Plan, Risk-Adjusted 2017 Plan and the Company’s 2016 full year financial update. On February 27, 2017, representatives of Lazard held a conference call with the chief executive officer and chief financial officer of Company A and representatives of Company A’s financial advisor to discuss Company A’s initial high-level diligence questions.

On February 21, 2017, Company B provided minor comments to the form confidentiality agreement and, on February 23, 2017, executed a confidentiality agreement with the Company (but dated February 21, 2017). On February 23, 2017, Lazard provided Company B with access to the initial set of diligence materials via the online data room, including the January 2017 Plan, Risk-Adjusted 2017 Plan and the Company’s 2016 full year financial update.

62

On February 21, 2017, Company C reached out to the Company and Lazard to express its potential interest in participating in the go-shop process (although it was not one of the 52 parties initially contacted by Lazard). In a subsequent call with a representative of Lazard on February 22, 2017, however, Company C indicated it was reluctant to sign a confidentiality agreement containing a standstill provision, as required by the terms of the Merger Agreement. On February 28, 2017, Company C sent a markup of the form confidentiality agreement that deleted the standstill provision, among other changes.

On March 1, 2017, the Board of Directors convened a telephonic meeting, with members of management and representatives of Lazard and Gibson Dunn present. Lazard presented an update on the status of the go-shop process and discussed with the Board of Directors Company C’s indication that it would not sign a confidentiality agreement containing a standstill provision as required by the terms of the Merger Agreement. The Board of Directors and Lazard discussed their respective assessments of Company C’s level of interest and capacity to consummate an acquisition. Following that discussion, the Board of Directors determined at that time not to seek a waiver from Sonaca or take any other special action with respect to Company C and instead to focus the Company’s and its advisors’ resources on filing the Company’s preliminary proxy statement as soon as possible.

On March 6, 2017, representatives of Company A informed representatives of Lazard that Company A had determined not to proceed with an acquisition of the Company, indicating that it could not exceed Sonaca’s valuation of $14.00 per share.

Also on March 6, 2017, representatives of Company B informed representatives of Lazard that Company B had determined not to proceed with an acquisition of the Company.

Recommendation of the Board of Directors and Reasons for the Merger

Recommendation of the Board of Directors

The Board of Directors, other than Daniel G. Korte, a member of the Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction as described in the section of the proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger,” has unanimously: (1) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable and in the best interests of LMI and its shareholders; and (2) adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board of Directors, with Mr. Korte abstaining, unanimously recommends that you vote: (1) “FOR” the adoption the Merger Agreement and approval of the Merger and the other transactions contemplated thereby; (2) “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting; and (3) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to LMI’s named executive officers in connection with the Merger.

63

Reasons for the Merger

In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors consulted with LMI management, and representatives of its financial advisor and outside legal counsel. In recommending that shareholders vote in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby, the Board of Directors considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

●	the fact that the all-cash Merger Consideration will provide certainty of value and liquidity to shareholders, while eliminating the effect of long-term business and execution risk to shareholders.

●	the relationship of the $14.00 Merger Consideration to the trading price of our common stock, including that the Merger Consideration constituted a premium of approximately (i) 52% over LMI’s closing share price on February 16, 2017, the last trading day prior to the date the Merger Agreement was publicly announced, (ii) 63% over LMI’s three-month volume weighted average price up to and including February 16, 2017, and (iii) 78% over LMI’s six-month volume weighted average price up to and including February 16, 2017.

●	the current and historical market prices of the common stock, including the market performance of the common stock relative to those of other participants in the Company’s industry and general market industries.

●	the advantages of entering into the Merger Agreement in comparison with the risks of remaining independent, including risks to achieving projected 2017 performance and long-term financial projections as a standalone company, the risks inherent in LMI’s industry, potential changes in laws and regulations affecting the industry, the economy and capital markets as a whole, and the various additional risks and uncertainties that are listed in Item 1A of Part I or Part II, as applicable, of our most recent annual and quarterly reports.

●	the potential challenges the Company could face in refinancing its debt at desirable rates given the Company's net debt level at the end of fiscal year 2016, which was higher than had been forecasted, the rising interest rate environment, and the Company's lower than expected fourth quarter earnings in 2016.

●	its belief, based on discussions and negotiations with Sonaca, that the $14.00 per share was the highest price Sonaca would be willing to pay.

64

●	the oral opinion of Lazard, subsequently confirmed in writing, delivered to the Board of Directors that, as of February 16, 2017 and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the per share Merger Consideration to be paid to holders of the Company common stock (other than excluded holders) in the Merger was fair, from a financial point of view, to such holders of Company common stock (other than excluded holders), as more fully described below in the section of this proxy statement captioned “—Opinion of Lazard Frères & Co. LLC.”

●	there were extensive arm’s length negotiations with Sonaca, which, among other things, resulted in an increase in the offered merger consideration from a value range of $11.00 to $12.50 per share to $14.00 per share.

●	the likelihood that the Merger will be consummated, based on, among other things, the limited number of conditions to the Merger, the absence of a financing condition, Parent’s representation that it will have sufficient financial resources to pay the aggregate Merger Consideration and consummate the Merger, the Board of Directors’ and management’s assessment, after discussion with Lazard and Gibson Dunn and review of the relevant debt and equity financing commitment letters, that the Parent has the financial capability to complete the Merger, the relative likelihood of obtaining required regulatory approvals, and the remedies available under the Merger Agreement to LMI in the event of a breach by Parent.

●	the terms of the Merger Agreement and the related agreements, including LMI’s ability (i) to solicit alternative acquisition proposals through March 18, 2017 and (ii) to thereafter consider and respond to, under certain circumstances specified in the Merger Agreement, a bona fide acquisition proposal, and the Board of Director’s right, after complying with the terms of the Merger Agreement, to terminate the Merger Agreement in order to enter into an agreement with respect to a superior proposal upon payment of either $10 million or $15 million, depending upon the circumstances. For more information, see the section of this proxy statement captioned “The Merger Agreement—Break-Up Fees.”

●	the Merger would be subject to the approval of LMI shareholders holding at least two-thirds of the outstanding shares of common stock as of the Record Date, and the shareholders would be free to reject the Merger.

●	the availability of appraisal rights and payment of fair value under Missouri law to registered holders of shares of common stock, and beneficial owners of shares of common stock whose nominees follow the required statutory procedures, who timely file a written objection to the Merger Agreement, do not vote in favor of the proposal to approve the Merger Agreement and comply with all of the required procedures under Missouri law, which provides those eligible shareholders with an opportunity to have a Missouri court determine the fair value of their shares, which may be more than, less than, or the same as the amount such shareholders would have received under the Merger Agreement.

●	the Board of Director’s view that the Merger Agreement was the product of an arm’s-length negotiations and contained customary terms and conditions.

65

●	the timing of the Merger and the risk that if we did not accept Parent’s offer at the time it was made, we might not have had another opportunity to do so, particularly if the markets for private and public debt and private equity fluctuated in a manner that made it more difficult to finance the acquisition.

●	the Board of Director’s understanding of the Company’s business, assets, financial condition and results of operation, its competitive position and historical and projected performance, and the nature of the industry and regulatory environment in which the Company competes.

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which factors are not necessarily presented in order of relative importance):

●	the fact that the announcement and pendency of the Merger, or the risks and costs to LMI if the Merger does not close, could result in the diversion of management and employee attention, and potentially have a negative effect on our business and relationships with customers and suppliers.

●	the effect of a public announcement of the Company entering into the Merger Agreement on the Company’s operations, stock price and employees and its ability to attract and retain key management and personnel while the Merger is pending.

●	the fact that shareholders will not participate in any future earnings or growth of LMI and will not benefit from any appreciation in value of LMI, including any appreciation in value that could be realized as a result of improvements to our operations.

●	the possibility that Parent will be unable to obtain all or a portion of the financing for the Merger and related transactions, including the debt financing proceeds contemplated by the debt commitment letter it received from the initial lenders.

●	the requirement that LMI may be required to pay Parent a break-up of either $10 million or $15 million, depending upon the circumstances for termination. For more information, see the section of this proxy statement captioned “The Merger Agreement—Break-Up Fees.”

●	the restrictions on the conduct of LMI’s business prior to the consummation of the Merger, including the requirement that we conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent LMI from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, LMI might have pursued.

●	the fact that an all cash transaction would be taxable to LMI’s shareholders that are U.S. persons for U.S. federal income tax purposes.

66

●	the fact that under the terms of the Merger Agreement, LMI is unable to solicit other acquisition proposals following the expiration of the go-shop period.

●	the risk that, while the Merger is expected to be completed, there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied, and as a result, it is possible that the Merger may not be completed even if approved by our shareholders.

●	the significant costs involved in connection with entering into the Merger Agreement and completing the Merger and the substantial time and effort of LMI management required to complete the Merger, which may disrupt our business operations.

●	the fact that LMI’s business, sales operations and financial results could suffer in the event that the Merger is not consummated.

●	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of our common stock.

●	the fact that the completion of the Merger will require antitrust and other regulatory approvals in the United States.

In addition, our Board of Directors was aware of and considered the interests that certain of our directors and officers may have in the Merger that differ from, or are in addition to, those of LMI’s other shareholders (see below in the section of this proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger”).

The foregoing discussion is not meant to be an exhaustive, but summarizes many, if not all, of the material factors considered by the Board of Directors in its consideration of the Merger. After considering these and other factors, the Board of Directors concluded that the potential benefits of the Merger outweighed the uncertainties and the risks. In view of the variety of factors considered by the Board of Directors and the complexity of these factors, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the Board of Directors applied his or her own personal business judgment to the process and may have assigned different weights to different factors. The Board of Directors, other than Daniel G. Korte, a member of the Board of Directors and the Company’s President and Chief Executive Officer, who abstained from voting due to his interests in the transaction as described in the section of the proxy statement captioned “The Merger—Interests of LMI’s Directors and Executive Officers in the Merger,” unanimously adopted the Merger Agreement and approved the Merger and the other transactions contemplated by the Merger Agreement and recommends that the shareholders adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby based upon the totality of the information presented to and considered by the Board of Directors.

67

Opinion of Lazard Frères & Co. LLC

The Company retained Lazard to act as financial advisor to the Company and to render an opinion to our Board of Directors as to the fairness, from a financial point of view, to holders of Company common stock (other than excluded holders) of the consideration to be paid to such holders in the Merger. On February 16, 2017, Lazard rendered its oral opinion to our Board of Directors, subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the per share Merger Consideration to be paid to holders of Company common stock (other than (i) shares of Company common stock directly owned by the Company as treasury stock or directly owned by Sonaca, Intermediate Co, or Sub and (ii) excluded holders) in the Merger was fair, from a financial point of view, to such holders.

The full text of Lazard’s written opinion, dated February 16, 2017, which sets forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The description of Lazard’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Lazard’s written opinion attached as Annex B. We encourage you to read Lazard’s opinion and this section carefully and in their entirety.

Lazard’s opinion was directed to our Board of Directors for the information and assistance of the Board of Directors in connection with its evaluation of the Merger and only addressed the fairness, from a financial point of view, to holders of Company common stock (other than excluded holders) of the per share Merger Consideration to be paid to such holders in the Merger as of the date of Lazard’s opinion. The Company did not request Lazard to consider, and Lazard’s opinion did not address, the relative merits of the Merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Merger. Lazard’s opinion was not intended to and does not constitute a recommendation to any holder of Company common stock as to how such holder should vote or act with respect to the Merger or any matter relating thereto. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of Lazard’s opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of Lazard’s opinion. Lazard’s opinion did not express any opinion as to the prices at which shares of Company common stock may trade at any time subsequent to the announcement of the Merger.

The following is a summary of Lazard’s opinion. We encourage you to read Lazard’s written opinion carefully in its entirety.

In connection with its opinion, Lazard:

●	reviewed the financial terms and conditions of a draft, dated February 16, 2017 of the Merger Agreement;

68

●	reviewed certain publicly available historical business and financial information relating to the Company;

●	reviewed various financial forecasts and other data provided to Lazard by the Company relating to the business of the Company, including the forecasts identified to Lazard as the Risk-Adjusted January 2017 Plan, as defined in the section of this proxy statement entitled “—Background of the Merger”;

●	held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

●	reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;

●	reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;

●	reviewed historical stock prices and trading volumes of Company common stock; and

●	conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and Lazard was not furnished with any such valuation or appraisal. The management of the Company advised Lazard that the Risk-Adjusted January 2017 Plan reflected the best currently available estimates and judgments as to the future financial performance of the Company and, accordingly, at the direction of our Board of Directors, Lazard utilized such forecasts for purposes of its financial analyses in connection with its opinion. With respect to the financial forecasts Lazard utilized in its analyses, Lazard assumed, with the consent of the Company, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

In connection with its engagement, as of the date of its opinion Lazard was not authorized to, and Lazard did not, solicit indications of interest from third parties regarding a potential transaction with the Company.

69

In rendering its opinion, Lazard assumed, with the consent of the Company, that the Merger would be consummated on the terms described in the Merger Agreement, without any waiver or modification of any material terms or conditions of the Merger Agreement. Representatives of the Company advised Lazard, and Lazard assumed, that the Merger Agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Merger would not have an adverse effect on the Company, or the Merger. Lazard’s opinion did not address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Company obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the per share Merger Consideration to the extent expressly specified in Lazard’s opinion) of the Merger, including, without limitation, the form or structure of the Merger or any agreements or arrangements entered into in connection with, or contemplated by, the Merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Merger, or class of such persons, relative to the per share Merger Consideration or otherwise.

Summary of Lazard’s Financial Analyses

The following is a brief summary of the material financial analyses and reviews that Lazard deemed appropriate in connection with rendering its opinion. The brief summary of Lazard’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description. Considering selected portions of the analyses and reviews or the summary set forth below, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion.

In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, business or transaction used in Lazard’s analyses and reviews as a comparison is identical to the Company or the Merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.

70

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 16, 2017 and is not necessarily indicative of current market conditions.

Financial Analyses

Selected Comparable Company Multiples Analysis.

Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected comparable publicly-traded aerospace manufacturing companies whose operations Lazard believed, based on its experience with companies in the aerospace manufacturing industry, to be similar to the Company’s operations for purposes of this analysis. Lazard then compared such information to the corresponding information for the Company.

The selected group of companies used in this analysis, which we refer to in this proxy statement as the “LMI comparable companies,” was as follows:

●	Ducommun Inc.

●	Héroux-Devtek, Inc.

●	Senior plc

●	Spirit Aerosystems Holdings, Inc.

●	Triumph Group, Inc.

●	Magellan Aerospace Corp.

●	GKN plc

Lazard selected the companies reviewed in this analysis because, among other things, the LMI comparable companies operate businesses similar to the business of the Company. However, no selected company is identical to the Company. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the Merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the LMI comparable companies that could affect the public trading values of each are relevant.

71

Lazard calculated and compared the ratio of each company’s enterprise value, calculated as the market capitalization of each company (based on its closing share price as of February 15, 2017 and most recently publicly reported fully-diluted share count), plus debt, less cash, cash equivalents and marketable securities (based on the most recent publicly available data) to its calendar year 2016, 2017 and 2018 estimated earnings before interest, taxes, depreciation and amortization, commonly and herein referred to as “EBITDA.” The EBITDA estimates for each of the LMI comparable companies used by Lazard in its analysis were based on FactSet consensus estimates, except that the calendar year 2016 information for Spirit Aerospace Holdings, Inc., Triumph Group, Inc. and Héroux-Devtek, Inc. was based on actual reported data. The following table summarizes the results of this review:

LMI Comparable Companies Multiples
Enterprise Value to 2016E EBITDA	6.9x - 9.7x
Enterprise Value to 2017E EBITDA	6.1x - 9.7x
Enterprise Value to 2018E EBITDA	5.6x - 8.6x

Based on an analysis of the relevant metrics for each of the LMI comparable companies. Lazard selected reference ranges of 7.0x to 8.5x for enterprise value to estimated 2016 EBITDA, 6.5x to 8.0x for enterprise value to estimated 2017 EBITDA and 6.0x to 7.5x for enterprise value to estimated 2018 EBITDA.

Lazard applied such range of enterprise values to EBITDA multiples for the LMI comparable companies to the estimated Adjusted EBITDA of the Company for 2016, 2017 and 2018, as described in the section of this proxy statement captioned “—Management Projections.”

From this analysis, Lazard estimated implied price per share ranges for shares of the Company common stock as set forth below and as compared to the per share merger consideration of $14.00 provided in the Merger Agreement:

Implied Price Per Share Range
Enterprise Value/ 2016 EBITDA	$2.59 - $6.93
Enterprise Value/ 2017 EBITDA	$2.38 - $7.00
Enterprise Value/ 2018 EBITDA	$2.45 - $7.48

Selected Precedent Transactions Multiples Analysis.

Lazard performed a selected precedent transactions analysis of the Company by reviewing publicly available financial information of the following selected transactions involving target companies in the aerospace manufacturing industry that it viewed as comparable to the Company. In performing this analysis, Lazard reviewed certain financial information and transaction multiples relating to the companies involved in the selected transactions and compared such information to the corresponding information for the Company. Specifically, Lazard reviewed eight merger and acquisition transactions announced since March 2010 involving companies in the aerospace manufacturing industry for which sufficient public information was available.

72

The selected group of transactions used in this analysis were as follows:

Aerospace Manufacturing

Announcement Date	Acquiror	Target
July 2015	GKN plc	Fokker Technologies Group B.V.
August 2013	Triumph Group, Inc.	General Donlee Canada Inc.
March 2013	Greenbriar Equity Group LLC	EDAC Technologies Corp.
October 2010	B/E Aerospace, Inc.	TSI Group, Inc.
March 2010	Triumph Group, Inc.	Vought Aircraft Industries, Inc.
Vertically Integrated Aerospace Manufacturing
Announcement Date	Acquiror	Target
August 2015	Berkshire Hathaway Inc.	Precision Castparts Corp.
March 2015	Alcoa Inc.	RTI International Metals, Inc.
November 2010	Allegheny Technologies Incorporated	Ladish Co., Inc.

To the extent publicly available, with respect to each company, Lazard calculated, among other things, the enterprise value of each target company implied by the selected transactions by applying the enterprise value implied by the acquisition price to the relevant target company’s estimated EBITDA for the latest twelve-month period prior to the date the acquisition was announced, or EV/LTM EBITDA. The results of this analysis are summarized below:

Selected Precedent Transactions EV/LTM EBITDA
	Low	High
Aerospace Manufacturing Precedents	6.1x	12.4x
All Precedents	6.1x	14.8x

Based on the results of the foregoing analysis and Lazard’s professional judgment, Lazard applied EV/LTM EBITDA multiples ranging from 9.5x to 11.5x to the Company’s estimated Adjusted EBITDA for the twelve-month period ending December 31, 2016 (as reflected in the Risk-Adjusted January 2017 Plan) and derived a reference range of implied equity values per share of the Company common stock of $9.82 to $15.61.

73

Discounted Cash Flow Analysis - Risk-Adjusted January 2017 Plan.

Lazard performed a discounted cash flow analysis of the Company, which is a valuation methodology used to derive a valuation of a company by calculating the present value of estimated future cash flows of the Company. “Future cash flows” refers to projected unlevered free cash flows of a company. Unlevered free cash flow is defined as operating profit, less taxes, change in working capital, capital expenditures, plus depreciation and amortization. Lazard calculated the discounted cash flow value for the Company as the sum of the net present value of each of:

●	the estimated future cash flows that the Company is expected to generate for each of years 2017 through 2020;

●	the estimated value of the Company at the end of 2020, or the terminal value; and

●	the estimated amounts of utilized net operating loss carry-forwards of the Company for each of years 2017 through 2020.

The estimated future cash flow was derived from data provided by the Company under the Risk-Adjusted January 2017 Plan, as the Risk-Adjusted January 2017 Plan did not itself provide an explicit calculation of unlevered free cash flows. The following table sets forth the estimated unlevered free cash flow for each of years 2017 through 2020 (in millions) which were calculated without adjustment for the estimated amount of utilized net operating loss carry-forwards of the Company for the periods presented:

Fiscal Year Ending December 31,

2017E	2018E	2019E	2020E
$11.2	$5.2	$27.0	$39.8

For its discounted cash flow calculations, Lazard applied discount rates ranging from 8.25% to 9.25%. Such discount rates were based on Lazard’s judgment of the estimated range of the Company’s weighted average cost of capital.

The terminal value of the Company was calculated by applying various exit EBITDA multiples ranging from 7.00x to 8.50x. The exit EBITDA multiples were selected by Lazard by reference to enterprise value to 2016 EBITDA multiples calculated for the LMI comparable companies.

The estimated amounts of net operating loss carry-forwards utilized by the Company were calculated based on the Risk-Adjusted January 2017 Plan.

74

Lazard derived the high and low prices per share implied by these calculations and compared them to the per share Merger Consideration provided in the Merger Agreement as set forth below:

Implied Price Per Share Range	Merger Consideration
$12.40 - $18.85	$14.00

Other Analyses and Reviews

The analyses and data described below were presented to our Board of Directors for reference purposes only and did not provide the basis for, and were not material to, the rendering of Lazard’s opinion.

Discounted Cash Flow Analysis - January 2017 Plan.

Utilizing the January 2017 Plan, Lazard performed a discounted cash flow analysis to calculate a range of implied equity values for the Company using the same procedures and methodologies summarized above under “—Financial Analyses - Discounted Cash Flow Analysis - Risk Adjusted January 2017 Plan.” From this analysis, Lazard estimated an implied price per share range for shares of the Company common stock, as compared to the per share merger consideration provided in the Merger Agreement as set forth below:

Implied Price Per Share Range	Merger Consideration
$16.68 - $24.21	$14.00

The management of the Company advised Lazard that the Risk-Adjusted January 2017 Plan reflected the best currently available estimates and judgments as to the future financial performance of the Company and, accordingly, at the direction of our Board of Directors, Lazard utilized such forecasts for purposes of its financial analyses in connection with its opinion. As a result, the discounted cash flow analysis utilizing the January 2017 Plan did not provide the basis for, and was not material to, the rendering of Lazard’s opinion.

52-Week High/Low Trading Prices.

Lazard reviewed the range of trading prices of shares of the Company common stock for the 52 weeks ended on February 15, 2017. Lazard observed that, during such period, the intraday share price of Company common stock ranged from $7.01 per share to $9.71 per share, as compared to the per share merger consideration of $14.00 per share.

Research Analyst Price Targets.

Lazard reviewed and selected equity research analyst projected 12-month price targets for the Company common stock based on published, publicly available Wall Street equity research reports. Lazard observed that such price targets ranged from $10.00 per share to $11.50 per share, as compared to the per share merger consideration of $14.00 per share.

75

Miscellaneous

In connection with Lazard’s services as the Company’s financial advisor, the Company agreed to pay Lazard an aggregate estimated fee of approximately $6.7 million, $1.5 million of which was payable upon the delivery of Lazard’s opinion and the remainder of which is contingent upon the consummation of the Merger. The Company also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or relate to Lazard’s engagement, including certain liabilities under U.S. federal securities laws.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In the past two years, Lazard has provided certain financial advisory services to Société Régionale d'Investissement de Wallonie, an affiliate of Parent, for which Lazard received approximately $150,000. In addition, in the ordinary course of business, Lazard and its affiliates and employees may trade securities of the Company and certain affiliates of the Company and Parent for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to the Company because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of the Company.

The Company and Parent determined the per share Merger Consideration to be paid to the holders of Company common stock in the Merger through arm’s-length negotiations, and our Board of Directors approved the per share Merger Consideration. Lazard conducted the analyses and reviews summarized above for the purpose of providing an opinion to our Board of Directors as to the fairness, from a financial point of view, to the holders of Company common stock (other than excluded holders) of the per share Merger Consideration to be paid to such holders in the Merger. Lazard did not recommend any specific consideration to our Board of Directors or any other person or indicate that any given consideration constituted the only appropriate consideration for the Merger.

Lazard’s opinion was one of many factors considered by our Board of Directors. Consequently, the summary of the analyses and reviews provided above should not be viewed as determinative of the opinion of our Board of Directors with respect to the per share Merger Consideration or of whether our Board of Directors would have been willing to recommend a different transaction or determine that a different per share Merger Consideration was fair. Additionally, Lazard’s opinion is not intended to confer any rights or remedies upon any employee or creditor of the Company.

76

Management Projections

In connection with Mr. Korte’s appointment as Chief Executive Officer of LMI effective March 8, 2014, the Company suspended providing financial projections publicly to shareholders in order to give Mr. Korte adequate time to conduct a thorough review of the Company’s financial projections and operations. In March 2015, as part of announcing the Company’s quarterly financial results, the Company recommenced publicly providing annual financial outlook and guidance for the upcoming fiscal year to its investors. Additionally, in May 2016, in connection with the Company’s quarterly earnings call, the Company provided an investor presentation titled “Pathway to Equity Growth” which specified high level financial outlook targets for fiscal year 2018. The presentation was also publicly presented by the Company on various other occasions through November 2016. In connection with preparing this financial outlook and guidance for the upcoming fiscal year and the high-level financial outlook targets for fiscal year 2018 and to assist the Board of Directors in evaluating ordinary course strategic decisions at the August 2016 Board of Directors Meeting, the Company’s management prepared and the Board of Directors reviewed a set of forecasts (the “August 2016 Plan”). In January 2017, at the request of the Board of Directors, Company management updated the August 2016 Plan in order to provide the Board of Directors with its current view of the future financial performance of the Company which incorporated the most current market data, reflected changes in operations decisions and management, and updated operating performance data (the “January 2017 Plan”). Concurrently with the development of and in relation to the January 2017 Plan, and at the request of the Board of Directors, Company management also prepared for the Board of Directors’ review a set of forecasts taking into account certain market and business risks, including both internal execution risks and external market factors such as projected demand for certain aircraft (the “Risk-Adjusted January 2017 Plan”). The August 2016 Plan, the January 2017 Plan, and the Risk-Adjusted January 2017 Plan (collectively, the “Plans”) were made available to Lazard for use in connection with its financial analyses and to Credit Suisse and Sonaca in connection with their due diligence review of the Company.

The Board of Directors relied primarily on, and for purposes of its analysis and opinion directed Lazard to use, the Risk-Adjusted January 2017 Plan, as the Risk-Adjusted January 2017 Plan reflected management’s most up-to-date and balanced forecasts. In particular, the Risk-Adjusted January 2017 Plan were updated to reflect the completion of the 2017 budget, learnings from the Company’s preliminary 2016 full year financial results, the anticipated impact of reductions in certain platform build rate outlooks, management changes, potential challenges in winning new opportunities, and potential execution risks on new programs that were not included in the August 2016 Plan and January 2017 Plan.

Summaries of the Plans are provided below. In developing the Plans, the Company’s management made numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Plans are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Plans constitute forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including the various risks set forth in the Company’s periodic reports. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The Plans cannot be considered reliable predictors of future results and they should not be relied upon as such. The Plans cover multiple years and such information by its nature becomes less predictive with each successive year.

77

The Plans do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the Merger. The Plans do not take into account the effect of any failure to occur of the Merger and should not be viewed as accurate or continuing in that context.

The Plans were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles in the United States of America (“GAAP”), the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The prospective financial information included in the Plans has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP (“PwC”) has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PwC does not express an opinion or any other form of assurance with respect thereto. The PwC report incorporated by reference into this proxy statement relates to the Company’s historical financial information. It does not extend to the prospective financial information and should not be read to do so. Readers of this document are urged not to place undue reliance on the unaudited prospective financial information set forth below.

The inclusion of the Plans herein is not deemed an admission or representation by the Company that the Plans are viewed by the Company as material information of the Company or the surviving corporation. The Plans are not included in this proxy statement in order to induce any holder of the Company common shares to approve the proposal to approve the Merger Agreement. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PLANS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR RESPECTIVE PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

Use of Non-GAAP Measures

When viewed with our financial results prepared in accordance with GAAP and accompanying reconciliations, we believe the non-GAAP measures of “Adjusted EBITDA” and “Free Cash Flow” provide additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define these measures, explain how they are calculated and provide reconciliations of these measures to the most comparable GAAP measure in the tables below. Adjusted EBITDA and Free Cash Flow, as presented in this proxy statement, are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. They are not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of these measures should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

78

The Company’s Board of Directors and executive management use Adjusted EBITDA, Free Cash Flow, and non-GAAP operating performance measures internally as complementary financial measures to evaluate the performance and trends of our businesses. We present Adjusted EBITDA and Free Cash Flow below because we believe that measures such as these provide useful information with respect to our ability to meet our future debt service, capital expenditures, working capital requirements and overall operating performance.

Adjusted EBITDA and Free Cash Flow have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect our cash expenditures, future expenditures for capital expenditures or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

●	Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA and Free Cash Flow do not adjust for all non-cash income or expense items that are reflected in our statement of cash flows;

●	Adjusted EBITDA does not reflect the impact on earnings of charges resulting from matters unrelated to our ongoing operations; and

●	Other companies in our industry may calculate Adjusted EBITDA and Free Cash Flow differently, limiting their usefulness as comparative measures.

You should compensate for these limitations by relying primarily on our GAAP results and use Adjusted EBITDA and Free Cash Flow only as a supplement to this information. See our consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016, and filed by the Company on March 15, 2017, which is incorporated by reference into this proxy statement.

79

However, in spite of the above limitations, we believe that Adjusted EBITDA and Free Cash Flow are useful to an investor in evaluating our results of operations because these measures:

●	Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

●	Help investors evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and

●	Are used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

Definitions of EBITDA and Free Cash Flow

Adjusted EBITDA, as used by the Company in this proxy statement, means net income (loss) plus (1) depreciation expense, (2) amortization expense, (3) interest expense and certain one-time expenses, (4) income tax expense, and (5) stock based compensation. Examples of one-time expenses included in the definition of Adjusted EBITDA may include costs associated with refinancing our debt and other restructuring-related activities.

Free Cash Flow, as used by the Company in this proxy statement, means net cash provided by operating activities less cash used in investing activities.

The August 2016 Plan, January 2017 Plan and Risk-Adjusted January 2017 Plan

August 2016 Plan (dollars in millions)
Prepared by the Company’s Management in August 2016

The following are forecasts prepared by the Company’s management in August 2016.

	2017E	2018E	2019E	2020E
Total Revenue	$389.3	$461.1	$516.0	$550.5
Gross Profit	75.2	92.9	107.9	114.9
Operating Profit	24.9	43.3	51.7	58.0
Adjusted EBITDA(1)	48.5	67.2	80.3	88.6
Free Cash Flow(2)	3.5	6.4	23.3	37.2

80

Set forth below is a summary of reconciliations of the non-GAAP financial information included in the August 2016 Plan to the most comparable GAAP financial measures based on financial information available to, or projected by, the Company:

	2017E	2018E	2019E	2020E
Net income	$4.6	$18.2	$21.9	$27.2
Income tax (benefit) expense	0.5	0.5	11.8	14.6
Depreciation and amortization	19.5	19.9	19.8	21.0
Stock based compensation	4.0	4.1	4.1	4.2
Interest and one-time expenses	19.9	24.5	22.7	21.6
Adjusted EBITDA	48.5	67.2	80.3	88.6

	2017E	2018E	2019E	2020E
Net cash provided by operating activities	$27.6	$25.2	$38.3	$51.5
Net capital expenditures	(24.1)	(18.8)	(15.0)	(14.3)
Free cash flow	3.5	6.4	23.3	37.2

January 2017 Plan (dollars in millions)
Prepared by Company’s Management in January 2017

The following are revised forecasts prepared by the Company’s management in January 2017 to take into account the completion of the 2017 budget, learnings from the Company’s preliminary 2016 full year financial results, the anticipated impact of reductions in certain platform build rate outlooks, management changes, and other operational updates.

	2017E	2018E	2019E	2020E
Total Revenue	$380.4	$450.4	$503.9	$544.0
Gross Profit	69.7	84.8	97.8	107.5
Operating Profit	23.4	34.0	42.7	52.6
Adjusted EBITDA(1)	46.6	57.4	70.7	82.6
Free Cash Flow(2)	4.4	3.7	35.1	45.4

Set forth below is a summary of reconciliations of the non-GAAP financial information included in the January 2017 Plan to the most comparable GAAP financial measures based on financial information available to, or projected by, the Company:

	2017E	2018E	2019E	2020E
Net income	$2.9	$9.0	$24.7	$28.2
Income tax (benefit) expense	0.5	0.5	—	8.2
Depreciation and amortization	18.5	19.6	19.5	20.7
Stock based compensation	4.6	3.7	3.8	3.8
Interest and one-time expenses	20.1	24.6	22.7	21.7
Adjusted EBITDA	46.6	57.4	70.7	82.6

	2017E	2018E	2019E	2020E
Net cash provided by operating activities	$25.3	$24.2	$50.1	$59.7
Net capital expenditures	(20.9)	(20.5)	(15.0)	(14.3)
Free cash flow	4.4	3.7	35.1	45.4

81

Risk-Adjusted January 2017 Plan (dollars in millions)
Prepared by Company’s Management in January 2017

The following are revised forecasts prepared by the Company’s management in January 2017 to adjust the January 2017 Plan to account for certain business risks, including a discount to Boeing 737 volumes from 2018 to 2020, a discount to revenues from new business wins from 2018 to 2020, and a management reserve for potential execution risks on new programs. The Board of Directors relied primarily on, and for purposes of its analysis and opinion directed Lazard to use, the Risk-Adjusted January 2017 Plan rather than the August 2016 Plan or the January 2017 Plan, as the Risk-Adjusted January 2017 Plan reflected management’s most up-to-date and accurate forecasts.

	2017E	2018E	2019E	2020E
Total Revenue	$380.4	$436.7	$486.8	$524.5
Gross Profit	69.7	76.9	88.0	96.1
Operating Profit	23.4	26.1	32.9	41.2
Adjusted EBITDA(1)	46.6	49.4	60.9	71.3
Free Cash Flow(2)	4.4	(0.4)	30.3	48.0

(1)	Adjusted EBITDA is a non-GAAP financial measure, which, as used by the Company, means earnings before, depreciation expense, amortization expense, interest expense and certain one-time expenses, income tax expense, and stock-based compensation expense. The Adjusted EBITDA used by Lazard for the purposes of its financial analyses described under the section of this proxy statement captioned “—Opinion of Lazard Frères & Co, LLP” differs from the Company’s Adjusted EBITDA, as it subtracts the amount of annual stock based compensation expense from the Company’s Adjusted EBITDA.

(2)	Free Cash Flow is cash flow provided by the Company’s operating activities adjusted for cash used in investing activities.

Set forth below is a summary of reconciliations of the non-GAAP financial information included in the Risk-Adjusted January 2017 Plan to the most comparable GAAP financial measures based on financial information available to, or projected by, the Company:

	2017E	2018E	2019E	2020E
Net income	$2.9	$1.0	$14.9	$25.0
Income tax (benefit) expense	0.5	0.5	—	—
Depreciation and amortization	18.5	19.6	19.5	20.7
Stock based compensation	4.6	3.7	3.8	3.8
Interest and one-time expenses	20.1	24.6	22.7	21.8
Adjusted EBITDA	46.6	49.4	60.9	71.3

	2017E	2018E	2019E	2020E
Net cash provided by operating activities	$25.3	$20.1	$45.3	$62.3
Net capital expenditures	(20.9)	(20.5)	(15.0)	(14.3)
Free cash flow	4.4	(0.4)	30.3	48.0

82

Financing of the Merger

Consummation of the Merger is not subject to Parent’s ability to obtain financing; however, Parent expects to obtain financing for a portion of the consideration to be paid in connection with the Merger.

Parent has obtained equity financing commitments from SFPI-FPIM in an amount up to €15 million, and from Wespavia SA in an amount up to €85 million. Sonaca has also obtained debt financing commitments from the initial lenders (identified below under “—Debt Financing”) pursuant to which Sonaca may borrow €50 million under a euro denominated term loan facility, $270 million under a U.S. dollar denominated term loan facility, and up to €60 million euro (or certain other currencies) denominated revolving credit facility in connection with the transactions contemplated by the Merger Agreement.

We believe that the amounts committed under the commitment letters will be sufficient to complete the Merger, but we cannot assure you of that. Those amounts might be insufficient if, among other things, one or more of the parties to the commitment letters fails to fund the financing or if the conditions to such commitments are not met, which conditions include the failure to receive the proceeds of the equity financing, as described below. Although obtaining the proceeds of any financing, including financing under the commitment letters, is not a contractual condition to the completion of the Merger, the failure of the Parent to obtain any portion of the committed financing (or alternative financing) is likely to result in the failure of the Merger to be completed.

Equity Financing

Parent is party to equity commitment letters with two of its shareholders, SFPI-FPIM and Wespavia SA.

Pursuant to the equity commitment letter between Parent and SFPI-FPIM, dated January 27, 2017 and amended on February 16, 2017, SFPI-FPIM committed to make an equity contribution to Parent, or to purchase on the closing date of the Merger equity securities of Parent, in an aggregate amount of up to €15 million.

Pursuant to the equity commitment letter between Parent and Wespavia SA, dated February 16, 2017, Wespavia SA committed to make an equity contribution to Parent, or to purchase on the closing date of the Merger equity securities of Parent, in an aggregate amount of up to €85 million.

The equity commitment of SFPI-FPIM and Wespavia SA are each conditioned upon the consummation of the Merger following the satisfaction or waiver of the conditions to the obligations of Parent and Sub to consummate the transactions contemplated by the Merger Agreement. Furthermore, SFPI-FPIM’s and Wespavia SA’s funding of Parent’s debt financing must occur contemporaneously with, or immediately prior to, the closing of the Merger and the issuance of equity securities of the Parent to SFPI-FPIM and Wespavia SA, respectively.

83

The obligations of SFPI-FPIM and Wespavia SA to fund the equity commitments will terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms, and (ii) the Outside Date (which, pursuant to the Merger Agreement, is August 16, 2017; provided, that either the Company or the Parent may extend the outside date until September 29, 2017 under certain circumstances discussed further under the caption “The Merger Agreement—Termination of the Merger Agreement”). Upon any such termination of the equity commitment letters, any obligations thereunder will terminate (with certain exceptions).

Debt Financing

In anticipation of the execution and delivery of the Merger Agreement, on February 16, 2017, Parent entered into a debt commitment letter with ING Bank N.V., as coordinator, and BNP Paribas Fortis SA/NV and ING Belgium SA/NV, as the initial lenders, for a commitment with respect to financing for the acquisition of LMI, the refinancing of certain existing indebtedness of LMI, and to pay fees, costs and expenses incurred in connection with the Merger.

The debt commitment letter provides for the initial lenders to provide debt financing consisting of (i) a euro denominated term loan facility in the aggregate principal amount of €50 million, (ii) a U.S. dollar denominated term loan facility in an aggregate principal amount of $270 million, and (iii) a euro (and other currency) denominated revolving credit facility in the aggregate amount of up to €60.

The initial lenders’ obligation to provide the debt financing under the debt commitment letter is subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the debt commitment letter):

●	compliance by Parent with the terms of the debt commitment letter and the term sheet and fee letters attached thereto;

●	execution and delivery of definitive documentation consistent with the debt commitment letter no later than April 14, 2017 or any later date mutually agreed upon by the parties;

●	the absence of a Company material adverse effect, during the period from the date of the commitment letter to the signing of definitive documentation;

●	the accuracy in all material respects of each of the representations and warranties made by the Parent or any of its subsidiaries in connection with the transactions contemplated by the debt commitment letter and the term sheet and fee letters attached thereto;

84

●	no public offer in respect of the shares of the Parent or a merger by the Parent and another person being announced and no person or group of persons acting in concert gaining control of the Parent;

●	the final version of legal, tax and financial due diligence in respect of LMI containing no material changes compared to the prior due diligence received by the initial lenders prior to and until January 18, 2017; and

●	the delivery of a final structure memorandum satisfactory to the initial lenders.

The commitment of the coordinator and the initial lenders under the debt commitment letter expires upon the earliest to occur of (i) 11:59 p.m. Brussels time on September 29, 2017, (ii) the date on which the Parent notifies the coordinator and the initial lenders that the Parent has irrevocably withdrawn from or ceased to participate in the process by which Parent would acquire shares in LMI pursuant to the Merger (which notice Parent must provide promptly upon such event occurring), and (iii) the date on which an agreement for the facilities shall have been entered into by Parent.

Treatment of Restricted Shares and Restricted Stock Units

Each Restricted Share that is outstanding immediately prior to the effective time of the Merger will be fully vested and, at the effective time, canceled and extinguished and converted into the Merger Consideration. Each RSU that is outstanding immediately prior to the effective time of the Merger will be fully vested and settled in one share of common stock of LMI and, at the effective time, canceled and extinguished and converted into the Merger Consideration.

Interests of LMI’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of shareholders generally, as more fully described below. In (i) evaluating and negotiating the Merger Agreement; (ii) approving the Merger Agreement and the Merger; and (iii) recommending that the Merger Agreement and the Merger and the other transactions contemplated thereby be adopted and approved by shareholders, the Board of Directors was aware of and considered these interests to the extent that they existed at the time, among other matters.

Furthermore, due to his interests in the transaction described below in this section, Daniel G. Korte, the Company’s President, Chief Executive Officer and a member of the Board of Directors, abstained from voting as a member of the Board of Directors to approve the Merger Agreement. Each other member of the Board of Directors, who comprise all of the independent directors on the Board of Directors, voted unanimously in favor of approving and adopting the Merger Agreement and the Merger.

85

Treatment of Equity-Based Awards

Consistent with the treatment for all other Restricted Shares outstanding immediately prior to the effective time of the Merger, Restricted Shares held by directors and executive officers will be fully vested and, at the effective time, canceled and extinguished and converted into the Merger Consideration. Each RSU that is outstanding immediately prior to the effective time of the Merger will be fully vested and settled in one share of common stock of LMI and, at the effective time, canceled and extinguished and converted into the Merger Consideration.

As of March 1, 2017, there were 442,075 outstanding, unvested Restricted Shares and RSUs, of which 301,500 were directly held by our directors and executive officers. The following table sets forth the number of shares of our common stock and the number of shares of our common stock underlying Company equity awards that as of March 1, 2017 were directly held by each of our executive officers and non-employee directors, in each case that either were directly held or that would vest in connection with the Merger, assuming solely for purposes of this disclosure that the effective time of the Merger occurred on March 1, 2017. The table also sets forth the values of these shares and equity awards based on the $14.00 per share Merger Consideration. No new shares of our common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.

Name	Shares Directly Held (#)(1)	Shares Directly Held ($)(2)	Unvested RS/RSUs (#)(3)	Unvested RS/RSUs ($)(2)	Total Shares	Total Proceeds ($)(2)
Daniel G Korte	38,250	$535,500	150,026	$2,100,364	188,276	$2,635,864
Clifford C. Stebe Jr.	10,331	$144,634	20,777	$290,878	31,108	$435,512
Jay Inman	—	$—	5,239	$73,346	5,239	$73,346
Keith Schrader	3,251	$45,514	6,015	$84,210	9,266	$129,724
David J. Wright	—	$—	6,476	$90,664	6,476	$90,664
Jennifer Alfaro	—	$—	15,573	$218,022	15,573	$218,022
Renée Skonier	2,416	$33,824	12,530	$175,420	14,946	$209,244
Gerald E. Daniels	20,635	$288,890	14,980	$209,720	35,615	$498,610
John S. Eulich	39,425	$551,950	12,874	$180,236	52,299	$732,186
Sanford S. Neuman	266,553	$3,731,742	7,022	$98,308	273,575	$3,830,050
Judith W. Northup	35,025	$490,350	8,192	$114,688	43,217	$605,038
John M. Roeder	47,701	$667,814	13,459	$188,426	61,160	$856,240
Steven K. Schaffer	1,231	$17,234	17,832	$249,648	19,063	$266,882
Gregory L. Summe	10,528	$147,392	7,022	$98,308	17,550	$245,700
Lawrence Resnick	2,880	$40,320	3,483	$48,762	6,363	$89,082
Total	478,226	$6,695,164	301,500	$4,221,000	779,726	$10,916,164

(1) Reflects shares directly held by the applicable individual as of March 1, 2017. See the table under the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management” on page 131 for disclosure that includes certain additional shares owned indirectly.

(2) Assumes a share price of $14.00

(3) For certain directors, this column includes RSUs that have been deferred.

Payments Upon Termination Following Change-in-Control

Current Employment Agreements

LMI is party to employment agreements with each of the executive officers of LMI as follows: Daniel G. Korte, President and Chief Executive Officer, Clifford C. Stebe, Jr., Vice President and Chief Financial Officer, Jennifer Alfaro, Chief Human Resources Officer, Renée Skonier, General Counsel and Chief Compliance Officer, Jay Inman, President, Engineering Services, Keith Schrader, Vice President, Operations, and Dave Wright, Vice President, Corporate & Business Development (collectively, the “Current Employment Agreements”).

86

Each Current Employment Agreement provides the above listed executives a base salary that is to be reviewed annually by the compensation committee of LMI (the “Compensation Committee”) and may be increased, but not decreased. Each Current Executive Employment Agreement other than Mr. Korte’s Current Employment Agreement, also provides that the executive will be eligible for an annual performance bonus targeted at thirty percent (30%) of the executive’s base salary, payable in cash or cash and shares of LMI’s stock as determined by the Compensation Committee, and eligible for long-term incentive grants of restricted stock targeted at $70,000. Mr. Korte’s Current Employment Agreement provides Mr. Korte is eligible for an annual performance bonus of not less than forty-two and one half percent (42.5%) of his base salary, but targeted at eighty-five percent (85%) with a maximum of one hundred and ten percent (110%) of his base salary, payable in cash or cash and shares of LMI’s stock as determined by the Compensation Committee, and grants of restricted stock targeted at one hundred percent (100%) of his base salary.

Each Current Employment Agreement has a three-year term, commencing on January 1, 2017, and expiring on December 31, 2019, and may be terminated earlier in accordance with the agreement. If the Merger results in the involuntary termination of the executive or the executive terminates her employment for “good reason” within nine (9) months following the Merger, the executive will be entitled to severance in an amount equal to two and one-half (2 ½) times her base salary plus any reasonably anticipated performance bonus prorated for that fiscal year. In addition to the foregoing, if an executive’s employment is terminated due to a Qualifying Termination, such executive shall be entitled to continued health benefits at a reduced premium for a period equal to the duration of the severance period.

New Employment Agreements

In connection with the execution of the Merger Agreement, Parent entered into agreements with the following executive officers of LMI pursuant to which such executive officers agreed to enter into an employment agreement with the surviving corporation upon closing of the Merger: Daniel G. Korte, Clifford C. Stebe, Jr., Jay Inman, Keith Schrader, and Dave Wright (collectively, the “Intention Agreements”).

87

The employment agreements contemplated by the Intention Agreements (the “New Employment Agreements”) provide the above listed executives an annual base salary, which shall be increased by at least three percent (3%) each year, an initial bonus (equal to $750,000 for Mr. Korte and $105,000 for each of the other executives) to be paid within five (5) calendar days of the closing of the Merger (except in the event the Board of Directors of LMI awards a long-term incentive to such executive under such executive’s prior employment agreement with the Company on or before the closing of the Merger, in which case no initial bonus will be payable), and certain other perquisites and benefits customarily found in employment agreements with executives. Furthermore, beginning in calendar year 2017, each executive will be eligible for an annual performance bonus, in the case of Mr. Korte, equal to no less than fifty percent (50%) and no more than one hundred and ten percent (110%), and in the case of Mr. Stebe, no less than twenty-two and one half percent (22.5%) and no more than forty-nine and one half percent (49.5%), and in the case of the other executives, no less than fifteen percent (15%) and no more than thirty-three percent (33%), of such executive’s then-current base salary, subject to the achievement of performance objectives for the subject calendar year. Beginning in calendar year 2018, Mr. Korte will be entitled to an annual time-based long-term incentive payment equal to three quarters times (.75x) the prior year’s annual base salary and an annual performance incentive payment equal to no less than fifty percent (50%) and no more than one hundred and ten percent (110%) of three quarters times (.75x) the prior year’s base salary. Also beginning in calendar year 2018, the other executives will be entitled to an annual long-term incentive payment equal to $52,500 and an annual performance incentive payment with a target of $52,500, each of which will increase by a minimum of three percent (3%) each calendar year. Both the annual incentive payments and the annual performance incentive payments shall vest in three equal installments, the first of which shall vest on the last day of the calendar year to which it pertains, and the second and third installments of which will vest on the last day of the two (2) successive calendar years, in each case subject to the executive’s continued employment on each such vesting date, and in the case of the annual performance incentive, subject to the achievement of performance objectives for the subject calendar year. In each case, the vested amounts will be paid on the January 30th immediately following the applicable vesting date.

The New Employment Agreements shall continue until terminated by either party in accordance with the terms of the agreement. If an executive’s employment is terminated without cause by LMI, or for “good reason” by the executive, or through a corporate dissolution (a “Qualifying Termination”), prior to the first anniversary of the Merger, the executive will be entitled to severance in an amount equal to two and one-half (2.5x) times such executive’s then current base salary. In the event of a Qualifying Termination following the first anniversary, but prior to the second anniversary of the Merger, the executive will be entitled to severance in an amount equal to one and one half times (1.5x) times such executive’s then current base salary. In the event of a Qualifying Termination on or after the second anniversary of the Merger, the executive will be entitled to severance in an amount equal to one times (1x) such executive’s then current base salary. In addition to the foregoing, if an executive’s employment is terminated due to a Qualifying Termination, such executive shall be entitled to receive any vested but unpaid annual incentive payment and/or annual performance incentive payment, a prorated amount of the annual bonus and the annual performance incentive payment of the calendar year in which the termination occurred, and continued health benefits at a reduced premium for a period of up to 18 months. Any severance will be paid in equal installments in accordance with the surviving corporation’s regular pay schedule over the length of the period of base salary on which the amount of severance pay is based, and will be subject to the executive executing a release agreement.

Non-Employee Directors

All equity awards held by our non-employee directors will be subject to the treatment described above under “— Treatment of Equity-Based Awards.”

88

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to each of our named executive officers in connection with the Merger. Please see the previous portions of this section for further information regarding this compensation.

The amounts indicated in the table below are estimates of the amounts that would be payable assuming, solely for purposes of this table, that the Merger is consummated on March 1, 2017, and that the employment of each of the named executive officers was terminated without cause by LMI, for “good reason” by the executive on March 1, 2017 under the executive’s applicable employment agreement. As discussed above, under the Intention Agreements with Messrs. Korte, Stebe and Wright, the New Employment Agreements will be entered into upon the closing of the Merger. Thus, although the agreements are not currently in effect, solely for the purposes of this table, it has been assumed that the New Employment Agreements are in effect for these individuals. For Mses. Alfaro and Skonier, payments are shown under the Current Employment Agreements. The assumed March 1, 2017 historical date is used solely for illustrative purposes. Our executive officers will not receive pension, non-qualified deferred compensation, tax reimbursement or other benefits in connection with the Merger.

Some of the amounts set forth in the table would be payable solely by virtue of the consummation of the Merger. In addition to the assumptions regarding the consummation date of the Merger and the termination of employment, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below. The values in the table below payable by LMI are not subject to the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Golden Parachute Compensation

Name	Cash(1)	Equity(2)	Perquisites/ benefits (3)	Other (4)	Total
Daniel G. Korte	$1,370,747	$2,100,364	—	$750,000	$4,221,111
Clifford C. Stebe, Jr	$682,355	$290,878	$24,429	$105,000	$1,102,662
Jennifer L. Alfaro	$675,924	$218,022	$39,626	—	$933,572
Renée Skonier	$658,607	$175,420	$14,038	—	$848,065
Dave Wright	$597,876	$90,664	$24,407	$105,000	$817,947

(1) This amount represents the “double trigger” cash severance payments to which each named executive officer may become entitled under their employment agreements (the New Employment Agreements, in the case of Messrs. Korte, Stebe and Wright, and the Current Employment Agreements, in the cases of Mses. Alfaro and Skonier), as described in the section of this proxy statement captioned “— Payment Upon Termination Following Change-in-Control.” This column assumes, solely for the purposes of this table, that the Merger is consummated on March 1, 2017 and that, solely for purposes of this table, that the employment of each of the named executive officers was terminated without cause by LMI, or for “good reason” by the executive on March 1, 2017. The assumed March 1, 2017 historical date is used solely for illustrative purposes. For purposes of estimating pro-rata annual bonuses for the year of termination, the executive’s target bonus has been used as an estimate, in each case, subject to a pro-rata percentage based on the number of days between January 1, 2017 and March 1, 2017 and the full annual performance period.

89

(2) These are the “single trigger” vesting acceleration benefits to which each named executive officer is entitled the terms of the Merger Agreement, as described in the section of this proxy statement captioned “— Treatment of Equity-Based Awards” above. This column assumes, solely for the purposes of this table, that the Merger is consummated on March 1, 2017. The assumed March 1, 2017 historical date is used solely for illustrative purposes. This amount represents the product of (a) $14.00 per share multiplied by (b) the number of shares subject to each named executive officer’s outstanding equity awards on March 1, 2017.

(3) This amount represents the “double trigger” continued health benefit payments to which each named executive officer may become entitled under their employment agreements (the New Employment Agreements, in the case of Messrs. Korte, Stebe and Wright, and the Current Employment Agreements, in the cases of Mses. Alfaro and Skonier), as described in the section of this proxy statement captioned “— Payment Upon Termination Following Change-in-Control.” This column assumes, solely for the purposes of this table, that the Merger is consummated on March 1, 2017 and that, solely for purposes of this table, that the employment of each of the named executive officers was terminated without cause by LMI, for “good reason” by the executive on March 1, 2017. The assumed March 1, 2017 historical date is used solely for illustrative purposes.

(4) This amount represents the “single trigger” initial bonuses payable to the executives party to the Intention Agreements/New Employment Agreements, as described in the section of this proxy statement captioned “— Payment Upon Termination Following Change-in-Control.” This column assumes, solely for the purposes of this table, that the Merger is consummated on March 1, 2017. The assumed March 1, 2017 historical date is used solely for illustrative purposes.

Insurance and Indemnification of Directors and Executive Officers

The directors and officers of the Corporation are entitled to certain insurance and indemnification rights in connection with the Merger. See the sections of this proxy statement captioned “The Merger Agreement – Indemnification” and “The Merger Agreement – Directors’ and Officers’ Insurance” for additional information.

Closing and Effective Time of the Merger

Unless otherwise mutually agreed in writing by the Parent and LMI, the closing of the Merger is expected to occur at 10:00 a.m. New York City time, on the second business day after the conditions to the Merger set forth in the Merger Agreement and described in the section of this proxy statement captioned “The Merger Agreement — Conditions to Completion of the Merger” have been satisfied or, to the extent permitted by applicable law, waived (other than the conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions).

The Merger will become effective upon the filing of the summary articles of merger with the Secretary of State of the State of Missouri or at such later time as is agreed upon by Sonaca and LMI and specified in the summary articles of merger. As of the date of this proxy statement, we expect to complete the Merger by the second half of 2017; however, consummation of the Merger is subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions to the completion of the Merger more fully described in the section of this proxy statement captioned “The Merger Agreement — Conditions to Completion of the Merger” and we cannot specify when, or assure you that, LMI and Sonaca will satisfy or waive all or any conditions to the Merger. There may be a substantial amount of time between the date of the Special Meeting and the consummation of the Merger and it is possible that factors outside the control of LMI or Sonaca could delay the consummation of the Merger, or prevent the Merger from being consummated; however, we expect to consummate the Merger promptly following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions more fully described below in the section of this proxy statement captioned “The Merger Agreement — Conditions to Completion of the Merger.”

90

Delisting and Deregistration of LMI Common Stock

If the Merger is completed, the LMI common stock will no longer be listed on NASDAQ, we will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Appraisal Rights

The discussion of the provisions set forth in this section is not a complete summary regarding your right under Missouri law to be deemed a dissenting shareholder and entitled to appraisal rights and is qualified in its entirety by reference to the text of Section 351.455 of the MGBCL (“Section 351.455”), a copy of which is attached as Annex C to this proxy statement and is incorporated herein by reference. Shareholders intending to exercise appraisal rights should carefully review Annex C to this proxy statement and strictly adhere to Section 351.455. Failure to follow any of the statutory procedures precisely may result in a termination or waiver of these rights. A summary of the principal steps to be taken is set forth below for any shareholders intending to be deemed a dissenting shareholder and be entitled to and exercise appraisal rights.

ANY HOLDER OF COMPANY COMMON STOCK WHO WISHES TO BE DEEMED A DISSENTING SHAREHOLDER AND BE ENTITLED TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER’S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMPANY COMMON STOCK, LMI BELIEVES THAT, IF A SHAREHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH SHAREHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

A shareholder of record will be deemed a dissenting shareholder and entitled to appraisal and payment of the fair value of his, her or its shares under Section 351.455 if such shareholder:

●	owns LMI’s common stock as of the close of business on [●], 2017, the Record Date for the Special Meeting;

●	files with the Company, prior to or at the Special Meeting, a written objection to the Merger. Such objection should be delivered or mailed in time to arrive before the Special Meeting to the Company at LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary. Such written objection must be made in addition to and separate from any proxy or other vote against the approval of the Merger Agreement. None of a vote against, a failure to vote for, or an abstention from voting will satisfy the requirement that a written objection be delivered to the Company before the vote is taken;

●	does not vote in favor of the Merger Agreement (as a result, shareholders who vote “FOR” the proposal to approve the Merger Agreement will waive their appraisal rights, unless they revoke their proxies, if revocable, prior to the Special Meeting); and

91

●	within 20 days after the Merger is effected, makes a written demand on the Company, as the surviving corporation, for payment of the fair value of such shareholder’s shares of Company common stock as of the day prior to the Special Meeting. This demand must be mailed or delivered to the Corporate Secretary of the Company at LMI Aerospace, Inc., 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301. Neither a vote against the approval of the Merger Agreement nor the written objection referred to above will satisfy the written demand requirement following the effective time of the Merger referred to in this paragraph.

Any shareholder who (i) fails to file a written objection to the Merger prior to or at the Special Meeting, (ii) votes in favor of the Merger, or (iii) fails to make a written demand for payment within the 20 day period after the effective time will be conclusively presumed to have consented to the Merger Agreement and will be bound by the terms thereof. Any such shareholder will not be deemed a dissenting shareholder, will forfeit his, her or its appraisal rights, and will be entitled to receive the Merger Consideration of $14.00 per share for his, her or its shares.

If, within 30 days after the effective time of the Merger, the fair value of the dissenting shareholder’s shares of Company common stock is agreed upon between the dissenting shareholder and the surviving corporation, then payment for such shares must be made by the surviving corporation within 90 days after the effective time of the Merger, upon the surrender of the dissenting shareholder’s stock certificates representing such shareholder’s shares. Upon payment of the agreed value, the dissenting shareholder will cease to have any interest in the shares or in the surviving corporation.

If, within 30 days after the effective time of the Merger, there is no such agreement as to the fair value of the dissenting shareholder’s shares of Company common stock between the dissenting shareholder and the surviving corporation, then the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving corporation is situated, asking for a finding and determination of the fair value such shareholder’s shares as of the day prior to the Special Meeting. The dissenting shareholder will be entitled to judgment against the surviving corporation for an amount equal to the fair value of such shareholder’s shares measured as of the day prior to the Special Meeting, together with interest thereon to the date of the judgment. Shareholders should be aware that the fair value of their shares as determined under Section 351.455 may be more than, the same as or less than the value of the consideration they would receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. Shareholders should also be aware that opinions, if any, of investment banking firms (including the Company’s financial advisers) as to the fairness of the Merger from a financial point of view are not necessarily opinions as to “fair value” under the MGBCL.

92

In the case of certificated shares of Company common stock, the judgment will only be payable upon and simultaneously with the surrender to the surviving corporation of the stock certificates representing the shares of Company common stock owned by the dissenting shareholder. Upon payment of the judgment, the shareholder will cease to have any interest in the shares or in the surviving corporation. Further, unless the dissenting shareholder files the petition with the court within any of the time limits described above, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved or ratified the Merger and shall be bound by the terms thereof. The right of a dissenting shareholder to be paid the fair value of such shareholder’s shares as provided above ceases if and when LMI abandons the Merger.

We do not intend to object, assuming the proper procedures are followed and the shareholder qualifies under the statute, to any shareholders’ demand for payment of the fair value of his, her or its shares. We intend, however, to argue in any discussions or negotiations with dissenting shareholders or in any court proceeding that, for such purposes, the fair value of each share is less than or equal to the per share Merger Consideration.

To be effective, a written objection to the Merger and a demand for appraisal by a holder of Company common stock must be made by, or in the name of, the person in whose name shares are registered in the records of the Company. The written objection and demand cannot be made by the beneficial (“street name”) holder if he, she or it does not also hold shares of Company common stock registered in his, her or its name in the records of the Company. The “street name” holder must, in such cases, have the registered owner, such as the broker, bank, trust or other nominee, submit the required written objection and demand in respect of those shares of stock. If you hold your shares of Company common stock in a brokerage account or through another nominee, such as a bank or trust, and you wish to be deemed a dissenting shareholder and exercise appraisal rights, you should consult with your broker, bank, trust or other nominee to determine the appropriate procedures for filing a written objection to the Merger and making a demand for appraisal. If you currently hold your shares of Company common stock in “street name” and wish to avoid loss of rights resulting from the registered owner’s failure to follow the mandated procedural steps under Section 351.455, prior to the Record Date you may wish to instruct the registered owner of your shares (i.e., your broker, bank, trust or other nominee) to transfer your security position in such shares to a direct registration system book entry registered directly in your name on the Company’s books with its transfer agent. Please contact your broker, bank, trust or other nominee for further information.

Under Missouri law, dissenting shareholder and appraisal rights are your exclusive remedy as to the Merger, except in the case of fraud or lack of authorization for the Merger.

In view of the complexity of Section 351.455, shareholders of the Company who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors before attempting to exercise these rights. To the extent there are any inconsistencies between the foregoing summary and Section 351.455, Section 351.455 shall govern.

Accounting Treatment

It is currently the intent to have the Merger accounted for as a “purchase transaction” for Belgian financial accounting purposes.

93

Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to holders of Company common stock whose shares are exchanged for cash pursuant to the Merger. This discussion is based on the provisions of the Code, applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service, each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the Merger.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Company common stock (other than with respect to Restricted Shares and RSUs) that is:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Company common stock (other than with respect to Restricted Shares), other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

With respect to U.S. Holders, this discussion applies only to U.S. Holders of shares of Company common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of its particular circumstances, or that may apply to a U.S. Holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, controlled foreign corporations, passive foreign investment companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. Holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, U.S. Holders who hold shares of Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. Holders who will hold, directly or indirectly, an equity interest in the surviving corporation, and U.S. Holders who acquired their shares of Company common stock through the exercise of employee stock options or other compensation arrangements).

94

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of Company common stock, you should consult your tax advisor.

Holders of Company common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.

Consequences to U.S. Holders

The receipt of cash by U.S. Holders in exchange for shares of Company common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for shares of Company common stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received (computed as if there were no applicable withholding taxes) and (ii) the U.S. Holder’s adjusted tax basis in such shares.

If a U.S. Holder’s holding period in the shares of Company common stock surrendered in the Merger is greater than one year as of the date of the Merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. Holder acquired different blocks of Company common stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company common stock.

Consequences to Non-U.S. Holders

A Non-U.S. Holder whose shares of Company common stock are converted into the right to receive cash in the Merger generally will not be subject to U.S. federal income taxation unless:

●	gain resulting from the Merger is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by any applicable income tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder);

95

●	the Non-U.S. Holder is an individual who is “substantially present” in the United States for 183 days or more in the individual’s taxable year in which the Merger occurs and certain other conditions are satisfied; or

●	the Company is or has been a U.S. real property holding corporation (the “USRPHC”) as defined in Section 897 of the Code at any time within the five-year period preceding the Merger, the Non-U.S. Holder owned more than five percent of the Company common stock at any time within that five-year period, and certain other conditions are satisfied.

Any gain recognized by a Non-U.S. Holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “U.S. person” as defined under the Code. A Non-U.S. Holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the U.S. business.

Gain described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by certain U.S. source capital losses, if any, of the Non-U.S. Holder. An individual is “substantially present” in the U.S. if such individual is physically present in the U.S. on at least 31 calendar days during the current calendar year and 183 days during the current year and the two preceding years, counting all the days of physical presence in the current year, but only one-third the number of days of presence in the first preceding year, and only one-sixth the number of days in the second preceding year.

With respect to the third bullet above, generally, the Company will be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market values of our worldwide (domestic and foreign) real property interests and other assets used or held for use in a trade or business, all as determined under applicable U.S. Treasury regulations. We believe that we are not currently and do not expect to become a USRPHC. Even if we are a USRPHC, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a U.S. real property interest only if the Non-U.S. Holder actually or constructively held more than five percent of our common stock at any time during the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for our common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Company common stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. Holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. Holder is not subject to backup withholding. In general, a Non-U.S. Holder will not be subject to U.S. federal backup withholding and information reporting with respect to cash payments to the Non-U.S. Holder pursuant to the Merger if the Non-U.S. Holder has provided an Internal Revenue Service Form W-8BEN (or an Internal Revenue Service Form W-8ECI if the Non-U.S. Holder’s gain is effectively connected with the conduct of a U.S. trade or business).

96

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner.

Additional Withholding Considerations

Pursuant to legislation commonly known as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities must comply with information reporting rules with respect to their U.S. account holders and investors or pay a withholding tax on U.S. source payments made to them (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments”. For this purpose, withholdable payments generally include U.S. source payments otherwise subject to nonresident withholding tax (e.g., U.S. source dividends) and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., capital gain). Final Treasury regulations and IRS guidance defer this withholding obligation for gross proceeds from dispositions of U.S. common stock until after December 31, 2018.

This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of Company common stock should consult their tax advisors as to the specific tax consequences to them of the Merger, including the applicability and effect of the alternative minimum tax and the effect of any federal, state, local, foreign and other tax laws.

Governmental and Regulatory Approvals

Antitrust Approval in the U.S.

Under the HSR Act and related rules, certain transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. On March 10, 2017, both the Company and Parent filed their respective Notification and Report Forms with the Antitrust Division and the FTC.

At any time before or after the effective time of the Merger, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion of the Merger subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

97

Antitrust Approval in Non-U.S. Jurisdictions

The Merger is also conditioned on the absence of any temporary restraining order, preliminary or permanent injunction, law or other order issued by any court of competent jurisdiction in effect enjoining or otherwise preventing or prohibiting the consummation of the Merger. Foreign antitrust authorities may take action under the antitrust laws of their jurisdictions including, without limitation, seeking to enjoin the completion of the Merger or permitting completion of the Merger subject to regulatory conditions. There can be no assurance that a challenge to the Merger under foreign antitrust laws will not be made or, if such a challenge is made, that it would not be successful.

CFIUS Clearance

The Merger is also conditioned on the issuance by CFIUS of a written notification to the parties to the Merger Agreement that it has concluded a review of the notification voluntarily provided pursuant to the DPA, and determined not to conduct a full investigation of the transactions contemplated by the Merger Agreement or, if a full investigation is deemed to be required, notification that the U.S. government will not take action to prevent the transactions contemplated by the Merger Agreement from being consummated.

The Merger Agreement provides for LMI and Parent jointly submit a draft and a final notice with CFIUS regarding the Merger. Under the terms of the Merger Agreement, consummation of the Merger is subject to the satisfaction or waiver by all parties of the condition that one of the following shall have occurred: (i) CFIUS has concluded that the Merger and the transactions contemplated thereby are not a “covered transaction” and not subject to review under applicable law; (ii) the review of the Merger and the transactions contemplated thereby by the DPA has been concluded, and there are no unresolved national security concerns with respect to such transactions; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision on the CFIUS filing submitted by the parties and either (A) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the Transactions has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Merger on the transactions contemplated thereby.

DDTC Approval

The Merger also cannot be completed unless and until (i) 60 days have passed since LMI notified the DDTC of the Merger and the DDTC has not taken or threatened to take enforcement action against Parent in connection with the consummation of the Merger or (ii) the DDTC has notified LMI or Parent that it does not intend to take enforcement action against Parent in connection with the consummation of the Merger.

98

Litigation Related to the Merger

To date, there is no outstanding litigation related to the Merger

99

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms in this section but not defined in this proxy statement have the meaning ascribed to such terms in the Merger Agreement.

The representations, warranties, covenants and agreements described in this section and included in the Merger Agreement: (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by LMI, Parent, Intermediate Co, and Sub in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and, in some cases, were qualified by matters disclosed to Parent, Intermediate Co and Sub by LMI in the disclosure letter to the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purposes of allocating contractual risk between the parties to the Merger Agreement, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Shareholders are not third-party beneficiaries under the Merger Agreement (other than to enforce payment of the Merger Consideration after the effective time) and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of LMI, Parent, Intermediate Co, or Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement and do not purport to be accurate as of the date of this proxy statement and, accordingly, you should not rely on such representations and warranties as characterizations of the actual state of facts at the time they were made or as of the date of this proxy statement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of LMI, Parent, Intermediate Co and Sub because the parties may take certain actions that are either expressly permitted in the disclosure letter delivered by LMI in connection with the execution of the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding LMI, Parent, Intermediate Co or Sub or their respective businesses or affiliates. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone and you should read the information provided elsewhere in this document and in our filings with the SEC regarding LMI and our business.

100

Form and Effects of the Merger; Directors and Officers; Articles of Incorporation and Bylaws

At the effective time of the Merger, Sub will merge with and into the Company and the separate corporate existence of Sub will cease. The Company will be the surviving corporation in the Merger and will continue its corporate existence as a Missouri corporation after the Merger, and all properties, rights, privileges, powers and franchises of the Company and Sub, and all claims, obligations, liabilities, debts and duties of the Company and Sub, shall become the claims, obligations, liabilities, debts and duties of the surviving corporation.

The surviving corporation will be a privately held corporation and our current shareholders, other than any LMI executive officers and other key employees who will hold an ownership interest in the surviving corporation, will cease to have any ownership interest in the surviving corporation or rights as our shareholders. Therefore, such current shareholders will not participate in any future earnings or growth of the surviving corporation and will not benefit from any appreciation in value of the surviving corporation.

The articles of incorporation of the Company as in effect immediately prior to the effective time of the Merger will be amended and restated in their entirety to read as the articles of incorporation of Sub as of the effective time of the Merger, and, as so amended, will be the articles of incorporation of the surviving corporation until thereafter amended in accordance with the MGBCL and such articles of incorporation. The by-laws of the Company will be amended and restated in their entirety to read as the bylaws of Sub as in effect immediately prior to the effective time of the Merger, and, as so amended, will be the bylaws of the surviving corporation until thereafter amended in accordance with the MGBCL and such bylaws. Subject to applicable law, the directors of Sub as of immediately prior to the effective time of the Merger will be the initial directors of the surviving corporation, and the officers of the Company immediately prior to the effective time of the Merger will be the initial officers of the surviving corporation.

Closing and Effective Time of the Merger

The closing of the Merger will take place at the offices of Arnold & Porter Kaye Scholer LLP, located at 250 W 55th Street, New York, New York, 10019, at 10:00 a.m., New York City time, on a date which will be the second business day after the satisfaction or (to the extent permitted by law) waiver by the party having the benefit of the applicable condition of the closing conditions stated in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or (to the extent permitted by law) waiver by the party having the benefit of the applicable condition of such conditions) or at such other place, date and time as the Company and Parent, may agree in writing.

The Merger will become effective at the time the summary articles of merger are filed with the Secretary of State of the State of Missouri (or at such later time as is agreed upon by the parties to the Merger Agreement and specified in the summary articles of merger), which we refer to as the “effective time” of the Merger. We expect to complete the Merger as promptly as practicable after our shareholders adopt the Merger Agreement (assuming the prior satisfaction of the other closing conditions to the Merger as described below).

101

Merger Consideration

Effect of the Merger on LMI’s Common Stock

At the effective time of the Merger, except as noted below, each share of our common stock issued and outstanding immediately prior to the effective time will be automatically cancelled and converted at the effective time into the right to receive $14.00 in cash, without interest and less any applicable withholding taxes. The following shares of common stock will not receive the Merger Consideration:

●	treasury shares owned directly by the Company, which shares will be automatically cancelled without consideration;

●	shares held by Parent, Intermediate Co or Sub, which shares will be automatically cancelled without conversion or consideration; and

●	shares held by holders who did not vote in favor of the Merger (or consent to the Merger in writing) and who are entitled to demand and have properly demanded appraisal of such shares pursuant to, and who have complied in all respects with, the provisions of Section 351.455 of the MGBCL, and which shares will be entitled to payment of the fair value of such shares as may be determined to be due to such holders pursuant to Section 351.455 of the MGBCL (unless and until such holder has failed to perfect or has effectively withdrawn or lost rights of appraisal under Section 351.455 of the MGBCL).

At the effective time of the Merger, each holder of a certificate formerly representing any shares of common stock or evidence of shares in book-entry form (other than shares for which appraisal rights have been properly demanded, perfected and not withdrawn or lost under Section 351.455) will no longer have any rights with respect to the shares, except for the right to receive the Merger Consideration upon surrender thereof. See the section of this proxy captioned “The Merger—Appraisal Rights” for more information regarding appraisal rights.

At the effective time of the Merger, each share of common stock of Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the surviving corporation.

Treatment of LMI Equity-Based Awards

The Merger Agreement provides that the Company’s equity awards that are outstanding immediately prior to the effective time of the Merger will be subject to the following treatment at the effective time of the Merger:

Restricted Shares

As soon as reasonably practicable following the date of the Merger Agreement, the Company is required to adopt such resolutions and take such other actions as may be required so that each Restricted Share granted under LMI’s equity incentive plans that is outstanding immediately prior to the effective time of the Merger shall be fully vested and, at the effective time of the Merger, canceled and extinguished, and converted into the right receive, on the date which the effective time of the Merger occurs, an amount in cash equal to the $14.00 per share Merger Consideration, without interest and less any applicable withholding taxes.

102

Restricted Stock Units

As soon as reasonably practicable following the date of the Merger Agreement, the Company is required to adopt such resolutions and take such other actions as may be required so that each RSU granted under LMI’s equity incentive plans that is outstanding immediately prior to the effective time of the Merger shall be fully vested and settled into one share of Company common stock and, at the effective time of the Merger, canceled and extinguished, and converted into the right receive, on the date which the effective time of the Merger occurs, an amount in cash equal to the $14.00 per share Merger Consideration, without interest and less any applicable withholding taxes.

Exchange and Payment Procedures

Prior to the effective time of the Merger, Parent will designate a paying agent reasonably acceptable to the Company to receive the aggregate Merger Consideration for the benefit of the holders of shares of our common stock. At or prior to the effective time, Parent will deposit (or cause to be deposited) with the paying agent an amount in cash equal to the aggregate Merger Consideration.

As promptly as reasonably practical after the effective time of the Merger (and in any event, no later than the second business day following the effective time of the Merger), the surviving corporation will cause the paying agent to mail to each holder of record of our shares a letter of transmittal and instructions advising such holders how to surrender their certificates for the Merger Consideration. The paying agent will pay each holder of record the per share Merger Consideration upon its receipt of (i) surrendered certificates, (ii) a signed letter of transmittal and (iii) any other items reasonably required by the paying agent. Holders of record of our common stock holding book-entry shares do not need to surrender any certificate or complete a letter of transmittal in order to receive payment from the paying agent. As promptly as practicable after the effective time of the Merger (and in any event, no later than the second business day following the effective time of the Merger) the surviving corporation will cause the paying agent to issue and deliver to each holder of Company common stock represented in book-entry form, a check or wire transfer in an amount of the Merger Consideration for each share of book-entry shares held by such holders. Interest will not be paid or accrue in respect of the Merger Consideration. The surviving corporation will reduce the amount of any Merger Consideration paid to you by any applicable withholding taxes. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

103

On the close of business on the day on which the effective time of the Merger occurs, we will close our stock transfer books. After that time, there will be no further transfer of shares of our common stock that were outstanding immediately prior to the effective time of the Merger.

If any cash deposited with the paying agent is not claimed within nine months following the effective time of the Merger, such cash will be returned to the Parent, upon demand, and any holders of certificates or book entry shares who have not complied with the share certificate exchange procedures in the Merger Agreement may thereafter only look to Parent for, and Parent will remain liable for, payment of their claims for the Merger Consideration.

If the paying agent is to pay some or all of a shareholder’s Merger Consideration to a person other than the person in whose name the certificate surrendered is registered in the transfer records of the company, then (i) in the case of a stock certificate, the certificate must be properly endorsed or otherwise be in proper form for transfer, and (ii) the person requesting payment must pay any transfer or other similar taxes payable by reason of the payment of the Merger Consideration to a person other than the registered holder or establish to the Parent’s reasonable satisfaction that the taxes have been paid or are not required to be paid.

The letter of transmittal will include instructions if the shareholder has lost the share certificate or if it has been stolen or destroyed. The shareholder will have to provide an affidavit to that fact and, if required by the Parent, post a bond in an amount that Parent or the surviving corporation reasonably directs as indemnity against any claim that may be made against it in respect of the share certificate in order for the paying agent to deliver applicable Merger Consideration.

Representations and Warranties

In the Merger Agreement, the Company has made customary representations and warranties to the Company with respect to, among other things:

●	corporate matters related to the Company and its subsidiaries, such as due organization, good standing;

●	qualification to conduct business, corporate power and authority to carry on the Company’s businesses, and to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement;

●	the capital structure of LMI;

●	the absence of violations of, or conflicts with, the governing documents of the Company and its subsidiaries, applicable law and certain agreements and authorizations, as a result of the Company entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

●	governmental authorizations required in connection with the Merger;

●	the Company’s filings with the SEC since January 1, 2015 and the financial statements included therein;

104

●	the Company’s disclosure controls and procedures and internal controls over financial reporting;

●	the absence of undisclosed liabilities;

●	the absence of certain changes or events;

●	absence of certain litigation;

●	compliance with applicable laws, licenses and permits;

●	environmental matters and compliance with environmental laws by the Company and its subsidiaries;

●	material contracts of the Company and its subsidiaries;

●	employee benefit matters;

●	labor and employment matters;

●	tax matters;

●	real property;

●	intellectual property;

●	insurance matters;

●	affiliate transactions;

●	accuracy of information supplied by the Company for inclusion in this proxy statement;

●	the vote required for the adoption of the Merger Agreement and the transactions contemplated by the Merger

●	finders’ and brokers’ fees and expenses;

●	opinion of financial advisor with respect to the fairness of the Merger Consideration;

●	the inapplicability of state takeover statutes or regulations to the offer or the Merger;

●	government contracts;

●	certain significant customer and suppliers; and

●	product warranties.

105

In the Merger Agreement, Parent, Intermediate Co and Sub have made customary representations and warranties to the Company with respect to, among other things:

●	corporate matters related to Parent, Intermediate Co and Sub, such as due organization, good standing, qualification to conduct business and corporate power and authority to carry on its business;

●	governmental authorizations required in connection with the Merger;

●	the absence of violations of, or conflicts with, their governing documents, applicable law and certain agreements and authorizations as a result of entering into and performing under the Merger Agreement and consummating the transactions contemplated by the Merger Agreement;

●	financing;

●	absence of certain litigation;

●	accuracy of information supplied by Parent, Intermediate Co or Sub for inclusion in this proxy statement;

●	operation and ownership of Sub;

●	finders’ and brokers’ fees and expenses; and

●	ownership of shares of Company common stock.

Material Adverse Effect Definition

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a Company material adverse effect or a Parent material adverse effect clause.

For purposes of the Merger Agreement, a “Company material adverse effect” means any change, effect, event, state of facts, development or occurrence that, individually or in the aggregate with all other changes, effects, events, states of facts, developments or occurrences is, or would be, materially adverse to the business, assets, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole. However, under certain circumstances, the foregoing will not include events or effects resulting from:

●	general economic, credit, capital or financial markets or political conditions, or changes in any of the foregoing, in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates;

●	any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism;

106

●	any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of this Agreement;

●	any change in applicable law or GAAP or government policy (or authoritative interpretation or enforcement thereof);

●	general conditions in the industries or markets in which the Company and its subsidiaries primarily operate;

●	any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other predicted financial or operating metrics before, on or after the date of the Merger Agreement (provided that the underlying factors contributing to such failure shall not be excluded);

●	any change in the market price or trading volume of the Company common stock or the credit rating of the Company (provided that the underlying factors contributing to such changes shall not be excluded);

●	the announcement and pendency of the Merger Agreement and the transactions contemplated thereby, including by reason of the identity of the Parent, Intermediate Co or Sub or any communication by the Parent, Intermediate Co or Sub regarding the plans or intentions of the Parent, Intermediate Co or Sub with respect to the conduct of the business of the Company or any of its subsidiaries and including the impact of any of the foregoing on any relationship, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, employees or regulators; and

●	any action taken or not taken by the Company or its subsidiaries expressly required by the Merger Agreement to be taken or not to be taken, respectively, or taken or not taken with the prior written consent or at the express direction of the Parent, Intermediate Co or Sub.

For the purpose of the Merger Agreement, a “Parent material adverse effect” means any failure of Parent, Intermediate Co or Sub to have requisite power and authority to carry on its business as presently conducted that would, individually or in the aggregate, be reasonably expected to prevent or materially delay consummation of the Merger and the other transactions, or the Parent’s, Intermediate Co’s or Sub’s ability to observe and perform their material obligations under the Merger Agreement.

Conduct of Business Pending the Merger

We have agreed in the Merger Agreement that, until the effective time of the Merger, subject to certain exceptions in the Company’s disclosure schedule, except as expressly required or permitted by the Merger Agreement or required by law or consented to in writing by Parent (which consent will not be unreasonably withheld or delayed), we will, and will cause our subsidiaries to:

●	conduct our and their respective operations only in the ordinary course of business consistent with past practice; and

107

●	use commercially reasonable efforts to preserve intact our and their business organizations, retain the services of our and their present executive officers and key employees, and to maintain in the ordinary course of business consistent with past practice our and their relationships with, and the good will of, our and their material customers, suppliers, and other persons or entities with whom we and they have similar business relationships.

We have also agreed in the Merger Agreement that, until the effective time of the Merger, subject to certain exceptions in the Company’s disclosure schedule, except as expressly required by the Merger Agreement or required by applicable law or consented to in writing by Parent (which consent cannot be unreasonably withheld, conditioned or delayed), the Company will not, and will not permit our subsidiaries to:

●	amend, modify, waive or rescind any provisions of its organizational documents (including our charter and by-laws);

●	adjust, split, combine or reclassify any of its capital stock;

●	make, declare, set aside or pay any dividend or distribution (whether in cash, stock or property) on, any of its capital stock or set any Record Date therefor, other than dividends or distributions to the Company or its wholly-owned subsidiaries;

●	subject to certain exceptions, purchase, redeem or otherwise acquire any shares of its capital stock or any options, warrants or other rights to acquire any such shares;

●	subject to certain exceptions, issue, deliver, sell, grant or cause a lien to be placed upon any shares of its capital stock or other voting securities or equity interests, any securities convertible or exchangeable into any such shares, voting securities or equity interests, any options, warrants or other rights to acquire any such shares, voting securities, equity interests or convertible or exchangeable securities, any stock-based performance units, profits interests or any other rights that give any person or entity the right to receive any economic interest of a nature accruing to the holders of Company common stock;

●	enter into any contract with respect to the sale, voting, registration or repurchase of any securities;

●	subject to certain exceptions, amend, modify or waive any rights under any of the Company’s outstanding or Restricted Shares or RSUs;

●	merge or consolidate with, or purchase an equity interest in or a substantial portion of the assets of, any person or entity or any business or division thereof;

●	subject to certain exceptions, sell, lease, license, abandon or otherwise dispose of, encumber or subject to any lien, any of its properties, assets or rights;

108

●	subject to certain exceptions, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization of the Company or any of its subsidiaries, or merge, consolidate, restructure, recapitalize or reorganize;

●	subject to certain exceptions, terminate, cancel or materially amend or modify any of the Company’s material contracts, or enter into any contract that, if entered into prior to the date of the Merger Agreement, could have been deemed a material contract;

●	subject to certain exceptions, incur, create, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify certain types of indebtedness or enter into any arrangement having the economic effect of any of the foregoing;

●	subject to certain exceptions, grant to any member of the Board of Directors of the Company or any management level employee any increase in compensation or benefits, including any increase in, or new entitlement to, severance or termination pay;

●	subject to certain exceptions, grant to any employee who is not a management level employee any increase in compensation or benefits other than in the ordinary course of business consistent with past practice (other than equity or equity-based compensation and increases in base salary not exceeding 2% of aggregate base salaries);

●	subject to certain exceptions, enter into any employment, consulting, severance, retention or termination agreement with any member of the Board of Directors or management level employee, or other employee;

●	subject to certain exceptions, establish, adopt, enter into or amend any collective bargaining agreement or benefit plan;

●	subject to certain exceptions, take any action to accelerate any rights or benefits under, or adopt a funding vehicle with respect to, any benefit plan;

●	subject to certain exceptions, make any capital expenditure other than in the ordinary course of business consistent with past practice and otherwise in an aggregate amount not to exceed $20.0 million from January 1, 2017 through July 30, 2017;

●	make any material change in accounting methods, principles or practices by the Company or any of its subsidiaries except as required by GAAP or law;

●	fail to maintain or renew its material existing insurance policies to the extent available at comparable rates or pay increased premiums on such policies in excess of generally available market rates;

●	subject to certain exceptions, compromise, settle or agree to settle any claim or litigation, in each case pending against the Company or any of its subsidiaries;

●	enter into any new material line of business outside of its existing business segments;

109

●	convene any regular or special meeting of the Company’s shareholders (other than the Special Meeting);

●	subject to certain exceptions, change any material tax election, settle or compromise any claim, audit or assessment in respect of taxes, or enter into any tax sharing agreement; or

●	authorize, commit or agree to do any of the foregoing.

Go-Shop; Acquisition Proposals; Change of Recommendation

Go-Shop; Acquisition Proposals

From February 16, 2017 and continuing until the go-shop period end date (11:59 p.m. (New York time) on March 18, 2017), the Company and its subsidiaries and their respective representatives is permitted to:

●	solicit (whether publicly or otherwise) any inquiry or the making of any proposal or offer that constitutes an acquisition proposal, including by providing information (including non-public information and data) regarding the Company and its subsidiaries, pursuant to a confidentiality agreement, and

●	participate in any discussions or negotiations with respect to any acquisition proposals and cooperate with or assist with any such discussions or negotiations or any effort or attempt to make any acquisition proposals, including by providing information (including non-public information and data) regarding the Company and its subsidiaries pursuant to a confidentiality agreement.

The Company are required to notify Parent in writing of the identity of any qualified purchaser no later than March 23, 2017 (four business days after the go-shop period end date).

Except as may relate to any qualified purchaser (as defined below), after the go-shop period end date, and subject to certain exceptions described below, we and our subsidiaries are required not to (and are required to direct our representatives not to), directly or indirectly:

●	initiate, solicit, knowingly encourage or facilitate (including by way of providing information) the submission or making of any requests, inquiries, proposals or offers that constitute or could reasonably be expected to lead to, any acquisition proposal or engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect thereto, or otherwise cooperate with or assist or participate in, or facilitate, any such requests, proposals, offers, discussions or negotiations or furnish to any person or entity any nonpublic information in furtherance of or afford access to the books and records or the directors, officers, employees or other representatives of the Company or any of its subsidiaries to any person with respect to, any proposal or offer that constitutes or could reasonably be expected to result in any acquisition proposal;

110

●	except as expressly permitted by the Merger Agreement’s fiduciary out exceptions, approve, endorse or recommend, or publicly propose to approve, endorse or recommend, an acquisition proposal, or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, purchase agreement, option agreement, or other agreement providing for or relating to an acquisition proposal (other than a confidentiality agreement as set forth below) or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder or propose or agree to do any of the foregoing;

●	take any action to make the provisions of any takeover law inapplicable to any transaction contemplated by an acquisition proposal;

●	terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of an acquisition proposal; or

●	publicly propose to do any of the foregoing.

Except as may relate to any qualified purchaser, after the go-shop period end date, we have agreed that we will, and will cause our subsidiaries to, and we will cause our and their representatives to, immediately cease and terminate any solicitation, knowing encouragement, discussion or negotiation or cooperation with, or assistance or participation in, or facilitation of any inquires, proposals, discussions or negotiations with any persons or entities conducted prior to the date of the Merger Agreement with respect to any acquisition proposal (as defined below).

Notwithstanding the restrictions above, if after the go-shop period end date and prior to the date and time on which Shareholder Approval is obtained, (i) the Company receives an unsolicited written acquisition proposal from a third party that the Board of Directors determines in good faith to be bona fide, (ii) such acquisition proposal did not result in any material respect from a breach of the covenant not to solicit under the Merger Agreement, (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, that such acquisition proposal constitutes or would be reasonably expected to result in a superior proposal (as defined below) and that the failure to take the action described immediately below with respect to the third party making such an acquisition proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, then the Company may (upon written notice to Parent after any such determination by the Board of Directors):

●	enter into a confidentiality agreement (on terms no more favorable to the other party than those in the confidentiality agreement previously entered into between Parent and the Company) with the person or entity making such acquisition proposal and furnish information with respect to the Company and our subsidiaries to that person or entity; and

●	participate in discussions or negotiations with the person or entity making such acquisition proposal.

111

Except as may relate to a qualified purchaser, following the go-shop period end date, the Company is required to promptly notify Parent if it takes any action described in the previous paragraph and provide a copy of any related acquisition proposal, must keep Parent reasonably informed on a prompt basis of any material developments, discussions or negotiations regarding any acquisition proposals and, upon the reasonable request of Parent, must apprise Parent of the status of those discussions or negotiations.

An “acquisition proposal” means any inquiry, offer or proposal from any person or entity that is structured to permit such person or entity (other than the Parent, Intermediate Co or the Sub or their respective affiliates) to acquire, directly or indirectly and in a single transaction or a series of related transactions,

●	15% or more (based on the fair market value, as determined in good faith by the Board of Directors) of the assets (including capital stock of the subsidiaries of the Company) of the Company and its subsidiaries, on a consolidated basis;

●	shares of Company common stock which, together with any other shares of Company common stock beneficially owned by such person or entity, would be equal to 15% or more of the issued and outstanding shares of the Company common stock or any other class of equity securities of the Company or any of its Subsidiaries;

●	any tender offer or exchange offer that, if consummated, would result in any person or entity owning, directly or indirectly, shares of Company common stock equal to 15% or more of the issued and outstanding shares of the Company common stock or any other equity securities of the Company or any of its subsidiaries;

●	any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its subsidiaries pursuant to which any person or entity (or the shareholders of any person, entity or group) would own, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity; or

●	any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating subsidiaries, other than, in each case, the transactions contemplated by the Merger Agreement.

A “qualified purchaser” means any person or group of persons from whom the Company or any of its representatives has received prior to the go-shop period end date a written acquisition proposal that the Board of Directors determines in good faith (such determination to be made no later than four business days after the go-shop period end date) is or could reasonably be expected to result in a superior proposal; and

A “superior proposal” means any bona fide written acquisition proposal that did not result in any material respect from a violation of Company’s obligations not to solicit proposals that the Board of Directors determines in good faith (i) is reasonably likely to be consummated in accordance with its terms and the financing of which is fully committed or reasonably likely to be obtained and (ii) would be more favorable to the shareholders of the Company from a financial point of view than the Merger, taking into account all terms and conditions thereof (including all financial, legal, financing, regulatory and other aspects of such acquisition proposal (including the person or group making the acquisition proposal, the financing terms thereof, the expected timing and risk and likelihood of consummation)) and of the Merger Agreement (including any changes to the terms of the Merger Agreement proposed by the Parent, Intermediate Co and Sub); provided, that for purposes of the definition of “superior proposal,” the references to “15%” in the definition of acquisition proposal shall be deemed to be references to “66.66%.”

112

Change of Recommendation

Until the earlier of the effective time of the Merger or the termination of the Merger Agreement, neither the Board of Directors nor any committee thereof is permitted to (we refer to the actions below collectively, as a “Change of Recommendation”):

●	withdraw, qualify or modify or publicly propose to withdraw, qualify or modify in any manner its recommendation that our shareholders adopt the Merger Agreement;

●	if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an acquisition proposal is commenced, fail to recommend against the acceptance of such tender offer or exchange offer by the shareholders of the Company (including by taking no position) within ten business days after commencement thereof;

●	approve or recommend or publicly propose to approve or recommend an acquisition proposal; or

●	approve or recommend or publicly propose to approve or recommend, or execute any letter of intent, agreement in principle, acquisition or other agreement relating to any acquisition proposal.

Notwithstanding these restrictions, at any time prior to the time Shareholder Approval has been obtained, if the Board of Directors determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties, the Board of Directors may:

●	change its recommendation as a result of an event, development or change in circumstances that first occurred or became known after the date of the Merger Agreement, other than with respect to a superior proposal; or

●	change its recommendation or terminate the Merger Agreement to enter into a definitive alternative acquisition agreement, with respect to a superior proposal.

The Board of Directors may not change its recommendation or terminate the Merger Agreement in the two circumstances described in the paragraph above unless the superior proposal did not result in any material respect from a breach by the Company of its obligations not to solicit proposals (in the case of a superior proposal) and:

●	the Company has provided four business days’ prior written notice to the Parent, Intermediate Co and Sub of its intention to make a change of recommendation or, in connection with a superior proposal, terminate the Merger Agreement; and

113

●	prior to changing its recommendation or terminating the Merger Agreement to enter into an agreement with respect to a superior proposal, (i) the Company has negotiated with the Parent in good faith to make adjustments to the terms and conditions of the Merger Agreement, and (ii) the Board of Directors has determined in good faith that the superior proposal still constitutes a superior proposal or it would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties to the holders of Company common stock under applicable law to not effect a change in recommendation.

In the event of any material revision to the terms of any superior proposal or acquisition proposal that the Board of Directors determines no longer constitutes a superior proposal, including any change in the price terms, the Company must deliver a new written notice to the Parent, Intermediate Co and Sub within two business days.

Obligations with Respect to Proxy Statement

The Merger Agreement provides that, as soon as practicable after February 16, 2017, the Company will prepare and file with the SEC in preliminary form a proxy statement relating to the shareholders’ meeting to be held for purposes of voting upon the adoption of the Merger Agreement, which shall include the Board of Directors’ recommendation that the Company’s shareholders adopt the Merger Agreement, the opinion of Lazard (if not withdrawn and subject to the consent of Lazard) and a copy of Section 351.455 of the MGBCL.

In addition, the Company is required to, as promptly as practicable after the SEC confirms that it has no further comments on the proxy statement, (i) establish a record date (if not previously established) for and give notice of a meeting of its shareholders for the purpose of voting upon the adoption of the Merger Agreement and (ii) mail the proxy statement to the holders of shares of Company common stock as of the Record Date established for the shareholders’ meeting. This proxy statement fulfills such obligation.

Financing

Debt and Equity Financing

Pursuant to the terms of the Merger Agreement, Parent, Intermediate Co and Sub will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the financing on the terms and conditions described in the financing commitments, including using their reasonable best efforts to:

●	maintain in effect the debt financing commitments (which we refer to as the “debt financing”) and equity financing commitments (which we refer to as the “equity financing”) relating to the financing of the Merger (which we refer to collectively as the “financing commitments”), in accordance with the terms and subject to the conditions thereof;

114

●	timely negotiate all definitive documents evidencing the financing, timely satisfy all conditions to the financing and otherwise consummate the financing at or prior to the closing of the Merger; and

●	enforce the financing commitments.

Furthermore, Parent is required to keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain and consummate the debt financing. In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, the Parent, Intermediate Co and Sub are required to use their reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by the Merger Agreement, subject to approval by the Company under certain circumstances.

Prior to the closing of the Merger and subject to certain exceptions, the Company is required to use reasonable best efforts to cooperate with Parent in connection with the arrangement of the financing as may be reasonably requested by Parent.

Existing Notes and Industrial Revenue Bonds

If requested by Parent, the Company is required to, and as applicable, cause its subsidiaries to, use its reasonable best efforts to cause its and its subsidiaries’ respective representatives to, as soon as reasonably practicable following any request by Parent to do so, and in each case on such terms and conditions, including pricing terms, specified by Parent (with certain exceptions):

●	commence one or more conditional offers to purchase for such principal amount of the Company’s 7.375% senior secured notes due 2019 (which we refer to as the “existing notes”) specified by Parent (which we refer to as an “offer to purchase”); and/or

●	commence one or more consent solicitations (which we refer to as a “consent solicitation”) for such amendments to the indenture governing such existing note (which we refer to as the “indenture”) specified by Parent, including the elimination of all or substantially all of the restrictive covenants contained in the indenture;

●	amend the terms of any outstanding offer to purchase or consent solicitation; or

●	waive any of the conditions to any offer to purchase or consent solicitation (other than the occurrence of the closing of the Merger);

Furthermore, upon receipt of the requisite consents for any consent solicitation and the satisfaction of any other applicable conditions precedent, the Company is required to execute a supplemental indenture implementing the applicable indenture amendments to become effective immediately and operative upon the occurrence of the Merger, and use commercially reasonable efforts to cause the trustee of the indenture to enter into such supplemental indenture. Upon consummation of any offer to purchase and in accordance with the terms thereof, the Company is required to accept for purchase and purchase all existing notes properly tendered and not properly withdrawn pursuant to such offer to purchase.

115

As directed by and in coordination with Parent, in lieu of commencing an offer to purchase and/or consent solicitation, or in addition thereto, the Company must, and must, as applicable, cause its subsidiaries to, and use its reasonable best efforts to cause its and its subsidiaries’ respective representatives to:

●	send a conditional notice of redemption to the trustee of the indenture providing for redemption of the existing notes on the closing date of the Merger, or such other date as is reasonably agreed by Parent and the Company;

●	take such actions and prepare and deliver all other documents (including any customary officers certificates and legal opinions) as are required under the Indenture and other documents governing the existing notes to cause the Trustee to issue the Notice of Redemption to holders of the existing notes and to otherwise facilitate the redemption of the existing notes; or

●	take such actions and prepare and deliver all other documents (including any customary officers certificates and legal opinions) as are required under the indenture and other documents governing the existing notes to cause and otherwise facilitate the satisfaction and/or discharge of the existing notes pursuant to the applicable sections of the indenture.

The Company has agreed to, and as applicable, has agreed to cause its subsidiaries to, use its reasonable best efforts to cause its and its subsidiaries’ respective representatives to, as soon as reasonably practicable following any request by Parent to do so, and in each case on such terms and conditions, specified by Parent (with certain exceptions) redeem certain of the outstanding industrial revenue bonds (which we refer to as the “IRBs”) issued by the City of Washington, Missouri or the City of Fredonia, Kansas and/or obtain certain consents or waivers contained in such industrial revenue bonds that would otherwise restrict the consummation of the transactions contemplated by the Merger Agreement.

The closing of any offer to purchase, the operation of any indenture amendments, and any redemption of the existing notes, and the redemption of any IRBs is required to be conditioned upon the occurrence of the closing of the Merger and the receipt by the Company of all funds required to satisfy the offer to purchase, consent solicitation, and/or redemption(s). Currently, the Company and Parent do not expect that the IRBs will be redeemed.

Employee Matters

Parent is required to cause the surviving corporation and each of its subsidiaries, for a period commencing at the effective time of the Merger and ending on the first anniversary thereof, to maintain the severance-related provisions, as in effect on the date of the Merger Agreement, of existing written Company benefit plans and to provide 100% of any severance payments and benefits required thereunder to be provided any Company employee terminated during that 12-month period.

116

Furthermore, Parent must cause the surviving corporation and each of its subsidiaries, for the period commencing at the effective time of the Merger and ending on December 31, 2017, to provide for any Company employee, cash compensation levels that are each no less favorable than, and other benefits that in the aggregate are substantially comparable to, the overall cash compensation levels and benefits maintained for and provided to such Company employees immediately prior to the effective time of the Merger, excluding equity and equity-based compensation.

As of and after the effective time of the Merger, Parent must, or must cause the surviving corporation to, give Company employees full credit for purposes of eligibility and vesting purposes (but not for purposes of benefit accruals except for vacation pay and severance purposes), under any employee compensation, incentive, and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company employees as of and after the effective time of the Merger by Parent, its subsidiaries or the surviving corporation for the Company employees’ service with the Company, its subsidiaries and their predecessor entities to the same extent recognized by the Company immediately prior to the effective time of the Merger under an analogous Company benefit plan. With respect to each Parent plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its subsidiaries are obligated to use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company employees under similar plans maintained by the Company and its subsidiaries immediately prior to the effective time of the Merger.

From and after the effective time of the Merger, except as otherwise agreed in writing between Parent and a Company employee or as otherwise provided in the Merger Agreement, Parent must honor, and will cause its subsidiaries to honor, in accordance with its terms, (i) each existing written employment, severance and termination protection plan, policy or agreement of or between the Company or any of its subsidiaries and any officer or employee of the Company or such subsidiary, (ii) all obligations in effect as of the effective time of the Merger under any written bonus or bonus deferral plans, programs or agreements of the Company or its subsidiaries and (iii) all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of the Company or its subsidiaries.

Director and Officer Indemnification

All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the Merger and rights to advancement of expenses relating thereto now existing in favor of certain indemnitees as provided in the respective articles of incorporation or by-laws or other organizational documents of the Company or any subsidiary or any indemnification agreement between such indemnitee and the Company or any of its subsidiaries will survive the Merger and, for a period of six years after the effective time of the Merger Agreement, will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnitee.

117

From and after the effective time of the Merger, in the event of any threatened or actual claim, suit, action, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the indemnitee is or was a director (including in a capacity as a member of any board committee), or officer of the Company, any of its subsidiaries or any of their respective predecessors or (ii) the Merger Agreement or any of the transactions contemplated thereby, whether in any case asserted or arising before or after the effective time of the Merger, Parent and the surviving corporation will indemnify and hold harmless, to the fullest extent permitted by law and the organizational documents of the Company or its applicable subsidiary, each such indemnitee against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and expenses in advance of the final disposition of any such proceeding), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual claim. Parent’s and the surviving corporation’s obligations with respect to indemnification will continue in full force and effect for a period of six years after the effective time.

Directors’ and Officers’ Insurance

The Company is required to obtain, at or prior to the effective time of the Merger, prepaid or “tail” directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the effective time of the Merger for six years from the effective time, covering each person who is covered by such tail policies on February 16, 2017, and certain other individuals set forth on the Company’s disclosure schedule on terms with respect to such coverage and amounts no less favorable than those of such policies in effect on February 16, 2017. Such tail policies may not be amended, modified or cancelled or revoked by the Company, Parent, Intermediate Co or the surviving corporation. If the Company does not obtain such “tail” policies, then for a period of six years from the effective time of the Merger, Parent and Intermediate Co will be required to maintain in effect the Company’s current directors’ and officers’ liability insurance policies, covering each indemnified party on terms with respect to coverage and amounts no less favorable in the aggregate than those of the policies in effect on February 16, 2017. Neither Parent, Intermediate Co, nor the surviving corporation is required to pay an aggregate annual premium for such insurance policy (whether or not a “tail” policy is obtained) in excess of 300% of the annual premium paid by the Company in its last full fiscal year for such insurance coverage. If the annual premium amount exceeds such amount, Parent, Intermediate Co or the surviving corporation must obtain a policy with the greatest amount of coverage available for a cost not exceeding such amount.

Other Covenants

Access and Investigation

Subject to certain exceptions and limitations, throughout the period prior to the earlier of the effective time of the Merger and the termination of the Merger Agreement the Company must, subject to certain exceptions:

●	afford to Parent and to its reasonable access during normal business hours and on reasonable notice, to the Company’s and its subsidiaries’ properties, books and records and to those directors, officers and employees of the Company to whom Parent reasonably requests access;

118

●	furnish, as promptly as practicable, all information concerning its and its subsidiaries’ business, properties, contracts, assets, liabilities, personnel, books and records and financial information and other aspects of the Company and its subsidiaries as Parent may reasonably request;

●	reasonably cooperate with Parent to organize and facilitate meetings among Parent and its representatives and the Company’s representatives at the properties, offices or other facilities of the Company and its subsidiaries at such times during normal business hours as Parent may reasonably request;

●	use reasonable best efforts to furnish or produce information related to the financial or tax records of the Company and its subsidiaries if reasonably requested by Parent; and

●	reasonably cooperate with Parent and Parent’s representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the Company and each subsidiary of the Company as Parent may reasonably request.

Required Efforts to Consummate the Merger

Each of the Company, Parent, Intermediate Co and Sub have agreed to use their respective reasonable best efforts to:

●	take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on the parties in connection with the consummation of the Merger, including by providing all information that the other party may reasonably request in connection there with; and

●	obtain any consent, authorization, order or approval of, or any exemption by, any governmental entity that is required to be obtained in connection with the Merger as promptly as practicable, and to comply with the terms and conditions of any such consent, authorization, order or approval;

Furthermore, each of the Company, Parent, Intermediate Co and Sub has agreed to:

●	file within fifteen business days following the date of the Merger Agreement, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Divisions of the United States Department of Justice;

●	as soon as reasonably practicable after the date of the Merger Agreement, make such other filings with any other governmental entities that may be required under applicable antitrust laws;

●	as promptly as practical, respond to any inquiries or requests for additional information or documentation received from the FTC or the Antitrust Division or such other governmental entity; and

119

●	not extend any waiting period under the HSR Act or any other antitrust laws or enter into any agreement with any governmental entity not to consummate the transactions contemplated by the Merger Agreement, except with the prior written consent of the other party.

Each of the Parent and the Company is required to, among other things, use reasonable best efforts to:

●	promptly furnish information required in connection with submissions and filings required under antitrust laws or the DDTC or by CFIUS; and

●	obtain any consents from third parties (other than governmental entities) that are necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement.

The Merger Agreement provides that the Company and Parent will promptly furnish each other with copies of any notices or written communications received from a third party or governmental entity with respect to the transactions contemplated by the Merger Agreement, and will give each other’s counsel an opportunity to review and comment thereon in advance (and shall consider in good faith such comments). Furthermore, the parties may not independently participate in any substantive meeting or discussions with a governmental authority concerning or in connection with the transactions contemplated by the Merger Agreement, and shall provide the other party and its counsel with the opportunity, on reasonable advance notice, to participate in such meetings or discussions, to the extent permitted by such third party or governmental entity.

At the written request of Parent, the Company shall agree to divest, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its subsidiaries; provided, that the Company shall not be required to take such action unless the Merger is consummated.

Other Covenants

The Merger Agreement contains additional agreements between the Company, Parent, Intermediate Co and Sub relating to, among other things:

●	granting approvals and taking necessary actions to consummate the Merger as promptly as practicable and eliminate or otherwise minimize the effect of any anti-takeover laws that become or are deemed to be applicable to the Merger after February 16, 2017;

●	coordination of press releases and other public announcements or filings relating to the Merger;

●	confidentiality obligations;

120

●	notification of certain matters (including of any litigation related to the transactions contemplated by the Merger Agreement and the occurrence of any change, effect, event or occurrence which might reasonably be expected to cause any condition of the obligations of any party to effect the Merger not to be satisfied);

●	the provision of an electronic copy of the contents of the electronic data room maintained by or on behalf of the Company for purposes of the Merger;

●	the de-listing of the common stock from the NASDAQ and the deregistration under the Exchange Act;

●	actions to cause the disposition of our equity securities held by each individual who is a director or officer of the Company pursuant to the transactions contemplated by the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act;

●	the extinguishment of any obligations to issue Company common stock or other equity-based compensation to employees, consultants and directors;

●	the granting of long-term incentive compensation awards to employees consistent with past practice, subject to certain restrictions;

●	the making of matching contributions to the Company’s profit sharing plan; and

●	the provision of notice by the Company of any cessation or reduction in the amount of products purchased from the Company or its subsidiaries by certain significant customers, or material and adverse alteration of the terms governing such purchases.

Conditions to Completion of the Merger

The obligations of the Company, Parent, Intermediate Co and Sub to consummate the Merger are subject to the satisfaction or, to the extent permissible under applicable law, waiver of the following conditions at or prior to the effective time of the Merger:

●	the Shareholder Approval shall have been obtained;

●	the waiting period (and any extensions thereof) applicable to the transactions Merger Agreement under the HSR Act must have been terminated or must have expired;

●	CFIUS shall have provided confirmation that the U.S. President will not exercise his authority to interfere with the Merger pursuant to Section 721 of the Defense Production Act;

●	(i) 60 days must have passed since LMI notified the DDTC of the expected consummation of the Merger and the DDTC must have not taken or threatened to take enforcement action against any of the Parent, Intermediate Co or Sub in connection with the consummation of the Merger or (ii) the DDTC shall have notified the Company or the Parent, Intermediate Co or Sub that it does not intend to take enforcement action against any of Parent, Intermediate Co or Sub in connection with the consummation of the Merger; and

121

●	there must have been no temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction that is in effect enjoining or otherwise preventing or prohibiting the consummation of the Merger.

The obligations of Parent, Intermediate Co and Sub to consummate the Merger are further subject to the satisfaction or waiver (if permissible under applicable law) of the following conditions on or prior to the effective time of the Merger:

●	the representations and warranties of the Company set forth in the Merger Agreement with regard to (i) the number of shares of the Company’s outstanding capital stock and (ii) the number of the Company’s outstanding Restricted Shares and RUS equity awards were true and correct in all respects as of the date of the Merger Agreement (except to the extent that such representation and warranty expressly relates to a specific date, in which case such representation and warranty shall be true and correct as of such specific date only), other than de minimis exceptions;

●	the representations and warranties of the Company set forth in the Merger Agreement with respect to (i) the absence of certain rights to purchase or acquire equity securities of the Company of any of its subsidiaries, (ii) the absence of any convertible securities or other obligations allowing holders the right to receive equity securities of the Company or the right to vote with shareholders of the Company, (iii) the absence of certain indebtedness, (iv) the Company’s corporate power and authority to enter into and perform the Merger Agreement, (v) the payment of fees to brokers, investment bankers, financial advisors or other persons in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, (vi) the receipt of a fairness opinion from Lazard, and (vii) the absence of applicable anti-takeover laws, were true and correct in all material respects as of the date of the Merger Agreement and will be true and correct in all material respects as of the effective time of the Merger as though made at the effective time (except to the extent that such representation and warranty expressly relates to a specific date, in which case such representation and warranty shall be true and correct as of such date);

●	the representations and warranties of the Company set forth in the Merger Agreement with respect to the absence of a Company material adverse effect were true and correct in all respects as of the date of the Merger Agreement and will be true and correct in all respects as of the effective time of the Merger as though made at the effective time;

●	the other representations and warranties of the Company set forth in the Merger Agreement were true and correct as of the date of the Merger Agreement and will be true and correct as of the effective time of the Merger as though made at the effective time (disregarding all materiality qualifiers contained in such representations and warranties, and except to the extent that such representation and warranty expressly relates to a specific date, in which case such representation and warranty shall be so true and correct as of such date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not have a Company material adverse effect;

122

●	the Company will have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing date of the Merger;

●	since the date of the Merger Agreement, there must not have occurred any change, event, effect, state of facts, development or occurrence that individually or in the aggregate, has had a Company material adverse effect; and

●	the Parent will have received a certificate executed by the chief executive officer or chief financial officer of the Company confirming that the above conditions of the Parent’s, Intermediate Co’s and Sub’s obligations to complete the Merger have been satisfied.

The Company’s obligation to complete the Merger is further subject to the satisfaction or waiver (if permissible under applicable law) of the following conditions on or prior to the effective time of the Merger:

●	the representations and warranties of Parent, Intermediate Co and Sub set forth in the Merger Agreement with respect to (i) the Parent’s, Intermediate Co’s and Sub’s corporate power and authority to enter into and perform the Merger Agreement, (ii) the payment of fees to brokers, investment bankers, financial advisors or other persons in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, and (iii) the ownership of Company common stock by the Parent, Intermediate Co, and Sub were true and correct in all material respects as of date of the Merger Agreement and will be true and correct in all material respects as of the effective time of the Merger as though made at the effective time (disregarding all materiality qualifiers contained in such representations and warranties, and except to the extent that such representation and warranty expressly speaks as of a specific date, in which case such representation and warranty shall be so true and correct in all material respects as of such date);

●	the other representations and warranties of Parent, Intermediate Co and Sub set forth in the Merger Agreement will be true and correct as of the effective time of the Merger as though made at the effective time (disregarding all materiality qualifiers contained in such representations and warranties, and except to the extent that such representation and warranty expressly relates to a specific date, in which case such representation and warranty shall be so true and correct in as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent material adverse effect;

●	each of Parent, Intermediate Co and Sub will have performed or complied in all material respects with all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing date of the Merger; and

123

●	the Company will have received a certificate executed by an executive officer of Parent confirming that the above conditions to the Company’s obligation to complete the Merger have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after receipt of the Shareholder Approval:

●	by mutual written consent of the Company and Parent;

●	by either the Company or Parent:

○	if the Merger has not been consummated on or before the Outside Date (August 16, 2017), provided that either the Company or the Parent may extend the Outside Date until September 29, 2017 if the reason the Merger has not been consummated by the Outside Date is due to the fact that certain regulatory approvals or the Shareholder Approval have not yet been obtained; however, such right of termination is not available to any party if the failure of such party to perform any of its obligations under the Merger Agreement has been a primary cause of the failure of the Merger to be consummated on or before such date;

○	if any temporary restraining order, preliminary or permanent injunction, law or other governmental order issued by any court of competent jurisdiction enjoining or otherwise preventing or prohibiting the consummation of the Merger is in effect and is final and nonappealable, provided, however, that such right of termination is not available to any party unless such party has complied with its obligations under the Merger Agreement to prevent, oppose or remove such restraint;

○	if the Shareholder Approval has not been obtained at the shareholders’ meeting duly convened or at any adjournment or postponement thereof; or

○	if there is any breach or inaccuracy in any of the other party’s representations or warranties set forth in the Merger Agreement or the other party has failed to perform any of its covenants under the Merger Agreement, which inaccuracy, breach or failure to perform (i) would give rise to, if occurring or continuing at the effective time of the Merger, the failure of any of the terminating party’s conditions to closing and (ii) has not been or is not capable of being cured by such other party prior to the earlier of (a) August 16, 2017 and (b) the 30th calendar day after such other party’s receipt of written notice thereof from the terminating party; provided that neither party has such right of termination if it is then in breach of any of its representations, warranties, covenants, or other agreements under the Merger Agreement which breach or failure to perform would give rise to the failure of any of the conditions to closing applicable to the other party;

124

●	by Parent if the Shareholder Approval has not been obtained, and:

○	if the Board of Directors or any committee effects a Change of Recommendation;

○	if the Company failed to include in this proxy statement, when mailed, the Board of Directors’ recommendation that our shareholders adopt the Merger Agreement and a statement of the findings and conclusions of the Board of Directors;

○	if, following the public disclosure or announcement of an acquisition proposal (other than a tender or exchange offer described below), the Board of Directors has failed to reaffirm publicly its recommendation that our shareholders adopt the Merger Agreement within ten business days after Parent requests in writing that such recommendation under such circumstances be reaffirmed publicly; or

○	if a tender or exchange offer relating to securities of the Company has been commenced and the Company has not announced, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

●	by the Company:

○	in order to accept a superior proposal (in compliance with the terms of the Merger Agreement) and enter into an alternative acquisition agreement with respect to such superior proposal, provided, that the Company pays the break-up fee prior to or contemporaneously with such termination; or

○	if (a) all of Parent’s, Intermediate Co’s and Sub’s conditions to their obligation to close the transactions contemplated by the Merger Agreement have been satisfied (other than those that require deliveries or are tested at the time of closing of the Merger, which conditions would have been satisfied if the closing had occurred at the time of such termination), (b) the Company has irrevocable confirmed by written notice to Parent that (i) all of the Company’s obligations to effect the Merger have been satisfied or have been irrevocably waived in writing and (ii) the Company is prepared to consummate the Merger at the closing, and (c) Parent, Intermediate Co and Sub fail to consummate the Merger within two business days following delivery of such notice.

Break-Up Fees

The Company will pay to or cause to be paid to or as directed by Parent a break-up fee (if a break-up fee has not already been paid pursuant to the terms of the Merger Agreement) in the event that:

●	a Change in Recommendation Termination or Alternative Acquisition Termination occurs; or

●	a Company Breach Termination occurs or the Merger Agreement is terminated because the Merger has not been consummated by the Outside Date at a time when a Company Breach Termination was available and, in either case, within twelve months following such termination, the Company either (i) consummates an acquisition transaction that results in a change of control or (ii) enters into a letter of intent, memorandum of understanding or other contract with respect to an acquisition transaction that results in a change of control that is ultimately consummated, whether or not such consummation occurs within twelve months following such termination.

125

The amount of the break-up fee is $10.0 million in the following circumstances:

●	a Change in Recommendation Termination occurs on or prior to the go-shop period end date,

●	an Alternative Acquisition Termination occurs on or prior to the go-shop period end date, or

●	an Alternative Acquisition Termination occurs on or prior to April 17, 2017 in order for the Company to enter into an alternative acquisition agreement with respect to a superior proposal made by a qualified purchaser.

The amount of the break-up fee is $15 million under any other circumstances in which a break-up fee is payable, and not described in the paragraph above.

Fees Payable by LMI

The Company is responsible for paying the filing, printing and mailing fees and expenses associated with this proxy statement.

The Parent is required to reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with their cooperation with Parent’s arrangement of the debt financing or alternative financing, and for all documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company in connection with its cooperation pursuant to (i) an offer to purchase and/or consent solicitation with respect to, or a redemption of, the existing notes, and (ii) a redemption of the IRBs.

The Parent is also responsible for 100% of the filing fees payable to the FTC, the Antitrust Division, CFIUS, or any other governmental entity in connection with the antitrust, competition, or trade regulation matters contemplated by the Merger Agreement.

All other fees and expenses incurred in connection with the Merger Agreement, the Merger, and the transactions contemplated thereby will be paid by the party incurring or required to incur such fees or expenses, except as otherwise provided herein.

Amendment; Extension; Waiver

The Merger Agreement may be amended by written agreement of Parent, Sub and the Company at any time before or after receipt of the Shareholder Approval; provided, that after the Shareholder Approval has been obtained, there can be no amendment that by law would require further approval by our shareholders without such approval having been obtained.

126

At any time prior to the effective time of the Merger, any party to the Merger Agreement may:

●	extend the time for the performance of any of the obligations or acts of the other parties to the Merger Agreement;

●	to the extent permitted by law, waive any inaccuracies in the representations and warranties of any other party contained in the Merger Agreement or in any document, certificate or writing delivered pursuant to the Merger Agreement; or

●	subject to the rights and restrictions on amendment described above, waive compliance with any of the agreements or conditions contained in the Merger Agreement.

Any agreement on the part of any party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of the Company, Parent, Intermediate Co or Sub to exercise any of its rights under the Merger Agreement or otherwise will not constitute a waiver by such party of such right.

Governing Law

The Merger Agreement and any litigation that may be directly or indirectly based upon, arise out of or relate to the Merger Agreement, the Merger, or the negotiation, execution or performance thereof, shall be governed by the laws of the State of Delaware; provided that the MGBCL shall govern to the extent that the MGBCL is applicable to the Merger and the internal affairs of the Company (including the fiduciary duties of the Board of Directors of the Company and any determination regarding an acquisition proposal pursuant to such fiduciary duties).

Specific Performance

In the event of breach or threatened breach of any covenant or obligation in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to specific performance and the issuance of immediate injunctive and other equitable relief without the necessity of proving the inadequacy of money damages as a remedy.

127

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the Merger and the other transactions contemplated thereby at the time of the Special Meeting. If shareholders approve the adjournment proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from shareholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and seek to convince the holders of those shares to change their votes to vote in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

The Board of Directors, with Daniel G. Korte abstaining, unanimously recommends that you vote “FOR” this proposal.

128

PROPOSAL 3: ADVISORY, NON-BINDING VOTE TO APPROVE
CERTAIN MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide shareholders with the opportunity to vote to approve, on an advisory, non-binding basis, the payment of certain compensation that will or may become payable to LMI’s named executive officers by LMI in connection with the Merger, as disclosed in the section of this proxy statement captioned “The Merger — Interests of LMI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation.”

We are asking shareholders to indicate their approval of the various compensation that will or may become payable by LMI to LMI’s named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “The Merger — Interests of LMI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” and the accompanying footnotes. These arrangements are believed to be reasonable and in line with marketplace norms.

Accordingly, we are seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the shareholders of LMI Aerospace, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to LMI’s named executive officers by LMI that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger — Interests of LMI’s Directors and Executive Officers in the Merger — Golden Parachute Compensation” in LMI’s proxy statement for the Special Meeting.”

Shareholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on LMI, the Board of Directors or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The Board of Directors, with Daniel G. Korte abstaining, unanimously recommends that you vote “FOR” this proposal.

129

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Our common stock is listed on NASDAQ under the symbol “LMIA.” As of the Record Date, there were [●] shares of our common stock outstanding, held by approximately [●] shareholders of record. We have never declared or paid any cash dividends on our common stock.

The following table presents the high and low intra-day sale prices of our common stock on NASDAQ during the fiscal quarters indicated:

	Market Price
	High	Low
2017
First quarter (through March 14, 2017)	$13.94	$8.39
2016
First quarter	$10.21	$8.14
Second quarter	$8.98	$7.60
Third quarter	$8.23	$7.03
Fourth quarter	$9.41	$7.01
2015
First quarter	$14.79	$11.84
Second quarter	$12.61	$9.82
Third quarter	$12.25	$9.20
Fourth quarter	$11.34	$9.09
2014
First quarter	$15.75	$13.11
Second quarter	$14.47	$12.84
Third quarter	$15.39	$12.67
Fourth quarter	$14.50	$12.05

The closing sale price of our common stock on February 16, 2017, which was the last trading day before the Merger was publicly announced, was $9.19 per share. On [●], 2017, the most recent practicable date before this proxy statement was mailed to our shareholders, the closing price for our common stock was $[●] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

130

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of March 1, 2017, of each person or entity who we know to beneficially own 5% or more of the outstanding shares of our common stock and all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of our common stock subject to stock options held by that person that are currently exercisable, or exercisable within 60 days of March 1, 2017, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the address of each beneficial owner listed in the table is 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301.

The percentages in the table below are based on 13,621,267 shares of our common stock outstanding as of March 1, 2017. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. The information provided in this table is based on our records and information filed with the SEC, unless otherwise noted.

131

Name of Beneficial Owner	Direct Ownership	Indirect Ownership	Total Beneficial Ownership		Percentage Ownership (1)

Gregory L. Summe	17,550	1,422,789	1,440,339	(2)	10.6%
Sanford S. Neuman	273,575	—	273,575	(3)	2.0%
Daniel G. Korte	188,276	737	189,013	(4)	1.4%
John M. Roeder	61,160	—	61,160	(5)	0.4%
John S. Eulich	52,299	—	52,299	(6)	0.4%
Judith W. Northup	43,217	—	43,217	(7)	0.3%
Gerald E. Daniels	35,615	—	35,615	(8)	0.3%
Clifford C. Stebe, Jr.	31,108	2,455	33,563	(9)	0.2%
Steven K. Schaffer	19,063	—	19,063	(10)	0.1%
Jennifer L. Alfaro	15,573	219	15,792	(11)	0.1%
Renee Skonier	14,946	1,645	16,591	(12)	0.1%
Keith M. Schrader	9,266	175	9,441	(13)	0.1%
David J. Wright	6,476	—	6,476	(14)	0.0%
Lawrence J. Resnick	6,363	—	6,363	(15)	0.0%
Jay P. Inman, Jr.	5,239	700	5,939	(16)	0.0%
All Directors and Executive Officers as a Group	779,726	1,428,720	2,208,446	(17)	16.2%

Gregory L. Summe			1,422,789	(18)	10.4%
Glen Capital Partners GP LLC
800 South Street, Suite 160
Waltham, MA 02453

Royce and Associates LP			1,407,435	(19)	10.3%
745 5th Avenue
New York, NY 10151

Alexis P. Michas			1,327,083	(20)	9.7%
Juniper Investment Company, LLC
940 Winter Street
Waltham, MA 02451

Adage Capital Partners GP, LLC			1,162,766	(21)	8.5%
200 Clarendon Street, 52nd Floor
Boston, MA 02116

Paradigm Capital Management Inc.			863,663	(22)	6.3%
9 Elk Street
Albany, NY 12207

Rutabaga Capital Management LLC			696,593	(23)	5.1%
64 Broad Street, 3rd Floor
Boston, MA 02109

Dimensional Fund Advisors LP			679,768	(24)	5.0%
6300 Bee Cave Road
Austin, TX 78746

(1) Percentages are based on 13,621,267 shares of Common Stock outstanding as of March 1, 2017.

(2) Includes 1,422,789 shares of common stock owned by Glen Capital Partners Focus Fund, L.P. (the “Fund”). Mr. Summe is the sole member of Glen Capital Partners, LLC and the control person of Glen Capital Partners GP I LLC, the advisor and general partner of Fund, respectively, and therefore Mr. Summe may be deemed to beneficially own the shares owned by the Fund. Includes 7,022 shares that Mr. Summe elected to defer pursuant to the Company’s Non-Qualified Deferred Compensation Plan under which he has a right to acquire such shares within 30 days of certain triggering events as specified therein.

(3) Includes 6,800 shares of Common Stock held in various trusts for which Mr. Neuman, as trustee but not as beneficiary, maintains sole voting and investment authority. Also includes 7,022 shares of restricted stock that are scheduled to vest in June 2017.

(4) Includes 737 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Korte and 150,026 shares of restricted stock vesting between March 2017 and March 2020.

(5) Includes 13,459 shares of restricted stock held by Mr. Roeder vesting in June 2017.

(6) Includes 12,874 shares of restricted stock held by Mr. Eulich vesting in June 2017.

(7) Includes 8,192 shares of restricted stock held by Ms. Northup vesting in June 2017.

(8) Includes 14,980 shares of restricted stock held by Mr. Daniels vesting in June 2017.

132

(9) Includes 955 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Stebe and 20,777 shares of restricted stock vesting between May 2017 and March 2019. Also includes 1,500 shares of Common Stock held by Mr. Stebe’s spouse.

(10) Includes 17,832 shares that Mr. Schaffer elected to defer pursuant to the Company’s Non-Qualified Deferred Compensation Plan under which he has a right to acquire such shares within 30 days of certain triggering events as specified therein.

(11) Includes 219 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Ms. Alfaro and 15,573 shares of restricted stock vesting between February 2018 and March 2019.

(12) Includes 1,645 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Ms. Skonier and 12,530 shares of restricted stock vesting between May 2017 and March 2019.

(13) Includes 175 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Schrader and 6,015 shares of restricted stock vesting between January 2018 and February 2019.

(14) Includes 6,476 shares of restricted stock held by Mr. Wright vesting in March 2019.

(15) Includes 3,483 shares that Mr. Resnick elected to defer pursuant to the Company’s Non-Qualified Deferred Compensation Plan under which he has a right to acquire such shares within 30 days of certain triggering events as specified therein.

(16) Includes 700 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of Mr. Inman and 5,239 shares of restricted stock vesting in January 2018.

(17) Includes (a) 4,431 shares of Common Stock held of record by Charles Schwab Trust Company as trustee of the Company’s Profit Sharing Plan for the benefit of executive officers of the Company, and (b) 301,500 shares of restricted stock held by executive officers and directors of the Company.

(18) The 1,422,789 shares of common stock are the same shares as indicated in the indirect beneficial ownership table for Mr. Summe. As the sole member of Glen Capital Partners, LLC and the control person of Glen Capital Partners GP I LLC, the advisor and general partner of the Fund, respectively, Mr. Summe is deemed to beneficially own the shares owned by the Fund.

(19) As reported on Schedule 13G/A filed with the SEC on January 31, 2017 by Royce & Associates, LLC.

(20) As reported on Schedule 13D/A filed with the SEC on February 15, 2017 by Alexis P. Michas.

(21) As reported on Schedule 13G/A filed with the SEC on February 9, 2017 by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross.

(22) As reported on Schedule 13G filed with the SEC on February 14, 2017 by Paradigm Capital Management.

(23) As reported on Schedule 13G/A filed with the SEC on February 15, 2017 by Rutabaga Capital Management.

(24) As reported on Schedule 13G/A filed with the SEC on February 9, 2017 by Dimensional Fund Advisors LP., a Delaware limited partnership.

133

FUTURE SHAREHOLDER PROPOSALS

As of the date of this proxy statement, the Board of Directors knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

If the Merger is consummated, we will not have public shareholders and there will be no public participation in any future shareholder meetings. We intend to hold the 2017 annual meeting of shareholders only if the Merger is not consummated.

Proposals of shareholders that are intended for inclusion in our proxy statement relating to our annual meeting in 2017, if held, must have been received by us at our offices at 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, Attention: Corporate Secretary, no later January 13, 2017, and must satisfy the conditions established by the SEC, including, but not limited to, Rule 14a-8 promulgated under the Exchange Act, and in our bylaws for shareholders proposals in order to be included in our proxy statement for that meeting.

Shareholders may only present a matter for consideration at our annual meeting in 2017, if held, if certain procedures are followed. Under our bylaws, in order for a matter to be deemed properly presented by a shareholder, timely notice must be received by the Secretary of the Company not later than 120 days nor more than 150 days prior to the date of the one-year anniversary of the date on which the Company first mailed notice to shareholders for the preceding year’s annual meeting. To be timely for the 2017 annual meeting, a shareholder’s notice must have been delivered to or mailed and received by the Corporate Secretary of the Company between December 17, 2016 and January 16, 2017. The Company did not receive any such notice during the permitted time period.

Nominations for the election of directors at an annual meeting may be made only (1) by or at the direction of the Board of Directors, or (2) by a shareholder who has delivered timely written notice to our Secretary. The notice must contain specified information about the nominees and about the shareholder proposing such nominations. To be timely for the next annual meeting, if held, a shareholder’s notice must have been delivered to or mailed and received by the Secretary at the principal executive offices of the Company between December 17, 2016 and January 16, 2017. The Company did not receive any such notice during the permitted time period.

Shareholders may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals.

134

HOUSEHOLDING

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.

If you would like to receive your own set of our disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another shareholder and together both of you would like to receive only a single set of our disclosure documents, follow these instructions.

If you are a shareholder of record, you may contact us by writing to LMI Aerospace, Inc., Attention: Corporate Secretary, 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301 or calling our Corporate Secretary at (636) 946-6525. Eligible shareholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

135

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following LMI filings with the SEC are incorporated by reference:

●	LMI’s Annual Report on form 10-K for the fiscal year ended December 31, 2016, filed on March 15, 2017.

●	LMI’s Current Report on 8-K filed on January 6, 2017 and February 17, 2017.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, proxy soliciting materials and any amendments thereto. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at LMI Aerospace, Inc., Attn: Corporate Secretary, 411 Fountain Lakes Boulevard, St. Charles, Missouri 63301, at www.lmiaerospace.com, or from the SEC website at www.sec.gov.

If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investors section of our website, www.lmiaerospace.com. The information included on our website is not incorporated by reference into this proxy statement.

136

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our common stock, please contact our Proxy Solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Shareholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

137

MISCELLANEOUS

LMI has supplied all information relating to LMI, and Parent, Intermediate Co. and Sub have supplied, and LMI has not independently verified, all of the information relating to Parent, Intermediate Co. and Sub contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [●], 2017. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

138

Annex A
Execution Version

AGREEMENT AND PLAN OF MERGER

among

Sonaca S.A.,

Sonaca USA Inc.,

Luminance Merger Sub, Inc.

and

LMI Aerospace, Inc.

Dated as of February 16, 2017

i

ii

iii

AGREEMENT AND PLAN OF MERGER, dated as of February 16, 2017 (this “Agreement”), among Sonaca S.A., a limited liability company validly existing under the laws of Belgium (“Parent”), Sonaca USA Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent (“Intermediate Co”), Luminance Merger Sub, Inc., a Missouri corporation and an indirect wholly-owned subsidiary of Parent and direct wholly-owned subsidiary of Intermediate Co (“Sub”, and collectively with Parent and Intermediate Co, the “Parent Entities”) and LMI Aerospace, Inc., a Missouri corporation (the “Company”).

Each of the Parent Entities and the Company are referred to herein as a “party” and together as the “parties”. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

R E C I T A L S

The respective boards of directors of each of the Parent Entities and the Company have unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of their shareholders and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement.

The Board of Directors has recommended that the Company’s shareholders vote in favor of the approval of this Agreement.

After the Shareholder Approval is obtained and subject to the satisfaction or waiver of the other conditions set forth in this Agreement, at the Effective Time, Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.01 (Effect on Capital Stock), each issued and outstanding share of Company Common Stock immediately prior to the Effective Time will be cancelled and converted into the right to receive the Merger Consideration.

The Parent Entities and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

A G R E E M E N T

The parties to this Agreement, intending to be legally bound, agree as follows:

Article I.

DEFINITIONS

Section 1.01     Certain Definitions. For purposes of this Agreement:

(a)          “Acceptable Confidentiality Agreement” means a confidentiality and standstill agreement (including any waivers thereof or amendments thereto) that contains confidentiality and standstill provisions that are no less favorable to the Company and no more favorable to any such third party than those contained in the Confidentiality Agreement.

(b)          “Affiliate” means, as to any Person, any other Person that, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting interests, by Contract or otherwise.

(c)          “Antitrust Laws” means the HSR Act, the Sherman Antitrust Act of 1890, the Clayton Act of 1914 and, the Federal Trade Commission Act of 1914, Council Regulation 139/2004 of the European Union, and any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, anti-competitive agreements, abuse of dominant market positions and structural changes brought about through mergers, acquisitions and joint ventures.

(d)          “Board of Directors” means the Board of Directors of the Company.

(e)          “Business Day” means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law or executive order to be closed.

(f)          “CFIUS” means the Committee on Foreign Investment in the United States.

(g)          “CFIUS Approval” means Parent and the Company shall have received written notice from CFIUS stating that: (i) CFIUS has concluded that the Transactions are not a “covered transaction” and not subject to review under applicable Law; or (ii) the review of the Transactions the DPA has been concluded, and there are no unresolved national security concerns with respect to the Transactions; or (iii) CFIUS has sent a report to the President of the United States requesting the President’s decision on the CFIUS Filing submitted by the parties and either (A) the period under the DPA during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the Transactions has expired without any such action being threatened, announced or taken or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Transactions.

(h)          “Code” means the Internal Revenue Code of 1986, as amended.

(i)          “Collective Bargaining Agreement” means any and all agreements, understandings, contracts, letters, side letters and contractual obligations of any kind, nature and description, oral or written, involving or entered into between any employer and any labor organization, union, works council, employee association, agency, employee committee or other employee representative.

(j)          “Company Common Stock” means the Company’s Common Stock par value $0.02 per share.

(k)         “Company Equity Awards” means the Company’s Restricted Shares and RSUs.

(l)          “Company Incentive Plans” means the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan, as amended, and the LMI Aerospace, Inc. 2015 Incentive Compensation Plan, together, or each individually, a “Company Incentive Plan.”

(m)        “Company Intellectual Property” means all Intellectual Property owned by or licensed to the Company or any Subsidiary that is used in, held for use in or necessary for the conduct of the businesses of the Company and its Subsidiaries as currently conducted.

(n)         “Company Material Adverse Effect” means any change, effect, event, state of facts, development or occurrence that, individually or in the aggregate with all other changes, effects, events, states of facts, developments or occurrences is, or would be, materially adverse to the business, assets, condition (financial or otherwise) or results of operation of the Company and its Subsidiaries taken as a whole; provided, that none of the following shall either alone or in combination constitute, or be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect: any change, effect, event, state of facts, development or occurrence directly or indirectly arising out of, resulting from or relating to (i) general economic, credit, capital or financial markets or political conditions, or changes in any of the foregoing, in the United States or elsewhere in the world, including with respect to interest rates or currency exchange rates, (ii) any outbreak or escalation of hostilities, acts of war (whether or not declared), sabotage or terrorism, (iii) any hurricane, tornado, flood, volcano, earthquake or other natural or man-made disaster occurring after the date of this Agreement, (iv) any change in applicable Law or GAAP or government policy (or authoritative interpretation or enforcement thereof), (v) general conditions in the industries or markets in which the Company and its Subsidiaries primarily operate, (vi) any failure, in and of itself, by the Company to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other predicted financial or operating metrics before, on or after the date of this Agreement (provided that the underlying factors contributing to such failure shall not be excluded), (vii) any change in the market price or trading volume of the Company Common Stock or the credit rating of the Company (provided that the underlying factors contributing to such changes shall not be excluded), (viii) the announcement and pendency of this Agreement and the Transactions, including by reason of the identity of the Parent Entities or any communication by the Parent Entities regarding the plans or intentions of the Parent Entities with respect to the conduct of the business of the Company or any of its Subsidiaries and including the impact of any of the foregoing on any relationship, contractual or otherwise, with customers, suppliers, distributors, collaboration partners, employees or regulators, or (ix) any action taken or not taken by the Company or its Subsidiaries expressly required by this Agreement to be taken or not to be taken, respectively, or taken or not taken with the prior written consent or at the express direction of the Parent Entities, except in the cases of clauses (i), (ii), (iii), (iv) or (v), to the extent that the Company and its Subsidiaries, taken as a whole, are materially and disproportionately affected thereby as compared with other participants in the industries in which the Company and its Subsidiaries primarily operate (in which case the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect).

(o)          “Company Profit Sharing Plan” means the LMI Aerospace, Inc. Profit Sharing Savings Plan and Trust.

(p)          “Confidentiality Agreement” means the letter agreement, dated as of November 23, 2016 by and between Parent and the Company, as amended by the letter agreement, dated December 19, 2016.

(q)          “Contract” means any contract, agreement, license, note, bond, mortgage, guarantee, indenture, commitment, understanding, lease, permit, authorization or other agreement, instrument obligation or binding arrangement, whether written or oral.

(r)          “Criminal Penalty” means any (a) final and nonappealable criminal penalty, criminal fine or other criminal liability, in each case, imposed upon the Company, any of the Company’s Subsidiaries or any of their respective directors or Management-Level Employees by a court of law or other Governmental Entity requiring payment by the Company or any of its Subsidiaries of an amount that is material to the Company and its Subsidiaries, taken as a whole or (b)(x) felony criminal jail sentence imposed by a court of law upon any director of the Company or its Subsidiaries or Management-Level Employee, as to matters over which the United States has jurisdiction or (y) criminal jail sentence imposed by a court of law upon any director of the Company or its Subsidiaries or Management-Level Employee involving incarceration of more than one (1) year, as to matters over which jurisdiction is wholly outside of the United States.

(s)          “Damages” means any and all losses, liabilities, claims, demands, judgments, damages, fines, suits, actions, costs and expenses (including fees and expenses of counsel).

(t)           “DPA” means Section 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. § 4565), and implementing regulations set forth in 31 C.F.R. Part 800.

(u)          “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)          “Executive” means an executive-level employee of the Company who is party to a written employment Contract with the Company as of the date of this Agreement.

(w)         “Existing Notes” means the Company’s 7.375% senior secured notes due 2019.

(x)          “Governmental Entity” means any national, supranational, state, provincial or local, whether domestic or foreign, government, any subdivision, agency, commission or authority thereof, any court of competent jurisdiction, any arbitral body or any administrative, regulatory (including any stock exchange) or other agency, commission, or authority.

(y)          “Government Official” means (i) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, (ii) any political party or party official or candidate for political office or (iii) any company, business, enterprise or other entity owned or controlled by any Governmental Entity.

(z)          “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(aa)        “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, including accrued and unpaid interest, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practice), (vi) any obligations of such Person under any lease of property, real or personal, which obligations are required to be classified as capital leases in accordance with GAAP (but excluding, for clarity, operating lease obligations), (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions (valued at the termination value thereof), (ix) all letters of credit or performance bonds issued for the account of such Person and (x) all guarantees and keepwell arrangements of such Person of any Indebtedness of any other Person other than a wholly-owned Subsidiary of such Person.

(bb)        “Indenture” means the indenture governing the Existing Notes, dated as of June 19, 2014 by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

(cc)        “Industrial Revenue Bonds” means the outstanding industrial revenue bonds of the Company or its Subsidiaries issued by the City of Washington, Missouri or the City of Fredonia, Kansas and pertaining to the following notes: (i) $4,000,000 of 5.0% Taxable Industrial Revenue Bonds Series 2016A, (ii) $5,625,645 of Recovery Zone Facility Revenue Bonds Series 2010A, (iii) $2,391,751 of Industrial Development Revenue Bonds Series 2010B, (iv) $2,184,726 of 3.0% Industrial Revenue Bonds Series 2012A, (v) $3,060,000 of 3.80% Industrial Development Revenue Bonds Series 2012B, (vi) $4,500,000 of 3.99% Industrial Development Revenue Bonds Series 2011, (vii) $4,500,000 of Variable Interest Rate Industrial Development Revenue Bonds Series 2012 and (vii) $16,000,000 of 5% Taxable Industrial Revenue Bonds Series 2016B.

(dd)      “Intellectual Property” means all intellectual property, including any and all rights in, arising out of, or associated with any of the following, in any jurisdiction throughout the world: (i) any patent, invention (whether or not reduced to practice or patentable), trademark and service mark (including any trade dress, logo and any other indicia of origin and the goodwill of any business symbolized thereby), trade name, Internet domain name, copyright and copyrightable work (whether or not registered), design and trade secret, (ii) application for and registration, issuance and renewals of any of the foregoing, (iii) lists (including customer and vendor lists), data, databases, processes, formulae, methods, specifications, schematics, plans, studies, technology, know-how, trade secrets, designs, ideas, research and development, improvements, web site and other content, computer software programs and related documentation, and other confidential or proprietary data and information, and (iv) computer software, data and databases including, but not limited to, object code, source code, operating and other systems, tools, firmware, related documentation and all copyrights therein.

(ee)      “IRS” means the United States Internal Revenue Service.

(ff)       “ITAR” means the U.S. International Traffic in Arms Regulations set forth in 22 C.F.R. Parts 120 and 130.

(gg)      “Knowledge of the Company” means the actual knowledge of Jennifer Alfaro, Daniel G. Korte, Renée Skonier and Clifford C. Stebe, Jr.

(hh)      “Law” means any supranational, federal, national, state, provincial or local statute, law (including common law), ordinance, code, rule or regulation of any Governmental Entity.

(ii)        “Lender Parties” means the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or any other financing (other than the Equity Financing) in connection with the Transactions (other than the Parent, Intermediate Co, Sub and their respective Affiliates), including the parties to any joinder agreements, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their and their respective Affiliates’ Representatives and their respective successors and assigns.

(jj)        “Liability” means liabilities, debts, claims or obligations of any nature, whether known, unknown, accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due.

(kk)      “Management-Level Employee” means any officer of the Company or any of its Subsidiaries and any employee (excluding administrative personnel) of the Company or any of its Subsidiaries who is a direct report of any such officer.

(ll)        “Nasdaq” means the Nasdaq Global Market.

(mm)      “Order” means any writ, judgment, order, injunction, award or decree of any Governmental Entity.

(nn)        “Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the operating agreement or limited liability company agreement and the certificate of formation of any limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person in any jurisdiction; and (vi) any amendment, modification or supplement to any of the foregoing.

(oo)        “Owned Intellectual Property” means all Intellectual Property owned by the Company or any of its Subsidiaries used in, held for use in or necessary for the conduct of the business of the Company or any of its Subsidiaries as currently conducted.

(pp)        “Permitted Liens” means any (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, (ii) Liens for Taxes, assessments and other governmental charges and levies that are not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established and maintained on the financial statements of the Company and its Subsidiaries if required by, and in accordance with, GAAP, (iii) Liens affecting the interest of the grantor of any easements benefiting owned real property, (iv) Liens (other than liens securing Indebtedness), defects or irregularities in title, easements, rights-of-way, covenants, restrictions, and other, similar matters that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation or marketability of the assets to which they relate, (v) Liens arising or incurred pursuant to the documents set forth on Section 1.01(pp) of the Company Disclosure Schedule, (vi) zoning, building and other similar codes and regulations, imposed by any Governmental Entity having jurisdiction over any portion of the real property subject thereto which are not violated in any material respect by the current use and operation of such real property and (vii) prior to the Closing, Liens arising under the Credit Agreements and the Existing Notes.

(qq)        “person” or “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity.

(rr)          “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

(ss)         “Representatives” means, when used with respect to a Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, financial advisors, agents and other representatives of such Person and of any Subsidiary of such Person.

(tt)          “Restricted Shares” means the shares of restricted Company Common Stock granted under a Company Incentive Plan or otherwise.

(uu)        “RSU” means each restricted stock unit awarded pursuant to the Company Incentive Plans.

(vv)        “Sanctioned Person” means any natural or legal Person that is the target of Sanctions such that the Company or any of its Subsidiaries would be prohibited from engaging in the Transactions with them, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or any European Union member state, (ii) any Person located, organized or ordinarily resident in a Sanctioned Territory and/or, if applicable, whose activities fall within the scope of the relevant sanctions, or (iii) any Person owned 50% or more by any Person or Persons described in the foregoing clause (i).

(ww)      “Sanctioned Territory” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

(xx)        “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant Governmental Entities, including those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom.

(yy)        “SEC” means the U.S. Securities and Exchange Commission.

(zz)        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aaa)       “Significant Subsidiary” has the meaning set forth in Rule 1-02 under Regulation S-X promulgated under the Exchange Act.

(bbb)      “Subsidiary” of a Person means a corporation, partnership, limited liability company or other entity with respect to which such Person, directly or indirectly, (i) owns in excess of 50% of the outstanding capital stock, (ii) owns a right to more than 50% of the profits of such entity or (iii) possess the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(ccc)       “Takeover Laws” means “moratorium,” “control share acquisition,” “business combination,” “fair price” or any other form of anti-takeover Laws of any jurisdiction that may purport to be applicable to the Company, the Parent Entities or any of their respective Affiliates, including Section 351.407 and Section 351.459, of the MGBCL and Section 409.500 et.seq. cited as the “Takeover Bid Disclosure Act.”

(ddd)      “Transactions” means the transactions contemplated by this Agreement, including the Merger.

(eee)       “Treasury” means the United States Department of the Treasury.

(fff)       “Trustee” means U.S. Bank National Association in its capacity as trustee under the Indenture.

(ggg)     Each of the following terms is defined in the Section of this Agreement set forth opposite such term:

Defined Terms	Section

Acquisition Proposal	6.02(h)(i)
Affiliate Transaction	4.18
Agreement	Preamble
Alternative Acquisition Termination	8.01(f)
Alternative Debt Financing	6.10(b)
Anti-Corruption Laws	4.10(c)
Antitrust Division	6.04(b)
Appraisal Shares	3.01(d)
Authorizations	4.10(a)
Aviation Regulations	4.26
Book-Entry Shares	3.03(b)
C.F.R.	4.10(g)
Certificate	3.03(b)
CFIUS Filing	6.04(c)
Change in Recommendation Termination	8.01(e)
Change of Recommendation	6.02(f)
Claim	6.07(b)
Closing	2.02
Closing Date	2.02
COBRA	4.12(c)
Company	Preamble
Company Benefit Plan	4.12(a)
Company Breach Termination	8.01(c)
Company Disclosure Schedule	Article IV
Company Employee	6.15(a)
Company Registered IP	4.16(a)
Company Related Parties	8.02(b)
Consent Solicitation	6.10(h)(i)
Credit Facility	4.03(a)
Cutoff Date	4.02(a)
Data Room	6.14
DDTC	6.04(d)
Debt Commitment Letter	5.03(a)
Debt Fee Letter	5.03(b)
Debt Financing	5.03(a)
Dissenting Shareholder	3.01(d)
EAA	4.10(f)

Effective Time	2.03
Environmental Laws	4.10(b)
Equity Award Amounts	3.04(c)
Equity Commitment Letters	5.03(a)
Equity Financing	5.03(a)
ERISA	4.12(a)
ERISA Affiliate	4.12(d)
Exchange Fund	3.03(a)
FAA	4.26
Fairness Opinion	4.22
Financing	5.03(a)
Financing Commitments	5.03(a)
FTC	6.04(b)
GAAP	4.06(b)
Go-Shop Period End Date	6.02(a)
Government Contract	4.24
Hazardous Materials	4.10(b)
Indemnified Party	6.07(a)
Indenture Amendments	6.10(h)(i)
Interim Period	6.01
Intermediate Co	Preamble
International Plan	4.12(j)
IRB Consents	6.10(j)(i)
IRB Redemption	6.10(j)(i)
ITAR Filing	6.04(d)
Lazard	4.21
Lender Designated Sections	9.02
Lien	4.05(b)
Litigation	4.09
Material Contract	4.11(a)
Merger	Recitals
Merger Consideration	3.01(c)
MGBCL	2.01
Notice of Redemption	6.10(i)(i)
Notice Period	6.02(f)(i)
OFAC	1.02(xx)
Offer Documents	6.10(h)(iv)
Offer to Purchase	6.10(h)(i)
Outside Date Termination	8.01(b)(i)
Parent	Preamble
Parent Entities	Preamble
Parent Material Adverse Effect	5.01
Parent Plan	6.15(c)
Parent Related Parties	8.02(b)
parties	Preamble
party	Preamble

Paying Agent	3.03(a)
Preferred Stock	4.02(a)
Proxy Date	6.03(c)
Proxy Statement	6.03(a)
Public or Commercial Bribery	4.10(c)
Qualified Purchaser	6.02(h)(ii)
Recommendation	4.04(b)
Restraints	7.01(c)
Retention Award	6.17(b)
Retention Period	6.17(b)
Sarbanes-Oxley Act	4.06(a)
SEC Documents	4.06(a)
Shareholder Approval	4.20
Shareholders’ Meeting	6.03(c)
Significant Customer	4.25
Significant Supplier	4.25
Sub	Preamble
Summary Articles of Merger	2.03
Superior Proposal	6.02(h)(iii)
Surviving Corporation	2.01
Tax	4.14
Tax Return	4.14
Tax Sharing Agreement	4.14(h)
Taxes	4.14
WARN	4.13(b)

Article II.

THE MERGER

Section 2.01     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General and Business Corporation Law of the State of Missouri (the “MGBCL”), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.02     Closing. The closing of the Merger (the “Closing”) will take place at the offices of Arnold & Porter Kaye Scholer LLP, located at 250 W 55th Street, New York, New York, 10019, at 10:00 a.m., New York City time, on the second Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions) unless another time, date or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 2.03     Effective Time. Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Closing Date, the parties shall file a summary articles of merger (the “Summary Articles of Merger”), in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the MGBCL, and shall make all other filings and recordings required under the MGBCL. The Merger shall become effective on such date and time as the Summary Articles of Merger is filed with the Secretary of State of the State of Missouri or at such later date and time as Parent and the Company shall agree and specify in the Summary Articles of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

Section 2.04     Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the MGBCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

Section 2.05     Articles of Incorporation and By-Laws.

(a)          At the Effective Time, the articles of incorporation of the Company shall be amended to read in their entirety as the articles of incorporation of Sub as in effect immediately prior to the Effective Time and, as so amended, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended (subject to Section 6.07(a)) as provided therein or by applicable Law; provided, however, that the name of Company shall not be amended, so that the name of the Surviving Corporation shall be “LMI Aerospace, Inc.”, and provided further that the provisions of Sub’s articles of incorporation related to the incorporator of Sub shall be omitted from the articles of incorporation of the Surviving Corporation.

(b)          The Company and the Surviving Corporation shall take all necessary actions such that, at the Effective Time, the by-laws of the Company shall be amended to read in their entirety as the by-laws of Sub as in effect immediately prior to the Effective Time and shall be the by-laws of the Surviving Corporation until thereafter changed or amended (subject to Section 6.07(a)) as provided therein or by applicable Law.

Section 2.06     Directors. The Company and the Surviving Corporation shall take all necessary actions (including procuring the resignation of members of the Board of Directors) such that, at the Effective Time, the directors of Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.07     Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 2.08     Taking of Necessary Action. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Sub, the Surviving Corporation, the board of directors of the Surviving Corporation and officers of the Surviving Corporation shall take all such lawful and necessary action, consistent with this Agreement, on behalf of the Company, Sub and the Surviving Corporation.

Article III.

EFFECT OF THE MERGER ON THE
CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

Section 3.01     Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of the Parent Entities:

(a)          Capital Stock of Sub. Each share of capital stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of common stock of the Surviving Corporation.

(b)          Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that immediately prior to the Effective Time is directly owned by the Company as treasury stock, or by the Parent Entities at such time, shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)          Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including, for the avoidance of doubt, Restricted Shares vested immediately prior to the Effective Time in accordance with Section 3.04(a) and shares of Company Common Stock issued upon settlement of RSUs in accordance with Section 3.04(b), but excluding shares to be canceled in accordance with Section 3.01(b) and except as provided in Section 3.01(d) with respect to the Appraisal Shares) shall be converted into the right to receive $14.00 in cash, without interest and subject to any withholding of Taxes required by applicable Law (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(d)          Appraisal Rights. Notwithstanding Section 3.01(c) or any other provision of this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who (i) files with the Company before or at the Shareholders’ Meeting a written objection to the Agreement, (ii) neither votes in favor of the Merger nor consents thereto in writing, and (iii) makes written demand on the Surviving Corporation within twenty days after the date on which the Effective Time occurs for payment of the fair value of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 351.455 of the MGBCL (each, a “Dissenting Shareholder”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (except as provided in this Section 3.01(d)) but instead such Dissenting Shareholder after the Effective Time shall be entitled to receive the payment of the fair value thereof by the Surviving Corporation as provided under the MGBCL (such shares, the “Appraisal Shares”). Any holder of Company Common Stock who fails to take any of the actions set forth in this Section 3.01(d) shall neither be deemed a Dissenting Shareholder nor entitled to appraisal rights as a dissenting shareholder, and each such share of Company Common Stock of such holder shall thereupon be converted into and become exchangeable only for the right to receive the Merger Consideration in accordance with Section 3.01(c). The Company shall give Parent prompt notice of any demands received by the Company for payment of the fair value of any shares of Company Common Stock under Section 351.455 of MGBCL, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to, or offer to settle or settle, any such demands.

Section 3.02     Adjustment to Merger Consideration. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, there shall be any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time, the Merger Consideration as provided in Section 3.01(c) shall be equitably adjusted, without duplication, to reflect the economic effect thereof.

Section 3.03     Exchange Fund.

(a)          Paying Agent. Prior to the Closing Date, Parent shall appoint a bank or trust company reasonably acceptable to the Company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration in accordance with this Article III and, in connection therewith, shall enter into an agreement with the Paying Agent in the form reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration as required to be paid pursuant to this Agreement (such cash being hereinafter referred to as the “Exchange Fund”); provided, Parent may determine to pay or cause to be paid all or a portion of the Equity Award Amounts to the Company for payment in accordance with Section 3.04(c).

(b)          Exchange Procedures. As promptly as reasonably practicable after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, as of immediately prior to the Effective Time, a holder of record of a certificate that immediately prior to the Effective Time represented any shares of Company Common Stock (each, a “Certificate”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall otherwise be in customary form), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed and in proper form, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 3.01(c), and the Certificate so surrendered shall forthwith be canceled. As promptly as practicable after the Effective Time and in any event not later than the second Business Day following the Effective Time, the Surviving Corporation shall cause the Paying Agent to issue and deliver to each Person who was, as of immediately prior to the Effective Time, a holder of uncertificated shares of Company Common Stock represented in book-entry form (“Book-Entry Shares”), other than with respect to shares to be canceled in accordance with Section 3.01(b) and shares the holders of which have complied with each of clauses (i) and (ii) of Section 3.01(d), a check or wire transfer for the amount of cash which such Book-Entry Shares shall have been converted into the right to receive pursuant to Section 3.01(c), without such holder being required to deliver a Certificate or an executed letter of transmittal to the Paying Agent, and such Book-Entry Shares shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, but only if such Certificate is properly endorsed or otherwise is in proper form for transfer and the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable; provided, however, that payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Each Book-Entry Share and, until surrendered as contemplated by this Section 3.03(b), each Certificate, shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate or Book-Entry Share pursuant to this Article III, except for Certificates and Book-Entry Shares in respect of Appraisal Shares, which shall be deemed to represent the right to receive the consideration due with respect to such Appraisal Shares in accordance with Section 3.01(d) to the extent provided by Section 351.455 or the MGBCL. No interest shall be paid or will accrue on any cash payable to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article III.

(c)          No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates (or automatically in the case of Book-Entry Shares) in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or such Book-Entry Shares. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Share (other than a Certificate or Book-Entry Share in respect of Appraisal Shares) is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article III.

(d)          Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates and Book-Entry Shares for nine months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claims for the Merger Consideration pursuant to the provisions of this Article III, in each case without interest thereon and subject to any withholding of Taxes required by applicable Law. Any portion of the Exchange Fund made available to the Paying Agent pursuant to Section 3.03(a) to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent, upon demand.

(e)          No Liability. None of the Parent Entities, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which the related Merger Consideration would escheat to or become the property of any Governmental Entity, any such Merger Consideration shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f)          Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A1 or P1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest and other income resulting from such investments shall be paid solely to Parent. Nothing contained herein and no investment losses resulting from investment of the Exchange Fund shall diminish the rights of any holder of Certificates or Book-Entry Shares to receive the Merger Consideration or any holder of a Company Equity Award to receive the holder’s Equity Award Amount, in each case as provided herein. If for any reason (including investment losses) the cash in the Exchange Fund is insufficient to fully satisfy all of the payment obligations to be made in cash by the Paying Agent hereunder (but subject to Section 3.03(h)), Parent shall promptly deposit cash into the Exchange Fund in an amount which is equal to the deficiency in the amount of cash required to fully satisfy any such cash payment obligations.

(g)          Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration.

(h)          Withholding Rights. Notwithstanding anything in this Agreement to the contrary, the Parent Entities, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from any amount otherwise payable pursuant to the Merger (or this Agreement) such amounts as they are required to deduct and withhold under applicable Tax Law; provided, however, that in the event that any Parent Entity assigns its rights under this Agreement, no amounts will be withheld from any payments in respect of Company Common Stock or Appraisal Shares to the extent such amounts would not have been required under applicable Tax Law to be withheld absent any such assignment. To the extent that amounts are so withheld and timely paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.04     Company Equity Awards. As soon as reasonably practicable following the date of this Agreement, the Board of Directors (or, if appropriate, any committee administering the Company Incentive Plans) shall adopt such resolutions and take such other actions as may be required to terminate the Company Incentive Plans effective as of no later than immediately prior to the Effective Time and to provide that the following actions shall occur:

(a)          Each Restricted Share that is outstanding immediately prior to the Effective Time shall be fully vested and, at the Effective Time, canceled and extinguished and converted into the Merger Consideration in accordance with Section 3.01(c).

(b)          Each RSU that is outstanding immediately prior to the Effective Time shall be fully vested and settled in one (1) share of Company Common Stock and, at the Effective Time, canceled and extinguished and converted into the Merger Consideration in accordance with Section 3.01(c).

(c)          Payment in respect of all Restricted Shares and RSUs hereunder shall be subject to appropriate withholding for Taxes in accordance with Section 3.03(h) and shall be paid by or on behalf of the Company not later than five (5) Business Days following the date on which the Effective Time occurs. The term “Equity Award Amounts” means, collectively, all amounts payable with respect to Restricted Shares and RSUs pursuant to this Section 3.04.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as disclosed in the SEC Documents filed with, or furnished to, the SEC by the Company on or after January 1, 2015 and publicly available at least 24 hours prior to the execution and delivery of this Agreement (and only as and to the extent disclosed therein), other than any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” and any other disclosures contained therein that are predictive, cautionary or forward looking in nature , but it being agreed that this clause (i) shall not be applicable to the penultimate sentence of Section 4.01(b) (Organization; Qualification), Sections 4.02(a) and 4.02(b) (Capital Structure), Section 4.04 (Corporate Authority; Board Action), Section 4.19 (Information Supplied), Section 4.20 (Voting Requirements), Section 4.21 (Finders or Brokers), Section 4.22 (Opinion of Financial Advisor) and Section 4.23 (Anti-Takeover Provisions), or (ii) subject to Section 9.13, as set forth in the disclosure schedules delivered by the Company to the Parent Entities concurrently with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to the Parent Entities as follows:

Section 4.01     Organization; Qualification.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the Laws of Missouri. Each Subsidiary of the Company is a legal entity duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of its respective jurisdiction of organization except where the failure to be duly organized, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to materially and adversely impair the ability of such Subsidiary to conduct its business as currently conducted. Each of the Company and its Subsidiaries has all requisite corporate, partnership, limited liability company or other entity power and authority to own or lease and operate its properties and to carry on its business as presently conducted by it, except where the failure to have such power or authority, individually or in the aggregate, has not had and would not have a Company Material Adverse Effect.

(b)          Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where such concept is recognized under applicable Law) as a foreign corporation (or other legal entity) in each jurisdiction where the nature of its business or the ownership, leasing or operation of its properties requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Organizational Documents of each of its Significant Subsidiaries, each as amended to date, and each as so made available is in full force and effect. Attached to Annex 4.01(b) of Section 4.01(b) of the Company Disclosure Schedule are complete and correct copies of the Organizational Documents of the Company, each as amended to date, and each as so attached is in full force and effect. A list of the Company’s Significant Subsidiaries is set forth in Section 4.01(b) of the Company Disclosure Schedule. Neither the Company nor any Significant Subsidiary is in violation of its Organizational Documents in any material respect.

Section 4.02     Capital Structure.

(a)          The authorized capital stock of the Company consists of 28,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, $0.02 par value per share (“Preferred Stock”). At the close of business on February 15, 2017 (the “Cutoff Date”), (i) 13,179,190 shares of Company Common Stock and no shares of Preferred Stock were issued and outstanding, (ii) zero shares of Company Common Stock were held in treasury, (iii) no shares of Preferred Stock were held in treasury or owned by a Subsidiary of the Company, (iv) (A) (I) 423,886 Restricted Shares were issued and outstanding (which number is not included as outstanding in clause (i)), (II) 28,337 RSUs were outstanding (which number is not included as outstanding in clause (i)), (B) zero shares of Company Common Stock were reserved for issuance under the LMI Aerospace, Inc. 2005 Long-Term Incentive Plan, as amended, and (C) 411,898 shares of Company Common Stock were reserved for issuance under the LMI Aerospace, Inc. 2015 Incentive Compensation Plan. All outstanding shares of Company Common Stock and all shares of Company Common Stock reserved for issuance as noted in clause (iv) of the preceding sentence, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable, free of pre-emptive or similar rights, and issued in all material respects in accordance with the registration and qualification provisions of applicable securities Law or pursuant to valid exemptions therefrom.

(b)          Section 4.02(b) of the Company Disclosure Schedule sets forth the aggregate Company Equity Awards outstanding as of the Cutoff Date, including the Company Incentive Plan under which each such Company Equity Award was granted, the type of Company Equity Award and the vesting status of each such Company Equity Award. No outstanding award of Restricted Shares or RSUs was made pursuant to a form of award agreement that differs materially from those made available to Parent.

(c)          Except as set forth in Section 4.02(c) of the Company Disclosure Schedule and except for any obligations pursuant to this Agreement or as set forth in subsections (a) and (b) above, (i) the Company does not have any shares of its capital stock issued, outstanding or reserved for issuance and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests or other similar rights, agreements, Contracts, undertakings or commitments of any kind relating to capital stock or other equity or voting interests of the Company to which the Company is a party or otherwise obligating the Company to (A) issue, transfer or sell any shares of capital stock or other equity or voting interests of the Company or securities convertible into or exchangeable for such shares or equity or voting interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests or other similar right, agreement, Contract, undertaking or arrangement, (C) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity or voting interests or (D) pay dividends or distributions to any Person in respect of shares of capital stock or other equity or voting interests of the Company.

(d)          The Company has no Indebtedness or other obligations, the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the shareholders of the Company or any of its Subsidiaries on any matter.

(e)          Except as disclosed in Section 4.02(e) of the Company Disclosure Schedule, there are no shareholder agreements, registration rights agreements, voting trusts or other agreements or understandings to which the Company is a party or, to the Knowledge of the Company, among any security holders of the Company with respect to securities of the Company, with respect to the voting or registration of the capital stock or other voting or equity interest of the Company or any preemptive rights with respect thereto.

Section 4.03     Subsidiaries.

(a)          Section 4.03(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company, the jurisdiction of organization of each such Subsidiary and the legal ownership thereof. Except as set forth in Section 4.03(a) of the Company Disclosure Schedule, the Company is the beneficial and record owner, directly or indirectly, of all of the equity securities of each Subsidiary. All equity interests of the Company’s Subsidiaries (i) where the Subsidiary is a corporation, are duly authorized, validly issued, fully paid and non-assessable and (ii) where the Subsidiary is not a corporation, are duly created pursuant to the Laws of such Subsidiary’s jurisdiction of organization or formation, are issued and paid for in accordance with such Subsidiary’s Organizational Documents and are fully paid and non-assessable. Except to the extent pledged to lenders under the Credit Agreement, dated as of June 19, 2014, among the Company and the lenders from time to time parties thereto, as amended (the “Credit Facility”), or pledged under the Indenture, all such equity interests owned by the Company or its Subsidiaries are free and clear of Liens, other than restrictions imposed by applicable Law or the Organizational Documents of the Subsidiary.

(b)          Except for the Subsidiaries disclosed in Section 4.03(a) of the Company Disclosure Schedule and the joint ventures disclosed in Section 4.03(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other voting or equity securities or interests in any Person. Neither the Company nor any of its Subsidiaries is obligated to make any contribution to the capital of, make any loan to, or guarantee Indebtedness of any Person (excluding the Company’s wholly-owned Subsidiaries).

(c)          Except as disclosed in Section 4.03(c) of the Company Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profit interests, or other similar rights, agreements, Contracts, undertakings or commitments of any kind relating to capital stock or other equity or voting interests of the Company’s Subsidiaries to which the Company or any of its Subsidiaries is a party or otherwise obligating any of the Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity or voting interests of any of the Subsidiaries or securities convertible into or exchangeable for such shares or equity or voting interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, profits interests or other similar right, agreement, Contract, undertaking or arrangement, (iii) redeem, repurchase, or otherwise acquire any such shares of capital stock or other equity or voting interests or (iv) pay dividends or distributions to any Person in respect of capital stock or other equity or voting interests of the Company’s Subsidiaries.

(d)          None of the Company’s Subsidiaries have outstanding Indebtedness or other obligations or Indebtedness, the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the shareholders of the Company or any of its Subsidiaries on any matter.

(e)          There are no shareholder agreements, registration rights agreements, voting trusts or other agreements or understandings to which the Company or any of the Company’s Subsidiaries is a party with respect to the voting or registration of the capital stock or other voting or equity interests of the Company or any of its Subsidiaries or any preemptive rights with respect thereto.

Section 4.04     Corporate Authority; Board Action.

(a)          The Company has all requisite corporate power and authority to (i) enter into and deliver this Agreement and (ii) consummate the Transactions, subject, with respect to this clause (ii) and solely in the case of consummating the Merger, to receipt of the Shareholder Approval. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions contemplated by, and compliance with the provisions of, this Agreement by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of filing the Summary Articles of Merger and consummating the Merger, to receipt of the Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the Parent Entities, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles (whether considered in a proceeding on equity or at law).

(b)          The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and by vote of all independent members of the Board of Directors adopted resolutions (i) authorizing and approving the execution, delivery and performance of this Agreement and the Transactions, (ii) approving and declaring advisable this Agreement, the Merger and the other Transactions, (iii) declaring that the terms of this Agreement and the Transactions, including the Merger and the other Transactions, on the terms and subject to the conditions set forth herein, are fair to and in the best interests of the shareholders of the Company, (iv) directing that the approval of this Agreement be submitted to a vote at a meeting of the shareholders of the Company and (v) recommending that the shareholders of the Company approve this Agreement (this clause (v), the “Recommendation”).

Section 4.05     Government Approvals; Non-Contravention.

(a)          Except as set forth in Section 4.05(a) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement does not, and the consummation of the Transactions by the Company and compliance with the provisions hereof by the Company will not, require any consent, approval, order, waiver or authorization or permit of, action by, registration, declaration or filing with or notification to any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their respective businesses or assets, other than (i) the Shareholder Approval, (ii) the filing of the Summary Articles of Merger with the Secretary of State of the State of Missouri and of appropriate documents evidencing the Merger with the relevant authorities of other jurisdictions in which the Company or any of its Subsidiaries is qualified to do business; (iii) the filing of a premerger notification and report form by the Company under the HSR Act, and the filings and receipt, termination or expiration as applicable, of such other approvals or waiting periods under any other applicable Antitrust Laws specified in Section 4.05(a) of the Company Disclosure Schedule; (iv) compliance with any applicable requirements of ITAR, including sections 122.4 and 129.8; (v) compliance with the applicable requirements of the DPA in connection with satisfaction of the condition set forth in Section 7.01(b)(iii); (vi) compliance with the applicable requirements of the Exchange Act including the filing with the SEC of the Proxy Statement and such other reports or filings under the Exchange Act as may be required in connection with this Agreement and the Transactions; (vii) any filings or notices required under the rules and regulations of Nasdaq or under applicable state securities and “blue sky” laws; and (viii) such other consents, approvals, orders, waivers, authorizations, permits, actions, registrations, declarations, filings or notifications the failure of which to make or obtain would not, individually or in the aggregate, (A) have a Company Material Adverse Effect or (B) otherwise prevent or materially delay the consummation of the Merger or any of the other Transactions or the Company’s ability to observe and perform its obligations hereunder.

(b)          Except as set forth in Section 4.05(b) of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement do not, and the consummation of the Transactions and compliance with the provisions hereof by the Company will not, (i) conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to, or to a right of, termination, modification, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which the Company or any of its Subsidiaries is a party or (B) Authorization applicable to the Company or any of its Subsidiaries, (ii) result in the creation of any pledges, liens, charges, mortgages, encumbrances, assignments or restrictions of any kind (each, a “Lien”) upon any of the properties, assets or rights of the Company or any of its Subsidiaries (other than any such Lien created solely as a result of any action taken by the Parent Entities), (iii) conflict with or result in any violation of (A) the Company’s Organizational Documents or (B) the Organizational Documents of any of its Subsidiaries or (iv) assuming that the consents and approvals referred to in Section 4.05(a) are obtained and assuming the accuracy of the representations and warranties of the Parent Entities set forth in Section 5.08, conflict with or violate any applicable Laws or any judgments, orders, or decrees of any Governmental Entity, in each case applicable to the Company or any of its Subsidiaries other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have a Company Material Adverse Effect or otherwise prevent or materially delay the consummation of the Merger or any of the other Transactions or the Company’s ability to observe and perform its obligations hereunder.

Section 4.06     SEC Documents and Financial Statements; Internal Controls and Disclosure Controls.

(a)          The Company has filed all schedules, forms, statements, reports and other documents required to be filed by it with the SEC pursuant to the Securities Act or the Exchange Act since January 1, 2015 (the schedules, forms, statements, reports and other documents filed with or furnished to the SEC since January 1, 2015, collectively, the “SEC Documents”). As of their respective effective dates (in the case of SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other SEC Documents), or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof, the SEC Documents complied, and each of the SEC Documents filed subsequent to the date of this Agreement will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder. As of the time of filing with the SEC, none of the SEC Documents so filed or that will be filed subsequent to the date of this Agreement contained or will contain, as the case may be, any untrue statement of a material fact or omitted or will omit, as the case may be, to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Document has been amended or superseded by a later SEC Document filed prior to the date hereof. There has been no material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, occurring since January 1, 2015 and prior to the date hereof that is not available to the public on the SEC’s Electronic Data Gathering and Retrieval database. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents. To the Knowledge of the Company, as of the date hereof, none of the SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b)          Each of the consolidated financial statements (including, in each case, the notes thereto) of the Company included in the SEC Documents (i) have been prepared from, and in accordance with, the books and records of the Company and the Company’s Subsidiaries in all material respects and (ii) when filed, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes). Since January 1, 2015, the Company has not received any written advice or written notification from its independent certified public accountants that it has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the financial statements or in the books and records of the Company and its Subsidiaries, any properties, assets, liabilities, revenues or expenses in any material respect or have identified any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information.

(c)          Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any prohibited loans or “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to any director or executive officer (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company has been and is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq.

(d)          The Company has established and maintains a system of internal controls over financial reporting (as defined in and in accordance with the requirements of Rule 13a-15 under the Exchange Act). Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP. Since January 1, 2015, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Board of Directors (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, (ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls and the Company has made available to Parent copies of any written materials relating to each of the foregoing. The Company has made available to Parent all such disclosures made by management to the Company’s auditors and audit committee from January 1, 2015 to the date of this Agreement.

(e)          The Company has established and maintains disclosure controls and procedures (as such term is defined in and in accordance with the requirements of Rule 13a-15 under the Exchange Act), which disclosure controls and procedures are reasonably designed to ensure that material information relating to the Company and its consolidated Subsidiaries required to be included in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

Section 4.07     No Undisclosed Liabilities. Except for matters reflected or reserved against in the most recent audited consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations (whether accrued, absolute, contingent, fixed or otherwise) of any nature that would be required under GAAP, as in effect on the date of this Agreement, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities and obligations that (a) were incurred in the ordinary course of business consistent with past practice since the date of the most recent audited balance sheet, (b) are incurred in connection with the Transactions or (c) individually or in the aggregate, have not had and would not have a Company Material Adverse Effect. Other than as disclosed in Section 4.07 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any material off balance sheet partnership, joint venture or any similar arrangement (including any Contract relating to any transaction or relationship between or among the Company and/or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose or limited purpose Person, on the other hand, or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act)).

Section 4.08     Absence of Certain Changes or Events. Between September 30, 2016 and the date of this Agreement, except as set forth in Section 4.08 of the Company Disclosure Schedule or as otherwise expressly required by this Agreement, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice, (b) the Company and its Subsidiaries have not taken any other action that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach or violation of Section 6.01 and (c) there has not been any change, effect, event, state of facts, development or occurrence that, individually or in the aggregate, has had or would have a Company Material Adverse Effect.

Section 4.09     Litigation. Except as set forth in Section 4.09 of the Company Disclosure Schedule there is no suit, complaint filed under seal, action, claim (or counterclaim), litigation, charge or administrative, arbitration, mediation or other proceeding or governmental or regulatory investigation or proceeding brought, conducted or heard by or before any court or other Governmental Entity, arbitrator or mediator (each a “Litigation”) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or to which any of their respective properties, assets or rights is subject that individually or in the aggregate, has had or would have a Company Material Adverse Effect or otherwise prevent or materially delay the consummation of the Merger or any of the other Transactions or the Company’s ability to observe and perform its obligations hereunder, or, to the Knowledge of the Company, otherwise resulted or would result in a Criminal Penalty (in each case, if adversely determined, and without regard to whether there is any indemnity, cost sharing or similar agreement or arrangement with any other Person but taking into account the extent to which the defense or liability is insured). There is no Order outstanding against the Company or any of its Subsidiaries or to which any of their respective properties, assets or rights is subject that, individually or in the aggregate, has had or would have a Company Material Adverse Effect or otherwise prevent or materially delay the consummation of the Merger or any of the other Transactions or the Company’s ability to observe and perform its obligations hereunder, or, to the Knowledge of the Company, otherwise resulted or would result in a Criminal Penalty.

Section 4.10     Governmental Authorizations; Compliance with Law.

(a)          Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries is, and since January 1, 2015 has been, in compliance with all Laws applicable to its business or operations or by which any of its properties or assets are bound and, to the Knowledge of the Company, has not received any written notice of any default or violation of such Laws, in each case except for instances of noncompliance that, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect and, to the Knowledge of the Company otherwise have not resulted and would not result in a Criminal Penalty. Except as set forth on Section 4.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has in effect all approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Entities (collectively, “Authorizations”) necessary for it to conduct its business as presently conducted, except for such Authorizations the absence of which, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect and, to the Knowledge of the Company, otherwise have not resulted and would not result in a Criminal Penalty. To the Knowledge of the Company, (i) neither the Company nor any of its Subsidiaries has, since January 1, 2015, received written notice that any such Authorizations will be terminated, revoked or modified, are threatened with suspension, or cannot be renewed in the ordinary course of business consistent with past practice, and (ii) there is no reasonable basis for any such termination, modification, suspension or nonrenewal, except, with respect to the foregoing clauses (i) and (ii), as individually or in the aggregate, have not had and would not have a Company Material Adverse Effect and otherwise have not resulted and, to the Knowledge of the Company, would not result in a Criminal Penalty.

(b)          Except as set forth on Section 4.10(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are, and have been since January 1, 2015, in compliance in all material respects with all applicable Laws relating to (i) the protection and restoration of the environment (including ambient and indoor air, soil, surface water, groundwater and natural resources), (ii) the manufacture, transport, use, treatment, storage, disposal or Release of Hazardous Materials and (iii) the protection of human health and safety from exposure to Hazardous Materials (“Environmental Laws”). Each of the Company and its Subsidiaries has in effect, and is in compliance with, all Authorizations required under Environmental Laws and necessary for it to conduct its business as presently conducted, except for such Authorizations the absence of which, or noncompliance with which, individually or in the aggregate, has not and would not have a Company Material Adverse Effect. Except as set forth in Section 4.10(b) of the Company Disclosure Schedule, since January 1, 2015, there has been no Release of Hazardous Materials on, at, above, under or from any facility or real property currently or formerly owned, leased or operated by the Company, any of its Subsidiaries or their respective predecessors, except as individually or in the aggregate, has not had and would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice alleging non-compliance with or liability under any Environmental Laws, including any request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or any equivalent notice under any Environmental Law, and no claim, action, proceeding or investigation pursuant to Environmental Laws is pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries except as has not resulted or would not result in any material Liability. Except as set forth on Schedule 4.10(b) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is subject to any Order imposing any material Liability under Environmental Law or has entered into or assumed, by contract or operation of Law, any material Liability under Environmental Law. For purposes of this Section 4.10(b), “Hazardous Material” means any substance, material or waste that is classified, characterized or regulated by any Governmental Entity as hazardous, toxic, a pollutant or contaminant, or words of similar meaning and effect, or that forms the basis for liability under any applicable Environmental Law.

(c)          To the Knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any of their respective Representatives has, in the past five years, directly or indirectly through its Representatives (including any distributor, agent, sales intermediary or other third party), (i) taken any action in violation of the U.S. Foreign Corrupt Practices Act, as amended, and the rules and regulations thereunder, any applicable European anti-corruption Law or any other applicable anti-corruption Laws (collectively, “Anti-Corruption Laws”) or (ii) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any Government Official or to any other Person: (A) for the purpose of (1) improperly influencing any act or decision of any Government Official in their official capacity; (2) inducing any Government Official to do or omit to do any act in violation of their lawful duties; (3) securing any improper business advantage; or (4) inducing any Government Official to improperly influence or affect any act or decision of any Governmental Entity (clauses (1)-(4), collectively, “Public or Commercial Bribery”); or (B) in a manner which would constitute or have the purpose or effect of Public or Commercial Bribery, acceptance of, or acquiescence in, extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage that, in any such case, has resulted in or would reasonably be expected to result in civil liability to the Company or its Subsidiaries imposed by a court of law or other Governmental Entity and that is material to the Company and its Subsidiaries, taken as a whole, or in a Criminal Penalty.

(d)          To the Knowledge of the Company, there have been no false or fictitious entries made in the books and records of the Company or its Subsidiaries relating to any unlawful offer, payment, promise to pay, or authorization of the payment of any money, or unlawful offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund that, in any such case, has resulted in or would reasonably be expected to result in civil liability to the Company or its Subsidiaries imposed by a court of law or other Governmental Entity and that is material to the Company and its Subsidiaries, taken as a whole, or in a Criminal Penalty.

(e)          To the Knowledge of the Company, none of the Company, its Subsidiaries or any of its or their respective directors, officers, employees or independent contractors in the past five years has been convicted of violating any anti-corruption Laws or subjected to any investigation or proceeding by a Governmental Entity for potential corruption, fraud or violation of any applicable anti-corruption Laws that, in any such case, has resulted in or would reasonably be expected to result in civil liability to the Company or its Subsidiaries imposed by a court of law or other Governmental Entity and that is material to the Company and its Subsidiaries, taken as a whole, or in a Criminal Penalty.

(f)          To the Knowledge of the Company, none of the Company, its Subsidiaries or any of its or their respective directors, officers or employees, or, any distributor, agent, representative, sales intermediary or other third party acting on behalf of the Company or any of its Subsidiaries, has taken any action in the past five years in violation of any applicable export control Laws, trade or economic sanctions Laws, or anti-boycott Laws of the United States or any other applicable jurisdiction, including: The Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420) (“EAA”), the International Traffic in Arms Regulations (22 C.F.R. 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Office of Foreign Assets Control Regulations (31 C.F.R. Chapter V), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), the U.S. Commerce Department antiboycott regulations (15 C.F.R. 560), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, or any applicable non-U.S. Laws of a similar nature, that, in any such case, has resulted in or would reasonably be expected to result in civil liability to the Company or its Subsidiaries imposed by a court of law or other Governmental Entity and that is material to the Company and its Subsidiaries, taken as a whole, or in a Criminal Penalty. To the Knowledge of the Company, the Company and its Subsidiaries have obtained all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings required for the export, import and re-export of their respective products, services, software and technology, the failure of which to have been obtained has resulted in or would result in civil liability to the Company or its Subsidiaries imposed by a court of law or other Governmental Entity and that is material to the Company and its Subsidiaries, taken as a whole, or in a Criminal Penalty. There are no material pending, or to the Knowledge of the Company threatened, civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions involving the Company or any of its Subsidiaries relating to Laws identified in this Section 4.10(f).

(g)          None of the Company or any of its Subsidiaries or any of their directors or officers or, to the Knowledge of the Company, their other employees is a Sanctioned Person. Except as would not have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company’s and its Subsidiaries’ directors or officers or, to the Knowledge of the Company, their other employees are in compliance with, and have not since January 1, 2015 violated, any applicable Sanctions; (ii) there are no pending claims or, to the Knowledge of the Company, claims threatened against the Company or any of its Subsidiaries with respect to any applicable Sanctions; (iii) the Company and all of its Subsidiaries have in place controls and systems reasonably designed to promote compliance with applicable Sanctions; (iv) the Company and its Subsidiaries are in compliance with all applicable Laws relating to imports, including Title 19 of the U.S. Code (“U.S.C.”) and Title 19 of the Code of Federal Regulations (“C.F.R.”); (iv) the Company and its Subsidiaries conduct their respective businesses in compliance with applicable provisions of U.S. export control laws and regulations, including the Arms Export Control Act (22 U.S.C. 2778 et seq.), ITAR, EAA, the Export Administration Regulations (15 C.F.R. 730 et seq.), the Foreign Trade Regulations (15 C.F.R. Part 30), the U.S. anti-boycott laws and regulations (as set forth in the EAA amended in 1977 and 26 U.S.C. § 999) and associated executive orders related to any such applicable Laws relating to exports to the countries where the Company and its Subsidiaries conduct business; (v) the Company is registered with the DDTC, United States Department of State, as an entity that engages in the United States in the business of manufacturing or exporting “defense articles” or furnishing “defense services” as those terms are defined in ITAR, in connection with the operation of its business; and (vi) neither the Company nor any of its Subsidiaries manufactures “defense articles,” exported “defense articles” or furnished “defense services” or “technical data” to foreign nationals in the United States or elsewhere, as those terms are defined in 22 C.F.R. part 120, except pursuant to a valid Authorization or other valid legal authorization and otherwise in accordance with applicable Law.

(h)          None of the Company or any of its Subsidiaries has any material unrecorded liabilities as a result of the failure to comply with escheat and unclaimed property Laws.

Section 4.11     Material Contracts.

(a)          Except for this Agreement, for Contracts filed as an exhibit to the SEC Documents or as disclosed in Section 4.11(a) of the Company Disclosure Schedule, as of the date of this Agreement (a) neither the Company nor any of its Subsidiaries is a party to, and (b) none of the Company, any of its Subsidiaries, or any of their respective properties, assets or rights is bound by any:

(i)          Contract that is or would be required to be filed by the Company as a “material contract” with the SEC pursuant to Item 601 of Regulation S-K under the Securities Act;

(ii)         Contract of employment, consulting, management, separation, severance, indemnification, or similar agreement with any (A) Person holding more than 5% of the fully diluted shares of the Company’s Common Stock at December 31, 2015, (B) director or corporate officer of the Company or any of its Subsidiaries or (C) any Management-Level Employee;

(iii)        Contract of employment, consulting, management, separation, severance, indemnification, or similar agreement with any employee, consultant or independent contractor providing for total annual compensation (exclusive of benefits costs) from the Company or any Subsidiary in excess of $250,000 and which is not terminable by the Company or any Subsidiary upon less than 90 days’ notice without severance, penalty or other obligations other than under any applicable Law;

(iv)        loan, credit agreement, note, mortgage, indenture, bond, letter of credit or other obligation or agreement or other instrument entered into by the Company or any Subsidiary for or relating to Indebtedness (including capitalized lease obligations, but for purposes of clarity, excluding any operating lease obligations), in each case involving obligations in excess of $1,000,000, or any guarantee by the Company or any Subsidiary of third-party obligations or any guarantee by a third party of such obligations of the Company or any Subsidiary, in each case other than accounts receivable and payable and loans made by or to the Company to or by any of its Subsidiaries or among Subsidiaries;

(v)         Collective Bargaining Agreement;

(vi)        Contract for the lease or sublease of personal property with an annual base rental obligation of more than $500,000 or a total remaining rental obligation of more than $1,000,000;

(vii)       joint venture, strategic alliance, partnership, limited liability company agreement or similar agreement or arrangement with any other Person;

(viii)      Contract (A) limiting the type of business activity of the Company, any Subsidiary or other Affiliate (including Parent and its Affiliates after the Merger) or limiting the freedom of the Company or any of its Subsidiaries or other Affiliate (including Parent and its Affiliates after the Merger) to engage in any line of business in any geographic area, to compete with any Person (other than the Company or any Subsidiary) or to solicit customers, in each case to the extent such limitation is material to the business of the Company and its Subsidiaries, taken as a whole or (B) that contains pricing or margin provisions that provide “most favored nation” or similar provisions with respect to pricing to a Significant Customer of the Company;

(ix)        Contract (other than any Contracts of the type described in clauses (i) - (viii) above, irrespective of the dollar threshold, and other than real or personal property leases) requiring payments by the Company or any Subsidiary in excess of $1.0 million per year and which are not terminable by the Company or such Subsidiary upon less than 180 days’ notice;

(x)         Contract relating to an acquisition, divestiture, merger or similar transaction that contains representations, covenants, indemnities or other obligations (including payment, indemnification, purchase price adjustment, “earn-out” or other contingent obligations) of the Company or any of its Subsidiaries that are still in effect and would reasonably be expected to result in payments in excess of $100,000 for any such Contract individually or $1,000,000 in the aggregate for all such Contracts;

(xi)        other than an acquisition subject to clause (x) above, Contract that obligates the Company to make any capital commitment or expenditure (including pursuant to any joint venture) in excess of $500,000;

(xii)       Contract that limits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries, limits the pledging of the capital stock of the Company or any of its Subsidiaries or limits the issuance of guarantees by any Subsidiary of the Company;

(xiii)      Contract permitting or restricting the use by the Company or any Subsidiary of Intellectual Property that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole (other than licenses or access rights to off-the-shelf software or cloud-based software solutions requiring payments by the Company or any Subsidiary of less than $500,000 over the life of the license or subscription);

(xiv)      Contract relating to any interest rate, derivatives, hedging or similar transaction that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xv)       Government Contract or an Order of a Governmental Entity to which the Company or any of its Subsidiaries is subject involving future performance by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xvi)      (A) material Contract with any Significant Customer or (B) Contract with any Significant Supplier requiring payments by the Company or any Subsidiary in excess of $1.0 million per year, in each case with respect to clauses (A) and (B), other than purchase orders or similar agreements issued under long-term or other master agreements;

(xvii)     Contract that grants any rights of first refusal, rights of first negotiation or other similar rights to any Person with respect to the sale, transfer, pledge or other disposition of (A) any business or assets of the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole, or (B) any Subsidiary of the Company;

(xviii)    Contract that would reasonably be expected to prohibit or materially delay the Transactions; and

(xix)      any other Contract that would reasonably be expected to involve payments by or to the Company or any of its Subsidiaries in excess of $1.0 million during any 12-month period after the date hereof.

Each Contract of the type described in clauses (i) through (xix) above is referred to herein as a “Material Contract.”

(b)          Except as set forth in Section 4.11(b) of the Company Disclosure Schedule, and except as, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect: (i) each Material Contract is valid and binding on the Company and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable against the Company or its Subsidiary in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law); (ii) to the Knowledge of the Company, each Material Contract is valid and binding on the other parties thereto, is in full force and effect and enforceable against such other party in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or at law); (iii) the Company and each of its Subsidiaries and, to the Knowledge of the Company, each other party thereto has performed in all material respects all obligations required to be performed by it to date under each Material Contract and is not in breach or default under such Material Contract; (iv) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice of default or breach under any Material Contract or of the existence of any event or condition which constitutes, or, after notice or with or without the lapse of time or both, will constitute, a default or breach or alleged default or breach on the part of the Company, or any of its Subsidiaries and, to the Knowledge of the Company, no such condition exists; and (v) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice from any other party to a Material Contract with respect to the termination, non-renewal or renegotiation in any material respect of the terms of, and, to the Knowledge of the Company, no such other party intends to terminate, not renew, or renegotiate in any material respect the terms of, any Material Contract.

(c)           The Company has made available to Parent, as of the date of this Agreement, true and complete copies of (including all material amendments or modifications to), all Material Contracts.

Section 4.12     Employee Benefit Plans.

(a)           Each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA and each bonus, incentive, deferred compensation, profit sharing, pension, retirement, equity purchase, equity option, equity-based compensation, severance, employment, termination, retention, change of control, post-retirement health or welfare benefit, medical, disability, vacation pay, sick pay, or other benefit or compensation plan, program, arrangement or agreement that is sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any Liability, in each case for the benefit of their current or former employees, officers, directors or independent contractors is hereinafter referred as a “Company Benefit Plan.” Section 4.12(a) of the Company Disclosure Schedule sets forth a list of each material Company Benefit Plan.

(b)           The Company has made available to Parent true and complete copies of (i) each material Company Benefit Plan and any related trust or funding agreement (or, with respect to any unwritten Company Benefit Plan, a written description thereof), (ii) the most recent summary plan description and summary of material modifications, if any, with respect to each material Company Benefit Plan, (iii) the most recent actuarial report or other financial statement, if any, relating to each material Company Benefit Plan and (iv) the most recent determination letter or opinion letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter.

(c)           Except as set forth in Section 4.12(c) of the Company Disclosure Schedule: (i) each Company Benefit Plan has been established, operated, funded and administered in all material respects in accordance with its terms and with applicable Laws, including, but not limited to, ERISA and the Code, and all other applicable agreements and instruments; (ii) each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is maintained pursuant to a prototype or volume submitter document for which the Company may properly rely on the applicable opinion or advisory letter, and, to the Knowledge of the Company, no event has occurred (either by reason of any action or failure to act) that would reasonably be expected to cause the loss of such qualification; (iii) no Company Benefit Plan provides and neither the Company nor any of its Subsidiaries has any obligation to provide health, life or other insurance benefits (whether or not insured), with respect to current or former employees, officers, directors or independent contractors of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or similar state Law (collectively, “COBRA”) or other than with respect to a contractual obligation to reimburse any premiums such person may pay in order to obtain health coverage under COBRA; and (iv) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other Person has engaged in a transaction in connection with which the Company or any of its Subsidiaries would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code.

(d)           Neither the Company nor any of its Subsidiaries sponsors, maintains or contributes to any Company Benefit Plan subject to Title IV of ERISA or Section 412 or 430 of the Code. The Company is not, and has not been, subject to any liability, contingent or otherwise, which could result in any liability to the Company or any of its Subsidiaries with respect to Title IV of ERISA or Section 412 or 430 of the Code, including by reason of any ERISA Affiliate. “ERISA Affiliate” means any Person (other than the Company and its Subsidiaries) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or any of its Subsidiaries, or that is a member of the same “controlled group” as the Company or any of its Subsidiaries pursuant to Section 4001(a)(14) of ERISA.

(e)           All required contributions of the Company or any of its Subsidiaries have been made or properly accrued in all material respects with respect to each Company Benefit Plan.

(f)           Each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code is in all material respects in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such section and such guidance are applicable to such Company Benefit Plan. To the Knowledge of the Company, all prior instances of operational and/or documentary non-compliance with respect to Section 409A of the Code have been corrected under applicable Internal Revenue Service guidance. There is no agreement, plan or other arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound to compensate any Person in respect of Taxes imposed pursuant to Section 409A of the Code.

(g)           Except as set forth in Section 4.12(g) of the Company Disclosure Schedule, the consummation of the Transactions alone, or in combination with any other event, including the termination of the employment or engagement of any employee, officer, director or independent contractor of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries, could not (a) give rise to any liability for severance pay, unemployment compensation, termination pay or any other compensatory payment or benefit, or (b) accelerate the time of payment or vesting or funding of, or increase the amount of, any compensation or benefit due any such current or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries or their beneficiaries.

(h)           Except as set forth in Section 4.12(h) of the Company Disclosure Schedule, no amount paid or which could become payable (whether in cash or property or the vesting of property) by the Company or any of its Subsidiaries as a result of the consummation of the Merger or any of the other Transactions (in each case, alone, or in combination with any other event, whether or not such other event could reasonably be expected to occur) to any of their respective employees, officers, directors or independent contractors, or otherwise, could not reasonably be expected to not be deductible by reason of Section 280G of the Code or could not reasonably be expected to be subject to an excise tax under Section 4999 of the Code. There is no agreement, plan or other arrangement to which the Company or any of its Subsidiaries is a party or by which any of them is otherwise bound to compensate any Person in respect of Taxes imposed pursuant to Section 4999 of the Code.

(i)            As of the date hereof, there are (a) to the Knowledge of the Company, no current or pending material audits or investigations by any Governmental Entity involving Company Benefit Plans and (b) no pending or asserted (in writing) or, to the Knowledge of the Company, threatened material claims (excluding, for the avoidance of doubt, routine claims for benefits), suits or proceedings against or with respect to any Company Benefit Plans.

(j)            As of the date hereof, (i) all contributions required to be made with respect to each Company Benefit Plan which is for the benefit of any employee or former employee, officer, director or independent contractor of the Company or any of its Subsidiaries who is located outside or whose principal place of work is outside the United States (each an “International Plan”) have been timely made or accrued on the financial statements of the applicable employer, (ii) all International Plans that under applicable Laws require registration have been duly registered with the necessary Governmental Entity and no event has occurred which is reasonably likely to cause the loss of such registered status, (iii) the Company and each Subsidiary has complied with and performed all material obligations under and in respect of the International Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations), (iv) all employer and employee payments, contributions or premiums required to be made or paid by the Company or any of its Subsidiaries to any International Plan have been made or paid in a timely fashion in accordance with the terms of such plans, any funding agreement and applicable Laws, (v) there are no taxes, penalties or interest owing in respect of any International Plan and (vi) the solvency liabilities of each International Plan (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Entities and which are consistent with generally accepted actuarial principles) do not exceed the market value of the assets held in connection with such plan in any material respect.

Section 4.13     Labor Matters.

(a)           Neither the Company nor any of its Subsidiaries is, or has in the past five (5) years been, a party to any Collective Bargaining Agreement. Except as set forth in Section 4.13(a) of the Company Disclosure Schedule, (i) there are not and in the past five (5) years there have not been any formal petitions filed or elections held for union representation or, to the Knowledge of the Company, any union-organizing activities concerning any employees of the Company or any of its Subsidiaries, (ii) there are no labor disputes, including strikes, slowdowns, work stoppages, lockouts, arbitrations, unfair labor practice charges or grievances, pending or, to the Knowledge of the Company, threatened, nor have there been any labor disputes in the past five (5) years.

(b)           Each of the Company and its Subsidiaries is in compliance in all material respects with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 (“WARN”) and any similar state or local “mass layoff” or “plant closing” Laws and all applicable Laws respecting labor, employment and employment practices, including terms and conditions of employment, wages and hours, occupational safety and health, collective bargaining, discrimination, retaliation, civil rights, veterans’ rights, immigration laws, proper classification of employees as exempt and non-exempt and as employees and independent contractors, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax.

Section 4.14     Tax Matters. Except as set forth in Section 4.14 of the Company Disclosure Schedule:

(a)           The Company and each of its Subsidiaries have timely filed, or caused to be timely filed, taking into account any extension of time within which to file, all U.S. federal income Tax and other material Tax Returns required to be filed by any of them. All such Tax Returns are complete and accurate in all material respects. The Company and each of its Subsidiaries have paid or caused to be paid all material Taxes that are required to be paid by any of them whether or not shown to be due on any Tax Returns, except with respect to matters contested in good faith and for which adequate reserves have been established and maintained on the financial statements of the Company and its Subsidiaries if required by, and in accordance with, GAAP.

(b)           The most recent audited consolidated balance sheet of the Company (or the notes thereto) included in the SEC Documents filed prior to the date hereof properly accrues in accordance with GAAP the material liabilities of the Company and its Subsidiaries for Taxes with respect to all periods through the date of such balance sheet.

(c)           There are no audits, examinations, investigations or other proceedings by a Governmental Entity pending or, to the Knowledge of the Company, threatened in writing in respect of U.S. federal income Taxes or other material Tax matters, of the Company or its Subsidiaries. No extension or waiver of the limitation period applicable to any U.S. federal income Tax Return or other material Tax Return of the Company or any of its Subsidiaries is in effect (other than any automatic extension of the time for filing a Tax Return).

(d)           There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(e)           None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) occurring during the two-year period ending on the date hereof.

(f)            Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Section 1.6011-4(b)(2) of the Treasury regulations during any open tax periods which have not been properly disclosed on a Tax Return delivered or made available to Parent.

(g)           Neither the Company nor any of its Subsidiaries will be required to include any material item of income in or exclude any material item of deduction from, taxable income for any period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) closing agreement described in Section 7121 of the Code (or any similar provision of other applicable Tax Law) entered into on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or before the Closing Date, (iv) prepaid amount received on or before the Closing Date (other than in the ordinary course of business consistent with past practice), or (v) Indebtedness discharged with respect to which an election has been made under Section 108(i) of the Code.

(h)           Neither the Company nor any of its Subsidiaries is a party to any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement, which obligates the Company or any of its Subsidiaries to indemnify another party to any such agreement for tax obligations after the Closing, other than (i) agreements solely among the Company and its wholly-owned Subsidiaries, (ii) credit agreements and other debt documents, (iii) other agreements not primarily about Taxes, (iv) agreements entered into in the ordinary course of business providing for the allocation or payment of real property Taxes attributable to real property leased or occupied by the Company or its Subsidiaries, (v) agreements entered into in the ordinary course of business for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold in the ordinary course of business, and (vi) agreements pursuant to which the Company or one or more of its Subsidiaries is solely a beneficiary of, and not an obligor under, the tax indemnification, sharing or allocation provisions of such agreement (a “Tax Sharing Agreement”).

Notwithstanding anything to the contrary in this Agreement, the representations and warranties contained in this Section 4.14, and the representations and warranties contained in Section 4.12 that relate to Taxes, are the only representations and warranties being made with respect to Taxes.

As used in this Agreement, (i) “Tax” or “Taxes” means all federal, state, local and non-U.S. taxes, including, without limitation all income, profit, gross receipts, capital, net worth sales, use, transfer, franchise, inventory, capital stock, value added, ad valorem, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, and customs duties, (including all interest, penalties, and additions to tax) imposed by any Governmental Entity whether disputed or not, and including any liability for taxes as a transferee or a successor; and (ii) “Tax Return” means any return, report or similar filing (including any amendments, schedules, or attachments thereto) filed or required to be filed with respect to Taxes with any Governmental Entity.

Section 4.15     Property. Except as set forth in Section 4.15 of the Company Disclosure Schedule or as individually or in the aggregate, have not had and would not have a Company Material Adverse Effect: (i) the Company and each of its Subsidiaries has good, valid and marketable title to, or a good and valid leasehold or sublease interest or other comparable contract rights in or relating to, all of the real and other properties and assets which are reflected on the most recent consolidated balance sheet of the Company contained in the SEC Documents as being owned by the Company or one of its Subsidiaries or have been acquired after the date hereof, in each case free and clear of any Liens other than Permitted Liens, except as have been disposed of in the ordinary course of business consistent with past practice since the date of such balance sheet; (ii) the Company and each of its Subsidiaries have complied with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company or any of its Subsidiaries is a party are valid, binding and in full force and effect; (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice of any breach or default with respect to any lease or sublease to which it is a party which breach or default continues on the date of this Agreement; (iv) the use and operation of the owned and leased real property used by the Company and its Subsidiaries do not violate any Law, covenant, condition, restriction, easement, license, permit or agreement and (v) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received written notice from any lessor with respect to the termination, non-renewal or renegotiation of the terms of, and to the Knowledge of the Company, no lessor intends to terminate, not renew or renegotiate the terms of, any such lease. Section 4.15 of the Company Disclosure Schedule lists all material real property leased or owned by the Company and its Subsidiaries, and the address for each such property and landlord and tenant for each such lease.

Section 4.16     Intellectual Property.

(a)           Except as, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect (i) the Company or a Subsidiary is the exclusive owner of all Owned Intellectual Property that is subject to an application or registration (“Company Registered IP”) and to the Knowledge of the Company all unregistered Owned Intellectual Property, free and clear of all Liens other than Permitted Liens, (ii) all Company Registered IP is subsisting and, to the Knowledge of the Company, valid and enforceable and (iii) the Company or one or more of its Subsidiaries is licensed or otherwise possesses valid and enforceable rights to use all Company Intellectual Property that is not Owned Intellectual Property.

(b)           Except as, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any Person alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise conflicted with the Intellectual Property of any Person, (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated or otherwise conflicted with and does not infringe, misappropriate or otherwise conflict with, any Intellectual Property of any Person and (iii) to the Knowledge of the Company, no person is infringing, misappropriating or otherwise conflicting with any Owned Intellectual Property.

(c)           Except as set forth on Section 4.16(c) of the Company Disclosure Schedule and except where the failure to do so has not had and would not have a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable steps to protect and preserve their rights in all material Company Intellectual Property (including maintaining the secrecy of all confidential material Company Intellectual Property).

(d)           Except as set forth in Section 4.16(d) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has licensed any Owned Intellectual Property to any third party except on a non-exclusive basis in connection with the sale of products in ordinary course of business, nor has the Company or any of its Subsidiaries entered into any Contract limiting or imposing any material obligation or condition on its right or ability to use, license, sell, distribute or otherwise exploit fully any material Owned Intellectual Property.

(e)           Since January 1, 2015, there has been no settlement, forbearance to sue, consent, judgment or order to which the Company or any of its Subsidiaries is a party or with respect to which such party is bound that (i) materially restricts the rights of the Company or any of its Subsidiaries to use, license, sell, distribute or otherwise exploit fully any material Owned Intellectual Property or (ii) permits third parties to use any material Owned Intellectual Property other than on behalf of the Company and its Affiliates.

(f)            (i) Each of the Company and its Subsidiaries is in compliance in all material respects with its privacy policies and terms of use and with all applicable data protection, privacy and other Laws governing the collection, use, storage, distribution, transfer or disclosure (whether electronically or in any other form or medium) of any information or data, and (ii) since January 1, 2015, to the Knowledge of the Company, there have been no incidents of unauthorized access to data or breach of the Company’s or any Subsidiary’s security systems, except, in each case of each of clause (i) and clause (ii), as individually or in the aggregate, have not had and would not have a Company Material Adverse Effect.

(g)           Except as would not, individually or in the aggregate, have or be expected have a Company Material Adverse Effect, (i) the computer software, hardware, firmware, networks, platforms, servers, interfaces, applications, web sites and related systems used by the Company or any of its Subsidiaries are sufficient for the current needs of the Company and its Subsidiaries in all material respects, and (ii) there have been no operational or continued failures, disruptions, substandard performance, breakdowns, bugs or outages or other adverse events since January 1, 2015 affecting any of such systems that have had, or would be expected to result in, any disruption to or adverse impact on the operation of any of the respective businesses of the Company or any of its Subsidiaries.

Section 4.17     Insurance. Except as, individually or in the aggregate, have not had and would not have a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in a form and amount that is customarily carried by Persons conducting business similar to that of the Company and which the Company believes is adequate for the operations of its business, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof and all premiums thereon have been paid in full, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy or has taken any action or failed to take any action which, with notice or lapse of time, would constitute such a breach or default or permit termination or modification of any of the insurance policies and (d) no written notice of cancellation, invalidation or termination or, as of the date of this Agreement, denial of coverage, rejection of a claim or adjustment in the amount of premiums payable has been received with respect to any such insurance policy, other than in connection with ordinary renewals.

Section 4.18     Affiliate Transactions. Except as set forth in Section 4.19 of the Company Disclosure Schedule, there are no, and since January 1, 2015 there have not been, any transactions, Contracts, agreements, arrangements or understandings or series of related transactions, Contracts, agreements, arrangements or understandings (each, an “Affiliate Transaction”), nor are there any of the foregoing currently proposed, that (if proposed but not having been consummated or executed, if consummated or executed) would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the SEC Documents filed prior to the date hereof. The Company has made available to Parent copies of each Contract or other relevant documentation (including any amendments or modifications thereto) available as of the date of this Agreement with respect to each Affiliate Transaction. There are no fees payable to any Company Affiliate arising out of or relating to the Merger, the other Transactions or this Agreement.

Section 4.19     Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by the Parent Entities in writing expressly for inclusion therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Section 4.20     Voting Requirements. The only vote of the holders of any class or series of capital stock of the Company necessary for the Company to approve this Agreement and approve the Transactions, including the Merger, is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Company Common Stock, entitled to vote thereon, at a duly called shareholders’ meeting or any adjournment or postponement thereof (the “Shareholder Approval”).

Section 4.21     Finders or Brokers. No broker, investment banker, financial advisor or other person (other than Lazard Freres & Co, LLC (“Lazard”)) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. A copy of the engagement letter between the Company and Lazard, as amended and in effect as of the date hereof, has been provided to Parent prior to the date hereof which copy is true and complete subject to redactions of the portions of such letter relating to the calculation of the fee payable to Lazard. The Company has separately provided Parent with the result of a calculation of the approximate amount of the fee that will be payable to Lazard as a result of the Merger.

Section 4.22     Opinion of Financial Advisor. The Board of Directors has received the oral opinion of Lazard to be confirmed in writing, dated as of the date of this Agreement, to the effect that, as of such date, and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be paid to the holders of shares of Company Common Stock (excluding shares to be canceled in accordance with Section 3.01(b) and except as provided in Section 3.01(d) with respect to the Appraisal Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders (the “Fairness Opinion”) and such opinion has not been modified, revoked or rescinded in any respect as of the date hereof. A written copy of the Fairness Opinion will be delivered to Parent for informational purposes only promptly following execution of this Agreement.

Section 4.23     Anti-Takeover Provisions. Assuming the accuracy of the representations and warranties of the Parent Entities in Section 5.08 (Ownership of Company Common Stock), no Takeover Law applies or purports to apply to the Company with respect to this Agreement, the Merger and the other Transactions. The Company does not have any shareholder rights plan, “poison pill” or similar arrangement in effect.

Section 4.24     Government Contracts. Except as have not had and would not have, a Company Material Adverse Effect, or as set forth on Section 4.24 of the Company Disclosure Schedule: (i) no goods or services delivered by the Company or any of its Subsidiaries under any Contract with a Governmental Entity (a “Government Contract”) have been rejected or suspended by any Governmental Entity as not complying with Contract specifications or requirements; (ii) no money due to the Company or its Subsidiaries has been withheld or set off by or on behalf of a Governmental Entity with respect to any Government Contract; (iii) each Government Contract was legally awarded, is binding on the parties thereto, and is in full force and effect; (iv) no Government Contract is currently the subject of bid or award protest proceedings; (v) the Company and its Subsidiaries are in compliance in all respects with all representations and certifications made to Governmental Entities in response to requests for proposals pursuant to which Government Contracts with Governmental Entities were awarded; (vi) the Company and its Subsidiaries are in compliance in all respects with the provisions of such Government Contracts; and (vii) within the past five years, neither the Company nor any of its Subsidiaries has been suspended or debarred from doing business with any Governmental Entity, or been the subject of a finding of non-responsibility or ineligibility for contracting with any Governmental Entity.

Section 4.25     Customers and Suppliers. Section 4.25 of the Company Disclosure Schedule sets forth a list showing the five (5) largest customers (each, a “Significant Customer”) and the ten (10) largest suppliers (each, a “Significant Supplier”) of the Company and any of its Subsidiaries, in each case, determined by total sales (or purchases, in the case of Significant Suppliers) during the twelve (12) month period ending on December 31, 2016. Except as set forth in Section 4.25 of the Company Disclosure Schedule, there are no agreements, arrangements, understandings or other Contracts, written or oral, nor is there any pattern or course of dealing or conduct, in each case, with any Significant Customer or Significant Supplier that is materially inconsistent with the express terms and conditions of the Material Contracts disclosed in Section 4.11(a)(xvi) of the Company Disclosure Schedule. Except as set forth on Section 4.25 of the Company Disclosure Schedule, to the Knowledge of the Company, since January 1, 2015, no Significant Customer or Significant Supplier has indicated in writing or otherwise an intention to (i) stop or materially reduce purchasing products or services from, or selling products or services to, the Company or any of its Subsidiaries, as applicable, or (ii) change, materially and adversely, the amount of or the terms and conditions on which it purchases products or services from, or sells products or services to, the Company or any of its Subsidiaries, as applicable.

Section 4.26     Product Warranty; Aviation Regulation Compliance. Except as set forth on Section 4.26 of the Company Disclosure Schedule, since the date of the most recent audited balance sheet, except as has not been, and would not be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, (a) each product manufactured, sold, leased or delivered by the Company or any of its Subsidiaries has been in substantial conformity with all applicable contractual specifications and all express and implied warranties made by the Company or any of its Subsidiaries (except to the extent non-conformity is not material, otherwise consented to by a customer or is being resolved by the Company with the customer in a manner consistent with the course of dealing between the Company and such customer), and neither the Company nor any of its Subsidiaries has any material liability for replacement or repair of such non-conforming product or other Damages in connection with such non-conforming product, (b) since January 1, 2015, (i) each of the Company’s Significant Customers is in compliance with all applicable Laws prescribed by the U.S. Federal Aviation Administration (“FAA”) under Title 14 of the Code of Federal Regulations and similar Laws prescribed by foreign aviation authorities (such Laws, including those prescribed by the FAA, collectively, “Aviation Regulations”), (ii) the Company has not been subject to an investigation with respect to or made voluntary disclosures with respect to potential violations of any Aviation Regulations and (iii) the Company has not been cited by the FAA or foreign aviation authorities for any material discrepancies or violations during inspections or audits. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries, taken as a whole, the Company has not received any Air Worthiness Directives (as such term is defined in the Federal Aviation Regulations, 14 C.F.R. § 39, as amended) issued by the FAA (or, with respect to such issuances by any foreign aviation Governmental Entity, the foreign equivalent thereof) pursuant to which a known safety deficiency was found in any of the products of the Company or any of its Subsidiaries at any time since January 1, 2015, and no such Air Worthiness Directives are pending.

Section 4.27     No Additional Representations. Except for the representations and warranties set forth in this Agreement (including in this Article IV and any certificates delivered pursuant to Section 7.02 of this Agreement) all of which the Parent Entities are relying upon, neither the Company nor any other Person acting on behalf of the Company makes any representation or warranty, express or implied, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Parent Entities, or any of their Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses, or (b) any oral or, except for the representations and warranties made by the Company in this Article IV or in any certificate delivered pursuant to Section 7.02 of this Agreement, written information presented or otherwise provided or made available to the Parent Entities or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions. The representations and warranties set forth in this Agreement (including in this Article IV and any certificates delivered pursuant to Section 7.02 of this Agreement), are made solely by the Company, and none of the Company Representatives, acting in their individual capacity, shall have any responsibility or liability related thereto.

Article V.

REPRESENTATIONS AND WARRANTIES OF THE PARENT ENTITIES

Except as set forth in the disclosure schedules delivered by the Parent Entities to the Company concurrently with the execution of this Agreement, the Parent Entities jointly and severally represent and warrant to the Company as follows:

Section 5.01     Organization; Qualification. Each of the Parent Entities is an entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite power and authority to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to prevent or materially delay consummation of the Merger and the other Transactions, or the Parent Entities’ ability to observe and perform their material obligations hereunder (the “Parent Material Adverse Effect”).

Section 5.02     Authority; Government Approvals; Non-Contravention.

(a)           Each of the Parent Entities has all requisite corporate power and authority to enter into and deliver this Agreement and, subject to adoption of this Agreement by Intermediate Co as sole shareholder of Sub (which adoption will occur immediately following the execution of this Agreement) and the filing of the Summary Articles of Merger pursuant to the MGBCL, to consummate the Transactions, including the Merger. The execution, delivery and performance of this Agreement by each of the Parent Entities, the consummation of the Merger and the other Transactions and compliance with the provisions of this Agreement by each of the Parent Entities, have been duly and validly authorized by all requisite corporate action on the part of each of the Parent Entities, and no other corporate proceedings on the part of the Parent Entities (including any direct or indirect shareholder action) on the part of the Parent Entities are necessary to authorize this Agreement or to consummate the Transactions, including the Merger subject, in the case of filing the Summary Articles of Merger and consummating the Merger, to approval of this Agreement by Intermediate Co as sole shareholder of Sub (which approval will occur immediately following execution of this Agreement). This Agreement has been duly executed and delivered by each of the Parent Entities and, assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes the valid and binding agreement of the Parent Entities, enforceable against each of the Parent Entities in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights generally and to general equitable principles.

(b)           The execution, delivery and performance by the Parent Entities of this Agreement and the consummation of the Merger and the other Transactions by the Parent Entities and compliance with the provisions hereof by the Parent Entities do not require any consent, approval, order, waiver or authorization or permit of, action or non-action by, registration, declaration or filing with or notification to any Governmental Entity with respect to the Parent Entities or any of their respective businesses or assets other than (i) the filing of the Summary Articles of Merger with the Secretary of State of the State of Missouri; (ii) compliance with the applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of ITAR, including sections 122.4 and 129.8; (iv) compliance with the applicable requirements of the DPA in connection with satisfaction of the condition set forth in Section 7.01(b)(iii); (v) compliance with the applicable requirements of the Exchange Act; (vi) as disclosed or required to be disclosed in the Company Disclosure Schedule; and (vii) any such consent, approval, order, waiver, authorization, permit, action, non-action, registration, declaration, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.

(c)           The execution, delivery and performance by the Parent Entities of this Agreement do not, and the consummation of the Merger and the other Transactions and compliance with the provisions hereof by the Parent Entities will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, require consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under any (A) Contract to which any of the Parent Entities is a party or by which any of their respective properties, assets or rights are bound or (B) Authorization applicable to any of the Parent Entities, (ii) result in the creation of any Liens upon any of the properties, assets or rights of any of the Parent Entities, (iii) conflict with or result in any violation of any provision of the Organizational Documents of any of the Parent Entities or (iv) assuming that the consents and approvals referred to in Section 5.02(b) are duly obtained and Intermediate Co consents to the approval of this Agreement as sole shareholder of Sub (which approval will occur immediately following execution of this Agreement), conflict with or violate any applicable Laws or any judgments, orders, or decrees of any Governmental Entity in each case applicable to the Parent Entities or any of their respective properties, assets or rights, other than, in the case of clauses (i), (ii) and (iv), as would not, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 5.03     Financing.

(a)           Parent has delivered to the Company true, complete and correct copies, including all exhibits, schedules or amendments thereto, of the fully executed (i) commitment letter, dated as of January 27, 2017, between Parent and SFPI-FPIM, and the commitment letter, dated as of February 16, 2017, between Parent and Wespavia SA (the “Equity Commitment Letters”), pursuant to which each of SFPI-FPIM and Wespavia SA has committed, upon the terms and subject to the conditions set forth therein, to invest in and/or advance to Parent the cash amounts set forth in the Equity Commitment Letters (the “Equity Financing”), and (ii) commitment letter, dated as of the date of this Agreement, among Parent, ING Bank N.V., BNP Paribas Fortis SA/NV and ING Belgium SA/NV (the “Debt Commitment Letter,” and together with the Equity Commitment Letters, the “Financing Commitments”), pursuant to which the Lender Parties have committed, upon the terms and subject to the conditions set forth therein, to lend to Parent the amounts set forth in the Debt Commitment Letter (the “Debt Financing” and together with the Equity Financing, the “Financing”).

(b)           None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and, as of the date of this Agreement, the respective commitments contained in the Financing Commitments have not been modified, withdrawn, terminated or rescinded in any respect. As of the date hereof, except for (i) the fee letter among Parent and ING Bank N.V., as coordinator and ING Belgium SA/NV as original underwriter (the “Debt Fee Letter”) and (ii) the Financing Commitments, there are no other agreements, side letters or arrangements to which any of the Parent Entities is a party relating to the funding or investing of the Financing. As of the date hereof, the Financing Commitments are in full force and effect and constitute the legally valid and binding obligations of Parent, as applicable, and, to the knowledge of Parent, the other parties to the Financing Commitments subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles (whether considered in a proceeding on equity or at law). There are no conditions precedent between Parent on the one hand, and any other party to the Financing Commitments or the Debt Fee Letter, on the other hand, related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments. Assuming (i) the representations and warranties of the Company in this Agreement are true and correct (without regard, in the case of the representations contained in Section 4.07 (No Undisclosed Liabilities), to any qualification by or reference to “Company Material Adverse Effect”), (ii) the Company has performed and complied with its covenants under this Agreement, (iii) the conditions set forth in Article VII have been satisfied and (iv) the Financing is funded in accordance with the Financing Commitments, the proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments, in the aggregate, will be sufficient for Parent to pay, or cause to be paid, the Merger Consideration and all related fees and expenses at the Closing and to provide for any required repayment or refinancing of Indebtedness of the Company and its Subsidiaries. As of the date hereof, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) by Parent under the Financing Commitments, or give rise to circumstances which would mean that one or more conditions precedent under the Financing Commitments would not or could not as of the Closing Date be satisfied, and Parent does not have any reason to believe that any of the conditions to the Financing Commitments will not be timely satisfied or that the Financing will not be available to Parent on the Closing Date. Parent has fully paid all commitment fees and other fees required to be paid on or prior to the date hereof pursuant to the Financing Commitments and will pay, or cause to be paid, in full all amounts due on or before the Closing Date.

(c)           Notwithstanding anything herein, the Parent Entities expressly acknowledge and agree that their respective obligations to consummate the Transactions are not subject to any condition or contingency with respect to receipt of the Financing or any financing or funding by any third party.

Section 5.04     Litigation. As of the date of this Agreement, there is no Litigation pending or, to the knowledge of Parent, threatened against the Parent Entities, or any of their respective Affiliates that, individually or in the aggregate, would have a Parent Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against the Parent Entities, or any of their respective Affiliates that, individually or in the aggregate, would have a Parent Material Adverse Effect.

Section 5.05     Information Supplied. None of the information supplied or to be supplied by or on behalf of the Parent Entities or any of their Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.06     Operation and Ownership of Sub. Sub has been formed solely for the purpose of engaging in the Transactions and, prior to the Effective Time, will not have engaged in any business activities, other than activities pursuant to this Agreement, the performance of its obligations hereunder and matters ancillary thereto. As of the date of this Agreement, Intermediate Co owns, and at the Effective Time Intermediate Co and/or one or more Subsidiaries of Parent will own, beneficially and of record, all the outstanding shares of capital stock of Sub, free and clear of all Liens.

Section 5.07     Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person, other than Credit Suisse Securities (USA) LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the Merger or the other Transactions based upon arrangements made by or on behalf of the Parent Entities or their Affiliates.

Section 5.08     Ownership of Company Common Stock. None of the Parent Entities or any of their Affiliates beneficially own (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder), five percent or more of the Company Common Stock as of the date of this Agreement.

Article VI.

COVENANTS AND AGREEMENTS

Section 6.01     Conduct of Business of the Company. From the date of this Agreement through the earlier of the termination of this Agreement and the Effective Time (the “Interim Period”), except as set forth on Section 6.01 of the Company Disclosure Schedule, expressly required or permitted by the terms of this Agreement, required by Law or with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use commercially reasonable efforts to maintain and preserve intact its business organization, retain the services of its present executive officers and key employees, maintain in the ordinary course of business consistent with past practice its relationships with, and the good will of, its material customers, suppliers, and other Persons with whom it has similar business relationships. Without limiting the generality of the foregoing, during the Interim Period, except as set forth in the immediately preceding sentence, as otherwise expressly required by the terms of this Agreement or required by applicable Law, the Company shall not, and shall not permit any of its Subsidiaries to (and shall cause its Subsidiaries not to), without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(a)           amend, modify, waive or rescind any provisions of its Organizational Documents;

(b)           adjust, split, combine or reclassify any of its capital stock;

(c)           make, declare, set aside or pay any dividend or distribution (whether in cash, stock or property) on, any of its capital stock or set any record date therefor, other than dividends or distributions to the Company or its wholly-owned Subsidiaries;

(d)           purchase, redeem or otherwise acquire any shares of its capital stock or other voting securities or equity interests or any options, warrants or other rights to acquire any such shares, securities or equity interests, other than (A) the acquisition by the Company or one of its wholly-owned Subsidiaries of securities of a wholly-owned Subsidiary of the Company, (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards outstanding as of the date of this Agreement granted pursuant to the Company Incentive Plans, and (C) the acquisition by the Company of Restricted Shares or RSUs in connection with the forfeiture of such awards outstanding as of the date of this Agreement, in each case, in accordance with the terms of the agreements governing the Restricted Shares and RSUs, as applicable.

(e)           issue, deliver, sell, grant or cause a Lien to be placed upon any shares of its capital stock or other voting securities or equity interests, any securities convertible or exchangeable into any such shares, voting securities or equity interests, any options, warrants or other rights to acquire any such shares, voting securities, equity interests, or convertible or exchangeable securities, any stock-based performance units, profits interests or any other rights that give any Person the right to receive any economic interest of a nature accruing to the holders of Company Common Stock, other than upon the settlement of RSUs under the Company Incentive Plans outstanding on the date of this Agreement in accordance with their present terms;

(f)            enter into any Contract with respect to the sale, voting, registration or repurchase of any securities;

(g)           amend, modify or waive any rights under any outstanding Restricted Shares or RSUs, except as provided in Section 3.04;

(h)           merge or consolidate with any Person, or purchase an equity interest in or a substantial portion of the assets of any Person or any business or division thereof;

(i)            transfer, sell, lease, license, abandon or otherwise dispose of, encumber or subject to any Lien (other than any Permitted Lien), any of its material properties, assets or rights other than (x) in the ordinary course of business consistent with past practice for aggregate consideration of $1.0 million or less, (y) pursuant to a Material Contract or (z) pursuant to the Credit Facility;

(j)            adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization of the Company or any of its Subsidiaries (other than reorganizations solely among wholly-owned Subsidiaries of the Company);

(k)           except as otherwise permitted under this Section 6.01, (i) terminate (except a termination caused by, or upon default of, any other party thereto) or materially amend, modify or cancel any Material Contract or (ii) enter into any Contract that if entered into prior to the date of this Agreement would have been deemed a Material Contract; provided, that the Company may (A), except as provided otherwise in clause (B) of this paragraph, renew any existing Contract on terms not materially different than the terms of such existing Contract and (B) enter into or modify any such Contract (1) with a customer involving payments to the Company or any Subsidiary not in excess of $30.0 million per year and the performance of which does not require a new capital investment greater than $2.0 million or (2) with a supplier involving payments by the Company or any Subsidiary not in excess of $15.0 million per year, the performance of which does not require capital expenditures in excess of $2.0 million and which has a term of less than three (3) years); provided further, that the Company shall provide notice to Parent of its entry into or modification of any such Contract involving (x) payments to the Company or any Subsidiary of at least $15 million annually or expenditure by the Company of at least $5 million annually (excluding capital expenditures), respectively;

(l)            (i) incur, create, assume, redeem, repurchase, prepay, defease, cancel or otherwise acquire, or modify any Indebtedness or enter into any arrangement having the economic effect of any of the foregoing, except for (A) additional borrowings under the Credit Facility that are made in the ordinary course of business consistent with past practice; (B) additional letters of credit, bankers’ acceptances or similar facilities or other financing arrangements under the Credit Facility in the ordinary course of business, consistent with past practice, and, in the case of the foregoing clauses (A) and (B), not in excess of $10.0 million of such additional borrowings in the aggregate; (C) intracompany loans between and among the Company and its Subsidiaries; (D) guarantees by the Company of Indebtedness for borrowed money of Subsidiaries or guarantees by Subsidiaries of Indebtedness for borrowed money of the Company or any of its wholly owned Subsidiaries, which Indebtedness is incurred in accordance with this Section 6.01(l); (E) Indebtedness to replace or refinance Indebtedness of the Company and its Subsidiaries, in each case at maturity and without increasing the principal amount thereunder, provided, that no such refinancing Indebtedness shall (1) include any greater prepayment premiums or restrictions on prepayment than the indebtedness being replaced or refinanced, (2) include any covenants that are materially more burdensome, taken as a whole, on the parties obligated in respect of such Indebtedness than the Indebtedness being replaced or refinanced or (3) contain any terms that would be triggered by the consummation of the Transactions that are not included in the Indebtedness being replaced or refinanced; (F) purchase money financings and capital leases and other Indebtedness entered into in the ordinary course of business in an aggregate amount not to exceed $2.5 million at any time outstanding; and (G)(1) Indebtedness in connection with the extension or renewal of any currency derivative or currency hedging transaction existing on the date hereof (provided, that such extension or renewal is on substantially similar terms, and of the same type, as such existing currency derivative or currency hedging transaction) and (2) Indebtedness in connection with interest rate or commodity derivatives or other hedging transactions or similar arrangements in an aggregate notional amount not to exceed $2.5 million at any time outstanding, in each of cases (1) and (2), that are entered into in the ordinary course of business and not for speculative purposes; (ii) enter into any hedge agreement or any other off-balance sheet structure or transaction; or (iii) make any loans, advances or capital contributions to, or investments in, any Person other than, a wholly-owned Subsidiary;

(m)          except (A) as required by applicable Law, (B) as required pursuant to the terms of any Company Benefit Plan or written agreement, in each case disclosed to Parent in the Company Disclosure Schedule and in effect on the date of this Agreement, (C) as otherwise expressly permitted by this Agreement or (D) as may be required to avoid adverse treatment under Section 409A of the Code without increasing any benefit or payment otherwise due or payable thereunder, (1) (x) grant to any member of the Board of Directors or Management Level Employee any increase in compensation or benefits, including any increase in, or new entitlement to, severance or termination pay, or (y) grant to any employee who is not a Management Level Employee any increase in compensation or benefits other than in the ordinary course of business consistent with past practice (other than equity or equity-based compensation and, in the case of increases in base salary in the ordinary course of business consistent with past practice, which shall not exceed 2% of aggregate base salaries as of the date hereof), (2) enter into any employment, consulting, severance, retention or termination agreement with any member of the Board of Directors, Management Level Employee or other employee, (3) establish, adopt, enter into or amend any Collective Bargaining Agreement or Company Benefit Plan, or (4) take any action to accelerate any rights or benefits under, or adopt a funding vehicle with respect to, any Company Benefit Plan; provided, that no provision of this Section 6.01(m) shall be construed to permit the Company to grant new awards of equity or equity-based compensation (including Restricted Shares and RSUs) to any Person without the express consent of Parent;

(n)           make any capital expenditure other than (i) those set forth on Section 6.01(n) of the Company Disclosure Schedule and (ii) those in the ordinary course of business consistent with past practice in an aggregate amount for all such capital expenditures made pursuant to this clause (ii) not to exceed (1) $18.5 million from January 1, 2017 through May 31, 2017, (2) $19.5 million (inclusive of the amount set forth in clause (1)) from January 1, 2017 through June 30, 2017 and (3) $20.0 million (inclusive of the amounts set forth in clauses (1) and (2)) from January 1, 2017 through July 30, 2017;

(o)           make any material change in accounting methods, principles or practices by the Company or any of its Subsidiaries, except as required (i) by GAAP, including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization, or (ii) by Law, including Regulation S-X under the Securities Act;

(p)           fail to maintain or renew its material existing insurance policies (or substantial equivalents) to the extent available at comparable rates or pay increased premiums on such policies or replacements thereof in excess of generally available market rates;

(q)           subject to Section 6.13, settle or compromise any pending or threatened Litigation or governmental, administrative or regulatory investigation, audit or inquiry other than such settlements or compromises (i) that would not result in any equitable relief or other non-monetary Damages or penalties being imposed on the Company or any of its Subsidiaries and (ii) where the amount paid (less the amount reserved for such matters by the Company on the Company’s most recent balance sheet included in the SEC Documents) in such settlement or compromise does not exceed $1.0 million individually or in the aggregate;

(r)            enter into any new material line of business outside of its existing business segments;

(s)            unless otherwise required by the Company’s bylaws or applicable Law, convene any regular or special meeting or any adjournment thereof (other than the Shareholders’ Meeting), or solicit the written consent, of the Company’s shareholders;

(t)            change any material Tax election, settle or compromise any claim, audit or assessment in respect of Taxes other than such settlements or compromises where the amount paid (less the amount reserved for such matter by the Company on the Company’s most recent balance sheet included in the SEC Documents) in such settlement or compromise does not exceed $1.0 million individually or in the aggregate, enter into any “closing agreement” as defined in Section 7121 of the Code (or any similar provision of other applicable Tax Law), or enter into any Tax Sharing Agreement; or

(u)           authorize, commit or agree to do any of the foregoing.

Section 6.02     Acquisition Proposals.

(a)           Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York time) on March 18, 2017 (the “Go-Shop Period End Date”), the Company and its Subsidiaries and their respective Representatives shall have the right to (i) initiate, solicit and encourage any inquiry or the making of any proposal or offer that constitutes an Acquisition Proposal, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to any Person pursuant to a confidentiality agreement, and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons or group of Persons with respect to any Acquisition Proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt to make any Acquisition Proposals, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and its Subsidiaries to any Person pursuant to a confidentiality agreement. No later than four (4) Business Days after the Go-Shop Period End Date, the Company shall notify Parent in writing of the identity of each Qualified Purchaser.

(b)           Except as may relate to any Qualified Purchaser (but only for as long as such Person or group is a Qualified Purchaser) or as expressly permitted by this Section 6.02, after the Go-Shop Period End Date until the Effective Time or, if earlier, the termination of this Agreement, the Company shall not and shall cause its Subsidiaries not to, and the Company shall direct its and their Representatives not to, directly or indirectly: (i) initiate, solicit, knowingly encourage or facilitate (including by way of providing information) the submission or making of any requests, inquiries, proposals or offers that constitute or could reasonably be expected to lead to, any Acquisition Proposal or engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate, any such requests, proposals, offers, discussions or negotiations or furnish to any Person any nonpublic information in furtherance of or afford access to the books or records or directors, officers, employees or other Representatives of the Company or any of its Subsidiaries to any Person with respect to, any proposal or offer that constitutes, or could reasonably be expected to result in any Acquisition Proposal; (ii) except as expressly permitted by Section 6.02(f), approve, endorse or recommend, or publicly propose to approve, endorse or recommend, an Acquisition Proposal, or enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, purchase agreement, option agreement or other agreement providing for or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement as set forth in, and if permitted pursuant to, the provisions of Section 6.02(c)) or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions or breach its obligations hereunder or propose or agree to do any of the foregoing; (iii) take any action to make the provisions of any Takeover Law inapplicable to any transaction contemplated by an Acquisition Proposal; (iv) terminate, amend, release, modify or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar agreement entered into by the Company in respect of or in contemplation of an Acquisition Proposal (other than, until the receipt of the Shareholder Approval, to the extent the Board of Directors determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any of such actions under this clause (iv) would reasonably be expected to be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law), or (v) publicly propose to do any of the foregoing. Except as may relate to any Qualified Purchaser or as expressly permitted by this Section 6.02, the Company shall, shall cause its Subsidiaries to, and shall cause its and their Representatives to immediately cease and terminate, any solicitation, knowing encouragement, discussion or negotiation or cooperation with, or assistance or participation in, or facilitation of any such inquiries, proposals, discussions or negotiations with, any Persons conducted heretofore by the Company, its Subsidiaries and its and their Representatives with respect to any Acquisition Proposal and promptly request and instruct the prompt return or destruction of all confidential information previously furnished to any such Person, and the Company shall take all reasonably necessary actions to secure its rights and ensure the performance of any such Person’s obligations under any applicable confidentiality agreement. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.02, and any violation of the restrictions contained in this Section 6.02 by its Board of Directors (including any committee thereof) or its Representatives (to the extent such Representatives have been directed or authorized by the Company or its Board of Directors to take or fail to take such action in violation of such restrictions) shall be deemed to be a breach of this Section 6.02 by the Company; provided, however, that any actions taken by the Company’s Board of Directors (including any committee thereof) or its Representatives that would be deemed a breach of the first two sentences of this Section 6.02(b) had the Company taken such action shall be deemed a breach by the Company solely for purposes of determining whether an Acquisition Proposal resulted from a breach of the first two sentences of this Section 6.02(b).

(c)           Notwithstanding anything to the contrary contained in Section 6.02(b) or any other provisions of this Agreement, if at any time following the Go-Shop Period End Date and prior to the date and time on which Shareholder Approval is obtained, (i) the Company has received an unsolicited written Acquisition Proposal from a third party that the Board of Directors determines in good faith to be bona fide, (ii) such Acquisition Proposal did not result in any material respect from a breach of the first two sentences of Section 6.02(b), (iii) the Board of Directors determines in good faith, after consultation with its financial advisors and outside legal counsel, that (x) such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and (y) the failure to take the actions described in clauses (A) and (B) below would reasonably be expected to be inconsistent with the Board of Directors’ fiduciary duties under applicable Law, then the Company may (A) enter into an Acceptable Confidentiality Agreement with the Person making such Acquisition Proposal and furnish information with respect to the Company and its Subsidiaries pursuant to the Acceptable Confidentiality Agreement with the Company to the Person making the Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that the Company shall give written notice to Parent after any such determination by the Board of Directors and before taking any of the actions described in the foregoing clauses (A) and (B). The Company shall concurrently provide Parent with copies of any information or materials provided or made available to such other Person which was not previously made available to Parent. For the avoidance of doubt, notwithstanding the occurrence of the Go-Shop Period End Date, the Company may continue to engage in the activities described in Section 6.02(a) (subject to the limitations and obligations set forth therein) with respect to, and the restrictions in Section 6.02(b) and Section 6.02(c) shall not apply to, any Qualified Purchaser (but only for so long as such Person or group is a Qualified Purchaser), including with respect to any amended or modified Acquisition Proposal submitted by any Qualified Purchaser following the Go-Shop Period End Date.

(d)           Except as may relate to a Qualified Purchaser, following the Go-Shop Period End Date, the Company shall promptly notify Parent if it takes any action described in clauses (A) and (B) of Section 6.02(c), which notice shall include the identity of the Person making the Acquisition Proposal and a copy of the Acquisition Proposal to which such action relates (if made in writing) or the material terms and conditions thereof (if not made in writing). Except as may relate to a Qualified Purchaser, following the Go-Shop Period End Date, the Company shall keep Parent reasonably informed (orally or in writing) on a prompt basis (and in any event within forty-eight 48 hours) of any material developments, material discussions or material negotiations regarding any Acquisition Proposal described in the immediately preceding sentence and, upon the reasonable request of Parent, shall apprise Parent of the status of any discussions or negotiations with respect thereto. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any agreement that would prohibit them from providing such information or the information contemplated by the last sentence of Section 6.02(a) to Parent.

(e)           The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement with any Person relating to a possible Acquisition Proposal subsequent to the date of this Agreement except for an Acceptable Confidentiality Agreement as permitted or required pursuant to this Section 6.02, and neither the Company nor any of its Subsidiaries shall be party to any agreement that prohibits the Company from providing to Parent any information provided or made available to any other Person pursuant to an Acceptable Confidentiality Agreement.

(f)            From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.01, and except as otherwise provided for in the immediately following sentence, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, qualify or modify or publicly propose to withdraw, qualify or modify in any manner the Recommendation; (ii) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Acquisition Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the shareholders of the Company (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the holders of Company Common Stock, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement thereof pursuant to Rule 14d-2 under the Exchange Act; (iii) approve or recommend or propose publicly to approve or recommend an Acquisition Proposal; or (iv) approve or recommend, or publicly propose to approve or recommend, or execute any letter of intent, agreement in principle, acquisition or other agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (any of the actions specified in (i), (ii), (iii) or (iv) a “Change of Recommendation”). Notwithstanding anything to the contrary herein, the Board of Directors may at any time prior to the time Shareholder Approval has been obtained, (A) effect a Change of Recommendation if, as a result of an event, development or change in circumstances that first occurs, arises or becomes known after the date of this Agreement (other than the receipt, existence or terms of any Acquisition Proposal, which is subject to clause (B) below, or any matter relating thereto or consequence thereof), the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law or (B) effect a Change of Recommendation or terminate this Agreement to enter into a definitive Alternative Acquisition Agreement, in each case described in this clause (B), with respect to a Superior Proposal, if (1) the Company receives a bona fide written Acquisition Proposal which the Board of Directors concludes in good faith, after consultation with outside legal counsel and financial advisors, constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent pursuant to clause (ii) below, and (2) the Board of Directors determines in good faith (after consultation with outside legal counsel and financial advisors) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law; provided, however, that, in the case of the foregoing clauses (A) and (B) the Board of Directors may not effect or make a Change of Recommendation or, as applicable, terminate this Agreement pursuant to this Section 6.02(f) and Section 8.01(f) unless, in the case of clause (B) above, such Superior Proposal did not result in any material respect from a breach by the Company of the first two sentences of Section 6.02(b), and, in the case of clauses (A) and (B) above:

(i)          the Company shall have provided prior written notice to the Parent Entities of its intention to effect or make a Change of Recommendation or terminate this Agreement as contemplated by this Section 6.02(f) at least four Business Days in advance of taking such action (the “Notice Period”), which notice shall include, in the case of clause (B) above, an unredacted copy of such Superior Proposal (including the identity of the Person making such Superior Proposal), and shall have contemporaneously provided a copy of then-current form of all relevant transaction agreements relating to such Superior Proposal (and any debt and equity financing materials related thereto that were provided to the Company); and

(ii)         prior to effecting or making a Change of Recommendation or terminating this Agreement to enter into a proposed definitive agreement with respect to such Superior Proposal, (x) the Company shall have negotiated, and shall have directed its Representatives to negotiate, during the Notice Period, with the Parent Entities in good faith (to the extent the Parent Entities desire to negotiate) to make adjustments to the terms and conditions of this Agreement, (y) the Board of Directors shall have considered in good faith (after consultation with its outside legal counsel and financial advisors) any adjustments to this Agreement submitted in writing by the Parent Entities during the Notice Period, and (z) the Board of Directors shall have determined in good faith that, after giving effect to such adjustments, the Superior Proposal still constitutes a Superior Proposal (in the case of clause (B) above) or it would reasonably be expected to be inconsistent with its fiduciary duties to the holders of Company Common Stock under applicable Law to not effect a Change in Recommendation.

In the event of any material revision to the terms of any such Superior Proposal or any Acquisition Proposal that the Company’s Board of Directors determines no longer constitutes a Superior Proposal, including any change in any price term thereof, the Company shall be required to deliver a new written notice to the Parent Entities and to again comply with the requirements of this Section 6.02(f) with respect to such new written notice, and a new Notice Period shall commence with respect to such notice (except that the reference to “four Business Days” in the definition of Notice Period shall be deemed to be a reference to “two Business Days”).

(g)         Subject to the provision in this Section 6.02(g), nothing contained in this Section 6.02 shall be deemed to prohibit the Company, the Board of Directors or any committee of the Board of Directors from (i) complying with its disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer), or (ii) making any “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of the Company); provided, however, that any disclosure permitted under clause (i) of this Section 6.02(g) shall be deemed a Change of Recommendation unless it includes either an express rejection of any applicable Acquisition Proposal or an express reaffirmation of the Recommendation. The Company shall not submit to the vote of its shareholders any Acquisition Proposal or any Superior Proposal prior to the termination of this Agreement.

(h)         For purposes of this Agreement:

(i)          “Acquisition Proposal” means any inquiry, offer or proposal from any Person that is structured to permit such Person (other than the Parent Entities or their respective Affiliates) to acquire, directly or indirectly and in a single transaction or a series of related transactions, (1) 15% or more (based on the fair market value, as determined in good faith by the Board of Directors) of the assets (including capital stock of the Subsidiaries of the Company) of the Company and its Subsidiaries, on a consolidated basis, (2) shares of Company Common Stock which, together with any other shares of Company Common Stock beneficially owned by such Person, would be equal to 15% or more of the issued and outstanding shares of the Company Common Stock or any other class of equity securities of the Company or any of its Subsidiaries, (3) any tender offer or exchange offer that, if consummated, would result in any Person owning, directly or indirectly, shares of Company Common Stock equal to 15% or more of the issued and outstanding shares of the Company Common Stock or any other equity securities of the Company or any of its Subsidiaries, (4) any merger, consolidation, business combination, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person (or the shareholders of any Person) would own, directly or indirectly, 15% or more of the aggregate voting power of the Company or of the surviving entity in a merger or the resulting direct or indirect parent of the Company or such surviving entity, or (5) any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of its material operating Subsidiaries, other than, in each case, the Transactions.

(ii)         “Qualified Purchaser” means any Person or group of Persons from whom the Company or any of its Representatives has received prior to the Go-Shop Period End Date a written Acquisition Proposal that the Board of Directors determines in good faith (such determination to be made no later than four (4) Business Days after the Go-Shop Period End Date), after consultation with outside counsel and its financial advisors, is or could reasonably be expected to result in a Superior Proposal.

(iii)        “Superior Proposal” means any bona fide written Acquisition Proposal that did not result in any material respect from a violation of the first two sentences of Section 6.02(b) that the Board of Directors determines in good faith (after consultation with its outside legal counsel and financial advisors) (x) is reasonably likely to be consummated in accordance with its terms and the financing of which is fully committed or reasonably likely to be obtained, and (y) would be more favorable to the shareholders of the Company from a financial point of view than the Merger, taking into account all terms and conditions thereof (including all financial, legal, financing, regulatory and other aspects of such Acquisition Proposal (including the person or group making the Acquisition Proposal, the financing terms thereof, the expected timing and risk and likelihood of consummation)) and of this Agreement (including any changes to the terms of this Agreement proposed by the Parent Entities pursuant to Section 6.02(f)); provided, that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “66.66%”.

Section 6.03     Preparation of the Proxy Statement; Shareholders’ Meeting.

(a)           Preparation of Proxy Statement. As soon as reasonably practicable after the date hereof, the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Shareholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Except as expressly contemplated by Section 6.02(f), the Proxy Statement shall include the Recommendation with respect to the Merger, the Fairness Opinion (if not withdrawn, and subject to the consent of Lazard) and a copy of Section 351.455 of the MGBCL. The Company shall cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of Nasdaq. The Company shall promptly notify the Parent Entities upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide the Parent Entities with copies of all related correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement. The Company shall provide the Parent Entities and their counsel reasonable opportunity to review and comment on the Proxy Statement (including any amendments or revisions thereto) and all other materials used in connection with the Shareholders’ Meeting that (i) constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a-1 through 14a-17 promulgated under the Exchange Act or (ii) are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 promulgated under the Exchange Act, in each case prior to the filing thereof with the SEC or the dissemination thereof to the Company’s shareholders and shall give good faith consideration to any comments made by Parent or its counsel, but the Company shall not be obligated to incorporate any such comment.

(b)           Covenants of Parent with Respect to the Proxy Statement. Parent shall provide to the Company all information concerning the Parent Entities as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Each of the Parent Entities will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement promptly following request therefor from the Company.

(c)           Mailing of Proxy Statement. The Company, acting through the Board of Directors, shall, as promptly as practicable after the SEC, orally or in writing, confirms that it has no further comments on the Proxy Statement (or the SEC notifies the Company that it does not intend to review the Proxy Statement or any waiting period during which the SEC may comment on the Proxy Statement expires), (x) establish a record date (if not previously established) for and give notice of a meeting of its shareholders, for the purpose of voting upon the approval of this Agreement (the “Shareholders’ Meeting”), and (y) mail to the holders of Company Common Stock as of the record date established for the Shareholders’ Meeting the Proxy Statement in definitive form (the date the Company elects to take such action or is required to take such action, the “Proxy Date”). The Company shall duly call, convene and hold the Shareholders’ Meeting as promptly as reasonably practicable after the Proxy Date, provided, that in no event shall such meeting be held later than 35 calendar days following the date the Proxy Statement is mailed to the Company’s shareholders and any postponements or adjournments of such meetings shall require the prior written consent of the Parent unless (i) the postponement or adjournment is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under applicable Law or which the Company in good faith believes is otherwise required under applicable Law and is permitted under Section 6.02(g)(i), and to permit such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Shareholders’ Meeting, (ii) the postponement or adjournment is in order to solicit additional proxies for the purpose of obtaining the Shareholder Approval or (iii) as of the time for which the Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders’ Meeting. Once the Company has established a record date for the Shareholders’ Meeting, the Company shall not change such record date or establish a different record date for the Shareholders’ Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the Company’s bylaws. Unless the Board of Directors shall have withdrawn, modified or qualified its Recommendation thereof or otherwise effected a Change of Recommendation, in each case in accordance with Section 6.02(f), the Company shall use reasonable best efforts, consistent with customary practice, to solicit proxies in favor of the approval of this Agreement and shall ensure that all proxies solicited in connection with the Shareholders’ Meeting are solicited in compliance with all applicable Laws and all rules of Nasdaq. Without the prior written consent of Parent, the approval of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the shareholders of the Company at the Shareholders’ Meeting. Without limiting the generality of the foregoing, unless this Agreement has been terminated pursuant to Section 8.01, the Company shall submit the Merger and this Agreement for the approval of the shareholders at the Shareholders’ Meeting whether or not a Change of Recommendation shall have occurred or an Acquisition Proposal shall have been publicly announced or otherwise made known to the Company, its Board of Directors, its Representatives or its shareholders.

(d)           Amendments to Proxy Statement. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors should be discovered by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, they shall promptly inform Parent. Each of the Parent Entities and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. Each of the Company and Parent shall cause all documents that such party is responsible for filing with the SEC in connection with the Merger to comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(e)           Other. For the avoidance of doubt, and without limiting the generality of the foregoing, the Company acknowledges and agrees that its obligations pursuant to this Section 6.03 shall not (except as provided in Section 6.02(f)) be affected by the commencement, public proposal, public disclosure or communication to the Company or any other Person of an Acquisition Proposal.

Section 6.04     Reasonable Best Efforts; Approvals.

(a)           Subject to the terms and conditions of this Agreement, the Company, on the one hand, and the Parent Entities, on the other hand, shall, and shall cause their respective Subsidiaries to, use their respective reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such parties or their Subsidiaries with respect to the Transactions, including by providing all information that the other party may reasonably request in connection therewith (except for documents filed pursuant to Items 4(c), 4(d)(ii) and 4(d)(iii) of the Notification and Report Form For Certain Mergers And Acquisitions or communications regarding the same), and, subject to the conditions set forth in Article VII, to consummate the Transactions as promptly as practicable and (ii) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, Order or approval of, or any exemption by, any Governmental Entity that is required to be obtained by them or any of their respective Subsidiaries in connection with the Transactions as promptly as practicable, and to comply with the terms and conditions of any such consent, authorization, Order or approval. Parent shall bear 100% of the filing fees payable to the FTC, the Antitrust Division, CFIUS or any other Governmental Entity in connection with the antitrust, competition or trade regulation matters contemplated by this Agreement.

(b)           In furtherance of and not in limitation of the foregoing (but subject to Section 6.04(f)), each of the Parent Entities, on the one hand, and the Company, on the other hand, undertakes and agrees to file (i) within fifteen (15) Business Days following the date hereof, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”), and (ii) as soon as reasonably practicable after the date hereof, such other filings with any other Governmental Entities as may be required under any other applicable Antitrust Laws, to the extent set forth on Section 6.04(b) of the Company Disclosure Schedule. Each of the Parent Entities and the Company, as applicable, shall (x) respond as promptly as practicable to any inquiries or requests for additional information or documentation received from the FTC, the Antitrust Division or such other Governmental Entity, and (y) not extend any waiting period under the HSR Act or any other Antitrust Laws or enter into any agreement with the FTC, the Antitrust Division or any such other Governmental Entity not to consummate the Transactions, except with the prior written consent of the other parties hereto (not to be unreasonably withheld, conditioned or delayed).

(c)           In furtherance of and not in limitation of Sections 6.04(a) and Section 6.04(b) and subject to Section 6.04(g), Parent and the Company shall use their reasonable best efforts to cooperate to (i) jointly submit a draft and a final notice with CFIUS regarding the Merger pursuant to the DPA as promptly as practicable following the date hereof (the “CFIUS Filing”) and (ii) timely respond to any questions posed by CFIUS during the pre-filing period or CFIUS’s review or investigation of the Merger.

(i)          Parent and the Company shall, and shall cause each of their respective Affiliates to, use reasonable best efforts to take any and all actions necessary, proper or advisable to obtain CFIUS Approval as soon as is practicable and feasible, in accordance with the CFIUS timetable.

(ii)         Parent and the Company shall each use reasonable best efforts to promptly provide all necessary information for the CFIUS Filing, to complete the CFIUS Filing in a timely manner and to timely respond to any requests by CFIUS for additional information, and shall each use reasonable best efforts to keep the other generally apprised of communications with, and requests for additional information from CFIUS. Subject to applicable Law or requests of CFIUS, Parent and the Company shall provide each other’s counsel with an opportunity to review in advance, and consider in good faith the views of the other party in connection with, the CFIUS Filing and any written communications or submissions, and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to CFIUS; provided, that materials may be redacted or withheld (A) as necessary to comply with contractual agreements and applicable Law, (B) as necessary to address reasonable privilege or confidentiality concerns (it being understood that trade secrets or other confidential intellectual property shall be shared between the parties on an outside counsel only basis) and (C) to remove references concerning the valuation of the Company and its Subsidiaries (it being understood that the terms of this proviso shall in no way limit the information that would be required by this Agreement to be shared with CFIUS or any other Governmental Entity). Subject to applicable Law, the reasonable requests of CFIUS and timing considerations, the Company and Parent will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of the Company or Parent relating to CFIUS proceedings.

(iii)        As consistent with any CFIUS requests for confidentiality, each party shall cooperate and each party shall have the opportunity to attend (or have its representatives participate) in any meetings with CFIUS member agencies, attend any on-site visit by CFIUS member agencies to a party’s facility (if requested by a CFIUS member agency), and take any other commercially reasonable action in furtherance of the CFIUS Approval.

(d)           In furtherance and not in limitation of Section 6.04(a) and Section 6.04(b) and subject to Section 6.04(f), the Company shall timely submit the appropriate 60-day Pre Notification and 5-day Notification (the “ITAR Filing”) to the Directorate of Defense Trade Controls (“DDTC”) of ITAR, in compliance with ITAR §122.4(a)-(b). The Company shall draft and submit the ITAR Filing, but shall permit Parent to review, prior to submission, the ITAR Filing and the Company shall consider in good faith the written comments of Parent on the ITAR Filing and all documents and submission materials relating thereto. Parent and the Company hereby agree promptly to provide and cause their respective Affiliates to provide to the other party or to the DDTC, as appropriate, all information and other assistance necessary to prepare and timely submit the ITAR Filing in accordance with this Section 6.04(d) and to respond to any questions posed by DDTC.

(e)           Subject to applicable Law and Section 6.04(a), Company and Parent shall promptly furnish to each other copies of any notices or written communications received by it or any of its Affiliates from any third party or any Governmental Entity with respect to the Transactions, and Company and Parent shall permit each other’s counsel an opportunity to review and comment thereon in advance, and shall consider in good faith the comments of such counsel in connection with, any proposed written communications by the Company or Parent, respectively, and/or its Affiliates to any third party or any Governmental Entity, including the FTC, the Antitrust Division and CFIUS, concerning the Transactions. Each of the Company and Parent agrees to provide the other party and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company or Parent, respectively, and/or any of its Affiliates, agents or advisors, on the one hand, and any third party or Governmental Entity, including the FTC, the Antitrust Division and CFIUS, on the other hand, concerning or in connection with the Transactions, to the extent such participation is permitted by such third party or Governmental Entity.

(f)            At the written request of Parent, the Company shall agree to divest, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, services or assets of the Company or any of its Subsidiaries, provided that any such action shall not be effective for any purpose until after the Closing, shall not affect any of the other provisions of this Agreement (including any representations or warranties herein, indemnification rights or obligations or adjustments to the purchase price) and shall be conditioned in all respects upon the consummation of the Merger and the other Transactions and provided, further, that the Company shall not agree, commit or consent to any of such actions with respect to itself or any of its Subsidiaries without the prior written consent of the Parent.

(g)           Parent and the Company will use joint efforts in devising and implementing the strategy for obtaining any necessary antitrust, competition or CFIUS clearances. Each party shall consult with the other party and consider in good faith the views of the other party in devising and implementing the strategy for obtaining any necessary antitrust, competition or CFIUS clearances and prior to entering into any agreement, arrangement, undertaking or understanding with any Governmental Entity relating to any Antitrust Law or the DPA.

(h)           The Company and Parent shall give (or cause its respective Subsidiaries to give) any notices to third parties (other than Governmental Entities), and use, and cause each of its Subsidiaries to use, its reasonable best efforts to obtain any consents from third parties (other than Governmental Entities) that are necessary, proper or advisable to consummate the Transactions; provided, however (but without limiting the foregoing obligation of the Company and its Subsidiaries to use their respective reasonable best efforts to obtain such consent), neither the failure to obtain any such consents or the termination of any Contract as a result thereof shall, by itself or in combination with other such failures or terminations, result in the failure of any condition set forth in Article VII. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.04(h), each of the parties shall cooperate to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Transactions, (i) without the prior written consent of Parent, none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) none of the Parent Entities shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Transactions, none of the Company or any of its Subsidiaries shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person; provided, that Parent shall reimburse the Company for any payments made with Parent’s prior written consent in accordance with this Section 6.04(h) prior to the Effective Time; provided, further, that the Company or the applicable Subsidiary of the Company shall, upon the direction of the Parent Entities and subject to prompt reimbursement by Parent, so pay or commit to pay all such amounts required.

Section 6.05     Takeover Law. If any Takeover Law shall become or is deemed to be applicable to the Merger or the other Transactions after the date of this Agreement, the Company and Parent and the members of their respective boards of directors (or equivalent governing body) shall grant such approvals and use its reasonable best efforts to take such actions necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate if possible, and otherwise to minimize, the effects of such Takeover Law on the Merger and the other Transactions and this Agreement.

Section 6.06     Public Announcements. Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statement with respect to the Merger or the other Transactions and shall not issue any such press release or public statement prior to such consultation, except as otherwise may be required by applicable Law, court process or Nasdaq rule, regulation or listing agreement. The parties agree that the initial press release to be issued with respect to the Merger and the other Transactions shall be in the form mutually agreed to by the parties.

Section 6.07     Indemnification and Insurance.

(a)           All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Person who is or prior to the Effective Time becomes, or has been at any time prior to the date of this Agreement, a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors (each, an “Indemnified Party”) as provided in the Company’s Organizational Documents, the Organizational Documents of any Subsidiary of the Company or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries shall survive the Merger and, for a period of six (6) years from the Effective Time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(b)          Without limiting Section 6.07(a), from and after the Effective Time, in the event of any threatened or actual claim, suit, action, proceeding or investigation (a “Claim”), whether civil, criminal or administrative, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that the Indemnified Party is or was a director (including in a capacity as a member of any board committee), or officer of the Company, any of its Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the Transactions, whether in any case asserted or arising before or after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by Law and the Company’s or its applicable Subsidiary’s Organizational Documents in effect at the Effective Time, each such Indemnified Party against any losses, claims, Damages, liabilities, costs, expenses (including reasonable attorney’s fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation of each Indemnified Party to the fullest extent permitted by Law and the Company’s or its applicable Subsidiary’s Organizational Documents in effect at the Effective Time upon receipt of any undertaking from such Indemnified Party contemplated by applicable Law or such Organizational Documents with respect to repayment of advancement), judgments, fines and amounts paid in settlement of or in connection with any such threatened or actual Claim. Parent’s and the Surviving Corporation’s obligations under this Section 6.07(b) shall continue in full force and effect for a period or six (6) years after from the Effective Time provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

(c)           The Company shall obtain, at or prior to the Effective Time, prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time for six years from the Effective Time, covering each person who is covered by such policies on the date of this Agreement, and the individuals set forth on Section 6.07(c) of the Company Disclosure Schedule for their services disclosed on such schedule, on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of this Agreement; such tail policy may not be amended, modified or cancelled or revoked by the Company, Parent, Intermediate Co or the Surviving Corporation. In the event the Company does not obtain such “tail” insurance policies, then, for a period of six years from the Effective Time, Parent and Intermediate Co shall maintain in effect the Company’s current directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Effective Time, covering each Indemnified Party on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of this Agreement; provided, however, that neither Parent, Intermediate Co nor the Surviving Corporation shall be required to pay an aggregate annual premium for such insurance policies in excess of 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance (which amount the Company represents and warrants is set forth in Section 6.07(c) of the Company Disclosure Letter); and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent, Intermediate Co or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d)          From and after the Effective Time, in the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its stock, properties or assets to any Person, then, and in each such case, the Surviving Corporation, Intermediate Co or Parent, respectively, shall cause proper provision to be made so that the successors or assigns or transferees, as the case may be, shall succeed to the obligations set forth in this Section 6.07.

(e)           From and after the Effective Time (but not prior thereto), the provisions of this Section 6.07 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her Representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

Section 6.08     Access; Confidentiality.

(a)           During the period prior to the earlier of the Effective Time and the termination of this Agreement, the Company shall (i) afford to Parent, and to Parent’s Representatives, reasonable access during normal business hours and on reasonable notice to all of its and its Subsidiaries’ properties, books and records and to those directors, officers and employees of the Company to whom Parent reasonably requests access, (ii) furnish, as promptly as practicable, to Parent all information concerning its and its Subsidiaries’ business, properties, Contracts, assets, liabilities, personnel, books and records and financial information and other aspects of the Company and its Subsidiaries as Parent may reasonably request, (iii) reasonably cooperate with Parent and its Representatives to organize and facilitate meetings among Parent and its Representatives and the Company’s Representatives to be located at the properties, offices or other facilities of the Company and the Company Subsidiaries at such times during normal business hours as Parent may reasonably request, (iv) use reasonable best efforts to furnish or produce information related to the financial or Tax records of the Company and its Subsidiaries if reasonably requested by Parent or its Representatives and (v) reasonably cooperate with Parent and Parent’s Representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the Company and each Subsidiary of the Company as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide any such access or information to the extent that doing so, in the reasonable judgment of the Company, would (A) cause a waiver of an attorney-client privilege or loss of attorney work product protection or (B) constitute a violation of any applicable Law (including Antitrust Laws) (in each case, it being agreed that the Company shall give notice to Parent of the fact that it is withholding such access or information and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to cause such a waiver or violation).

(b)          All information received from the Company or its Representatives under Section 6.08(a) shall be subject to the Confidentiality Agreement.

Section 6.09     Notification of Certain Matters. Each party hereto shall give prompt written notice to the other of (a) any Litigation arising out of or relating to the Transactions or (b) the occurrence, or non-occurrence, of any change, effect, event, change in circumstance, occurrence or discovery of any fact that, individually or in the aggregate, would reasonably be expected to cause any condition to the obligations of any party to effect the Merger set forth in Article VII not to be satisfied; provided that the delivery of any notice pursuant to this Section 6.09 shall not cure any breach of any representation or warranty, breach of covenant or failure to satisfy the conditions to the obligations of the parties under this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice; provided, further, that failure to give prompt notice pursuant to clause (b) of this Section 6.09 shall not constitute a failure of a condition to the obligations of any party to effect the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified standing alone constitutes such a failure.

Section 6.10     Financing.

(a)           The Parent Entities shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and obtain the Financing on the terms and conditions described in the Financing Commitments, including using its reasonable best efforts to (i) maintain in effect the Financing Commitments, in accordance with the terms and subject to the conditions thereof (it being further understood and agreed that Parent may not amend, supplement, modify or waive any provision of Financing Commitments in any way that would reasonably be expected to adversely impact or delay in any material respect the ability of the Parent Entities to consummate the Merger in accordance with this Agreement or the Financing on the terms and conditions described in the Financing Commitments as in effect on the date hereof), (ii) timely negotiate all definitive documents evidencing the Financing, timely satisfy all conditions to the Financing and otherwise consummate the Financing at or prior to the Closing, and (iii) enforce the Financing Commitments. Notwithstanding anything to the contrary contained in this Agreement (including the foregoing provisions of this Section 6.10(a)), in no event shall the obligations of the Parent Entities hereunder be construed to require any Parent Entity or any of their Affiliates to enforce by litigation any of its rights pursuant to the Debt Financing Commitment or otherwise against any of Parent’s Debt Financing sources.

(b)           Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain and consummate the Debt Financing. Parent shall furnish correct and complete copies of all definitive agreements entered into by Parent (or any of the Parent Entities) with respect to the Debt Commitment Letter to the Company promptly upon their execution, provided that the same pricing terms, fee amounts and economic terms redacted from the Debt Fee Letter provided to the Company may be redacted from such definitive agreements. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including the flex provisions) contemplated in the Debt Commitment Letter, the Parent Entities shall use their reasonable best efforts to arrange to obtain alternative financing from alternative sources in an amount sufficient to consummate the transactions contemplated by this Agreement (any such alternative Debt Financing, “Alternative Debt Financing”); provided, that any such Alternative Debt Financing shall not, without the prior written consent of the Company (i) reduce the aggregate amount of the Debt Financing available on the Closing Date or the length of the commitment therefor, from that contemplated by the Debt Financing Letter as in effect on the date hereof, (ii) expand upon the conditions precedent to the Debt Financing as set forth in the Debt Financing Letter as in effect on the date hereof or (iii) in any way reasonably be expected to adversely impact or delay in any respect the ability of Parent and Sub to consummate the Merger in accordance with this Agreement or the Financing on the terms and conditions described in the Financing Commitments as in effect on the date hereof. Parent shall furnish correct and complete copies of all definitive agreements relating to the Alternative Debt Financing to the Company promptly upon their execution, provided that the pricing terms, fee amounts and economic terms contained in the agreements governing the Alternative Debt Financing that correspond to such terms that were redacted from the Debt Fee Letter provided to the Company may also be redacted from such definitive agreements. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to obtain and consummate the Alternative Debt Financing. In the event Alternative Debt Financing is arranged in accordance with this Section 6.10(b), the term “Financing Commitments” shall mean the commitment letter(s) for such Alternative Debt Financing.

(c)           Prior to the Closing and as promptly as practicable following the date hereof, the Company shall, and shall cause its Subsidiaries and its and its Subsidiaries’ respective Representatives to, use reasonable best efforts to cooperate with Parent, in connection with the arrangement of the Debt Financing or Alternative Debt Financing as may be reasonably requested by Parent. The Company will notify Parent of any material error, mistake or omission in the information provided pursuant to this Section 6.10(c) that it becomes aware of and if requested by Parent will use its reasonable best efforts to promptly correct such error, mistake or omission. Nothing contained in this Section 6.10(c) or otherwise shall require the Company to be an issuer or other obligor with respect to the Financing prior to the Closing.

(d)           Parent shall, regardless of whether the Closing shall occur, (i) indemnify and hold harmless the Company and its Subsidiaries from and against any liability or obligation suffered or incurred by them in connection with the arrangement of the Debt Financing or the Alternative Debt Financing and any information utilized in connection therewith (other than historical information relating to the Company and its Subsidiaries provided by the Company or its Subsidiaries in writing specifically for use in the Financing offering documents); provided, however, that the foregoing shall not apply in the event of the Company’s or its Subsidiaries’, or any of their respective Representatives’, willful misconduct or gross negligence and (ii) promptly upon the Company’s request, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company and its Subsidiaries in connection with its compliance with Section 6.10(c).

(e)           The Company hereby consents to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing or the Alternative Debt Financing; provided that such logos are used in a manner that is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries.

(f)            Notwithstanding any other provision of this Section 6.10, (1) the obligation of the Company and its Subsidiaries to cooperate in accordance with the terms hereof shall be qualified to the extent such cooperation would, in the Company’s reasonable judgment, interfere with the business or operations of the Company or its Subsidiaries, (2) neither the Company nor any of its Subsidiaries shall be required to commit to (A) take any corporate or other organizational action or execute any agreement or undertake any contractual obligation, (B) take any action that would result in any officer, director or other Representative of the Company or any of its Subsidiaries incurring any personal liability with respect to any matters relating to the Financing or (C) deliver or cause the delivery of any financial statements, pro forma or other financial information, legal opinions or accountants’ cold comfort letters or reliance letters or any authorization and representation letters or any certificate as to solvency or any other certificate necessary for the Debt Financing. Furthermore, notwithstanding anything in this Agreement to the contrary, none of the Company or any of the Subsidiaries shall (A) be required to pay any commitment or other similar fee relating to the Debt Financing or any Alternative Debt Financing, unless and until the Closing occurs, (B) have any liability or obligation under any loan agreement or any related document or any other agreement or document related to the Debt Financing (or any Alternative Debt Financing), (C) be required to incur any other liability in connection with the Financing (or any Alternative Debt Financing) unless reimbursed or indemnified by Parent to the reasonable satisfaction of the Company or (D) be required to provide any information to the extent that provision thereof would violate any Law or confidentiality obligation. The Company shall be permitted a reasonable period to comment on those portions of any confidential information memorandum or other marketing document circulated to potential financing sources that contain or are based upon any such non-public or other confidential information of the Company or its Subsidiaries and the Parent Entities shall give due consideration to any reasonable additions, deletions or changes suggested thereto by the Company or its counsel.

(g)           Parent shall give the Company prompt written notice (and in any event within 24 hours of becoming aware of such event) of (i) any breach by any party of any term or condition of the Financing Commitments (or commitments for any Alternative Debt Financing obtained in accordance with this Section 6.10) of which Parent becomes aware, (ii) any termination of the Financing Commitments (or commitments for any Alternative Debt Financing obtained in accordance with this Section 6.10) or (iii) the occurrence or non-occurrence of any change or event that, individually or in the aggregate, would reasonably be expected to cause any condition precedent of the Financing (or any Alternative Debt Financing obtained in accordance with this Section 6.10) to not be satisfied at the Closing Date.

(h)           The Company shall, and shall, as applicable, cause its Subsidiaries to, use its reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to:

(i)          as soon as reasonably practicable following any request by Parent to do so, and in each case on such terms and conditions, including pricing terms, specified by Parent (A) commence one or more (1) conditional offers to purchase (including a conditional change of control offer) for such principal amount of the Existing Notes specified by Parent (each an “Offer to Purchase”, and collectively, the “Offers to Purchase”) and/or (2) consent solicitations (each a “Consent Solicitation”, and collectively, the “Consent Solicitations”) for such amendments to the Indenture specified by Parent, including the elimination of all or substantially all of the restrictive covenants contained in the Indenture (the “Indenture Amendments”); (B) amend the terms of any outstanding Offer to Purchase or Consent Solicitation; or (C) waive any of the conditions to any Offer to Purchase or Consent Solicitation (other than the occurrence of the Closing);

(ii)         upon receipt of the requisite consents for any Consent Solicitation and the satisfaction of any other applicable conditions precedent, execute a supplemental indenture implementing the applicable Indenture Amendments to become effective immediately and operative upon the occurrence of the Closing, and use commercially reasonable efforts to cause the Trustee to enter into such supplemental indenture (including by delivering, or causing to be delivered, customary legal opinions and certificates);

(iii)        upon consummation of any Offer to Purchase and in accordance with the terms thereof, accept for purchase and purchase all Existing Notes properly tendered and not properly withdrawn pursuant to such Offer to Purchase; and

(iv)       upon the request of Parent (A) provide all cooperation reasonably requested by Parent in connection with any Offer to Purchase or Consent Solicitation, or any amendment thereto, including using reasonable best efforts to assist with the preparation of any offer to purchase, consent solicitation statement, letter of transmittal, form of consent, press release or other documentation related thereto (collectively, the “Offer Documents”) (B) enter into a customary dealer manager agreement or solicitation agent agreement (including indemnities), as applicable, with respect to any Offer to Purchase or Consent Solicitation; and (C) cause the Offer Documents to be transmitted to the holders of Existing Notes promptly following the commencement or amendment of any Offer to Purchase or Consent Solicitation.

Notwithstanding the foregoing, the Company shall not be required to commence any Offer to Purchase or Consent Solicitation unless and until any applicable consents or waivers of the lenders under the Credit Facility shall have been obtained to the extent required under the Credit Facility, and any Offer to Purchase or Consent Solicitation shall be conducted in accordance with the Indenture, the Credit Facility and other documents governing the Existing Notes and applicable federal securities Laws. The Company, and its counsel, shall be given a reasonable opportunity to review any Offer Documents before they are distributed to holders of the Existing Notes and the Parent Entities shall give due consideration to any reasonable additions, deletions or changes suggested thereto by the Company or its counsel. In addition, and notwithstanding the foregoing, the closing of any Offer to Purchase and the operation of any Indenture Amendments shall be conditioned on the occurrence of the Closing and the receipt by the Company of all funds required to satisfy the Offer to Purchase or Consent Solicitation, and the parties shall use their respective reasonable best efforts to cause any Offer to Purchase or Consent Solicitation to be consummated on the Closing Date. The Company shall not, without the written consent of Parent, waive any condition to any Offer to Purchase or Consent Solicitation or make any changes or amendments thereto. Parent shall ensure that the Company has all funds necessary to pay any consideration payable pursuant to any Offer to Purchase or Consent Solicitation at the time due in accordance with their respective terms. The dealer manager, solicitation agent, information agent, depositary, paying agent and/or any other agents retained in connection with any Offer to Purchase or Consent Solicitation shall be selected by Parent and shall be reasonably acceptable to the Company.

(i)            As directed by and in coordination with Parent, in lieu of commencing an Offer to Purchase and/or Consent Solicitation, or in addition thereto, the Company shall, and shall, as applicable, cause its Subsidiaries to, and use its reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to:

(i)          send a conditional notice of redemption to the Trustee providing for redemption of the Existing Notes on the Closing Date, or such other date as shall be reasonably agreed by Parent and the Company (the “Notice of Redemption”);

(ii)         take such actions and prepare and deliver all other documents (including any customary officers certificates and legal opinions) as are required under the Indenture and other documents governing the Existing Notes to cause the Trustee to issue the Notice of Redemption to holders of the Existing Notes and to otherwise facilitate the redemption of the Existing Notes; or

(iii)        take such actions and prepare and deliver all other documents (including any customary officers certificates and legal opinions) as are required under the Indenture and other documents governing the Existing Notes to cause and otherwise facilitate the satisfaction and/or discharge of the Existing Notes pursuant to the applicable sections of the Indenture.

Notwithstanding the foregoing, the Company shall not be required to issue any Notice of Redemption unless and until any applicable consents or waivers of the lenders under the Credit Facility shall have been obtained to the extent required under the Credit Facility, and any such redemption, satisfaction and/or discharge shall be conducted in accordance with the Indenture, the Credit Facility and other documents governing the Existing Notes and applicable federal securities Laws. In addition, and notwithstanding the foregoing, any such redemption, satisfaction and/or discharge must be conditioned on the occurrence of the Closing and the receipt by the Company of all funds required to satisfy the redemption, satisfaction and/or discharge. The Company, and its counsel, shall be given a reasonable opportunity to review documentation with respect to any redemption, satisfaction and/or discharge of the Existing Notes before such documentation is distributed to holders of the Existing Notes and the Parent Entities shall give due consideration to any reasonable additions, deletions or changes suggested thereto by the Company or its counsel. Parent shall ensure that the Company has all funds necessary to pay any consideration payable pursuant to any redemption, satisfaction and/or discharge at the time due in accordance with the terms of such redemption, satisfaction and/or discharge and the requirements of the Indenture and other documents governing the Existing Notes.

(j)            The Company shall, and shall, as applicable, cause its Subsidiaries to, use its reasonable best efforts to cause its and its Subsidiaries’ respective Representatives to:

(i)          as soon as reasonably practicable following any request by Parent to do so, and in each case on such terms and conditions, specified by Parent (A) redeem the Industrial Revenue Bonds (the “IRB Redemption”) in accordance with the terms of the documents governing the Industrial Revenue Bonds or (B) obtain such consents or waivers of covenants, conditions or events of default contained in the documents governing the Industrial Revenue Bonds as specified by Parent, including waivers of any covenants, conditions or events of default contained in such documents that would otherwise restrict the consummation of the transactions contemplated by this Agreement (the “IRB Consents”);

(ii)         take such actions and prepare and deliver all other documents as may be necessary to effectuate the consents or waivers contemplated by the IRB Consents and cause them to be operative no later than the Closing, and use commercially reasonable efforts to cause the various parties to the documents governing the Industrial Revenue Bonds to enter into such documents (including by delivering, or causing to be delivered, customary legal opinions and certificates); and

(iii)        take such actions and prepare and deliver all other documents (including any customary officers certificates and legal opinions) as may be necessary to effectuate the IRB Redemption, including such documents as may be necessary to cause any required notice of the IRB Redemption to be issued to the applicable holders of the Industrial Revenue Bonds in a timely manner and to otherwise facilitate the redemption of the Industrial Revenue Bonds.

Notwithstanding the foregoing, the Company shall not be required to commence any IRB Redemption or seek IRB Consents unless and until any applicable consents or waivers of the lenders under the Credit Facility or the holders of the Existing Notes shall have been obtained to the extent required under the Credit Facility or the Indenture, as applicable, and any IRB Redemption or IRB Consents shall be conducted in accordance with the documents governing the Industrial Revenue Bonds, the Indenture, the Credit Facility and applicable federal securities Laws. The closing of any IRB Redemption shall be conditioned on the occurrence of the Closing and the receipt of all required funds from Parent, and the parties shall use their respective reasonable best efforts to cause any such redemption to be consummated on the Closing Date. Parent shall ensure that the Company has all funds necessary to pay any consideration payable pursuant to any IRB Redemption or IRB Consent at the time due in accordance with their respective terms.

(k)       Parent shall indemnify and hold harmless the Company and its Subsidiaries, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with their cooperation with the arrangement, syndication and consummation of the Debt Financing; any Offer to Purchase or Consent Solicitation; any redemption, defeasance, satisfaction and/or discharge of the Existing Notes pursuant to this Section 6.10; and any IRB Redemption or IRB Consents; provided, however, that the foregoing shall not apply in the event of Company’s or its Subsidiaries’, or any of their respective Representatives’, willful misconduct or gross negligence. Parent shall promptly reimburse the Company for all documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company in connection with its cooperation pursuant to Sections 6.10(h), (i) and (j).

Section 6.11     Rule 16b-3 Matters. Prior to the Effective Time, the Company shall take all such steps as may be reasonably required to cause dispositions of Company equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company (including a director by deputization) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.12     Stock Exchange Delisting. The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to enable the delisting by the Company of the Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.13     Shareholder Litigation. The Company shall promptly notify Parent of, and shall give the Parent Entities the opportunity to participate in the defense of, any Litigation brought by the Company’s shareholders against the Company and/or members of the Board of Directors relating to the Transactions and shall keep Parent reasonably informed with respect to the status thereof; provided, however, that the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Litigation arising or resulting from the Transactions, or consent to the same, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Section 6.14     Data Room. On or promptly following the date of this Agreement, the Company will provide to Parent an electronic copy of the contents of the electronic data room maintained by or on behalf of the Company for purposes of this Transaction (the “Data Room”), on DVD or other medium acceptable to the Parent, containing the complete and accurate contents of the Data Room, but only as such contents were readable, printable and otherwise fully accessible to the Parent as of 48 hours prior to the execution of this Agreement.

Section 6.15     Employment and Employee Benefits Matters.

(a)           Without limiting any additional rights that any employee of the Company or any of its Subsidiaries as of the Effective Time (each, a “Company Employee”) may have under any Company Benefit Plan (including, for the avoidance of doubt, any employment or severance agreement), and except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for a period commencing at the Effective Time and ending on the first anniversary thereof, to maintain the severance-related provisions, as in effect on the date hereof, of existing written Company Benefit Plans disclosed on Section 4.12(a) of the Company Disclosure Schedule and to provide 100% of any severance payments and benefits required thereunder to be provided any Company Employee terminated during that 12-month period.

(b)          Without limiting any additional rights that any Company Employee may have under any Company Benefit Plan (including, for the avoidance of doubt, any employment or severance agreement), and except as otherwise agreed in writing between Parent and a Company Employee, Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on December 31, 2017, to provide for any Company Employee, cash compensation levels (such term to mean salary, bonus opportunities and commissions rates) that are each no less favorable than, and (ii) other benefits (including the costs thereof to Company Benefit Plan participants) that in the aggregate are substantially comparable to, the overall cash compensation levels and benefits (including the costs thereof to Company Benefit Plan participants), respectively, maintained for and provided to such Company Employees immediately prior to the Effective Time, excluding equity and equity-based compensation for purposes of the comparison under clause (ii).

(c)           As of and after the Effective Time, Parent will, or will cause the Surviving Corporation to, give Company Employees full credit for purposes of eligibility and vesting purposes (but not for purposes of benefit accruals except for vacation pay and severance purposes), under any employee compensation, incentive, and benefit (including vacation) plans, programs, policies and arrangements maintained for the benefit of Company Employees as of and after the Effective Time by Parent, its Subsidiaries or the Surviving Corporation for the Company Employees’ service with the Company, its Subsidiaries and their predecessor entities (each, a “Parent Plan”) to the same extent recognized by the Company immediately prior to the Effective Time under an analogous Company Benefit Plan. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its Subsidiaries shall use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition or eligibility limitations and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Company Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time.

(d)          From and after the Effective Time, except as otherwise agreed in writing between Parent and a Company Employee or as otherwise provided in this Agreement (including Section 6.15(f) and, in particular, clauses (i) and (ii) thereof), Parent will honor, and will cause its Subsidiaries to honor, in accordance with its terms, (i) each existing written employment, severance and termination protection plan, policy or agreement of or between the Company or any of its Subsidiaries and any officer or employee of the Company or such Subsidiary, (ii) all obligations in effect as of the Effective Time under any written bonus or bonus deferral plans, programs or agreements of the Company or its Subsidiaries and (iii) all vested and accrued benefits under any employee benefit, employment compensation or similar plans, programs, agreements or arrangements of the Company or its Subsidiaries.

(e)           Parent does not currently intend to cause the Surviving Corporation or any of its Subsidiaries, during the period commencing at the Effective Time and ending 90 days thereafter, to effectuate a “plant closing” or “mass layoff” (as those terms are defined in WARN) affecting in whole or in part any site of employment, facility, operating unit or Company Employee.

(f)           Nothing in this Agreement shall: (i) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue to employ any particular Company Employee following the Effective Time for any particular period of time, (ii) be construed to prohibit Parent, the Surviving Corporation or any of their respective Subsidiaries from amending or terminating any Parent Plan (including any Company Benefit Plan), (iii) constitute or be construed as an amendment to any Parent Plan (including any Company Benefit Plan) or (iv) create or be construed to create any third-party beneficiary rights.

Section 6.16     Extinguishment of Obligations to Issue Company Common Stock After the Closing. Prior to the Closing, the Company shall take all corporate actions as are necessary to ensure that from and after the Closing Date the Company does not have any obligations, whether or not contingent upon any future event such as approval by the Board of Directors or satisfaction of any applicable performance criteria, to issue Company Common Stock (whether in the form of restricted stock or fully vested stock) or other equity-based compensation to employees, consultants and directors, including under the Company’s annual bonus plan and the ERP Implementation Team Bonus Program; provided, however, the foregoing shall not apply to, or otherwise impair, the rights of any employee under a written Contract between such employee and the Company in effect on the date hereof and set forth on Section 6.16 of the Company Disclosure Schedule (unless otherwise agreed in writing by such employee).

Section 6.17     2017 Cash Awards and Long Term Retention Awards.

(a)           The Company shall, at or prior to the Closing, grant cash awards to each Executive who enters into an employment agreement with Parent at or prior to the Effective Time, in an aggregate amount not to exceed $1,170,000, which awards shall vest upon the Effective Time, subject to each Executive’s continued employment with the Company as of immediately prior to the Effective Time, and be paid in cash as soon as reasonably practicable following the Effective Time. The Company shall obtain acknowledgements by each Executive receiving such an award that such cash award shall be in full satisfaction of any obligations the Company has to issue Restricted Shares to such Executive for 2017 under such Executive’s employment agreement with the Company.

(b)           The Surviving Corporation shall, immediately following the Closing, offer to specified employees who are not Executives or otherwise party to an employment agreement with Parent, a retention award (each, a “Retention Award”) that will provide for a cash payout (to be specified in a separate agreement) after 36 months of continued employment with the Surviving Corporation following the Effective Time (the “Retention Period”). Such Retention Awards shall (i) be in the form of cash, (ii) vest upon the completion of the Retention Period, and (iii) be paid in cash as soon as reasonably practicable following completion of the Retention Period. In no event shall the aggregate maximum payout of all Retention Awards exceed $900,000. For any such employees covered under the Company’s Legacy Leadership Severance Policy, the retention agreements for such Retention Awards shall contain an acknowledgment by each recipient that receiving a Retention Award is consideration in lieu of any 2017 stock compensation to such employee and shall not, in and of itself, give rise to “good reason” under any applicable agreements, severance policies or arrangements.

(c)           Notwithstanding Sections 6.17(a) and 6.17(b), the maximum payout for each award shall in no event exceed $1.00 less than the amount that could give rise to any “parachute payment” within the meaning of Section 280G(b)(2)(A) of the Code after taking into account all other payments or benefits (including vesting of Restricted Shares) that are payable in connection with the consummation of the Transactions (in each case, not taking into account any events or payments that could arise following consummation of the Transactions) and without treating such awards or any other payments or benefits as reasonable compensation (within the meaning of Treasury Regulation Section 1.280G-1) for purposes of the calculations under Section 280G of the Code.

Section 6.18     401(k) Matching Contribution for 2016. Prior to March 15, 2017, the Company shall make the matching contribution payable by the Company to the Company Profit Sharing Plan for the 2016 plan year. Such matching contribution shall equal an amount not in excess of $1,522,458 and shall be made in shares of Company Common Stock consistent with past practice, with the shares of Company Common Stock being valued for such purpose at the average of the high and low trading price for such shares on the date of funding. The Company shall take such actions as are deemed necessary or advisable to comply with any securities laws or other legal requirements implicated by the issuance of Company Common Stock pursuant to this Section 6.18.

Article VII.

CONDITIONS TO THE MERGER

Section 7.01     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger and the other Transactions shall be subject to the satisfaction or (to the extent permitted by Law) written waiver at or prior to the Effective Time of the following conditions:

(a)           Shareholder Approval. The Shareholder Approval shall have been obtained.

(b)          Regulatory Approvals.

(i)          The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

(ii)         the parties shall have received CFIUS Approval; and

(iii)        following the submission of the ITAR Filing in accordance with Section 6.04(d), (x) 60 days shall have passed and DDTC shall have not taken or threatened to take enforcement action against any of the Parent Entities in connection with the consummation of the Merger or (y) the DDTC shall have notified the Company or the Parent Entities that it does not intend to take enforcement action against any Parent Entity in connection with the consummation of the Merger.

(c)           No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, Law or other Order issued by any court of competent jurisdiction (collectively, “Restraints”) shall be in effect enjoining or otherwise preventing or prohibiting the consummation of the Merger.

Section 7.02     Conditions to Obligations of the Parent Entities to Effect the Merger. The obligations of the Parent Entities to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Company (i) set forth in clause (i) of the second sentence of Section 4.02(a) and in Section 4.02(b) (Capital Structure) shall be true and correct in all respects as of the date of this Agreement (other than de minimis exceptions), (ii) set forth in Section 4.02(c), (d) and (e) (Capital Structure), Section 4.04 (Corporate Authority; Board Action), Section 4.21 (Finders or Brokers), Section 4.22 (Opinion of Financial Advisor) and Section 4.23 (Anti-Takeover Provisions) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on the Effective Time, (iii) set forth in Section 4.08(c) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made on the Effective Time and (iv) set forth in this Agreement, other than those described in clauses (i), (ii) and (iii) above, shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on the Effective Time (without regard to any qualification by or reference to “materiality”, “all material respects”, “Company Material Adverse Effect” or similar qualifications set forth therein), except, in the case of this clause (iv), where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not have a Company Material Adverse Effect; provided, in each case that representations and warranties made as of a specific date (whether referred to in clause (i), (ii), (iii) or (iv)) shall be required to be so true and correct (subject to such qualifications) as of such date only. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(b)           Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

(c)           No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any change, event, effect, state of facts, development or occurrence that individually or in the aggregate, has had a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer or chief financial officer thereof to such effect.

Section 7.03     Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a)           Representations and Warranties. The representations and warranties of the Parent Entities (i) set forth in Section 5.02(a) (Authority; Government Approvals; Non-Contravention), Section 5.07 (Brokers and Other Advisors) and Section 5.08 (Ownership of Company Common Stock) shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as through made on the Effective Time (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) and (ii) set forth in this Agreement, other than those described in clause (i) above, shall be true and correct as of the Effective Time as though made at the Effective Time (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) (in each case without giving effect to any “materiality”, “Parent Material Adverse Effect” or similar qualifier therein) except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

(b)           Performance of Obligations of the Parent Entities. The Parent Entities shall have performed or complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing, and the Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

Section 7.04     Frustration of Closing Conditions. None of the Parent Entities may rely on the failure of any condition set forth in Sections 7.01 or 7.02 to be satisfied if the principal cause of such failure was the failure of any of the Parent Entities to perform any of its obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Sections 7.01 or 7.03 to be satisfied if the principal cause of such failure was its failure to perform any of its obligations under this Agreement.

Article VIII.

TERMINATION

Section 8.01     Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval:

(a)           by mutual written consent of the Company and Parent;

(b)          by either Company or Parent:

(i)          if the Transactions shall not have been consummated on or before the Outside Date; the “Outside Date” shall be August 16, 2017, provided, that if the condition set forth in Section 7.01(a), Section 7.01(b) or Section 7.01(c) (solely with respect to any Order entered pursuant to the HSR Act, any other applicable Antitrust Law or the DPA) shall not have been satisfied by such date, either the Company or Parent may extend the Outside Date from time to time to a date not later than September 29, 2017 upon provision of a certificate executed by an executive officer of such party that such party believes in good faith that the satisfaction of the condition set forth in Section 7.01(b) or Section 7.01(c), as applicable, is possible to occur prior to such extended date and provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to or on behalf of any party whose breach of this Agreement has been the primary cause of, or the actions or failures to act underlying such breach primarily resulted in, the failure of the Closing to be consummated on or prior to such date (any valid termination in accordance with this Section 8.01(b)(i), an “Outside Date Termination”);

(ii)         if any Restraint enjoining or otherwise prohibiting or making illegal the consummation of the Merger shall be in effect and shall have become final and nonappealable, provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall not be available to any party unless such party shall have complied with its obligations under Section 6.04 to prevent, oppose or remove such Restraint; or

(iii)        the Shareholder Approval shall not have been obtained at the Shareholders’ Meeting duly convened therefor or at any adjournment or postponement thereto.

(c)           by Parent, if there shall be any breach or inaccuracy in any of the Company’s representations or warranties set forth in this Agreement or the Company has failed to perform any of its covenants or other agreements set forth in this Agreement, but only if such inaccuracy, breach or failure to perform (i) would give rise to, if occurring or continuing at the Effective Time, the failure of any condition set forth in Section 7.01 or Section 7.02 and (ii) has not been or is not capable of being cured by the Company prior to the earlier of (x) the Outside Date and (y) the 30th calendar day after its receipt of written notice thereof from Parent; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(c) if any of the Parent Entities is then in breach of any of its representations, warranties, covenants or other agreements hereunder which breach or failure to perform would give rise to the failure of any condition set forth in Section 7.01 or Section 7.03 (any valid termination in accordance with this Section 8.01(c), a “Company Breach Termination”);

(d)          by the Company, if there shall be any breach or inaccuracy in any of the representations or warranties of the Parent Entities set forth in this Agreement or any of the Parent Entities has failed to perform any of its covenants or other agreements set forth in this Agreement, but only if such inaccuracy, breach or failure to perform (i) would give rise if occurring or continuing at the Effective Time, to the failure of any condition set forth in Section 7.01 or Section 7.03 and (ii) has not been or is not capable of being cured by the Parent Entities prior to the earlier of (x) the Outside Date and (y) the 30th calendar day after its receipt of written notice thereof from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(d) if the Company is then in breach of any of its representations, warranties, covenants or other agreements hereunder which breach or failure to perform would give rise to the failure of any condition set forth in Section 7.01 or Section 7.02;

(e)           by Parent, in the event that any of the following shall have occurred: (i) a Change of Recommendation; (ii) the Company failed to include in the Proxy Statement, when mailed, the Recommendation and a statement of the findings and conclusions of the Board of Directors referred to in Section 4.04(b), (iii) if, following the public disclosure or announcement of an Acquisition Proposal (other than a tender or exchange offer described in clause (iv) below), the Board of Directors shall have failed to reaffirm publicly the Recommendation within ten (10) Business Days after Parent requests in writing that such recommendation under such circumstances be reaffirmed publicly, or (iv) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have announced, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if the Shareholder Approval shall have been obtained (any valid termination in accordance with this Section 8.01(e), a “Change in Recommendation Termination”);

(f)           by the Company, in accordance with Section 6.02 in order to accept a Superior Proposal and enter into the Alternative Acquisition Agreement providing for such Superior Proposal immediately following or concurrently with such termination, but only if the Company shall have complied in all material respects with its obligations under Section 6.02 with respect to such Superior Proposal (and any Acquisition Proposal that was a precursor thereto) and is otherwise permitted to terminate this Agreement and accept such Superior Proposal pursuant to Section 6.02; provided, however, that the Company shall prior to or contemporaneously with such termination pay the Break-Up Fee to Parent pursuant to Section 8.05(a) (any valid termination in accordance with this Section 8.01(f), an “Alternative Acquisition Termination”); or

(g)          by the Company if (i) all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination), (ii) the Company has irrevocably confirmed by written notice to Parent that (x) all conditions set forth in Section 7.03 have been satisfied (other than those that require deliveries or are tested at the time of Closing, which conditions would have been satisfied if the Closing had occurred at the time of such termination) or that it is has provided an irrevocable notice of its waiver (effective as of the Closing) of any unsatisfied conditions in Section 7.03 and (y) it is prepared to consummate the Merger at the Closing and (iii) the Parent Entities fail to consummate the Merger within two (2) Business Days following the delivery of such notice.

Any proper termination of this Agreement pursuant to this Section 8.01 shall be effective immediately upon the delivery of written notice of the terminating party to the other parties.

Section 8.02     Effect of Termination.

(a)           In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto or its respective Affiliates, directors, officers, employees, shareholders, partners, members or other Representatives, other than pursuant to Sections 6.10(b), (d) and (k) (Financing; Indemnity and Expense Reimbursement), Article VIII (Termination) and Article IX (Miscellaneous) (which Section and Articles shall survive any termination of this Agreement); provided, that except as otherwise set forth in Section 8.02(b) and Section 8.02(c), no such termination of this Agreement shall relieve or otherwise affect the liability of any party hereto for any material breach of this Agreement by such party prior to such termination.

(b)          Notwithstanding anything to the contrary set forth in this Agreement, but subject to Section 9.06, each of the parties hereto expressly acknowledges and agrees that, Parent’s right to receive payment of the Break-Up Fee pursuant to Section 8.05, in circumstances in which the Break-Up Fee is payable, shall constitute the sole and exclusive remedy of the Parent Entities and their respective Affiliates and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, trustees, officers, employees, agents or Affiliates and the Lender Parties (collectively, the “Parent Related Parties”) against the Company and its Subsidiaries and their respective Affiliates and any of their respective former, current or future general or limited partners, shareholders, members, managers, directors, officers, employees, agents or Affiliates (collectively, the “Company Related Parties”) for all Damages in respect of this Agreement (including in respect of any breach, whether or not willful and intentional, of any representation, warranty, covenant or agreement or the failure of the Merger to be consummated) or the Transactions in such circumstances, and upon payment of the Break-Up Fee to Parent pursuant to Section 8.05, none of the Company Related Parties shall have any further liability or obligation to any of the Parent Related Parties relating to or arising out of this Agreement or the Transactions.

(c)           Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equity holders, controlling persons, shareholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Company, the Parent Entities or of any former, current or future direct or indirect equity holder, controlling person, shareholder, director, officer, employee, member, manager, trustee, general or limited partner, Affiliate, agent or assignee of any of the foregoing shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of the Company, the Parent Entities under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation or proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise.

Section 8.03     Fees and Expenses.

(a)           The filing, printing and mailing fees and expenses associated with the Proxy Statement shall be paid by the Company. Whether or not the Merger or the other Transactions are consummated, except as otherwise specified in Sections 8.03 and 8.05, all other fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the party incurring such fees or expenses.

Section 8.04     Reserved.

Section 8.05     Break-Up Fee.

(a)           If the Break-Up Fee has not already been paid pursuant to the terms of this Agreement, and (i) a Change in Recommendation Termination or Alternative Acquisition Termination occurs or (ii) (A) a Company Breach Termination occurs or (B) an Outside Date Termination occurs at a time when a Company Breach Termination was available and, in the case of this clause (ii), within twelve months following such termination, the Company either (1) consummates any of the transactions described in the definition of “Acquisition Proposal” with another Person or (2) enters into a letter of intent, memorandum of understanding or Contract with another Person with respect to any of the transactions described in the definition of “Acquisition Proposal”, which transaction is ultimately consummated (whether or not such consummation occurs within twelve months following such termination), then, in the case of each of clauses (i) and (ii), the Company shall pay to Parent the Break-Up Fee; provided, that for purposes of this Section 8.05(a), references to “15%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”.

(b)          For purposes of this Agreement, “Break-Up Fee” means a non-refundable cash payment in an amount equal to (i) $10.0 million, if (A) a Change in Recommendation Termination occurs on or prior to the Go-Shop Period End Date, (B) an Alternative Acquisition Termination occurs on or prior to the Go-Shop Period End Date or (C) an Alternative Acquisition Termination occurs on or prior to April 17, 2017 in order for the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal made by a Qualified Purchaser, or (ii) $15.0 million, if the Break-Up Fee becomes payable pursuant to Section 8.05(a) under any circumstances not described in clause (i) of this Section 8.05(b).

(c)           In the event the Break-Up Fee is payable (it being understood that in no event shall the Company be required to pay the Break-Up Fee on more than one occasion), such fee shall be paid by Company in cash, by wire transfer of immediately available funds to an account or accounts designated by Parent, which payment shall be made prior to or contemporaneously with the Alternative Acquisition Termination or within two (2) Business Days after the date on which this Agreement is terminated for any other circumstances set forth in Section 8.05(a); provided, however, that, in the event the Break-Up Fee is payable pursuant to Section 8.05(a)(ii), such payment shall be made within two (2) Business Days after the date on which the Company consummates the Acquisition Proposal transaction.

(d)           If Company fails to promptly pay the Break-Up Fee when due, and, in order to obtain such payment, Parent commences a suit that results in a final and non-appealable judgment against Company for the amount of the Break-Up Fee or any portion thereof, Company shall pay to Parent, as applicable, (i) its costs and expenses (including reasonable fees and expenses of counsel) in connection with such suit, and (ii) interest on the amount payable pursuant to such judgment, compounded quarterly, at the prime lending rate prevailing during such period as published in the Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(e)           Each of the parties hereto acknowledges and agrees that the agreements contained in this Section 8.05 are an integral part of the Transactions, and that without these agreements, the Parent Entities would not enter into this Agreement, and that any amounts payable pursuant to this Section 8.05 do not constitute a penalty.

(f)           Nothing in this Section 8.05 shall limit the entitlement of the parties to obtain an injunction, specific performance or other equitable relief as contemplated by Section 9.06.

Article IX.

MISCELLANEOUS

Section 9.01     No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants of any party hereto required to be performed by such party before the Closing shall survive the Closing; provided that, unless otherwise indicated, the covenants and agreements set forth in this Agreement which by their terms are required to be performed after the Closing shall survive the Closing until they have been performed or satisfied.

Section 9.02 Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Shareholder Approval; provided, however, that after the Shareholder Approval has been obtained, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. Notwithstanding anything to the contrary contained herein, Section 8.02(c), this Section 9.02, Section 9.06(e), Section 9.07 and Section 9.11(b) (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of Section 8.02(c), this Section 9.02, Section 9.06(e), Section 9.07 or Section 9.11(b)) (such sections, the “Lender Designated Sections”) may not be modified, waived or terminated in a manner that impacts or is adverse in any respect to the Lender Parties without the prior written consent of the Lender Parties.

Section 9.03     Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original to the other parties.

Section 9.04     Governing Law. This Agreement and any Litigation (whether at Law, in contract or in tort) that may be directly or indirectly based upon, arise out of or relate to this Agreement or any of the Transactions, or the negotiation, execution or performance hereof or thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might apply under applicable principles of conflicts of laws thereof, provided that notwithstanding the foregoing, the MGBCL shall govern to the extent that the MGBCL is applicable to the Merger and the internal affairs of the Company (including the fiduciary duties of the Board of Directors of the Company and any determination under Section 6.02 pursuant to such fiduciary duties).

Section 9.05     Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations set forth in this Agreement (including Section 8.02, Section 8.05, Section 9.06, Section 9.07 and Section 9.11(b)) shall be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases the liability of any party (or the liability of any Company Related Party or Parent Related Party).

Section 9.06     Specific Performance; Jurisdiction; Enforcement.

(a)           The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated by monetary Damages. Except as otherwise set forth in this Section 9.06, including the limitations set forth herein, the parties hereto acknowledge and agree that, prior to the termination of this Agreement pursuant to Section 8.01, in the event of any breach or threatened breach by the Company, on the one hand, or the Parent Entities, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and the Parent Entities, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

(b)           Each party hereto hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.06. Any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.06. Each party hereto further agrees that (i) by seeking the remedies provided for in this Section 9.06, a party shall not in any respect waive its right to seek any other form of relief that is available to such party under the express terms of this Agreement in the event that this Agreement is terminated, and (ii) nothing set forth in this Section 9.06 shall require any party hereto to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 9.06 prior to, or as a condition to, exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding pursuant to this Section 9.06 or anything set forth in this Section 9.06 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article VIII. In addition, the Company agrees to cause any action or proceeding commenced by the Company and pending in connection with this Agreement against the Parent Entities to be dismissed with prejudice promptly, and in any event within five (5) Business Days, after such time as the Parent Entities consummates the Transactions pursuant to this Section 9.06.

(c)           Each of the parties irrevocably (i) submits itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, any other federal or State court located in Delaware) for the purpose of any Litigation directly or indirectly based upon, relating to or arising out of this Agreement or any of the Transactions or the negotiation, execution or performance hereof or thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the other federal or State courts located in Delaware). Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Litigation with respect to this Agreement, (x) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 9.06, (y) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (z) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

(d)          Each of the parties hereby irrevocably consents to service being made through the notice procedures set forth in Section 9.08 and agrees that service of any process, summons, notice or document by personal delivery or by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 9.08 (including, in the case of Parent, to the address of its counsel set forth in Section 9.08) shall be effective service of process for any Litigation in connection with this Agreement or the Transactions. Nothing in this Section 9.06 shall affect the right of any party to serve legal process in any other manner permitted by Law.

(e)       Notwithstanding anything to the contrary contained in this Agreement, the Company and its Subsidiaries each: (i) agrees that it will not bring or support any Person in any action, suit, proceeding, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any of the Lender Parties in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, in any forum other than the federal and New York state courts located in the Borough of Manhattan within the City of New York, to the extent that such courts have jurisdiction over the Lender Parties; (ii) agrees that, except as specifically set forth in the Debt Commitment Letter, all claims or causes of action (whether at law, in equity, in contract, in tort or otherwise) against any of the Lender Parties in any way relating to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, shall be exclusively governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to principles or rules or conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction; and (iii) hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation (whether in law or in equity, whether in contract or in tort or otherwise) directly or indirectly arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby. Notwithstanding anything to the contrary contained in this Agreement, except for claims by Parent or Sub against the Lender Parties pursuant to the Debt Commitment Letter and any definitive documents related thereto, (A) none of the parties hereto nor any of their respective Subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or shareholders shall have any rights or claims against any Lender Party in any way relating to this Agreement or any of the Transactions, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (B) no Lender Party shall have any liability (whether in contract, in tort or otherwise) to any party hereto or any of their respective subsidiaries, Affiliates, directors, officers, employees, agents, partners, managers, members or shareholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. None of the limitations in this Section 9.06(e) shall be deemed to affect any party’s right to seek specific performance pursuant to and in accordance with Section 9.06. The Lender Parties are intended third party beneficiaries of this Section 9.06(e).

Section 9.07     WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE DEBT FINANCING OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY LENDER PARTY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

Section 9.08     Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service; or (b) transmitted by telecopy or e-mail (with confirmation of transmission) confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, telecopy number, e-mail address or Person as a party may designate by notice to the other parties); provided, that any communication delivered or sent on a day that is not a Business Day or after 5:00 p.m., New York City time, on a Business Day shall be deemed to have been delivered or sent on the next following Business Day:

To the Parent Entities:

Sonaca S.A.
Route Nationale 5
6041 Gosselies (Belgium)
Telecopy:	32 71 34 40 35
Email:	Bernard.Delvaux@sonaca.com
Erik.VanOckenburg@sonaca.com
Olivier.Hellebaut@sonaca.com
Attention:	Bernard Delvaux
Erik Van Ockenburg
Olivier Hellebaut

with a copy to:

Arnold & Porter Kaye Scholer LLP
250 West 55th Street
New York, NY 10019
Telecopy:	212-836-6435
Email:	Emanuel.Cherney@apks.com
Attention:	Emanuel Cherney, Esq.

To the Company:

LMI Aerospace, Inc.
411 Fountain Lakes Boulevard
St. Charles, MO 63301
Email: dkorte@lmiaerospace.com
Attention: Daniel G. Korte

with a copy to:

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA 90067
Telecopy:	310-552-7053
Email:	jlayne@gibsondunn.com
Attention:	Jonathan K. Layne

Section 9.09     Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (in whole or in part) by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void; provided that, prior to the Closing, each of the Parent Entities may assign this Agreement and its rights hereunder (in whole but not in part) without the prior written consent of the Company to (i) to one or more Subsidiaries of Parent and (ii) any of Parent’s financing sources (including the Lender Parties) pursuant to the terms of the Debt Commitment Letter to the extent necessary for purposes of creating a security interest herein or otherwise assigning this Agreement and its rights hereunder as collateral in respect of the Debt Financing. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the preceding sentences, this Agreement shall be binding upon, and shall inure to the benefit of, and shall be enforceable by the parties hereto and their respective successors and assigns.

Section 9.10     Further Assurances. The parties agree to execute and deliver to each other such other documents and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

Section 9.11     Entire Agreement; Benefit.

(a)          This Agreement (including the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

(b)          Neither this Agreement nor any other agreement contemplated hereby is intended to or shall confer upon any person other than the parties hereto or thereto any legal or equitable rights or remedies or benefits of any nature whatsoever except, following the Effective Time, for the provisions of Section 6.07. Notwithstanding the immediately preceding sentence, (i) prior to the Effective Time, the Company on behalf of its shareholders shall have the right to pursue Damages (including Damages based on loss of the economic benefits of the Transactions, including the loss of premium, to the Company’s shareholders) and other relief (including equitable relief) for any breach of this Agreement by the Parent Entities, which right is hereby expressly acknowledged and agreed by the Parent Entities; (ii) following the Effective Time, the provisions of Article III relating to the payment of the Merger Consideration shall be enforceable by holders of Company Common Stock and Company Equity Awards; and (iii) the Lender Parties shall be express third party beneficiaries of the Lender Designated Sections and each of such Sections shall expressly inure to the benefit of the Lender Parties and the Lender Parties shall be entitled to rely on and enforce the provisions of such Sections.

(c)          The representations and warranties set forth in this Agreement have been made solely for the benefit of the parties to this Agreement and (i) are intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and (ii) have been qualified by reference to the Company Disclosure Schedule which contains certain disclosures that are not reflected in the text of this Agreement.

Section 9.12     Extension; Waiver.

(a)          At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) to the extent permitted by Law, waive any inaccuracies in the representations and warranties contained herein by any other party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) subject to the proviso to the first sentence of Section 9.02 and to the extent permitted by Law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(b)          The failure of any party to this Agreement to exercise any of its rights under this Agreement or otherwise shall not constitute a waiver by such party of such right.

Section 9.13     Disclosure Schedules. All capitalized terms not defined in the Company Disclosure Schedule shall have the meanings ascribed to them in this Agreement. Any disclosure set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the Section or subsection of this Agreement to which it corresponds in number and each other Section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such disclosure is relevant to such other Section or subsection. No disclosure in the Company Disclosure Schedule relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Section 9.14     Interpretation.

(a)          When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.

(b)          The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning and effect of the word “shall”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(d)          All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person or Person are also to its permitted successors and assigns.

(e)          The phrase “made available,” when used in reference to anything made available to the Parent Entities or their Representatives shall be deemed to mean that an unredacted copy of such document or other item of information was provided or made available with printing and downloading access to Parent and its Representatives in the Data Room at least 48 hours prior to the execution of this Agreement.

(f)          Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(g)          Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

(h)          Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Corporation to cause such Subsidiary to take such action. Whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent and Intermediate Co to cause Sub to take such action.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

Sonaca S.A.

By:	/s/ Bernard Delvaux	By:	/s/ Pierre Sonveaux
	Name: Bernard Delvaux		Name: Pierre Sonveaux
	Title: Managing Director		Title: Chairman of the Board of Directors

Sonaca USA Inc.

By:	/s/ Bernard Delvaux
Name: Bernard Delvaux
Title: President

Luminance Merger Sub, Inc.

By:	/s/ Pierre Sonveaux
Name: Pierre Sonveaux
Title: President

[Signature Page to Agreement And Plan of Merger]

LMI Aerospace, Inc.

By:	/s/ Daniel G. Korte
Name: Daniel G. Korte
Title: Chief Executive Officer

[Signature Page to Agreement And Plan of Merger]

Annex B

February 16, 2017

The Board of Directors

LMI Aerospace, Inc.

411 Fountain Lakes Blvd

St. Charles, Missouri 63301

Dear Members of the Board:

We understand that LMI Aerospace, Inc., a Missouri corporation (the “Company”), Sonaca Group, a limited liability company validly existing under the laws of Belgium (“Parent”), Sonaca USA Inc., a Delaware corporation (“Intermediate Co”) and a direct, wholly owned subsidiary of Parent, and Luminance Merger Sub, Inc., a Missouri corporation and an indirect, wholly owned subsidiary of Parent and direct wholly-owned subsidiary of Intermediate Co (“Merger Sub” and, together with Parent and Intermediate Co, the “Parent Entities”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Parent will acquire the Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into the Company and each outstanding share of the common stock, par value $0.02 per share, of the Company (“Company Common Stock”), other than (i) shares of Company Common stock directly owned by the Company as treasury stock or directly owned by the Parent Entities and (ii) shares of Company Common Stock held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock (such holders, collectively, “Excluded Holders”), will be converted into the right to receive $14.00 in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated February 16, 2017, of the Agreement;

(ii)	Reviewed certain publicly available historical business and financial information relating to the Company;

(iii)	Reviewed various financial forecasts and other data provided to us by the Company relating to the business of the Company, including the forecasts identified to us as the “Risk-Adjusted January 2017 Plan”;

(iv)	Held discussions with members of the senior management of the Company with respect to the business and prospects of the Company;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of the Company;

The Board of Directors

LMI Aerospace, Inc.

February 16, 2017

(vii)	Reviewed historical stock prices and trading volumes of Company Common Stock; and

(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and we have not been furnished with any such valuation or appraisal. Management of the Company has advised us that the “Risk-Adjusted January 2017 Plan” reflects the best currently available estimates and judgments as to the future financial performance of the Company and, accordingly, at the direction of the Board of Directors of the Company, we have utilized such forecasts for purposes of our financial analyses in connection with this opinion. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In connection with our engagement, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction with the Company. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of the Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on the Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

The Board of Directors

LMI Aerospace, Inc.

February 16, 2017

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to the Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion, and a substantial portion of which is contingent upon the closing of the Transaction. We in the past two years have provided certain investment banking services to Société Régionale d’Investissement de Wallonie, an affiliate of Parent, for which we have received compensation. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company and certain affiliaties of the Company and Parent for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of the Company (in its capacity as such) and our opinion is rendered to the Board of Directors of the Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders of Company Common Stock (other than Excluded Holders).

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ Michael J. Richter
Michael J. Richter
Managing Director

Annex C

SECTION 351.455 OF THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI

§ 351.455. Shareholder entitled to appraisal and payment of fair value, when – remedy exclusive, when

1. Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:

(1) Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;

(2) Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;

(3) Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and

(4) Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder’s shares as of the day before the date on which the vote was taken approving the merger or consolidation.

2. The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:

(1) Fails to file a written objection prior to or at such meeting;

(2) Fails to make demand within the twenty-day period; or

(3) In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;

shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.

3. Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.

4. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

5. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

6. The right of a dissenting shareholder to be paid the fair value of such shareholder’s shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

7. When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

2

LMI AEROSPACE, INC. ATTN: SUZANNE PAINOVICH 411 FOUNTAIN LAKES BLVD. ST. CHARLES, MO 63301

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL #	0000000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

☒	PAGE 1 OF 2
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, and 3.		For	Against	Abstain

1.

The proposal to adopt the Agreement and Plan of Merger, dated as of February 16, 2017 by and among Sonaca S.A., Sonaca USA Inc., Luminance Merger Sub, Inc. and LMI Aerospace, Inc., as it may be amended from time to time, and approve the transactions contemplated thereby.

		☐	☐	☐

2.

The proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement and approve the transactions contemplated thereby at the time of the Special Meeting.

		☐	☐	☐

3.	The proposal to approve, by non-binding, advisory vote, certain compensation that may become payable to LMI Aerospace, Inc.’s named executive officers in connection with the Merger.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please date and sign exactly as your name appears on the envelope. In the case of joint holders, each must sign. When signing as attorney, executor, etc., give full title. If signer is a corporation or other entity, execute in full corporate or company name by authorized officer.

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #

JOB #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000320374_1 R1.0.1.15	02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com

LMI AEROSPACE, INC. SPECIAL MEETING OF SHAREHOLDERS [_], 2017

This proxy is solicited by the Board of Directors for use at the Special Meeting on [_], 2017

The undersigned hereby appoints Renée Skonier, or if Ms. Skonier is unable or declines to exercise such rights hereunder, the undersigned appoints Daniel G. Korte, with full power of substitution, the true and lawful attorney and proxy of the undersigned to vote all the shares of Common Stock, $0.02 par value per share, of LMI Aerospace, Inc. owned by the undersigned at the Special Meeting of Shareholders to be held at 411 Fountain Lakes Blvd., St. Charles, Missouri 63301, beginning at [_] local time, [_], 2017, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO CHOICE IS SPECIFIED BUT THIS PROXY IS PROPERLY EXECUTED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES THAT HE/SHE HAS RECEIVED A COPY OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

Continued and to be signed and dated on reverse side

0000320374_2   R1.0.1.15